As filed with the Securities and Exchange Commission on November 12, 1998


                                                     Registration No. 333-63737

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                          PRE-EFFECTIVE AMENDMENT NO. 2
                                    FORM S-1
                                     TO THE
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

                           WILLOW GROVE BANCORP, INC.
                                (In organization)
(Exact name of registrant as specified in its to be filed Federal Stock Charter)

                                   ----------

       United States                                   6035                           Requested
-------------------------------       -------------------------------------      -------------------
(State or other jurisdiction of                  (Primary Standard                (I.R.S. Employer
 incorporation or organization)       Industrial Classification Code Number)     Identification No.)

                           Welsh and Norristown Roads
                         Maple Glen, Pennsylvania 19002
                                 (215) 646-5405
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            Frederick A. Marcell, Jr.
                      President and Chief Executive Officer
                           Welsh and Norristown Roads
                         Maple Glen, Pennsylvania 19002
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            Raymond A. Tiernan, Esq.
                             Hugh T. Wilkinson, Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                              734 15th Street, N.W.
                                   12th Floor
                             Washington, D.C. 20005

                                   -----------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=====================================================================================================================
                                      Amount
   Title of each Class of              to be               Purchase Price           Aggregate           Registration
 Securities to be Registered        Registered                Per Share          Offering Price             Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
per share (1)...............      2,771,432 shares             $10.00              $27,714,320 (2)      $8,726.68 (3)
---------------------------------------------------------------------------------------------------------------------
Participation interests.....      168,958 shares                   --                       --                 -- (4)
=====================================================================================================================

(1) Includes shares of Common Stock to be issued to The Willow Grove Foundation, a private foundation.

(2) Estimated solely for the purpose of calculating the registration fee.


(3) Previously paid.

(4) The shares of Willow Grove Bancorp, Inc. to be purchased by participants in the Willow Grove Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the maximum number of shares of Common Stock which could be purchased through utilization of the assets of such plan.


     The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

================================================================================

PROSPECTUS SUPPLEMENT

                           WILLOW GROVE BANCORP, INC.

                     Willow Grove Bank 401(k) Plan and Trust

             (Participation Interest in up to 168,959 shares of
                           Willow Grove Bancorp, Inc.)

         This prospectus supplement is being provided to participants of the Willow Grove Bank 401(k) Plan and Trust (the "Plan"). Willow Grove Bank is reorganizing from a mutual bank to a stock bank, establishing a stock holding company, Willow Grove Bancorp, Inc. (the "Company"), to hold all of the outstanding shares of the Willow Grove Bank, with the Company becoming a majority-owned subsidiary of the Willow Grove Mutual Holding Company. In connection with this reorganization, the Company's common stock will be made available to the general public.

         The Company is offering for sale shares of its common stock to the participants of the Plan (the "Participants"). Participants have two possible ways of purchasing shares of the Company:

         First, those who already have subscription rights as depositors or borrower members of Willow Grove Bank, may exercise such rights and use the monies held in his or her individual Plan account. Such shares will be purchased in the public offering of the Company's shares. Because the Plan actually purchases the shares, you will acquire a "participation interest" in the shares and not own the shares directly. Shares may be purchased in this manner by allocating all or a portion of the funds in your Plan account into the investment fund established to invest in the Company's common stock;

         Second, after the Company's public offering is completed, a fund dedicated to investing in the Company's common stock will be available as an additional investment fund under the Plan. On a quarterly basis you will be able to allocate all or a portion of your Plan account between all of the Plan's investment funds including the Employer Stock Fund.

The prospectus dated November 3, 1998 of Willow Grove Bancorp, Inc., which is attached to this prospectus supplement, includes detailed information with respect to Willow Grove Bancorp, Inc., Willow Grove Bank and the offering of Willow Grove Bancorp, Inc. common stock. This prospectus supplement should be read only in conjunction with the attached prospectus.

         For a discussion of certain factors that you should consider before investing, see "Restrictions on Resale" at page S-14 in this prospectus supplement and "Risk Factors" at page ____ in the prospectus.

Neither the Securities Exchange Commission nor any state or federal agency has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The participation interests offered by the Willow Grove Bank 401(k) Plan and Trust are not savings accounts or deposits and are not insured or guaranteed by any government insurance fund, Willow Grove Bank or Willow Grove Bancorp, Inc. This type of investment involves risk and you may lose some or all of your investment.

          The date of this prospectus supplement is November 3, 1998.

                                TABLE OF CONTENTS

THE OFFERING.....................................................................................1
         Summary of Reorganization...............................................................1
         Securities Offered......................................................................1
         Election to Purchase Common Stock in the Offering; Priorities...........................1
         Value of Participation Interests........................................................2
         How to Use Plan Funds to Invest in Offering.............................................2
         Deadline for Participating in Offering..................................................2
         Irrevocability of Election to Participate in Offering...................................2
         Direction to Purchase Common Stock After the Offering...................................3
         Purchase Price of Common Stock..........................................................3
         Nature of a Participant's Interest in Common Stock......................................3
         Voting Rights of Common Stock...........................................................3
DESCRIPTION OF THE PLAN..........................................................................4
         Introduction............................................................................4
         Employee Retirement Income Security Act.................................................4
         Reference to Full Text of Plan..........................................................4
         Eligibility and Participation...........................................................5
         Contributions Under the Plan............................................................5
         Limitations on Contributions............................................................5
                  Limitation on Annual Additions and Benefits....................................5
                  Limitation on 401(k) Plan Contributions........................................6
                  Limitation on Plan Contribution for Highly Compensated Employees...............6
                  Top-Heavy Plan Requirements....................................................7
         Investment of Contributions.............................................................7
                  Previous Funds.................................................................8
         Employer Stock Fund.....................................................................9
         Vesting................................................................................10
         Distributions Upon Retirement or Disability ...........................................10
         Distribution Upon Death................................................................10
         Distribution upon Termination of Employment............................................11
         Non-alienation of Benefits.............................................................11
         Reports to Profit Sharing Plan Participants............................................11
         Plan Administration....................................................................11
         Amendment and Termination..............................................................12
         Merger, Consolidation or Transfer......................................................12
         Federal Income Tax Consequences........................................................12
                  Lump Sum Distribution.........................................................13
                  Averaging Rules...............................................................13
                  Common Stock Included in Lump Sum Distribution................................13
         Distribution: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA....14
         ERISA and Other Qualifications.........................................................14
         Restrictions on Resale.................................................................14
         SEC Reporting and Short-Swing Profit Liability.........................................15
LEGAL OPINION...................................................................................16

                                  THE OFFERING

Summary of the Reorganization

         Bank is reorganizing into a federal mutual holding company form, whereby the Bank will convert to a federally chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Willow Grove Mutual Holding Company (the "MHC"), a federally chartered mutual holding company (the "Reorganization") pursuant to the Bank's Plan of Reorganization From Mutual Savings Bank to Mutual Holding Company (the "Plan of Reorganization") and the related offering of its Common Stock (the "Offering") pursuant to the Bank's Plan of Stock Issuance (the "Plan of Stock Issuance").

Securities Offered

         The securities offered hereby are participation interests in the Plan. Up to 168,959 shares (at a purchase price of $10.00 per share) of the Company's par value $.01 per share common stock (the "Common Stock"). Common Stock may be acquired in the Offering by the Plan to be held in an investment fund established to primarily invest in the Common Stock of Willow Grove Bancorp, Inc. (the "Employer Stock Fund"). The Company is the issuer of the Common Stock. Only employees of the Bank may become participants in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Reorganization. A Participant's investment in the Employer Stock Fund in the Reorganization is subject to the priority purchase rights, applicable to the Participant, as set forth in the Plan of Reorganization, and as described below. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Reorganization and the financial condition, results of operation and business of the Company is contained in the attached Prospectus. This Prospectus Supplement should be read with the attached Prospectus. The address of the principal executive office of the Company and the Bank is Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002. The telephone number of the Bank is (215) 646-5405.

Election to Purchase Common Stock in the Offering; Priorities

         The Plan has recently been amended to permit each Participant to direct the transfer of all or part of the funds which represent his or her beneficial interest in the assets of the Plan to be invested in the Employer Stock Fund. Accordingly, the Trustee of the Plan will subscribe for Common Stock offered for sale in connection with the Offering in accordance with each Participant's directions. In the event the Offering is oversubscribed and the Trustee is unable to use the full amount allocated by a Participant to purchase Common Stock in the Offering, the amount that is not invested in the Employer Stock Fund will be reallocated on a pro rata basis to the other investment options that the Participant has selected. If a Participant chooses not to direct the investment of his or her Plan account balance, the Participant's Plan account balance will remain in the other investment options of the Plan previously directed by the Participant.

         The shares of Common Stock to be sold in the Offering are being offered in the following order of priority: (i) holders of deposit accounts at the Bank with an aggregate balance of $50 or more on June 30, 1997; (ii) the Bank's;
(iii) holders of deposit accounts at Tax-Qualified Exployee Stock Benefit Plans with an aggregate balance of $50 or more on _________ ____, 1998; (iv) depositors and certain borrowers of the Bank as of the close of business on _________ ___, 1998;

and (v) employees, officers and directors of the Bank and the Company
(the "Subscription Offering"). (Subject to the prior rights of holders of subscription rights the Company may also offer shares of Common Stock in a community offering and/or syndicated community offering.) To the extent that Participants fall into one of the Subscription Offering categories, they have subscription rights to purchase shares of Common Stock in the Subscription Offering and are being permitted to use funds in their Plan account to pay for the Common Stock that they may subscribe for. Common Stock so purchased will be placed in the Participant's Employer Stock Fund within his/her Plan account.

         The limitations on the amount of Common Stock that a person may purchase in the Offering, which are described in the Prospectus, see "Limitations on Common Stock Purchases," in the Prospectus, will be calculated based on the aggregate amount directly purchased by a person in the Offering together with the amount purchased with funds allocated to a Participant's Plan account.

Value of Participation Interests

         The assets of the Plan were valued at $1,689,596.89 as of June 30, 1998, representing the aggregate market value of all Participants' accounts and earnings thereon, less previous withdrawals.

How to Use Plan Funds to Invest in Offering

         Accompanying this Prospectus Supplement is a form (the "Investment Election Form" attached as Annex A) which will enable a Participant to direct that all or a portion of his or her beneficial interest in the Plan, representing Plan contributions through ______________ 1998, be transferred to the Employer Stock Fund. If a Participant wishes to invest all or part of his or her beneficial interest in the assets of the Plan in the Common Stock issued in the Offering, he or she should complete the Investment Election Fund.

Deadline for Participating in Offering

         Directions to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in the Offering indicated on the Investment Election Form. Such Form then must be returned to Willow Grove Bank, Welsh and Norristown Road, Maple Glen, Pennsylvania, 19002 Attn: Mr. John D. Foff, Jr., no later than noon on _____________________ 1998.

Irrevocability of Election to Participate in Offering

         A Participant's direction to transfer amounts credited to his or her Plan account to the Employer Stock Fund in order to purchase shares of Common Stock in the Offering is irrevocable.

Direction to Purchase Common Stock After the Offering

         After the Offering, a Participant will continue to be able to direct the investment of past balances and current contributions in the investment options available under the Plan, including the Employer Stock Fund (the percentage invested in any option must be a whole percent). The allocation of a Participant's interest in the various investment options offered under the Plan may be changed quarterly. Special restrictions may apply to transfers directed to or from the Employer Stock Fund by those Participants who are executive officers, directors and principal shareholders of the Company and are subject to the provisions of
Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, Participants who are officers or directors, of the Company or the Bank will not be able to transfer their initial investment out of the Employer Stock Fund for a period of one (1) year following consummation of the Reorganization.

Purchase Price of Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Offering will be used in full by the Trustee to purchase shares of Common Stock, except in the event of an over subscription, as discussed above. The price paid for such shares of Common Stock will be $10.00 per share, the same price as paid by all other persons who purchase shares of Common Stock in the Offering.

         Subsequent to the Offering, Common Stock purchased by the Trustee will be acquired in open market transactions or from the Company's treasury stock account. The prices paid by the Trustee of shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Nature of a Participant's Interest in Common Stock

         The Common Stock will be held in the name of the Plan, as Trustee, and will be allocated to a Participant's individual Plan account under the Plan. Therefore, earnings with respect to a Participant's Plan account should not be affected by the investment designations (including investments in Common Stock) of other Participants. The Plan Administrator will vote such allocated shares, if any, as described in the following paragraph.

Voting Rights of Common Stock

         The Plan Administrator generally will exercise voting rights attributable to all Common Stock held by the Employer Stock Fund. For matters involving a tender offer for the Company, the Plan Administrator will vote such allocated shares, if any, as directed by Participants with interests in the Employer Stock Fund. Each Participant will be allocated voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The number of negative votes on each matter shall be proportionate to the number of voting instruction rights exercised by Participants in the affirmative and negative, respectively. For matters not involving a tender offer, the Plan Administrator will vote such allocated shares in his own discretion and Participants will not have an opportunity to direct the voting of shares.

                             DESCRIPTION OF THE PLAN

Introduction

         The Bank originally adopted the Plan January 1, 1993. Recently, the Board of Directors of the Bank voted to include the Employer Stock Fund as an investment option. The Plan is a profit sharing plan with a cash or deferred compensation feature established in accordance with the requirements under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The Bank has obtained a ruling from the Internal Revenue Service (the "IRS") that the Plan is qualified under Section 401(a) of the Code, and its related trust is tax exempt under Section 501(a) of the Code.

Employee Retirement Income Security Act.

         The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefits Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to Participants or beneficiaries under the Plan.

         Applicable federal law requires the Plan to impose substantial restrictions on the right of a Participant to withdraw amounts held for his or her benefit under the Plan prior to the Participant's termination of employment with the Bank. A substantial Federal tax penalty also may be imposed on withdrawals made prior to the Participant's attainment of age 59 1/2 , regardless of whether such a withdrawal occurs during his or her employment with the Bank or after termination of employment.

Reference to Full Text of Plan

          The following statements are summaries of certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the Plan. Copies of the Plan are available to all employees by filing a request with the Bank, Welsh and Norristown Roads, Maple Glen, Pennsylvania 19005, Attention: Mr. John Foff, Jr. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

         An employee of the Employer is eligible to become a Participant in the Plan on the first January 1st or July 1st following the completion of one (1) Year of Service, as defined below, with the Bank, provided he or she has reached age 21 at such time. A Year of Service is defined as a 12 consecutive month period during which an employee completes at least 1,000 hours of service with the Bank. The plan year is January 1 to December 31 (the "Plan Year").

         As of June 30, 1998, there were approximately 75 employees eligible to participate in the Plan, and 70 employees participating by making elective deferral contributions.

Contributions Under the Plan

         401(k) Contributions. Each Participant in the Profit Sharing Plan is permitted to elect to reduce his or her Compensation (as defined below) pursuant to a "Salary Reduction Agreement" by an amount subject to certain restrictions not to exceed $10,000 for 1998 or such higher amount as may be periodically set by the IRS and have such amount contributed to the Plan on his or her behalf (the "Pre-Tax Employee Contribution"). Pre-Tax Employee Contributions are transferred by the Employer to the Trustee and credited to the Participant's Plan account. The Plan defines "Compensation" as a Participant's total taxable compensation paid by the Employer, including certain amounts of compensation deferred from taxation by reason of Code Sections 125, 402(a)(8), 402(h), or 403(b). Generally, a Participant may elect to modify the amount contributed to the Plan under his or her Salary Reduction Agreement with 30 days advance notice of such modification. However, special restrictions apply to those Participants who are subject to Section 16 of the Exchange Act.

         After-Tax Contributions. Employee after-tax contributions are not allowed under the Plan.

         Employer Contributions. The Bank, in its sole discretion, may make a contribution matching all or some portion of the Participant's Pre-Tax Employee contribution. Furthermore, the Bank, in its sole discretion, may also make other discretionary contributions to the Plan. Currently the Bank makes matching contributions of 50% of the Participant's Pre-Tax Contribution up to 10% of Compensation. Past contributions are no assurance that the Bank will continue to make matching contributions in the future.

Limitations on Contributions

         Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions and forfeitures allocated to each Participant's Plan account and during any Plan Year may not exceed the lesser of 25% of the Participant's Section 415 Compensation (as defined below) for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's
Section 415 Compensation is a Participant's compensation, excluding certain Employer contributions to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. Annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

         (i) The Administrator will return any voluntary employee contribution to the extent that such return would reduce the excess;

         (ii) Any excess amount in the Participant's Plan account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary; and

         (iii) If an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount during the succeeding Limitation Year, shall be allocated to each Participant then actively participating in the Plan.

         Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation under a salary reduction agreement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for Federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to Federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for Federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

         Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of Deferred Compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (as defined below) in relation to the amount of Deferred Compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the Plan account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary Employee and Employer matching contribution credited to the Plan account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

         In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), or (2) for the preceding year (i) had compensation from the Employer in excess of $80,000, and (ii) if the Employer elects the application of this clause for such preceding year, was in the top-group of employees for such preceding year. An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20% of employees when ranked on the basis of Compensation paid during such year. Such amounts are adjusted annually to reflect increases in the cost of living.

         In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceeds the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

         Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Profit Sharing Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

         In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Employer having annual compensation in excess of 50% of the amount under Section 415(b)(1)(A) of the Code ($130,000 for 1998), (2) one of the ten employees having annual Compensation greater than the Section 415(c)(1)(A) amount ($30,000 for 1998) and owning, directly or indirectly, the largest interests in the Employer, (3) a 5% owner of the Employer, (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer) or (4) a 1% owner of the Company having annual compensation in excess of $150,000.

Investment of Contributions

         General. All amounts credited to Participants' accounts under the Plan are held in the Trust Fund which is administered by the Trustee appointed by the Bank's Board of Directors.

         The Accounts of a Participant held in the Trust may be invested by the Trustee at the direction of the Participant in the following investment funds (collectively, the "Funds"):

         a.   Willow Grove Investment (Statement Account)
         b.   Fixed Income Securities Fund/Short-Term Federal Portfolio

         c.   Wellesley Income Fund
         d.   Wellington Fund
         e.   Windsor II
         f.   Explorer Fund

         No more than once a quarter may a Participant elect (in increments of 1%) to have both portions of his or her participation interest invested either in the Employer Stock Fund or among the other Funds changed. These elections will be effective approximately fifteen business days from the date Willow Grove Bank receives the properly completed Change of Investment Allocation Form. Any amounts credited to a Participant's accounts for which investment directions are not given will be invested in the Willow Grove Investment.

         The Trustee, in his/her sole discretion, can make loans to Participants. Subject to certain limitations, the loans must be made on a nondiscriminatory basis, bear a reasonable interest rate and be adequately secured. In the event that a Participant has a loan outstanding and becomes entitled to payment of benefits from the Plan, the Trustee shall offset, at the time of distribution, any outstanding indebtedness, including accrued interest, for the total amount otherwise distributable to the Participant.

         The net gain (or loss) of the Funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) will be determined at least daily during the Plan Year. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

         Previous Funds. The annual percentage return on these Funds for the prior three years was:

================================================================================
         Fund                             1997          1996          1995
--------------------------------------------------------------------------------
Willow Grove Investment (Statement
  Account)                                 7.0%          7.0%          7.0%
--------------------------------------------------------------------------------
Fixed Income Securities Fund/
Short-Term Federal
Portfolio                                 12.3%          4.8%          6.5%
--------------------------------------------------------------------------------
Wellesley Income Fund                     28.9%          9.4%         20.2%
--------------------------------------------------------------------------------
Wellington Fund                           32.9%         16.2%         23.2%
--------------------------------------------------------------------------------
Windsor II                                38.8%         24.2%         32.4%
--------------------------------------------------------------------------------
Explorer Fund                             26.6%         14.0%         14.6%
================================================================================

A brief summary of such funds is as follows:

         Willow Grove Investment (Statement Account) - Money invested in this fund is guaranteed to earn 7% for 1998. This rate is compounded monthly and a new rate of interest will be set at the beginning of each calendar year. The principal value is federally insured.

         The remaining investment options are mutual funds managed by the Vanguard Group. Any investment program involving equities is subject to both market risk (share price volatility over a time) and Fund Risk (meaning the possibility that the fund's investment strategy may prove unsuccessful due to its particular approach).

         Fixed Income Securities Fund/Short-Term Federal Portfolio - Offers current income with low credit risk by investing primarily in short-term U.S. Government agency securities.

         Wellesley Income Fund - Seeks to provide as much current income as is consistent with reasonable risk. The fund also offers the potential for moderate growth of capital by investing primarily in U.S. Government and Corporate fixed income securities of investment grade quality.

         Wellington Fund - Seeks conservation of principal, reasonable income return, and profits without undue risk by investing in a diversified portfolio of common stocks equities and bonds, with common stocks expected to represent 60% to 70% of total fund assets.

         Windsor II - Seeks to provide long-term growth in capital and income by investing primarily in common stocks equities. The fund's secondary objective is to provide current income.

         Explorer Fund - Invests primarily in equity securities of small companies deemed to have favorable prospects for growth in market value. Dividend income is expected to be incidental to this objective.

 Employer Stock Fund.

         The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Reorganization and Stock Issuance. Each Participant's proportionate undivided beneficial interest in the Employer Stock Fund is measured in units. Each day, a unit value will be calculated by determining the market value of the shares of Common Stock actually held and adding to that any cash attributable to the Employer Stock Fund currently held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock assets held in the Employer Stock Fund will be placed in money market or equivalent account.

         Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the Trustee. Therefore, although Participants' accounts will not be directly adjusted for such fees, the market value of the units held in their accounts will be reduced.

         As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Company and the Bank and market conditions for the Common Stock generally.

         Investments in the Employer Stock Fund involve certain special risks as they are an indirect investment in the Common Stock of the Company. For a discussion of these risk factors, see "Risk Factors" on page ______ in the Prospectus.

Vesting

         A Participant at all times has a fully vested nonforfeitable interest in his or her Pre-Tax

Employee Contributions and the earnings thereon under the Plan. However, Participants' vested interests in any matching or other discretionary contributions allocated to his/her Plan account shall be determined in accordance with the following schedule, based on the number of Years of Service (as defined in the Plan) the Participant completes:


              ----------------------------------------------------
                 Years of Service               Vested Interest
              ----------------------------------------------------
                        3                              20%
              ----------------------------------------------------
                        4                              40%
              ----------------------------------------------------
                        5                              60%
              ----------------------------------------------------
                        6                              80%
              ----------------------------------------------------
                        7                             100%
              ----------------------------------------------------

         A Participant leaving the employ of the Employer prior to complete vesting, will forfeit the unvested portion of his/her Plan account upon five consecutive 1-Year Breaks in Service. Amounts subject to forfeiture in the Plan are then reallocated to the accounts of the remaining Participants based upon each Participant's Compensation as compared to aggregate Compensation. The allocation of forfeitures is done as of December 31.

         Distribution Upon Retirement or Disability. Upon retirement or Disability, a Participant may elect to have his/her vested account balance distributed in either a (1) single lump-sum payment; or (2) equal monthly, quarterly, semi-annual or annual installments. In any event the payment of the Participant's benefits must begin no later than the April 1 following the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the employee retires. Additionally, a Participant who suffers a Disability (as defined in the Plan) shall become 100% vested in his/her Plan account.

         Distribution Upon Death. A Participant who dies before his or her entire vested interest has been distributed shall have his or her benefits paid to the surviving spouse in either a (1) single lump-sum payment; or (2) equal monthly, quarterly, semi-annul, or annual installments. If the Participant elected to and began receiving a distribution in the form of installments, such beneficiary shall receive distributions over the remaining period, at the times set forth in such election. Absent an election by the Participant, the Trustee, subject to certain conditions, will either (1) determine the payment, interval in which the installment payments shall be made or (2) invest the deceased Participant's vested Plan account balance in a nontransferable annuity policy. With respect to an unmarried Participant, and in the case of a married Participant with special consent to the designation of a beneficiary other than their spouse, payment of benefits to the deceased Participant's chosen beneficiary shall be accomplished in the same manner as described above.

         Distribution upon Termination of Employment. A Participant who has a termination of employment shall be entitled to his/her Vested Plan account upon the earlier of death, Disability, or their attainment of the Plan's normal retirement age.

         Non-alienation of Benefits. Except with respect to Federal income tax withholdings and Qualified Domestic Relations (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Reports to Profit Sharing Plan Participants

         The Administrator (as defined below) will furnish to each Participant a statement at least yearly showing (i) the balance in the Participant's Plan account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Plan account for that period, and (iii) the adjustments to such Participant's Plan account to reflect earnings or losses, distributions, loans disbursed, loan repayments and/or transfers between investment funds.

Plan Administration

         The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA. Willow Grove Bank currently serves as Trustee of the Plan's Trust. The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

         Pursuant to the terms of the Plan, the Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank (the "Administrator"). Currently, the Plan Administrator is Willow Grove Bank. The address and telephone number of the Administrator is Welch and Norristown Roads, Maple Glen, Pennsylvania 19002; Attn: Mr. John Foff, Jr. (215) 646-5405. The Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

         It is the current intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each Participant affected by such termination shall have a fully vested interest in his/her Plan account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA and/or the Code.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant will (if either the Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

         General. The following is only a brief summary of certain Federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the Federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Participants are urged to consult their tax advisors with respect to any distribution from the Plan and transactions involving the Plan.

         The amended Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank will adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Bank will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all Participants would generally recognize income equal to their vested interest in the Plan, the Participants would not be permitted to transfer amounts distributed from the Plan to an Individual Retirement Account ("IRA") or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Plan.

         Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year to the Participant or beneficiary; (ii) on account of the Participant's death, Disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for Federal income tax purposes (the "Total Taxable Amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

         Averaging Rules. The Small Business Job Protection Act of 1996 repealed five-year income averaging for Lump Sum Distributions for taxable years beginning after 1999. Ten-year averaging which was grandfathered for individuals who attained the age of 50 before January 1, 1986 was retained. The portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in this Plan or in any other profit sharing plan maintained by the Bank (the "Ordinary Income Portion") will be taxable generally as ordinary income for Federal income tax purposes. However for distributions prior to the effective date, a Participant who has completed at least five years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Plan or any other profit sharing plan maintained by the Employer), may elect to have the Ordinary Income Portion of such Lump Sum Distribution taxed according to a special averaging rule ("Five-Year Averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received on or after the Participant turns 50 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfathering rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the Five-Year Averaging rule or under the prior laws; ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost of the Plan. The tax basis of such Common Stock, to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

         Distribution: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Virtually all distributions from the Plan may be rolled over to another qualified retirement plan or to an IRA without regard to whether the distribution is a Lump Sum Distribution or a partial distribution. Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory Federal withholding tax equal to 20% of the taxable distribution. The principal types of distributions which do not constitute eligible rollover distributions are (i) an annuity type distribution made over the life expectancy of the Participant (or Participant and another) or for a period of 10 years or more, (ii) a minimum distribution required by Section 409(a)(9) of the Code, or (iii) the portion of any distribution not includable in gross income, except that unrealized appreciation in employee securities can be included in an eligible rollover distribution. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA and Other Qualification

         As noted above, the Plan is subject to certain provisions of ERISA, and will be submitted to the IRS for a determination that it is qualified under
Section 401(a) of the Code.

         The foregoing is only a brief summary of certain Federal income tax aspects of the profit sharing plan which are of general application under the code and is not intended to be a complete or definitive description of the Federal income tax consequences of participating in or receiving distributions from the profit sharing plan. Accordingly, each Participant is urged to consult a tax advisor concerning the Federal, state and local tax consequences of participating in and receiving distributions from the profit sharing Plan.

Restrictions on Resale

         Any person receiving shares of Common Stock under the Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act"), (e.g., directors, officers and substantial stockholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the Exchange Act which may restrict the sale of Common Stock when acquired under the Profit Sharing Plan, or other sales of Common Stock.

         Persons who are not deemed to be "affiliates" of the Company at the time of resale will be free to resell any shares of Common Stock allocated to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Company is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Company. Normally, a director, principal officer or major stockholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Company at the time of a proposed resale will be permitted to make public resales of the Common Stock only pursuant to a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Common Stock then outstanding or the average weekly trading volume reported on the Nasdaq National Market during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the Exchange Act.

SEC Reporting and Short-Swing Profit Liability

         Section 16 of the Exchange Act imposes reports and liability requirements on officers, directors and persons beneficially owning more than 10% of public companies such as the Company. Section 16(a) of the Exchange Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC"). Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of the Common Stock must be reported to the SEC at least annually on a Form 4 or a Form 5 by such individuals.

         In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Common Stock within any six-month period.

         The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met.


                                 LEGAL OPINIONS

         The validity of the issuance of the Common Stock will be passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., which firm acted as special counsel for the Company, the MHC and the Bank in connection with the Reorganization and Stock Issuance.

                                                                         ANNEX A

                     WILLOW GROVE BANK 401(k) PLAN AND TRUST

                            Investment Election Form

                              ---------------------

Name of Plan Participant:    ___________________________

Social Security Number:      ___________________________

         1. INSTRUCTIONS. The Willow Grove Bank 401(k) Plan and Trust ("Plan") permits participants to direct their account balances into an fund: the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Willow Grove Bancorp, Inc. (the "Common Stock").

         To direct a transfer of all or part of the funds credited to your account to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than ________ __, 1998. A representative for Willow Grove Bank will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Valerie Winters If you do not complete and return this form to the Willow Grove Bank by _______ __, 1998, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

         2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Willow Grove Bank to sell the units currently credited to my account and to purchase units in the Employer Stock Fund. Transfers of units from existing investment Funds must be in multiples of 1% or whole percentages. Purchases of units in the Employer Stock Fund will always be 100%:

         ===============================================================
            SELL UNITS FROM          Purchase Units in Employer Stock
                                                   Fund
         ---------------------------------------------------------------
         Sell _____% of A            Willow Grove Investment (Statement
                                     Account)
         ---------------------------------------------------------------
         Sell _____% of B            Fixed Income Securities Fund/
                                     Short-Term Federal Portfolio
         ---------------------------------------------------------------
         Sell _____% of C            Wellesley Income Fund
         ---------------------------------------------------------------
         Sell _____% of D            Wellington Fund
         ---------------------------------------------------------------
         Sell _____% of E            Windsor II
         ---------------------------------------------------------------
         Sell _____% of F            Explorer Fund
         ===============================================================

         3. PURCHASER INFORMATION. The ability of a participant in the Plan to purchase Common Stock in the reorganization of Willow Grove Bank and the related stock issuance and to direct his or her current balances into the Employer Stock Fund is based upon the participant's status as an Eligible Account Holder Supplemental Eligible Account Holder, Other Member, and/or Director, Officer or Employee of Willow Grove Bank, as defined in the William Grove Bancorp, Inc. prospectus (the "Prospectus"). To the extent your order cannot be filled with Common Stock purchased in the reorganization of Willow Grove Bank and the related stock issuance, the amount not used to purchase Common Stock will be returned to the other investment funds of the Plan pursuant to your existing investment directions. Please indicate your status.

                  a.  |_|    Eligible Account Holder - Check here if you were a
                             depositor with $50.00 or more on deposit with the Bank as of June 30, 1997.

                  b.  |_|    Supplemental Eligible Account Holder - Check here
                             if you were a depositor with $50.00 or more on deposit with the Bank as of ______ __, 1998, but are not an Eligible Account Holder.

                  c.  |_|    Other Members - Check here if you are a
                             depositor of the Bank on _________ 1998 or a borrower Willow Grove Bank on May 15, 1995 and your loan is outstanding on _________ 1998 and you are not classified as either an Eligible Account Holder or a Supplemental Account Holder.

                  d.  |_|    Directors, Officers and Employees - Check here if
                             you are a Director, Officer or Employee Willow
                             Grove Bank.

         4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Election Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.



______________________________
Signature of Participant

Date: ________________________

ACKNOWLEDGMENT OF RECEIPT BY PLAN ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


By:__________________________

Date:________________________

PROSPECTUS
                           WILLOW GROVE BANCORP, INC.


                (Proposed Holding Company for Willow Grove Bank)
        2,664,838 Shares of Common Stock Anticipated Maximum, As Adjusted

         Willow Grove Bancorp, Inc. (the "Company"), a Federal corporation, is offering up to 2,664,838 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Willow Grove Bank, a Federally chartered mutual savings bank ("Willow Grove" or the "Bank"), into the federal mutual holding company form of ownership, whereby the Bank will convert to a federally chartered stock savings bank as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Willow Grove Mutual Holding Company (the "MHC"), a federally chartered mutual holding company (the "Reorganization"). The shares of Common Stock are being offered hereby pursuant to the Company's Plan of Stock Issuance (the "Plan of Stock Issuance"), which is an integral part of the Bank's Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company (the "Plan of Reorganization"). The issuance of shares of the Company's Common Stock to the MHC pursuant to the Plan of Reorganization and the issuance and sale of up to 2,664,838 shares of Common Stock offered by this Prospectus pursuant to the Plan of Stock Issuance is referred to hereinafter as the "Stock Issuance." The number of shares of Common Stock to be sold will be based on an independent appraisal and, based on such appraisal, it is expected that the number of shares to be sold will be within the range of 1,712,250 shares and 2,317,250 shares (2,664,838 shares, as adjusted) (the "Estimated Offering Range"). Throughout this prospectus, references to the "maximum" of the Estimated Offering Range refer to the sale and issuance of 2,317,250 shares of Common Stock. A minimum of at least 1,712,750 shares of Common Stock must be sold (the "minimum" of the Estimated Offering Range). Under certain circumstances, the Company may increase the number of shares of Common Stock offered hereby to up to 1,712,250 shares, which is referred to herein as the "maximum, as adjusted" of the Estimated Offering Range. References to the "mid-point" of the Estimated Offering Range shall refer to the sale and issuance of 2,015,000 shares of Common Stock. See "The Reorganization and Stock Issuance - Stock Pricing and Number of Shares to be Issued." The purchase price of the shares of Common Stock being offered hereby is $10.00 per share (the "Purchase Price"). Based on the Purchase Price, the gross proceeds from the sale of shares of Common Stock will be between $17.1 million at the minimum of the Estimated Offering Range and $23.2 million at the maximum of the Estimated Offering Range ($26.6 million at the maximum, as adjusted of the Estimated Offering Range). The Company will use 50% of the proceeds from the sale of shares of Common Stock (net of Reorganization-related expenses and the loan to be made to the Company's ESOP, as defined below) to purchase all of the to-be-issued shares of capital stock of the Bank; the Bank is an affiliate of the Company.


        Nontransferable rights to subscribe for the shares of Common Stock have been granted, in order of priority, to (i) depositors of the Bank with account balances of $50.00 or more as of the close of business on June 30, 1997 ("Eligible Account Holders"), (ii) the Company's employee stock ownership plan ("ESOP"), (iii) depositors of the Bank with account balances of $50.00 or more as of the close of business on __________, 1998 ("Supplemental Eligible Account Holders"), (iv) depositors and certain borrowers of the Bank as of the close of business on ___________, 1998 ("Other Members") and (v) officers, directors and employees of the Bank, subject to the limitations described herein (the "Subscription Offering"). In the event that there are any shares of Common Stock which are not sold in the Subscription Offering, the Company anticipates that it will offer any such shares of Common Stock in a community offering (the "Community Offering"). If necessary, any shares of Common Stock not subscribed for in the Subscription Offering or purchased in the Community Offering will be offered to members of the general public on a best efforts basis by a selling group of broker-dealers managed by Charles Webb & Company ("Webb"), a division of Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette"), in a syndicated community offering (the "Syndicated Community Offering"). (The Subscription Offering, Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings").

        With the exception of the ESOP, the maximum amount that any person may purchase in any particular priority category in the Offerings is generally limited to 15,000 shares of Common Stock ($150,000 aggregate Purchase Price). No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 50,000 shares of the Common Stock sold in the Offerings ($500,000 aggregate Purchase Price, assuming the sale of the maximum, as adjusted of the Estimated Offering Range) (subject to adjustment). The minimum purchase is 25 shares. See "The Reorganization and Stock Issuance - Limitations on Common Stock Purchases."

         The Subscription Offering will close at 12:00 noon, Eastern Time, on __________, 1998 (the "Expiration Date"), unless extended by the Company and the Bank, with regulatory approval if necessary. The Community Offering or any Syndicated Community Offering must be completed within 45 days after the close of the Subscription Offering, or ___________, 1998, unless extended by the Company and the Bank, with regulatory approval if necessary. No single extension can exceed 90 days, and the extensions may not go beyond __________, 2000. Any extension of the Offerings will be conducted in accordance with the terms described herein. Orders submitted are irrevocable until the completion of the Stock Issuance; provided that, if the Stock Issuance is not completed within the 45-day period referred to above, unless such period has been extended, all subscribers will have their funds returned promptly with interest at the Bank's passbook rate, and all withdrawal authorizations will be canceled. Funds submitted to subscribe for shares of Common Stock will be held at a segregated account at the Bank until completion of the Stock Issuance. The completion of the Subscription Offering is subject to potential delay and subscribers will have no access to funds used to subscribe for shares of Common Stock, regardless of any such delay. See "The Reorganization and Stock Issuance - Subscription Offering and Subscription Rights."


         Consummation of the Reorganization will result in certain additional benefits to directors and officers of the Company and the Bank, with respect to officers, participation in the ESOP. The Company expends to use a portion of the net proceeds from the Offerings to make a loan to the ESOP, which loan is anticipated to range from $1.4 million to $2.1 million. See "Summary--Benefits of Reorganization to Officers and Directors."


        The Company has applied to the National Association of Securities Dealers, Inc. to have its Common Stock quoted on the Nasdaq National Market under the symbol "WGBC." Prior to the Offerings, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that the Common Stock will trade at or above the Purchase Price. See "Market for the Common Stock."

        THE SHARES OF COMMON STOCK BEING OFFERED BY THIS PROSPECTUS WILL REPRESENT A MINORITY OWNERSHIP INTEREST IN THE COMPANY. THE REMAINING ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, WILL BE OWNED BY WILLOW GROVE MUTUAL HOLDING COMPANY.

         FOR INFORMATION ON HOW TO SUBSCRIBE, CALL THE STOCK SALES CENTER AT (___) ___-____.


         SEE "RISK FACTORS" BEGINNING ON PAGE __ HEREOF FOR A LIST OF FACTORS THAT EACH PROSPECTIVE INVESTOR SHOULD CONSIDER BEFORE INVESTING.




        THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT
             SUPERVISION OR ANY OTHER FEDERAL AGENCY OR STATE SECUR-
              ITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR
                OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                      Estimated
                                                     Underwriting    Estimated
                                      Subscription  Fees and Other      Net
                                        Price(1)      Expenses(2)    Proceeds(3)
--------------------------------------------------------------------------------
Minimum Per Share                        $10.00          $0.52           $9.48
Midpoint Per Share                       $10.00          $0.46           $9.54
Maximum Per Share                        $10.00          $0.41           $9.59
Maximum Per Share, as adjusted           $10.00          $0.37           $9.63
Total Minimum(1)                    $17,127,500       $889,000     $16,238,500
Total Midpoint(1)                   $20,150,000       $924,000     $19,226,000
Total Maximum(1)                    $23,172,500       $959,000     $22,213,500
Total Maximum, as adjusted(4)       $26,648,380       $999,000     $25,649,380
================================================================================

(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC. ("RP Financial") dated September 4, 1998, which states that the pro forma market value of the Common Stock that would be offered in a full mutual-to-stock conversion of the Bank, assuming that a contribution to a charitable foundation would be made in an amount equal to 4.0% of the shares sold, ranged from $39.4 million to $53.3 million (the "Estimated Valuation Range"), with a midpoint of $46.3 million. Upon consummation of the Offerings, the Company anticipates that it will contribute shares of Common Stock to the Willow Grove Foundation (the "Foundation") in an amount equal to 4.0% of the shares sold in the Offerings. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 44.3% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the Estimated Offering Range to the public of the minority stock will be 1,712,750 shares at the minimum, 2,015,000 shares at the midpoint, 2,317,250 shares at the maximum and 2,664,838 shares, at the maximum, as adjusted. Based on the Estimated Offering Range, and giving effect to the proposed contribution of shares of Common Stock of the Foundation, the shares of Common Stock owned by the public (other than the Foundation) will represent 43.5% of the shares of Common Stock to be outstanding following consummation of the Reorganization and Stock Issuance.
(2) Consists of the estimated costs to the Bank and the Company arising from the Reorganization, including estimated fixed expenses of $725,000 and fees to be paid to Webb in connection with the Offerings, which fees are estimated to be $164,000, $199,000, $234,000, and $274,000, respectively, at the minimum, midpoint, maximum and maximum, as adjusted. Webb is not obligated to purchase any shares of Common Stock in the Offerings. Such fees paid to Webb may be deemed to be underwriting fees. See "The Reorganization and Stock Issuance - Marketing Arrangements." The actual fees and expenses may vary from the estimates. See "Pro Forma Data."

(3) Actual net proceeds may vary substantially from estimated amounts. Includes the purchase of shares of Common Stock by the ESOP, which initially will be deducted from the Company's stockholders' equity. For the effects of such purchase, see "Capitalization" and "Pro Form Data."
(4) Reflects a 15% increase in the Estimated Offering Range, which may occur without a resolicitation of subscribers or any right of cancellation, due to regulatory considerations or changes in market or general financial and economic conditions prior to completion of the Reorganization or to fill the order of the ESOP.


                 -----------------------------------------------
                             Charles Webb & Company
                   a Division of Keefe, Bruyette & Woods, Inc.
                 -----------------------------------------------


               The date of this Prospectus is ____________, 1998.

         [MAP of Montgomery and Bucks Counties, Pennsylvania identifying branch office locations of Willow Grove Bank together with a smaller map of the Commonwealth of Pennsylvania showing Montgomery and Bucks Counties and identifying the cities of Harrisburg and Philadelphia, Pennsylvania to be produced here.]

                                     SUMMARY

         This summary is qualified in its entirety by the more detailed information regarding the Company, the Bank and the MHC (collectively, the "Parties") and the Financial Statements of the Bank appearing elsewhere in this Prospectus. This Prospectus contains certain forward looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Parties. Prospective investors are cautioned that such forward looking statements are not guarantees of future performance and are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic and market conditions, and the development of an interest rate environment that adversely affects the interest rate spread or other income anticipated from the Parties' operations and investments. See "Risk Factors" for a discussion of other factors that might cause actual results to differ from such estimates.

Willow Grove Bancorp, Inc.

         Willow Grove Bancorp, Inc. is being organized by the Bank for the purpose of serving as the savings association holding company of the Bank upon consummation of the Reorganization. The Company will be incorporated under Federal law and, upon consummation of the Reorganization and Stock Issuance, will purchase all of the capital stock of the Bank to be issued in the Reorganization in exchange for 50% of the proceeds of the Stock Issuance (net of Reorganization expenses and the loan to be made to the Company's ESOP) and will retain the remaining net proceeds as its initial capitalization. Following the Reorganization, the only significant assets of the Company will be the capital stock of the Bank, the Company's loan to the ESOP and the remainder of the net proceeds of the Stock Issuance retained by the Company. The business and management of the Company initially will consist primarily of the business and management of the Bank. Initially, the Company will neither own nor lease any property, but will instead use the premises and equipment of the Bank. At the present time, the Company does not intend to employ any persons other than officers of the Bank, and the Company will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands or changes its business in the future. See "Business" and "Management - Management of the Company."

         The Company's executive office will be located at the executive office of the Bank at Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002, and its telephone number will be (215) 646-5405.

Willow Grove Bank

         Willow Grove is a federally chartered, federally insured mutual savings bank conducting business from its executive offices located in Maple Glen, Pennsylvania and six branch offices in Willow Grove, Warminster (where two branch offices are located), Dresher, Huntingdon Valley and Hatboro, Pennsylvania. At June 30, 1998, the Bank had total assets of $405.4 million, total deposits of $340.8 million and equity of $35.9 million.

         Willow Grove is primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate loans secured primarily by single-family residences located in Bucks and Montgomery Counties, Pennsylvania. At June 30, 1998, Willow Grove's net loans in portfolio totaled $315.7 million or 77.9% of total assets, and its total loans receivable, including loans available for sale, amounted to $340.5 million or 84.0% of total assets. Single family first mortgage loans amounted to $243.1 million or 71.4% of the Bank's total loans receivable at such date.

         During the 1980's, the Bank experienced adverse results of operations due to, among other factors, the economic downturn and increases in the levels of the Bank's non-performing and underperforming assets. Under the direction of its Board of Directors and its senior officers the Bank implemented a strategic plan to improve the Bank's results of operations and improve its asset quality. As a result, the Bank has reported net income in each of the past five fiscal years while maintaining strong asset quality. More recently, the Bank has implemented a strategic plan that has focused on diversifying its products and services in order to be more like a full-service community bank, continuing to maintain strong asset quality and increasing its deposits and overall market presence.

         o Diversification and Expansion of Products and Services. In recent years the Bank has begun its efforts to become more like a full-service community bank and, as a result, has concentrated its efforts on diversifying and expanding both its lending and deposit products. The Bank has reduced its emphasis on the origination of single-family residential first mortgage loans. The Bank has instead focused its efforts on increased originations of home equity, commercial and multi-family real estate, construction and commercial business loans, all of which generally have higher yields and shorter terms to maturity and/or repricing than single-family residential mortgage loans. In the deposit area, the Bank has concentrated on reducing its cost of funds by emphasizing lower costing checking and commercial business accounts. For the year ended June 30, 1998, the Bank's interest rate spread and margin were 3.36% and 3.71%, respectively. In a further effort to expand its traditional services, in the fall of 1998 the Bank will commence offering securities and annuities sales through Willow Financial Services.

         o Growth. The Bank has increased its total assets by $172.8 million, or 74.3%, from $232.6 million at June 30, 1994 to $405.4 million at June 30, 1998. In recent years the Bank has added four new branch offices to its network. The Bank expects that it will continue to further expand its branch office network in the future. See "Business."

         o Asset Quality. While it has embarked on a diversification and expansion policy, management believes that maintenance of strong asset quality is imperative to Willow Grove's long-term profitability. The Bank's total nonperforming assets, which consist of non-accruing loans and loans 90 days or more delinquent and still accruing interest (the Bank currently has no real estate acquired through foreclosure or by deed-in-lieu thereof ("REO")), amounted to $1.5 million, or 0.37% of total assets, at June 30, 1998. The Bank's total charge-offs amounted to $6,000, $445,000 and zero for the fiscal years ended June 30, 1998, 1997 and 1996, respectively. See "Business - Asset Quality."

         o Capital Position. As of June 30, 1998, Willow Grove had total equity of $35.9 million and it exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 8.3%, 8.3% and 14.9%, as compared to the minimum regulatory requirements of 1.5%, 3.0% and 8.0%, respectively.

         o Community Orientation. Willow Grove is committed to meeting the financial needs of the communities in which it operates. Management believes that the Bank provides superior customer service on a personalized and efficient basis. At June 30, 1998, substantially all of the Bank's deposits and loans were to residents of its market area. The Bank intends to continue its practice of investing in loans and obtaining deposits from residents of its market area and surrounding communities.

         The Bank is subject to examination and comprehensive regulation by the Office of Thrift Supervision ("OTS"), which is the Bank's chartering authority and primary federal regulator. The Bank is also regulated by the Federal Deposit Insurance Corporation ("FDIC"), the administrator of the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and is a member of the Federal Home Loan Bank ("FHLB") of Pittsburgh, which is one of the 12 regional banks comprising the FHLB System.

         Willow Grove's executive office is located at Welsh and Norristown Road, Maple Glen Pennsylvania 19002, and its telephone number is (215) 646-5405.

Willow Grove Mutual Holding Company

         As part of the Reorganization, the Bank will organize the MHC as a federal mutual holding company. Upon consummation of the Reorganization and the Stock Issuance as well as the proposed contribution of shares of Common Stock to the Foundation, the MHC will own more than a majority (54.7%) of the issued and outstanding shares of Common Stock. As long as they remain depositors of the Bank, persons who had membership or liquidation rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC after the Reorganization.

         The MHC's principal assets will be the shares of Common Stock received in the Reorganization. Immediately after consummation of the Reorganization, it is expected that the MHC will not engage in any business activity other than its investment in, and control of, more than a majority of the issued and outstanding shares of Common Stock of the Company. The MHC will be a mutual corporation chartered under federal law and regulated by the OTS. The MHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the Home Owner's Loan Act of 1933, as amended (the "HOLA"). See "Regulation - The Mutual Holding Company."

The Reorganization

         On July 28, 1998, the Board of Directors of the Bank adopted the Plan of Reorganization, pursuant to which the Bank will reorganize into the federal mutual holding company form of organization as a wholly owned subsidiary of the Company, which in turn will be a majority-owned subsidiary of the MHC. The Plan of Reorganization must be approved by members of the Bank as of the voting record date ("Voting Record Date") established for a special meeting of members ("Special Meeting") to be called in order to consider the Plan of Reorganization. Following receipt of all required regulatory approvals, the approval of the members of the Bank entitled to vote on the Plan of Reorganization, and the satisfaction of all other conditions precedent to the Reorganization, the Bank will consummate the Reorganization. Following completion of the Reorganization, the Bank in its stock form will continue to conduct its business and operations from the same offices with the same personnel as the Bank conducted prior to the Reorganization. The Reorganization will not affect the balances, interest rates or other terms of the Bank's loans or deposit accounts, and the deposit accounts will continue to be insured by the FDIC to the same extent as they were prior to the Reorganization. The MHC initially will be capitalized with $100,000. Upon consummation of the Reorganization, such capital will be used for general corporate purposes. See "The Reorganization and Stock Issuance."

         Those persons who currently serve as directors of the Bank will be the initial directors of the Bank in its stock form. The directors of the Company and the MHC initially also will be the same as the current members of the Board of Directors of the Bank. As a holding company parent of a federally chartered savings bank, the Company will be required to register as a savings and loan holding company pursuant to the HOLA, and will be subject to regulation, examination and supervision by the OTS. For additional information, see "Regulation - The Company."

         The Reorganization will (i) enable the Bank to raise new equity capital through the sale of its shares of capital stock, (ii) enhance the ability of the Bank to continue to grow, through acquisitions and/or internally, and diversify and (iii) enable the establishment of stock-based compensation plans for directors, officers and employees of the Bank thereby providing additional incentives to improve the performance of the Bank. Rather than reorganizing into the second-tier mutual holding company form, the Bank could have reorganized into a wholly owned stock-form subsidiary of a stock-form holding company (a "standard conversion"). However, the amount of equity capital that would be raised in a standard conversion would be substantially more than that which is to be raised by the Bank in a minority stock issuance as a second-tier subsidiary of a mutual holding company, which would make it more difficult for the Bank to maximize the return on equity. A standard conversion also would eliminate all aspects of the mutual form of organization. Formation of the Company as a subsidiary of the MHC will facilitate any determination by management to make future repurchases of Common Stock, subject to OTS regulations, while preserving the mutual nature of the MHC. See "The Reorganization and Stock Issuance--Purposes of the Reorganization." Upon consideration of the foregoing, as well as other factors, the Board of Directors of the Bank unanimously approved the Plan of Reorganization and the related Plan of Stock Issuance as being in the best interest of the Bank, its members and the customers served by the Bank.

The Stock Issuance

         The Plan of Stock Issuance authorizes the Company to offer Common Stock to persons other than the MHC in an amount less than 50% of the to-be issued and outstanding shares of the Common Stock. The Company is offering between a minimum of 1,487,500 and a maximum of 2,012,500 shares of Common Stock, subject to adjustment of up to 2,314,375 shares of Common Stock, in the Offerings, which will represent 43.5% of the Common Stock to be outstanding upon completion of the Reorganization and Stock Issuance and the establishment of, and contribution of shares to, the Foundation.

         The corporate structure of the Bank, upon consummation of the Reorganization the Stock Issuance and the proposed contribution of shares of Common Stock to the Foundation, is diagramed below:


-------------------------------------    --------------------------------------------     ---------------------------------
|            Willow Grove           |    |           Minority Stockholders          |     |           Foundation           |
|       Mutual Holding Company      |    |           (Excluding Foundation)         |     |                                |
-------------------------------------    --------------------------------------------     ---------------------------------
               |       54.74% of the                            |     43.51% of the                       |   1.74% of the
               |          Common                                |        Common                           |      Common
               |          Stock                                 |         Stock                           |       Stock
----------------------------------------------------------------------------------------------------------------------------
|                                                Willow Grove Bancorp, Inc.                                                 |
----------------------------------------------------------------------------------------------------------------------------
                                                          |      100% of the Common
                                                          |            Stock
----------------------------------------------------------------------------------------------------------------------------
|                                                    Willow Grove Bank                                                      |
----------------------------------------------------------------------------------------------------------------------------

The illustration above is a projection based upon the number of shares of Common Stock assured to be sold in the offerings.


         Under current law, the MHC is not permitted to have its percentage ownership of the Common Stock be less than a majority in interest. By virtue of its ownership of more than a majority of the outstanding shares of Common Stock, the MHC will be able to elect all members of the Board of Directors of the Company and generally will be able to control the outcome of all matters presented to the stockholders of the Company for resolution by vote. The Reorganization also may tend to perpetuate the management of the Company and the Bank. See Risk Factors -- Control of the Company by the MHC."

         As a mutual institution, the MHC will have no authorized capital stock and, thus, no stockholders. Holders of deposit accounts in the Bank and certain borrowers will be members of the MHC entitled to vote on all matters presented to members of the MHC for resolution by vote, including, without limitation, election of directors of the MHC. Holders of deposit accounts in the Bank shall be entitled, pro rata to the value of their accounts, to distribution of any assets of the MHC remaining upon a voluntary or involuntary liquidation, dissolution or winding-up of the MHC following the Reorganization. Stockholders of the Company shall be entitled to a pro rata distribution of any assets of the Company remaining upon a voluntary or involuntary liquidation, dissolution or winding-up of the Company following the Reorganization, and will have no voting, liquidation or other rights with respect to the MHC in their capacities as such stockholders.


         Pursuant to the Plan of Stock Issuance and in connection with the Reorganization, the Company is offering up to 2,317,250 shares of Common Stock in the Offerings (which may be increased to up to 2,664,838 shares without any resolicitation). The shares of Common Stock are first being offered in the Subscription Offering with nontransferable subscription rights being granted, in the following order of priority, to (i) depositors of the Bank with account balances of $50.00 or more as of the close of business on June 30, 1997 ("Eligible Account Holders"), (ii) the ESOP, (iii) depositors of the Bank with account balances of $50.00 or more as of the close of business on

_________, 1998 ("Supplemental Eligible Account Holders"), (iv) depositors and certain borrowers of the Bank as of the close of business on _________, 1998 (other than Eligible Account Holders and Supplemental Eligible Account Holders) ("Other Members"), and (v) directors, officers and employees of the Bank. Subscription rights will expire if not exercised by 12:00 noon, Eastern Time, on __________, 1998, unless extended.

         It is anticipated that any shares of Common Stock not subscribed for in the Subscription Offering and Community Offering will be offered to certain members of the general public in a Syndicated Community Offering.

         Payments for subscriptions made by cash, check or money order will be placed in a segregated account at the Bank and will earn interest at the Bank's passbook rate (____% as of the date of this Prospectus) from the date of receipt until the Reorganization is completed or terminated. Payments authorized by withdrawal from deposit accounts at the Bank will continue to earn interest at the contractual rate until the Reorganization is completed or terminated; these funds will be otherwise unavailable to the depositor until such time. If a withdrawal is authorized to fund the purchase of shares of Common Stock, the funds will be withdrawn upon consummation of the Reorganization without penalty.

         The Company and the Bank have retained Webb as consultant and advisor in connection with the Offerings and to assist in soliciting subscriptions in the Offerings. Webb may also manage a selling group of broker-dealers in the Syndicated Community Offering to facilitate the Offerings. Webb is not obligated to take or purchase any shares of Common Stock in the Offerings. See "The Reorganization and Stock Issuance - Subscription Offering and Subscription Rights," "- Community Offering" and "- Marketing Arrangements."

Restrictions on Transfer of Subscription Rights

         Prior to the completion of the Reorganization, no person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan of Stock Issuance or the shares of Common Stock to be issued upon their exercise. Each person exercising subscription rights will be required to certify that the purchase of shares of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. See "The Reorganization and Stock Issuance - Restrictions on Transfer of Subscription Rights and Shares." Subscription rights are nontransferable and persons found to be attempting to transfer subscription rights will be subject to the forfeiture of such rights and possible further sanctions and penalties imposed by the OTS. The Company and the Bank will refer to the OTS any situations that they believe may involve a transfer of subscription rights and will not honor orders believed by them to involve the transfer of such rights.

Purchase Limitations


         With the exception of the ESOP, which intends to purchase up to an aggregate of 8% of the shares of Common Stock sold in the Offerings, or 137,020 shares and 185,380 shares at the minimum and maximum of the Estimated Offering Range, respectively, the maximum amount that any person may purchase in any priority category in the Subscription Offering, as well as in the Community Offering and any Syndicated Community Offering, is generally limited to 15,000 shares of Common Stock. No person, together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 50,000 shares of Common Stock sold ($500,000 aggregate Purchase Price). For a definition of the terms "associate" and "acting in concert," see "The Reorganization and Stock Issuance - Limitations on Common Stock Purchases." At any time during the Offerings, and without further approval by the members of the Bank, the Company and the Bank may, in their sole discretion, increase the individual purchase limitations up to 5% of the shares offered (115,562 shares at the maximum of the Estimated Offering Range). If the purchase limitation is increased, persons who submitted an order for 15,000 shares of Common Stock will be given the opportunity to increase their order. In the event of a decrease in the purchase limitation, any orders in excess of the revised purchase limitation will be reduced to the extent necessary. The minimum purchase is 25 shares. In the event of an oversubscription, shares will be allocated in accordance with the Plan as described in "The Reorganization and Stock Issuance - Subscription Offering and Subscription Rights" and "- Community Offering."


Stock Pricing and Number of Shares to be Issued in the Stock Issuance


         Federal regulations require the aggregate purchase price of the shares of Common Stock to be consistent with an independent appraisal of the estimated pro forma market value of the shares of Common Stock to be issued to the MHC and sold in the Offerings following the Reorganization (including the contribution of 4.0% of the shares of Common Stock sold to the Foundation). RP Financial, an independent appraiser, has advised the Company that, in its opinion, dated September 4, 1998, as amended on October 30, 1998 and November 11, 1998, the Estimated Valuation Range of the shares of Common Stock if they were sold in a full mutual-to-stock conversion was from $39.4 million to $53.3 million, with a midpoint of $46.3 million. This appraisal of the Common Stock is not intended and should not be construed as a recommendation of any kind as to the advisability of purchasing such stock, nor can any assurance be given that purchasers of the Common Stock will be able to sell such shares after the Reorganization at or above the Purchase Price.

         All shares of Common Stock issued in the Offerings will be sold at the Purchase Price of $10.00 per share, which was established by the Board of Directors of Willow Grove. The actual number of shares to be issued in the Stock Issuance will be determined by the Company and the Bank based upon the final updated valuation of the estimated pro forma market value of the Common Stock, giving effect to the Reorganization and the Stock Issuance, at the completion of the Offerings. The Company and the Bank have determined that the MHC, upon consummation of the Reorganization and the Stock Issuance and prior to the contribution to the Foundation, will own 55.7% of the issued and outstanding shares of Common Stock. Accordingly, the Estimated Offering Range of the shares of Common Stock to be sold in the Stock Issuance is expected to range from a minimum of 1,712,750 shares to a maximum of 2,317,250 shares. Subject to approval of the OTS, the Estimated Offering Range may be increased or decreased to reflect market and economic conditions prior to the completion of the Reorganization to fill the order of the ESOP, and under such circumstances the Company and the Bank may increase or decrease the number of shares of Common Stock to be issued in the Stock Issuance. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the shares of Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Offering Range (or 2,664,838 shares). An affirmative response to any resolicitation must be received by the Bank in order to confirm subscriptions. In connection with a resolicitation, to the extent that subscriptions are canceled, rescinded or reduced, all funds delivered to the Company or the Bank will be promptly returned with interest earned from the date of receipt, and withdrawal authorizations will be reduced or canceled. See "Pro Forma Data," "Risk Factors
- Possible Dilutive Effect of Issuance of Additional Shares" and "The Reorganization and Stock Issuance - Stock Pricing and Number of Shares to be Issued."

         In connection with the Reorganization, the Company and Willow Grove intend to establish the Foundation, with the Company contributing to the Foundation shares of Common Stock equal to 4.0% of the shares sold in the Offerings immediately following completion of the Reorganization. The establishment of the Foundation was taken into account in determining the estimated pro forma market value of the Common Stock. In the event the Reorganization and Stock Issuance did not include the Foundation, the mid-point of the Estimated Offering Range, based on the appraisal of RP Financial, would be $21.3 million rather than $20.2 million. See "Risk Factors - Establishment of the Foundation - Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Reorganization" and "Comparison of Valuation and Pro Forma Information with No Foundation."


The Willow Grove Foundation

         As a community oriented institution, the Bank has implemented a community enrichment program (the "Community Enrichment Program") in order to support charitable organizations within the communities served by the Bank. In the fiscal year ended June 30, 1998 and 1997, the Bank's contributions to its Community Enrichment Program amounted to $373,000 and $259,000, respectively.

         In furtherance of the Bank's commitment to the communities that it serves, the Plan of Reorganization provides for the establishment of a private charitable foundation in connection with the Reorganization. The Plan provides that the Bank and the Company will create The Willow Grove Foundation, which will be incorporated under Delaware law as a nonstock corporation, and will fund the Foundation with shares of Common Stock contributed by the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of enhancing the bond between the Bank and the communities that it serves and thereby enable such communities to share in the potential growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in the communities that it serves, the Bank believes that the Foundation will benefit the long term value of the Bank's community banking franchise. See "The Reorganization Establishment of the Foundation - Structure of the Foundation."

         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which initially will be comprised of two members of the Company's and the Bank's Board of Directors and four other individuals chosen in light of their commitment and service to charitable and community purposes. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established, and will also be responsible for directing the activities of the Foundation, including matters related to ownership of the Common Stock held by the Foundation. However, it is expected that establishment of the Foundation will be subject to certain conditions, including, among others, a requirement that the Common Stock of the Company held by the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Reorganization and Stock Issuance - Establishment of the Foundation-Regulatory Conditions Imposed on the Foundation."


         The Company proposes to fund the Foundation by contributing to the Foundation immediately following the Reorganization authorized but unissued shares of Common Stock in an amount equal to 4.0% of the shares of Common Stock sold in the Offerings. Such contribution, once made, will not be recoverable by the Company or the Bank. Assuming the sale of shares at the maximum of the Estimated Offering Range, 92,690 shares would be contributed to the Foundation, the Company will have 5,325,190 shares outstanding of which the Foundation will own 92,690 shares, or 1.7%. Due to the issuance of additional shares of Common Stock to the Foundation, persons purchasing shares in the Stock Issuance will have their ownership and voting interests in the Company diluted from 44.3% to 43.5% and the MHC will have its ownership and voting interests diluted from 55.7% to 54.7%. See "Pro Forma Data."

         As a result of the establishment of the Foundation, the Company will recognize an expense of the full amount of the contribution, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the second quarter of fiscal 1999. Such expense will reduce earnings and have a material impact on the Company's earnings for such quarter and for the year. Assuming a contribution of $927,000 in Common Stock, and assuming an effective tax rate of 34.0%, the Company estimates a net tax effected expense of $612,000.


         In addition to the contribution of shares of Common Stock to the Foundation, after consummation of the Reorganization, the Bank may make additional cash contributions to the Foundation or for other charitable purposes. Although no decision has been made as to the amount of such additional cash contributions, the Bank is committed to continuing to support charitable organizations in the communities served by the Bank. It is anticipated that any decision by the Bank to make additional cash contributions will be based on, among other factors, the Bank's profitability, the needs of charitable organizations in the community and the deductibility of such expenses. Given the expenses associated with the Community Enrichment Program, which amounted to approximately 9.8% and 6.6% of the Bank's pre-tax net income in fiscal 1998 and 1997, respectively, expenses related to the Foundation and additional contributions pursuant to the Bank's Community Enrichment Program may be significant. For further discussion of the Foundation and its impact on purchasers in the Stock Issuance, see "Risk Factors - Establishment of the Foundation," "Pro Forma Data," "Comparison of Valuation and Pro Forma Information With No Foundation" and "The Reorganization and Stock Issuance - Establishment of the Foundation."

Reorganization to Officers and Directors


         General. In connection with the Reorganization, the Bank's directors and executive officers as a group (12 persons) have proposed to purchase 200,000 shares of Common Stock, or 11.7% and 8.6% of the shares at the minimum and maximum of the Estimated Offering Range, respectively, excluding shares to be issued to the Foundation.

         The ESOP. The Company has adopted the ESOP, a tax-qualified benefit plan for officers and employees of the Company and the Bank, which intends to purchase 8% of the shares of Common Stock sold in the Offerings, or 137,000 shares ($1.4 million) and 185,000 shares ($1.9 million) at the minimum and maximum of the Estimated Offering Range, respectively. The Company intends to use a portion of the net proceeds retained by it to make a loan directly to the ESOP to enable the ESOP to purchase such shares. See "Management - Benefits - Employee Stock Ownership Plan."

         Stock Option Plan. Following consummation of the Reorganization, the Company intends to adopt a stock option plan for the benefit of the directors, officers and employees of the Company and the Bank (the "Stock Option Plan"), pursuant to which the Company intends to reserve a number of shares of Common Stock equal to an aggregate of 10% of the shares of Common Stock sold in the Offerings (231,725 shares at the maximum of the Estimated Offering Range) for issuance pursuant to stock options and stock appreciation rights. The Stock Option Plan will not be implemented prior to the receipt of stockholder approval of the plan. For stock option plans implemented within one year of a mutual holding company reorganization and stock issuance, OTS regulations currently permit an aggregate of up to 30% of the shares available under the Stock Option Plan to be granted to non-employee directors. In addition, OTS regulations further provide that under such stock option plans, no officer may receive stock options for more than 25% of the shares available under the stock option plan, which, in the Company's case, would amount to 57,931 maximum of the Estimated Offering Range. See "Management - Benefits - Stock Option Plan."


         Recognition and Retention Plan. Following consummation of the Reorganization, the Company intends to adopt a recognition and retention plan for the benefit of the directors, officers and employees of the Company and the Bank (the "Recognition Plan" or "RRP"). The Recognition Plan will not be implemented prior to the receipt of stockholder approval of the plan. It is expected that the Recognition Plan will be submitted to stockholders for approval at the same time as the Stock Option Plan. Upon the receipt of such approval, the Recognition Plan is expected to purchase a number of shares of Common Stock either from the Company or in the open market equal to an aggregate of 4% of the shares of Common Stock sold in the Offerings (80,500 shares or $805,000 at the maximum of the Estimated Offering Range). Similar to the treatment of the Stock Option Plan, current OTS regulations provide that, with respect to stock benefit plans such as the Recognition Plan implemented within one year of a mutual holding company reorganization and stock issuance, an aggregate of no more than 30% of the shares available under such plan may be awarded to non-employee directors and no more than 25% of the shares available under such plan may be awarded to any individual officer. See "Management - Benefits - Recognition Plan."

         The following table presents the dollar value at the minimum and the maximum of the Estimated Offering Range of the shares to be reserved for, or purchased for distribution by, the proposed stock benefit plans to be implemented upon consummation of the Reorganization, as well as the percentage of issued and outstanding shares of Common Stock which will be represented by such shares.



                                         Value of Shares(1)
                             --------------------------------------------
                                  At the                        At the
                                Minimum of                    Maximum of                   Percentage of
                                Estimated                     Estimated                    Issued and
Stock Benefit Plans:         Valuation Range               Valuation Range            Outstanding Shares(2)
--------------------         ---------------               ---------------            ---------------------
                                          (Dollars in Thousands)
Stock Option Plan                 NA(3)                       NA(3)                             4.17%
RRP                             $  806                        $  927                            1.74
ESOP                             1,370                         1,854                            3.48


-----------------
(1) Assumes that the value is equal to the Purchase Price of $10.00 per share.

(2) Reflects shares in stock benefit plans as a percentage of total issued and outstanding shares including shares to be issued to the MHC and the Foundation. Shares to be reserved for issuance under the Stock Option Plan are assumed to be issued and outstanding pursuant to option exercises only for purposes of computing the percentage of the Stock Option Plan. Otherwise, no exercise of stock options is assumed, and shares for the RRP are assumed to be purchased on the open market.

(3) Awards under Stock Option Plan are not valued as value is realized only to the extent the market value of Common Stock increases subsequent to the date of grant.

         Employment Agreements. Upon consummation of the Reorganization, the Bank intends to enter into a two-year employment agreement with Mr. Frederick A. Marcell, Jr., President. If the employment of Mr. Marcell is terminated as a result of a change in control of the Company, he would be entitled to a cash severance amount equal to two times his base salary and annual bonus (or $327,000, assuming such change in control had occurred on June 30, 1998). At least 60 days prior to each annual anniversary date of the employment agreement, the Boards of Directors of the Bank shall determine whether or not to continue the term of the agreement. In addition, the three other current executive officers of the Bank will enter into one-year employment agreements with the Bank upon consummation of the Reorganization. See "Management - Management of the Bank - Employment Agreements."

Prospectus Delivery and Procedure for Purchasing Shares

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery of the Prospectus in accordance with Rule 15c2-8. Order forms will be distributed only with a Prospectus. The Company and the Bank will accept for processing only orders submitted on original order forms. Copies of order forms will not be accepted nor will order forms unaccompanied by a properly executed certification form be accepted. Payment by check, money order, cash or debit authorization to an existing account at the Bank must accompany the order form. No wire transfers will be accepted.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the close of business on the Eligibility Record Date (June 30, 1997) or the Supplemental Eligibility Record Date (__________, 1998), and/or depositors and certain borrowers as of the close of business on the Voting Record Date (__________, 1998), must properly and fully list all accounts on the stock order form giving all names as reflected on each account and the correct account numbers. The records of the Bank will be deemed to control with respect to all matters related to the existence of subscription rights and/or one's ability to purchase shares of Common Stock in the Subscription Offering. See "The Reorganization and Stock Issuance - Procedure for Purchasing Shares in the Subscription Offering."


         In order to purchase shares of Common Stock in the Offerings, subscribers must submit a properly completed order form as well as a related certification form. The certification form is required pursuant to regulations of the OTS. It is the Bank's understanding that the certification form is merely to provide furhter assurance that investors have received a Prospectus, advises investors that certain risk factors are discussed in Prospectus and that the shares of Common Stock are not insured deposits nor are they guaranteed by the Bank or any government agency. The certification form will be used only in the determination whether shares of Common Stock should be issued and will not be used by the Company or the Bank for any purpose subsequent to such issuance. Execution of the certification form will not constitute a waiver of any rights that an investor may have under the Securities Act of 1933.


Use of Proceeds


         The net proceeds from the sale of the shares of Common Stock in the Offerings are estimated to be between $16.2 million and $22.2 million ($25.6 million assuming a 15% increase in the Estimated Offering Range), depending on the number of shares of Common Stock sold and the expenses of the Reorganization. See "Pro Forma Data." The Company will purchase all of the capital stock of the Bank to be issued in the Reorganization in exchange for 50% of the Offerings proceeds (net of expenses and the loan to be made to the ESOP) and will retain the remaining net proceeds as its initial capitalization. The Company intends to use a portion of the net proceeds retained by it to make a loan directly to the ESOP to enable the ESOP to purchase up to 8% of the shares of Common Stock sold in the Stock Issuance. The amount of the loan is expected to be between $1.4 million and $1.9 million at the minimum and maximum of the Estimated Offering Range, respectively. See "Management - Management of the Company - Benefits - Employee Stock Ownership Plan." The remaining net proceeds retained by the Company initially may be used to invest in U.S. Government and federal agency securities of various maturities, mortgage-backed or other securities, deposits in either the Bank or other financial institutions, or a combination thereof. Ultimately, the portion of net proceeds retained by the Company may be used to support the Bank's lending activities, to support the future expansion of operations through establishment of additional branch offices or other customer facilities, acquisitions of other financial service organizations, such as other savings institutions or commercial banks (although no such transactions are specifically being considered at this time), and for other business and investment purposes, including the payment of regular cash dividends and possible repurchases of the Company's Common Stock. See "Dividend Policy." Funds contributed to the Bank from the Company will be used for general business purposes. The proceeds will be used to support the Bank's lending and investment activities and thereby enhance the Bank's capabilities to serve the borrowing and other financial needs of the communities it serves. In addition, the Bank may use a portion of the net proceeds to repay borrowings in the ordinary course. See "Use of Proceeds."


Dividends

         Following consummation of the Reorganization, the Board of Directors of the Company intends to consider implementation of a policy of paying quarterly cash dividends on the Common Stock. However, there has been no determination made at this point in time as to the initial rate of dividend, if any, to be paid on the Common Stock. Declarations of dividends by the Company's Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Company in the Reorganization, investment opportunities available to the Company or the Bank, capital requirements, the Company's and the Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. The payment of dividends by the Company also will depend, in part, on the payment of dividends by the Bank to the Company, which Bank dividends are subject to OTS regulations. See "Regulation--the Bank--Capital Distributions." It is currently unclear what limitations may exist with respect to the Company's ability to pay dividends since the OTS has not promulgated regulations with respect to this matter. However, the OTS may, by regulation or otherwise, impose similar restrictions on the Company's ability to pay dividends as are imposed on the Bank. There can be no assurances that dividends will in fact be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods. Furthermore, the Company has committed that it will not pay or undertake any action to affect a return of capital for one year following the Stock Issuance. For a more detailed discussion of the factors that may affect the payment of dividends, see "Dividend Policy."

Waivers of Dividends by the MHC

         It has been the recent practice of the OTS to permit mutual holding companies to waive the receipt of cash dividends declared by savings association subsidiaries or subsidiary holding companies on a case-by-case basis and subject to the satisfaction of certain conditions, although there can be no assurance that the OTS will permit future dividend waivers, or of the terms of such permitted waivers. The Board of Directors of the MHC, which initially will consist of the same individuals as the Board of Directors of the Bank, will determine whether the MHC will waive receipt of such dividends as such dividends are declared by the Company. The MHC may elect to receive dividends and to utilize the dividends received, if any, for general corporate purposes and to fund the purchase of Common Stock in the open market, as well as the payment of miscellaneous expenses. Any waiver of dividends by the MHC may result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of a stock holding company should the MHC convert from the mutual to stock form of organization. Such an adjustment would have the effect of diluting the ownership interest of stockholders other than the MHC. The Board of Directors of the MHC presently intends to waive the receipt of dividends declared by the Company and to seek OTS approval to do so. See Risk Factors - Waiver of Dividends by the MHC," "MHC Conversion to Stock Form" and "Dividend Policy."

Conversion of the MHC to Stock Form

         Although the MHC may convert to the stock form of organization (a "Conversion Transaction") in the future and OTS regulations provide for a Conversion Transaction, there can be no assurance when, if ever, a Conversion Transaction will occur, or what conditions may be imposed by the OTS on any Conversion Transaction. Any Conversion Transaction would be subject to federal securities laws and the regulations of the OTS in effect at the time of the Conversion Transaction. In the event of a Conversion Transaction, subject to OTS approval, (i) the stockholders of the Company other than the MHC will be entitled to exchange their shares of Common Stock for shares of the stock holding company in a manner that is deemed fair and reasonable to the stockholders and subject to the stock purchase limitations of the OTS conversion regulations (which may require, as a condition to the approval of the Conversion Transaction by the OTS, that certain insiders of the Company who have accumulated shares in excess of the stock purchase limitations of the Conversion Transaction to divest such shares, and may also potentially restrict or prohibit additional purchases of common stock of the stock holding company in the Conversion Transaction by other stockholders that could be in excess of such stock purchase limitation), or (ii) the MHC may conduct a Conversion Transaction that does not exchange shares of Common Stock for stock of the stock holding company; provided, however, the MHC must purchase all shares not owned by it simultaneously with the closing of such Conversion Transaction at the fair market value of such shares, determined as if such shares had such exchange rights, as determined by an independent appraisal. The precise treatment of a Conversion Transaction by the OTS cannot be determined at this time and the OTS may impose, or the regulations of the OTS may require, restrictions or conditions that may adversely affect minority stockholders. See "MHC Conversion to Stock Form."

Market for Common Stock

         The Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Company has applied to have the Common Stock listed on the Nasdaq National Market under the symbol "WGBC." Keefe, Bruyette has indicated its intention to act as a market maker in the Common Stock following the consummation of the Reorganization, depending on trading volume and subject to compliance with applicable laws and regulatory requirements. Furthermore, Webb has agreed to use its best efforts to assist the Company in obtaining additional market makers for the Common Stock. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Reorganization. See "Risk Factors -- Absence of Market for the Common Stock" and "Market for the Common Stock."

Risk Factors

         See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors, including, among other factors, control of the Company by the MHC, waiver of dividends by the MHC, the potential for a low return on equity following the Reorganization and the uncertainty as to future growth opportunities, the dilutive effect of the issuance of additional shares of Common Stock, the charitable foundation to be established in connection with the Reorganization, the potential effects of changes in interest rates and the current interest rate environment, risks related to construction and land development loans, multi-family residential real estate loans, commercial real estate loans and commercial business loans, competition, the Bank's geographic concentration of loans, certain anti-takeover provisions, regulatory oversight, the absence of a market for the Common Stock, a possible increase in the number of shares issued in the Reorganization, potential increased compensation expenses after the Reorganization, possible adverse tax consequences of the distribution of subscription rights to purchase the Common Stock, compliance with the Year 2000 issues, certain additional anti-takeover considerations and the potential delay in consummation of the Reorganization and the irrevocability of orders.

                        SELECTED FINANCIAL AND OTHER DATA
                             (Dollars in Thousands)

         The following selected historical financial data is derived in part from, should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of the Bank, including the related notes, included elsewhere herein.


                                                                               At June 30,
                                              ----------------------------------------------------------------------

                                                 1998            1997           1996           1995          1994
                                              ----------      ----------     ----------     ----------    ----------
Selected Financial Condition Data:
   Total assets.............................    $405,374        $354,679      $312,326       $293,589       $232,551
   Cash and cash equivalents................      18,291           4,204         4,282          6,871          6,488
   Investment securities held to maturity...          --           3,999            --         55,480         61,341
   Securities available for sale............      48,111          45,766        50,163            742            180
   Loans available for sale.................      12,152           6,173         5,140          9,370            562
   Loans receivable, net....................     315,705         284,596       243,310        210,212        151,341
   Real estate held for investment, net.....          --             180           204            206            206
   Deposits.................................     340,793         309,726       267,695        237,645        204,022
   Borrowings...............................      21,000           6,500        10,120         22,620            120
   Total Equity.............................      35,945          33,122        30,374         28,420         24,615

                                                                           Year Ended June 30,
                                              ----------------------------------------------------------------------

                                                 1998            1997           1996           1995          1994
                                              ----------      ----------     ----------     ----------    ----------
Selected Operating Data:
   Interest income..........................    $ 28,604        $ 25,423      $ 22,105       $ 19,848       $ 15,630
   Interest expense.........................      15,097          13,817        12,370         10,207          6,920
                                                --------        --------      --------       --------       --------
   Net interest income......................      13,507          11,606         9,735          9,641          8,710
   Provision for loan losses................         993             185           210             60            156
                                                --------        --------      --------       --------       --------
   Net interest income after provision for
     loan losses............................      12,514          11,421         9,525          9,581          8,554
   Non-interest income......................         760             786         1,245          1,553          1,500
   Non-interest expense.....................       9,462           8,284         6,024          5,598          4,179
                                                --------        --------      --------       --------       --------
   Income before income taxes...............       3,812           3,923         4,746          5,536          5,875
   Income taxes.............................       1,367           1,548         1,744          2,108          2,157
   Change in accounting principle...........          --              --            --             --            333
                                                --------        --------      --------       --------       --------
   Net income...............................    $  2,445        $  2,375      $  3,002       $  3,428       $  4,051
                                                ========        ========      ========       ========       ========



Key Operating Ratios:(1)

                                                                      At or For the Year Ended June 30,
                                               ---------------------------------------------------------------------

                                                 1998            1997           1996           1995          1994
                                               ----------      ----------      ----------    ----------   ----------
Performance Ratios:
   Return on average assets...................     0.65%           0.71%           1.02%         1.28%        1.97%
   Return on average equity...................     6.81            7.54           10.11         12.73        17.67
   Average interest-earning assets to average
     interest-bearing liabilities.............   108.22          108.06          108.74        108.78       110.26
   Interest rate spread(2)....................     3.36            3.21            3.02          3.35         4.01
   Net interest margin(2).....................     3.71            3.56            3.40          3.69         4.36

Asset Quality Ratios:
   Nonperforming assets to total assets at end
     of period(3).............................     0.37%           0.54%           0.87%         0.20%        0.28%
   Allowance for loan losses to nonperforming
     loans at end of period...................   178.98           87.62           71.67        291.89       257.41
   Allowance for loan losses to total loans at
     end of period............................     0.83            0.58            0.79          0.81         1.08

Capital and Other Ratios:
   Average equity to average assets...........     9.59%           9.39%          10.09%        10.02%       11.17%
   Tangible equity to assets at end of
       period.................................     8.32            8.70            9.00          8.60         9.02
   Total capital to risk-weighted assets......    14.89           15.87           16.06         18.17        20.13


----------
(1) With the exception of end of period ratios and ratios for the years ended December 31, 1994 and 1995, ratios are based on average daily balances during the respective periods. Ratios for 1994 and 1995 are based on average month-end balances.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.
(3) Nonperforming assets consist of non-accrual loan and accruing loans 90 days or more past due. The Bank had no real estate acquired through foreclosure or by deed-in-lieu thereof ("REO") at any of the year ends.

                         SUMMARY OF RECENT DEVELOPMENTS
                             (Dollars in Thousands)


         The selected financial and other data of the Bank set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the financial statements and related notes, appearing elsewhere herein. In the opinion of management, financial information at September 30, 1998 and for the three months ended September 30, 1998 and 1997 reflect all adjustments (consisting only of normal recurring accruals) which are necessary to present fairly the results for such periods. Results for the three month periods ended September 30, 1998 and 1997 may not be indicative of operations of the Bank on an annualized basis.



                                                                          At                           At
Selected Financial Condition Data:                                September 30, 1998             June 30, 1998
                                                                  ------------------             -------------
   Total assets...............................................         $398,723                    $405,374
   Cash and cash equivalents..................................           25,854                      18,291
   Investment securities held to maturity.....................               --                          --
   Securities available for sale..............................           36,338                      48,111
   Loans available for sale...................................            5,661                      12,152
   Loans receivable, net......................................          320,529                     315,705
   Real estate held for investment, net.......................               --                          --
   Deposits...................................................          342,955                     340,793
   Borrowings.................................................           14,000                      21,000
   Total equity...............................................           37,125                      35,945


                                                                       Three Months Ended September 30,
                                                                       --------------------------------
Selected Operating Data:                                                   1998                 1997
                                                                           ----                 ----
   Interest income............................................           $7,605               $6,843
   Interest expense...........................................            3,962                3,674
   Net interest income........................................            3,643                3,169
   Provision for loan losses..................................               90                   90
   Net interest income after provision for loan
     losses...................................................            3,553                3,079
   Non-interest income........................................              301                  161
   Non-interest expense.......................................            2,205                1,887
   Income before income taxes.................................            1,649                1,353
   Income taxes...............................................              611                  486
   Net income.................................................            1,038                  867


Key Operating Ratios:                                                   At or For the Three Months
                                                                            Ended September 30,
                                                                        --------------------------
Performance Ratios:                                                     1998                  1997
                                                                        ----                  ----
   Return on average assets.....................................         1.04%                0.97%
   Return on average equity.....................................        11.16                10.08
   Average interest-earning assets to average
     interest-bearing liabilities...............................       108.64               108.08
   Interest rate spread(1)......................................         3.39                 3.30
   Net interest margin(1).......................................         3.74                 3.64


Asset Quality Ratios:
   Nonperforming assets to total asset at end of
     period(2)..................................................         0.43%                0.31%
   Allowance for loan losses to nonperforming
     loans at end of period.....................................       161.80               157.22
   Allowance for loan losses to total loans at
     end of period..............................................         0.84                 0.58


Capital and Other Ratios:
   Average equity to average assets.............................         9.30%                9.59%
   Tangible equity to assets at end of period...................         8.74                 8.84
   Total capital to risk-weighted assets........................        14.94                15.24


----------
(1) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.


(2) Nonperforming assets consist of non-accrual loan and accruing loans 90 days or more past due. The Bank has no real estate acquired through foreclosure or by deed-in-lieu thereof ("REO") at any of the period ends.


         At September 30, 1998, Willow Grove's total assets amounted to $398.7 million compared to total assets of $405.4 million at June 30, 1998. The $6.7 million, or 1.6%, decrease in total assets was due primarily to decreases in securities available for sale and loans available for sale. The Bank's deposits amounted to $343.0 million at September 30, 1998 compared to $340.8 million at June 30, 1998. Borrowings decreased to $14.0 million at September 30, 1998 from $21.0 million at June 30, 1998. The Bank's total equity increased by $1.2 million, or 3.3%, to $37.1 million at September 30, 1998 compared to $35.9 million at June 30, 1998. The increase in total equity was primarily due to the continued profitable operations of the Bank.

         Net income amounted to $1.0 million for the three months ended September 30, 1998 compared to $867,000 for the three months ended September 30, 1997. The $171,000, or 19.7%, increase in net income during the first quarter of fiscal 1999 was due primarily to a $762,000 increase in interest income, which was partially offset by a $228,000 increase in interest expense and a $323,000 increase in non-interest expense.

         Net interest income increased by $474,000, or 15.0%, for the three months ended September 30, 1998 compared to the same period in 1997. The increase in net interest income was due to a $762,000 increase in interest income which was partially offset by a $288,000 increase in interest expense. The Bank's interest rate spread increased to 3.39% for the first quarter of fiscal 1999 from 3.30% for the comparable prior year period. Willow Grove's ratio of average interest-earning assets to average interest-bearing liabilities and its net interest margin both increased during the three months ended September 30, 1998 compared to the three months ended September 30, 1997. Such increases reflect, in part, Willow Grove's continuing efforts to increase its loan originations, particularly with respect to relatively higher yielding home equity and commercial loans.


         The Bank's provision for loan losses was $90,000 for both the three months ended September 30, 1998 and 1997. While the provision for loan losses was the same in each quarter, the amounts were determined by management's individual assessment of the risk elements in the Bank's portfolio at each respective period ends. At September 30, 1998, the Bank's total non-performing loans amounted to $1.7 million. The Bank's allowance for loan losses amounted to $2.8 million at September 30, 1998, representing 0.84% of total loans and 161.8% of non-performing loans at such date.

         Non-interest income increased by $140,000, or 87.0% to $301,000 for the three months ended September 30, 1998 compared to the same period in 1997. The primary reason for the increase in non-interest income during the quarter was increased levels of loan sales, late charges as well as increased transaction fees from the Bank's automated teller machines ("ATM") and growth in transaction accounts.


         Non-interest expense amounted to $2.2 million for the three months ended September 30, 1998 compared to $1.9 million for the three months ended September 30, 1997. The $318,000, or 16.9% increase in non-interest expenses during the 1998 period primarily reflects the increased number of Bank employees during the 1998 period.


         Willow Grove's income tax expenses amounted to $611,000 and $486,000 for the three months ended September 30, 1998 and 1997, respectively. The increase in the 1998 period primarily was the result of the increase in taxable income during the period. The Bank's effective tax rate was 37.1% for the quarter ended September 30, 1998 compared to 35.9% for the comparable quarter in 1997.

         At September 30, 1998, the Bank's tangible and core capital both amounted to $35.0 million or 8.74% of adjusted total assets of $397.0 million, and the Bank's risk-based capital amount to $37.0 million or 14.94% of adjusted risk-weighted assets of $250.3 million.

                                  RISK FACTORS

         The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered by investors in deciding whether to make an investment in the Common Stock offered hereby.

Control of the Company by the MHC

         The Company is required to be a majority-owned subsidiary of the MHC as long as the MHC remains in existence. Following the Stock Issuance and assuming the contribution to the Foundation of 4.0% of the shares of Common Stock sold in the Offerings, the MHC will own 54.7% of the outstanding Common Stock. Holders of deposit accounts in the Bank will be entitled to vote on all matters presented to the members of the MHC for resolution by vote, including, without limitation, election of directors of the MHC. Prior to the Reorganization, members of the Bank generally granted revocable proxies to the Board of Directors of the Bank, and members of the MHC may grant proxies to the Board of Directors of the MHC after the Reorganization. According to regulations of the OTS, the revocable proxies that members of the Bank have granted to the Board of Directors of the Bank, which confer on the Board of Directors of the Bank general authority to cast a member's vote on any and all matters presented to the members, shall be deemed to cover the member's votes as members of the MHC, and such authority shall be conferred on the Board of Directors of the MHC. The use of such proxies will facilitate control over the MHC by the MHC's Board of Directors and thereby control of the Company by virtue of the MHC's ownership of a majority of the outstanding shares of Common Stock. The MHC will be able to elect all of the members of the Board of Directors of the Company and will be able to control the outcome of most matters presented to the stockholders of the Company for resolution by vote, excluding certain matters related to stock compensation plans and certain votes regarding a conversion to stock form by the MHC. Therefore, purchasers of the Common Stock in the Offerings will be minority stockholders of the Company ("Minority Stockholders") and, as such, will not be able to elect directors or effect a change of control in management of the Company.

         No assurances can be given that the MHC or the Company will not take action which the Minority Stockholders believe to be contrary to their interests at some future time. For example, the MHC or the Company could revise the Bank's dividend policy, prevent a Conversion Transaction or defeat a candidate for the Bank's Board of Directors or other proposals put forth by the Minority Stockholders. Moreover, the MHC's ownership of a majority of the outstanding shares of Common Stock, the MHC's mutual form of organization and, to a lesser extent, provisions in the Company's Charter and Bylaws that eliminate cumulative voting for the election of directors, authorize the issuance of additional amounts of capital stock and require staggered terms for members of the Board of Directors, are likely to perpetuate existing management and directors and discourage certain transactions that involve an actual or threatened change in control of the Company. See "Certain Restrictions on Acquisition of the Company and the Bank."

Waiver of Dividends by the MHC

         The Board of Directors of the MHC will determine whether the MHC will waive the receipt of dividends declared by the Company each time the Company declares a dividend. The Board of Directors of the MHC presently intends to waive the receipt of dividends declared by the Company. OTS regulations require the MHC to notify the OTS of any proposed waiver of the right to receive dividends. It is the OTS' recent practice to review dividend waiver notices on a case-by-case basis, and, in general, not to object to any such waiver if: (i) the mutual holding company's board of directors determine that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the subsidiary holding company is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered to be a restriction on the stockholders' equity of the subsidiary holding company, which restriction, if material, is disclosed in the public financial statements of the subsidiary holding company as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with Statement of Financial Accounting Standards No. 5, where the subsidiary holding company determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; (iv) the amount of any waived dividend is considered as having been paid by the subsidiary holding company in evaluating any proposed dividend under OTS capital distribution regulations; and (v) in the event the mutual holding company converts to stock form, the appraisal submitted to the OTS in connection with the Conversion Transaction takes into account the amount of the dividends waived by the mutual holding company. In addition, the OTS has announced that the dividends waived by mutual holding companies will affect the ratio pursuant to which shares of common stock of a subsidiary holding company held by minority stockholders would be exchanged for shares of common stock of the converted holding company in a Conversion Transaction. The OTS will not permit a pro rata exchange if the mutual holding company has waived the receipt of cash dividends by the subsidiary holding company. Accordingly, the precise treatment of any Conversion Transaction cannot be assured. Any waiver of dividends by the MHC is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of the converted MHC in a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' interests. See "MHC Conversion to Stock Form."

Potential Low Return on Equity Following the Reorganization; Uncertainty as to Future Growth Opportunities


         At June 30, 1998, the Bank's ratio of equity to assets was 8.9%. The Company's equity position will be significantly increased as a result of the Stock Issuance. On a pro forma basis as of June 30, 1998, assuming the sale of the shares of Common Stock at the maximum of the Estimated Offering Range, the Company's ratio of equity to assets would be 13.08%. The Company's ability to leverage this capital will be significantly affected by industry competition for loans and deposits. The Company currently anticipates that it will take time to prudently deploy such capital. As a result, the Company's return on equity initially is expected to be below the industry average after the Reorganization.

         In an effort to fully deploy post-Reorganization capital, in addition to attempting to increase its loan and deposit growth, the Company may seek to expand its banking franchise by establishing new branch offices and/or by acquiring other financial institutions or branches in the greater Philadelphia metropolitan area. The Bank's total assets and total deposits increased by 29.8% and 27.3%, respectively, from June 30, 1996 to June 30, 1998. The Company's ability to grow through selective acquisitions of other financial institutions or branches of such institutions will be dependent on successfully identifying, acquiring and integrating such institutions or branches. There can be no assurance the Company will be able to generate internal growth or to identify attractive acquisition candidates, acquire such candidates on favorable terms or successfully integrate any acquired institutions or branches into the Company. Neither the Company nor the Bank has any specific plans, arrangements or understandings regarding any such expansions or acquisitions at this time, nor have criteria been established to identify potential candidates for acquisition.

Potential Increased Compensation Expense After the Reorganization


         Current accounting standards for employee stock ownership plans require an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan, rather than an amount equal to the cost basis of such shares. If the shares of Common Stock appreciate in value over time, additional shares committed to be released will result in increased compensation expense with respect to the ESOP as compared with prior periods. It is impossible to determine at this time the extent of such impact on future net income. See "Pro Forma Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Impact of Accounting Pronouncements." In addition, after consummation of the Reorganization, the Company intends to implement, subject to stockholder approval (which approval cannot be obtained earlier than six months subsequent to the Reorganization), the Recognition Plan. Upon implementation, the release of shares of Common Stock from the Recognition Plan will result in additional compensation expense. See "Pro Forma Data" and "Management - Benefits
- Recognition Plan." Assuming that shares of Common Stock are valued at the Purchase Price, the value of shares to be issued under the RRP will be between $685,000 and $927,000 at the minimum and maximum of the Estimated Offering Range, respectively, while the value of the shares to be purchased by the ESOP will be between $1.4 million and $1.9 million at the minimum and the maximum of the Estimated Offering Range, respectively.


Risks Related to Construction and Land Development Loans, Multi-Family Residential Real Estate Loans, Commercial Real Estate Loans and Commercial Business Loans

         Consistent with its strategy to become more like a full-service community bank, in recent years Willow Grove has increased its efforts to originate construction loans, multi-family residential real estate loans and commercial real estate loans, which amounted to $13.6 million (or 4.0% of the total loans receivable), $7.5 million (or 2.2% of the total loans receivable) and $24.5 million (or 7.2% of the Bank's total loans receivable), respectively, at June 30, 1998. The Bank also has commenced a program designed to attract commercial business loans, which amounted to $5.4 million, or 1.6% of the Bank's total loans receivable at June 30, 1998.

         Construction and land development lending, multi-family residential real estate lending and commercial real estate lending generally are considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful operation of the project for repayment, loan terms which often do not require full amortization of the loan over its term and successfully developing and/or selling the property. In addition, risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a project, when completed, having a value which is insufficient to assure full repayment. See "Business - Lending Activities." Commercial business loans are generally considered to involve a higher degree of risk than residential mortgage loans because the collateral may be in the form of intangible assets and/or inventory subject to market obsolescence. Commercial business loans may involve large loan balances to single borrowers or groups of related borrowers, with the repayment of such loans typically dependent on the successful operations and income stream of the borrower. Such risks can be significantly affected by economic conditions. In addition, commercial business lending generally requires substantially greater oversight efforts compared to residential real estate lending. As of June 30, 1998, the Bank had no non-performing construction and land development loans, multi-family residential real estate loans or commercial real estate loans. See "Business - Asset Quality - NonPerforming and Under-Performing Assets."

Dilutive Effect of Issuance of Additional Shares


         If the Recognition Plan is approved by stockholders of the Company, the Recognition Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock sold in the Offerings. If such shares are acquired at a per share price equal to the Purchase Price, the cost of such shares would be $927,000, assuming the number of shares of Common Stock sold are equal to the maximum of the Estimated Offering Range. The value of shares awarded under the Recognition Plan will be expensed as they are earned by plan participants. Such shares of Common Stock may be acquired in the open market with funds provided by the Company, if permissible, or from authorized but unissued shares of Common Stock. In the event that the Recognition Plan acquires authorized but unissued shares of Common Stock from the Company, the interests of existing stockholders will be diluted. Assuming the issuance of 2,317,250 shares of Common Stock and the contribution of 92,690 shares of Common Stock to the Foundation, the issuance of authorized but unissued shares of Common Stock to such plan in an amount equal to 4% of the shares of Common Stock sold in the Offerings would dilute the voting interests of existing stockholders by approximately 0.4%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. See "Pro Forma Data" and "Management Benefits - Recognition Plan."

         If the Stock Option Plan is approved by stockholders of the Company, the Company intends to reserve for future issuance pursuant to such plan a number of shares of Common Stock equal to an aggregate of 10% of the shares of Common Stock sold (231,725 shares, based on the sale of the maximum 2,317,250 shares). Such shares may be authorized but previously unissued shares, treasury shares or shares purchased by the Company in the open market or from private sources. Assuming the sale of 2,317,250 shares and the contribution of 92,690 shares of Common Stock to the Foundation, if only authorized but previously unissued shares are used under such plan, the issuance of the total number of shares available under such plan would dilute the voting interests of existing Minority Stockholders by approximately 1.8%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. See "Pro Forma Data" and "Management - Benefits."

Establishment of the Foundation

         Pursuant to the Plan, the Company intends to voluntarily establish a charitable foundation in connection with the Reorganization. The Plan provides that the Foundation will be incorporated under Delaware law as a nonstock corporation and will be funded with shares of Common Stock contributed by the Company. The contribution of Common Stock to the Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of the Company in fiscal 1999, the year in which the Foundation will be or is to be established.


         Dilution of Stockholders' Interests. The Company proposes to fund the Foundation with a contribution of shares of Common Stock equal to 4.0% of the shares of Common Stock sold in the Offerings. Assuming the sale of the shares of Common Stock at the maximum of the Estimated Offering Range, upon completion of the Reorganization and establishment of the Foundation, the Company will have 5,325,190 shares of Common Stock issued and outstanding of which the Foundation will own 92,690 shares of Common Stock, or 1.7%, and the Minority Stockholders will own 2,317,250 shares, or 43.5%. As a result, persons purchasing shares of Common Stock in the Offerings will have their ownership and voting interests in the Company diluted. See "Pro Forma Data."

         Impact on Earnings. The contribution of Common Stock to the Foundation will have a significant adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of Common Stock to the Foundation in the quarter in which it occurs, which is expected to be the second quarter of fiscal 1999. The contribution expense will be partially offset by the tax benefit related to the expense. The Company and the Bank have been advised by their independent tax advisors that the contribution to the Foundation will be tax deductible, subject to an annual limitation based on 10% of the Company's annual taxable income. Assuming a contribution of $927,000 in Common Stock, the Company estimates a net tax effected expense of $612,000 (based on a 34.0% tax rate). If the Foundation had been established at June 30, 1998, the Bank would have reported net income of $1.8 million for the year ended June 30, 1998 rather than reporting net income of $2.4 million. Management cannot predict earnings for fiscal 1999, but expects that the establishment and funding of the Foundation will have a significant adverse impact on the Company's earnings for such year. In addition to the anticipated costs related to the Foundation, the Bank may make additional cash contributions pursuant to its Community Enrichment Program. See "Summary - The Willow Grove Foundation."


         Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above-described purposes would qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code of 1986, as amended (the "Code"), and would be classified as a private foundation. Because the MHC is deemed to be a "disqualified person" (as defined under the Code), in order to avoid certain excise tax provisions, which could be significant, the Foundation may not own more than 2.0% of the issued and outstanding shares of Common Stock. The Bank considered such excise tax provisions and determined that it would be prudent to ensure that the initial contribution of Common Stock to the Foundation be within the 2.0% safe-harbor provided by the Code. The Bank anticipates that the Bank and the Foundation will monitor the Foundation's ownership interest in Common Stock and will take actions as may be appropriate in order to ensure continued compliance with the safe-harbor. The Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent tax advisors that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the condition expected to be required by regulatory authorities that Common Stock issued to the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Reorganization and Stock Issuance - Establishment of the Foundation-Regulatory Conditions Imposed on the Foundation." Consistent with this condition, in the event that the Company or the Foundation receives an opinion of its legal counsel that compliance with the voting restriction would (i) cause a violation of Delaware law and the OTS determines that federal law would not preempt the application of the laws of Delaware to the Foundation, (ii) have the effect of causing the Foundation to lose its tax-exempt status, or otherwise have a material and adverse tax consequence on the Foundation or (iii) subject the Foundation to an excise tax under Section 4941 of the Code, the OTS shall waive such voting restriction upon submission of a legal opinion by the Company or the Foundation that is satisfactory to the OTS. The independent tax advisors' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Thus, while the Company would have generated a tax benefit of approximately $315,000 in fiscal 1998 (based upon a contribution of $927,000 of Common Stock and the Bank's pre-tax income for fiscal 1998), as a result of the limitation on deductible amounts, the Company expects to carry over the excess contribution in the five following years. The Company estimates that for federal income tax purposes, a substantial portion of the deduction should be deductible over the six-year period. Although the Company and the Bank have received an opinion of their independent tax advisors that the Company will be entitled to the deduction of the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Foundation would have to be fully expensed, resulting in further reduction in earnings in the year in which the IRS makes such a determination.


         The Foundation will receive working capital from any dividends that may be paid on the Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets.

         Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Reorganization. The establishment of the Foundation was taken into account by RP Financial in determining the estimated pro forma market value of the shares of Common Stock. The aggregate price of the shares of Common Stock being offered in the Offerings is based upon the independent appraisal conducted by RP Financial of the estimated pro forma market value of the Common Stock. The pro forma aggregate price of the shares of Common Stock being offered for sale in the Offerings is currently estimated to be between $17.1 million and $23.2 million, with a midpoint of $20.2 million. The pro forma price to book ratio and the pro forma price to earnings ratio, at and for the year ended June 30, 1998, are 95.8% and 18.2x, respectively, at the maximum of the Estimated Offering Range. In the event that the Reorganization and Stock Issuance did not include the Foundation, RP Financial has estimated that the estimated pro forma market value of the shares of Common Stock sold in the Offerings would be $24.4 million at the maximum based on a pro forma price to book ratio and the pro forma price to earnings ratio at 97.9% and 18.2x, respectively. Assuming the Subscription Offering closes at the maximum of the Estimated Offering Range the contribution to the Foundation would amount to 92,690 shares of Common Stock (with a value of $927,000 based on the Purchase Price) and the amount of the shares of Common Stock sold would be $1.3 million less than the amount which would have been sold without the Foundation based on the estimate provided by RP Financial. Accordingly, certain account holders of the Bank who subscribe to purchase shares of Common Stock in the Subscription Offering would receive fewer shares depending on the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. See "Comparison of Valuation and Pro Forma Information with No Foundation." This estimate by RP Financial was prepared solely for purposes of providing Eligible Account Holders and subscribers with information with which to make an informed decision on the Reorganization.

         The decrease in the amount of shares of Common Stock being offered as a result of the contribution of Common Stock to the Foundation will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is in excess of its regulatory capital requirements and will further exceed such requirements following the Reorganization and Stock Issuance. The Bank's tangible and core capital ratios at June 30, 1998 would be 10.7% and its risk-based capital ratio would be 18.1%, respectively, and on a consolidated basis, the Company's pro forma stockholders' equity would be $55.6 million, or approximately 13.1% of pro forma consolidated assets, assuming the sale of shares of Common Stock at the maximum of the Estimated Offering Range. Pro forma stockholders' equity per share and pro forma diluted net earnings per share would be $10.44 and $0.55, respectively. If the Foundation were not being established in the Reorganization, based on the RP Financial estimate, the Company's pro forma stockholders' equity would be approximately $56.4 million, or approximately 13.2% of pro forma consolidated assets at the maximum of the Estimated Offering Range, and pro forma stockholders' equity per share and pro forma net earnings per share would be 10.21 and 0.55, respectively. See "Comparison of Valuation and Pro Forma Information with No Foundation."


         Potential Challenges. To date, there has been limited precedent with respect to the establishment and funding of a charitable foundation as part of a mutual holding company reorganization and stock issuance. In addition, establishment and funding of the Foundation will require the OTS to grant the Company and the Bank waivers from its regulations. As such, the Foundation and the OTS's non-objection to the Reorganization may be subject to potential challenges with respect to, among other things, the Company's and the Bank's ability to establish the Foundation, notwithstanding that the Board of Directors of the Bank and the Company have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to establish the Foundation as part of the Reorganization, and/or with respect to the OTS' authority to grant the waivers necessary to establish the Foundation. See "The Reorganization and Stock Issuance - Establishment of the Foundation-Purpose of the Foundation." If challenges were to be instituted seeking to require the Bank and the Company to eliminate establishment of the Foundation in connection with the Reorganization no assurances can be made that the resolution of such challenges would not result in a delay in the consummation of the Reorganization or that any objecting persons would not be ultimately successful in obtaining such removal or other relief against the Bank and the Company. In addition, if the Bank and the Company are forced to eliminate the Foundation, it could affect the amount of orders received in the Offerings and, if the number of shares of Common Stock subscribed for times the Purchase Price would be either below the minimum or more than 15% above the maximum of the Estimated Offering Range, then the Company may be required to resolicit subscribers in the Offerings.


         Approval of Members. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Reorganization. If the Bank's members approve the Plan of Reorganization, but not the establishment of the Foundation, the Bank intends to complete the Reorganization and Stock Issuance without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the shares of Common Stock being offered for sale in the Offerings since the Estimated Offering Range, as set forth herein, takes into account the proposed contribution to the Foundation. If the pro forma market value of the Company without the Foundation is either greater than $26.6 million or less than $17.1 million or if the OTS otherwise requires a resolicitation of subscribers, the Bank will establish a new Estimated Offering Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest.) Any change in the Estimated Offering Range must be approved by the OTS. See "The Reorganization and Stock Issuance -Stock Pricing and Number of Shares to be Issued."


Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment

         The operations of depository institutions, including Willow Grove Bank, are substantially dependent on its net interest income, which is the difference between the interest income earned on its interest-earning assets and the interest expense paid on its interest-bearing liabilities. Like most savings institutions, the Bank's earnings are affected by changes in market interest rates, and other economic factors beyond its control. While the Bank's average interest rate spread increased from 3.02% for fiscal 1996 to 3.36% for fiscal 1998, no assurance can be given that the Bank's average interest rate spread will not decrease in future periods. Any such decrease in the Bank's average interest rate spread could adversely affect the Bank's net interest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management."

         If an institution's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the institution's interest-earning assets generally will adjust more slowly than the cost of its interest-bearing liabilities and, as a result, the institution's net interest income generally would be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. The Bank attempts to reduce the vulnerability of its operations to changes in interest rates by maintaining significant amounts of liquid assets and assets with relatively short estimated lives. Based upon certain repricing assumptions, the Bank's interest-earning liabilities repricing or maturing within one year exceeded its interest-bearing assets with similar characteristics by $46.1 million or 11.4% of total assets. Accordingly, an increase in interest rates generally would result in a decrease in the Bank's average interest rate spread and net interest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management."

         In addition to affecting interest income and expense, changes in interest rates also can affect the value of the Bank's interest-earning assets, which are comprised of fixed and adjustable-rate instruments, and the ability to realize gains from the sale of such assets. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates. At June 30, 1998, the Bank had $48.1 million of securities available for sale ($30.4 million of which had fixed-rates of interest) and $12.2 million of loans available for sale ($12.2 million of which had fixed-rates of interest.)

         The OTS has implemented an interest rate risk component into its risk-based capital rules, which is designed to calculate on a quarterly basis the extent to which the value of an institution's assets and liabilities would change if interest rates increase or decrease. If the net portfolio value of an institution would decline by more than 2% of the estimated market value of the institution's assets in the event of a 200 basis point increase or decrease in interest rates, then the institution is deemed to be subject to a greater than "normal" interest rate risk and must deduct from its capital 50% of the amount by which the decline in net portfolio value exceeds 2% of the estimated market value of the institution's assets, as of an effective date to be determined. As of June 30, 1998, if interest rates increased or decreased by 200 basis points, the Bank's net portfolio value would decrease by 30% and increase by 11%, respectively, of the estimated market value of the Bank's portfolio equity, as calculated by the OTS. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management." As a result of such interest rate risk, the Bank could be required to deduct $2.6 million in calculating its total regulatory capital if certain regulations were applicable, although even with such deduction the Bank would continue to be deemed "well-capitalized." See "Regulation - The Bank - Regulatory Capital Requirements."

         Changes in interest rates also can affect the average life of loans and mortgage-related and other securities. Decreases in interest rates in recent periods have resulted in increased prepayments of loans and mortgage-related securities, as borrowers refinanced to reduce borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. The Bank also has utilized FHLB advances as an additional source of funds. Such advances often have features permitting them to be called by the FHLB which subjects the Bank to interest rate risk if it is required to replace such borrowings. See "Business - Lending Activities."

Strong Competition Within the Bank's Market Area

         Competition in the banking and financial services industry is intense. In its market area, the Bank competes with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. The Bank estimates that it competes with approximately 36 other banks and savings institutions in its market area. The largest bank currently operating in the Bank's market area has over $2.0 billion in deposits in each of Bucks County and Montgomery County, Pennsylvania and has over 25% and 20% of the deposit market share in such respective counties. By comparison, Willow Grove's deposits in Bucks County and Montgomery County were $49.7 million and $260.0 million at June 30, 1997 (the most recent available data) representing approximately 0.7% and 2.3% of deposit market share at such date. Many of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services that the Bank does not or cannot provide. The profitability of the Bank depends upon its continued ability to successfully compete in its market area.

Geographic Concentration of Loans

         The market areas of the Bank are comprised primarily of Montgomery and Bucks Counties, Pennsylvania. The real estate loans of the Bank are primarily secured by properties located in such market area and its non-real estate loans are primarily made to local residents. Accordingly, the asset quality of the loan portfolios of the Bank are highly dependent upon the economy and the unemployment rate in the market area. While the economy of the Philadelphia suburbs generally has been stable in recent years, there is still potential for a significant degree of volatility in the local economy. No assurance can be given that downturns in the economy in the Bank's market area may not adversely affect the Bank's operations in the future. See "Business of Willow Grove - Market Area and Competition."

Regulatory Oversight and Legislation

         Willow Grove is subject to extensive regulation, supervision and examination by the OTS, as its chartering authority, and by the FDIC as insurer of deposits up to applicable limits. The Bank is a member of the FHLB System and is subject to certain limited regulations promulgated by the Federal Reserve Board. The MHC and the Company also will be subject to regulation and oversight by the OTS. Such regulation and supervision govern the activities in which an institution can engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking and thrift industries, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether by the OTS, the FDIC or Congress, could have a material impact on the Company, the Bank and their respective operations. See "Regulation."

         On September 30, 1996, the Deposit Insurance Funds ("DIF") Act of 1996 was enacted into law. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the financial condition or results of operations of the Bank. See "Regulation - The Bank."

         Legislation is proposed periodically providing for a comprehensive reform of the banking and thrift industries, and has included provisions that would (i) require federal savings associations to convert to a national bank or a state-chartered bank or thrift, (ii) require all savings and loan holding companies to become bank holding companies and (iii) abolish the OTS. It is uncertain when or if any of this type of legislation will be passed, and, if passed, in what form the legislation would be passed. As a result, management cannot accurately predict the possible impact of such legislation.

Absence of Market for the Common Stock

         The Company has never issued capital stock. Webb has been retained to assist in the distribution of the Common Stock on a "best efforts" basis and is not obligated to purchase any shares of Common Stock in the Offerings. The Company has applied to have its Common Stock quoted on the Nasdaq National Market, and there must be, among other things, at least three market makers for the Common Stock. Keefe, Bruyette has indicated its intention to make a market on the Common Stock, and the Company anticipates, based on advice received from representatives of Webb, that it will be able to secure at least two additional market makers for the Common Stock. See "Market for the Common Stock."

         Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank, or any market maker. Because there can be no assurance that buyers and sellers of the Common Stock can be readily matched, investors may wish to consider the potential illiquid and long-term nature of an investment in the Common Stock. There can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue, nor assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence of a liquid and active trading market, or the discontinuance thereof, may have an adverse effect on both the price and the liquidity of the Common Stock.

Possible Increase in Number of shares of Common Stock Issued in the Reorganization


         The number of shares of Common Stock to be sold in the Stock Issuance may be increased as a result of an increase in the Estimated Offering Range of up to 15% to reflect changes in market and financial conditions prior to completion of the Reorganization or to fill the order of the ESOP. In the event that the Estimated Offering Range is so increased, it is expected that the Company will issue up to 2,664,838 shares of Common Stock at the Purchase Price for an aggregate price of up to $26.6 million. An increase in the number of shares will decrease net income per share and stockholders' equity per share on a pro forma basis and will increase the Company's consolidated stockholders' equity and net income. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net income per share.


         The ESOP currently intends to purchase 8% of the shares sold in the Offerings, which purchase may be increased to up to 10% of the shares. In the event that the number of shares to be sold in the Offerings are increased as a result of an increase in the Estimated Offering Range, the ESOP shall have a first priority to purchase all of such shares sold in excess of 2,317,250 shares, up to a maximum of 10% of the total number of shares sold in the Offerings. See "Pro Forma Data" and "The Reorganization and Stock Issuance - Stock Pricing and Number of Shares to be Issued."


Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

         The Company and the Bank have received a letter from RP Financial advising them of its belief that subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have no value. However, this letter is not binding on the IRS. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights would be taxable probably only to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights (either as capital gain or ordinary income) in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Reorganization and Stock Issuance - Effects of the Reorganization" and "- Tax Aspects."

Year 2000 Compliance

         As the year 2000 approaches, significant concerns have been expressed with respect to the ability of existing computer software programs and operating systems to function properly with respect to data containing dates in the year 2000 and thereafter. Many existing application software products were designed to accommodate only a two digit year (e.g., 1998 is reflected as "98"). The Bank's operating, processing and accounting operations are computer reliant and could be affected by the Year 2000 issues. The Bank is reliant on third-party vendors for its data processing needs as well as certain other significant functions and services (e.g., securities safekeeping services, securities pricing data, etc.). In early 1998, the Bank commenced an extensive plan to identify and address potential systems and software problems as a result of the Year 2000. Willow Grove also currently is working with its third-party vendors in order to assess its Year 2000 readiness. Management believes that such vendors are taking appropriate steps to address the issues on a timely basis. While no assurances can be given as to actual systems operations upon the turn of the century, based upon information currently known to it and upon consideration of its testing efforts to date, management believes that in the worst case scenario, the Bank will suffer only a slight interruption of business as a result of minor application failures of its systems and software as a result of the Year 2000. Based on certain preliminary estimates, Willow Grove believes that its expenses related to upgrading its systems and software for Year 2000 issues will not be material. While Willow Grove currently has no reason to believe that the cost of addressing such issues will materially affect the Bank's products, services or ability to compete effectively, no assurance can be made that Willow Grove or the third party vendors on which it relies will become Year 2000 compliant in a successful and timely fashion. Nevertheless, the Company does not believe that the cost of addressing the Year 2000 issues will be a material event or uncertainty that would cause reported financial information not to be necessarily indicative of future operating results or financial conditions, nor does it believe that the costs or the consequences of incomplete or untimely resolution of its Year 2000 issues represent a known material event or uncertainty that is reasonably likely to affect its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Considerations.

Certain Additional Anti-Takeover Considerations

         As previously indicated, the MHC will own more than a majority of the issued and outstanding shares of Common Stock and, accordingly, will be able to elect all of the members of the Board of Directors of the Company and will be able to control the outcome of most matters presented to stockholders for their approval. See " - Control of the Company by the MHC." In addition, certain provisions in the Company's Charter and Bylaws and Federal law and regulations as well as the anticipated stock ownership levels of the Bank's management will provide certain additional anti-takeover provisions.

         The Company's Charter and Bylaws contain certain provisions that could discourage non-negotiated takeover attempts that certain stockholders might deem to be in their interests or as a result of which stockholders might otherwise receive a premium for their shares over the then current market price and that may tend to perpetuate existing management. These provisions include the classification of the terms of the members of the Board of Directors, the elimination of cumulative voting by stockholders in the election of directors, certain provisions relating to meetings of stockholders, and restrictions on the acquisition of the Company's equity securities. The Charter also authorizes the issuance of up to 10,000,000 shares of Preferred Stock as well as additional shares of Common Stock. Such shares could be issued without stockholder approval on terms or in circumstances that could deter a future takeover attempt. In addition, Federal law provides for certain restrictions on acquisition of the Company and Bank. See "Certain Restrictions on Acquisition of the Company and the Bank."


         Directors and executive officers of the Bank expect to purchase approximately 200,000 shares of Common Stock, which would equal 4.32% of the total issued and outstanding shares assuming the sale of 2,015,000 shares at the mid-point of the Estimated Offering Range. See "Proposed Management Purchases." The directors who act as trustees of the ESOP are also expected to immediately control the voting of 8% of the shares of Common Stock sold in the Offerings through the ESOP, at least until an allocation has been made under the ESOP. Under the terms of the ESOP, after an allocation has been made, the unallocated shares will be voted by the trustees in the same proportion as the allocated shares are voted by the ESOP participants.

         The Company intends to seek stockholder approval of the Company's proposed Recognition Plan, which is a non-tax qualified restricted stock plan for the benefit of directors, officers, and employees of the Company and the Bank. Assuming the receipt of stockholder approval, which stockholder approval cannot be obtained earlier than six months following the Reorganization pursuant to regulations of the OTS, the Company expects to acquire Common Stock on behalf of the Recognition Plan, in an amount equal to 4% of the Common Stock sold in the Offerings, or 68,510 shares and 92,690 shares at the minimum and maximum of the Estimated Offering Range, respectively. These shares will be acquired either through open market purchases, if permissible, or from authorized but unissued Common Stock. Under the terms of the Recognition Plan, recipients of awards will be entitled to instruct the trustee of the Recognition Plan as to how the underlying shares should be voted, and the trustee will be entitled to vote all unallocated shares in its discretion. If the shares are purchased in the open market, directors and executive officers would have effective control over 10.3% or 9.0% of the Common Stock outstanding at such time based upon the minimum and the maximum of the Estimated Offering Range, respectively, before giving effect to the potential exercise of any stock options by directors and officers of the Company and the Bank, and shares held by the ESOP. If approved by stockholders at a meeting held no earlier than six months following the Reorganization, the Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to an aggregate of 10% of the Common Stock sold in the Offerings (201,500 shares, based on the issuance of 2,015,000 shares at the mid-point of the Estimated Offering Range). See "Management - Benefits - Stock Option Plan." Management's potential stock ownership interest could, together with additional stockholder support, make more difficult takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management.

         Upon completion of the Reorganization, the Foundation will own 1.7% of the total shares of the Common Stock outstanding. Such shares will be owned solely by the Foundation; however, pursuant to a condition expected to be required by regulatory authorities, it is anticipated that the shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Common Stock voted on all proposals considered by the stockholders of the Company. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. However, in the event that the OTS were to waive this voting restriction for the reasons described herein as provided in the condition, the Foundation's Board of Directors would exercise sole voting power over such shares and would no longer be subject to the restriction. See "The Reorganization and Stock Issuance - Establishment of the Foundation - Regulatory Conditions Imposed on the Foundation." In the event the OTS waived the voting restriction (although it is not currently anticipated that the Company and the Foundation will seek such a waiver), management of the Company and the Bank may benefit to the extent that the Board of Directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank.

         Upon consummation of the Reorganization, the Bank intends to enter into a two-year employment agreement with the Bank's President and one-year employment agreements with the Bank's three other executive officers. Such agreements provide for severance payments under certain conditions after a change-in-control of the Bank. Such severance provisions may have the effect of increasing the cost of an acquisition of the Bank and, thereby, may discourage future attempts to acquire the Company or the Bank. See "Management - Management of the Bank - Employment Agreements."


Irrevocability of Orders; Potential Delay in Completion of Offerings

         Orders submitted in the Subscription Offering and any Community Offering or any Syndicated Community Offering are irrevocable. Funds submitted in connection with any purchase of Common Stock in the Offerings will be held by the Company until the completion or termination of the Reorganization and Stock Issuance, including any extension of the Expiration Date. Because, among other factors, completion of the Reorganization and Stock Issuance will be subject to an update of the independent appraisal prepared by RP Financial, there may be one or more delays in the completion of the Reorganization and Stock Issuance. Subscribers will have no access to subscription funds and/or shares of Common Stock until the Reorganization and Stock Issuance is completed or terminated.


                           WILLOW GROVE BANCORP, INC.

         The Company, which is in organization, will be incorporated under Federal law for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Reorganization and Stock Issuance. The Company has applied for the approval of the OTS to become a savings and loan holding company and as such will be subject to regulation by the OTS. After completion of the Reorganization and Stock Issuance, the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation - Regulation of Savings and Loan Holding Companies." Upon consummation of the Reorganization, the Company will have no significant assets other than all of the outstanding shares of common stock of the Bank, the portion of the net proceeds from the Offerings retained by the Company and the Company's loan to the ESOP, and the Company will have no significant liabilities. See "Use of Proceeds." Initially, the management of the Company and the Bank will be substantially identical and the Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers who are also officers of the Bank, and the Company will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands or changes its business in the future.

         Management believes that the proposed corporate structure of the Bank upon consummation of the Reorganization will provide the Company and the Bank with additional flexibility to diversify its business activities through existing or newly-formed subsidiaries, or through acquisitions of other entities, including potentially other financial institutions and financial services related companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities or transactions, the Company will be in a position after the Reorganization, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the proceeds to be retained by the Company and earnings thereon, as well as dividends from the Bank. See "Dividend Policy."

         The Company's principal executive office will be located at the executive office of the Bank at Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002, and its telephone number is (215) 646-5405.

                                WILLOW GROVE BANK

         Willow Grove is a federally chartered, SAIF-insured mutual savings bank conducting business from its executive offices and six branch offices. At June 30, 1998, the Bank had total assets of $405.4 million, total deposits of $340.8 million and equity of $35.9 million. For additional information with respect to the business and operations of the Bank, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         The Bank is subject to examination and comprehensive regulation by the OTS, which is the Bank's chartering authority and primary federal regulator. The Bank is also regulated by the FDIC, the administrator of the SAIF. The Bank is also subject to certain reserve requirements established by the Federal Reserve Board and is a member of the FHLB of Pittsburgh, which is one of the 12 regional banks comprising the FHLB System.

         The Bank's principal executive offices are located at Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002, and its telephone number is
(215) 646-5405.


                       WILLOW GROVE MUTUAL HOLDING COMPANY

         As part of the Reorganization, the Bank will organize the MHC as a federal mutual holding company with the powers set forth in its proposed charter and bylaws. As long as they remain depositors of the Bank, persons who had membership or liquidation rights with respect to the bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC after the Reorganization. Borrowers whose loans were outstanding on May 15, 1995 have membership rights in the Bank and, accordingly, will have membership rights in the MHC upon completion of the Reorganization so long as their loans remain outstanding. Members of the MHC (Consisting solely of depositors and certain borrowers of the Bank) shall have exclusive authority to elect the board of directors of the MHC for so long as the MHC remains a mutual institution.

         The MHC's principal assets will be the shares of Common Stock received in the Reorganization and up to $100,000 received as its initial capitalization. Immediately after consummation of the Reorganization, it is expected that the MHC will not engage in any business activity other than its investment in, and control of, a majority of the Common Stock of the Company. The MHC will be a mutual corporation chartered under federal law and regulated by the OTS. The MHC will be subject to the limitations and restrictions imposed on savings and loan holding companies by HOLA. See "Regulation - The Mutual Holding Company" The MHC's executive offices will be located at Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002, and its main telephone number will be (215) 646-5405.


                                 USE OF PROCEEDS


         Although the actual net proceeds from the sale of the shares of Common Stock cannot be determined until the Reorganization and Stock Issuance is completed, it is presently anticipated that the net proceeds from the sale of the shares of Common Stock will be between $16.2 million and $22.2 million ($25.6 million assuming an increase in the Estimated Offering Range by 15%). See "Pro Forma Data" and "The Reorganization and Stock Issuance - Stock Pricing and Number of Shares to be Issued" as to the assumptions used to arrive at such amounts.

         The Company will purchase all of the capital stock of the Bank to be issued in the Reorganization in exchange for 50% of the Reorganization proceeds (net of Reorganization-related expenses and the loan to be made to the ESOP), and the Company will retain the remaining net proceeds. The Company intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase up to 8% of the shares of Common Stock sold in the Offerings. Based upon the issuance of 1,712,750 shares of Common Stock and 2,317,250 shares of Common Stock at the minimum and maximum of the Estimated Offering Range, respectively, the loan to the ESOP would be $1.4 million and $1.9 million, respectively. See "Management - Benefits - Employee Stock Ownership Plan." The remaining net proceeds retained by the Company initially may be used to invest in U.S. Government and federal agency securities of various maturities, mortgage-backed or other securities, deposits in either the Bank or other financial institutions, or a combination thereof. The portion of the net proceeds retained by the Company may ultimately be used to support the Bank's lending activities, to repay borrowings in the ordinary course to support the future expansion of operations through the establishment of additional banking offices or other customer facilities or through acquisitions of other financial institutions or branch offices (although no such acquisition transactions are specifically being considered at this time). The net proceeds from the Offerings may also be used for other business and investment purposes, including the payment of regular or special cash dividends, possible repurchases of the Common Stock or returns of capital (the Company and the Bank have committed not to take any action to further the payment of any return of capital on the Common Stock during the one-year period subsequent to consummation of the Reorganization). Management of the Company expects to consider expanding or diversifying, as such opportunities become available.


         Following the six-month anniversary of the completion of the Reorganization (to the extent permitted by the OTS), and based upon then existing facts and circumstances, the Company's Board of Directors may determine to repurchase some shares of Common Stock, subject to any applicable statutory and regulatory requirements. Such facts and circumstances may include but not be limited to (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders. Any stock repurchases will be subject to the determination of the Company's Board of Directors that the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases.


         The portion of the net proceeds used by the Company to purchase the capital stock of the Bank will be added to the Bank's general funds to be used for general corporate purposes, including increased lending activities and purchases of securities and to fund potential expenditures for improvements in the Bank's technological resources. While the amount of net proceeds received by the Bank will further strengthen the Bank's capital position, which already substantially exceeds all regulatory requirements, it should be noted that the Bank is not converting primarily to raise capital. After the Reorganization and Stock Issuance, the Bank's tangible capital ratio will be approximately 10.1% (based upon the maximum of the Estimated Offering Range). As a result, the Bank will be a well-capitalized institution. After the Reorganization and Stock Issuance, the Bank intends to emphasize capital strength and growth in assets and earnings.


         The net proceeds may vary because total expenses of the Reorganization and Stock Issuance may be more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the Reorganization and Stock Issuance is adjusted to reflect a change in the estimated pro forma market value of the Bank. Payments for shares made through withdrawals from existing deposit accounts at the Bank will not result in the receipt of new funds for investment by the Bank but will result in a reduction of the Bank's interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.


                                 DIVIDEND POLICY

         Following consummation of the Reorganization, the Board of Directors of the Company intends to consider implementation of a policy of paying quarterly cash dividends on the Common Stock. However, there has been no determination made at this point in time as to the initial rate of dividend, if any, to be paid on the Common Stock. The initial or continued payment of dividends thereof will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Reorganization and Stock Issuance, investment opportunities available to the Company or the Bank, capital requirements, the Company's and the Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. If the MHC does not waive the receipt of any dividends from the Company, the amount of dividends payable by the Company to public stockholders will be reduced. Special cash dividends, stock dividends or returns of capital may be paid in addition to, or in lieu of, regular cash dividends (however, the Company and the Bank have committed to the OTS that they will take no action to further the payment of any return of capital during the one-year period following consummation of the Reorganization and Stock Issuance). The Company anticipates that it will file consolidated tax returns with the Bank commencing with the first taxable year following Reorganization. Accordingly, it is anticipated that any cash distributions made by the Company to its stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.

         Dividends from the Company will depend, in large part, upon receipt of dividends from the Bank, because the Company initially will have no source of income other than dividends from the Bank, earnings from the investment of proceeds from the sale of shares of Common Stock retained by the Company, and interest payments with respect to the Company's loan to the ESOP. A regulation of the OTS imposes limitations on "capital distributions" by savings institutions. See "Regulation - The Bank - Capital Distributions." The payment of dividends by the Company also will depend, in part, on the payment of dividends by the Bank to the Company, which Bank dividends are subject to OTS regulations. See "Regulation - The Bank - Capital Distributions." It is currently unclear what limitations may exist with respect to the Company's ability to pay dividends since the OTS has not promulgated regulations with respect to this matter. However, the OTS may, by regulation or otherwise, impose similar restrictions on the Company's ability to pay dividends as are imposed on the Bank.

         Any payment of dividends by the Bank to the Company which would be deemed to be drawn out of the Bank's bad debt reserves would require a payment of taxes at the then-current tax rate by the Bank on the amount of earnings deemed to be removed from the reserves for such distribution. The Bank does not intend to make any distribution to the Company that would create such a federal tax liability. See "Taxation."

                         WAIVER OF DIVIDENDS BY THE MHC

         The Board of Directors of the MHC will determine whether the MHC will waive the receipt of dividends declared by the Company each time the Company declares a dividend. The Board of Directors of the MHC presently intends to waive the receipt of dividends declared by the Company. OTS regulations require the MHC to notify the OTS of any proposed waiver of the right to receive dividends. It is the OTS' recent practice to review dividend waiver notices on a case-by-case basis, and, in general, not to object to any such waiver if: (i) the mutual holding company's board of directors determine that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the subsidiary holding company is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered to be a restriction on the stockholders' equity of the subsidiary holding company, which restriction, if material, is disclosed in the public financial statements of the subsidiary holding company as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with Statement of Financial Accounting Standards No. 5, where the subsidiary holding company determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; (iv) the amount of any waived dividend is considered as having been paid by the subsidiary holding company in evaluating any proposed dividend under OTS capital distribution regulations; and (v) in the event the mutual holding company converts to stock form, the appraisal submitted to the OTS in connection with the Conversion Transaction takes into account the amount of the dividends waived by the mutual holding company. In addition, the OTS has announced that the dividends waived by the mutual holding companies will affect the ratio pursuant to which shares of common stock of a subsidiary holding company held by Minority Stockholders would be exchanged for shares of common stock of the converted holding company in a Conversion Transaction. The OTS will not permit a pro rata exchange if the mutual holding company has waived the receipt of cash dividends by the subsidiary holding company. Accordingly, the precise treatment of any Conversion Transaction cannot be assured. Any waiver of dividends by the MHC is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of the converted MHC in a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' interests. See "MHC Conversion to Stock Form."

         The MHC's Board of Directors may conclude that a dividend waiver by the MHC, which permits retention of capital by the Company, is in the best interest of the MHC's members because, among other reasons: (i) the MHC has no need for the dividend for its business operations, (ii) the cash that would be received could be invested by the Company more effectively; and (iii) such waiver preserves the retained earnings of the MHC through its principal asset (the Company), which would be available for distribution in the unlikely event of a voluntary liquidation of the Company after satisfaction of claims of depositors and other creditors. The Board of Directors may consider other factors in determining whether such waiver is consistent with its fiduciary duties to members of the MHC. There is no assurance that the MHC will waive the receipt of the dividends.

         Immediately after consummation of the Reorganization and the Stock Issuance, it is expected that the MHC's operations will consist of activities relating to its investment in, and control of, a majority of the shares of Common Stock of the Company and maintenance of books and records relating to members of the MHC. In the future, the MHC may accept dividends paid by the Company to be used for the payment of operating expenses and other purposes, including purchasing Common Stock from time to time in the open market or from the Company. There can be no assurance that the MHC will accept dividends paid by the Company, or if such dividends are accepted, that the MHC will purchase shares of Common Stock in the open market. Any purchases of Common Stock other than from the MHC will increase the percentage of the Company's outstanding shares of Common Stock held by the MHC and increase the number of shares eligible to be sold in any subsequent secondary offering or mutual to stock conversion of the MHC. Any waiver of dividends by the MHC is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchanged for shares of the converted MHC in the event of a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' percentage ownership interest in the converted MHC's shares. See "MHC Conversion to Stock Form."


                          MHC CONVERSION TO STOCK FORM

         As long as the MHC remains a mutual holding company, it must own at least a majority of the outstanding voting stock of the Company. OTS regulations specifically authorize mutual holding companies to (i) convert to stock form and
(ii) exchange stock issued by the converted holding company for stock issued by a subsidiary holding company. OTS regulations require that such exchange be "fair and reasonable" but do not specify the basis for such exchange. Although the MHC may convert to stock form in the future, the Bank has no current plans and there can be no assurance as to when, if ever, such a conversion will occur. Any Conversion Transaction would be subject to federal securities laws and regulations of the OTS in effect at the time of the Conversion Transaction. In addition, the OTS may, in the future, authorize alternative forms of structure or organization for mutual holding companies or their affiliates or subsidiaries. Although the Bank and the MHC may consider such alternative forms of structure or organization, there can be no assurances as to when, if ever, the Bank and the MHC will choose to avail itself of any such alternative form of structure or organization. A decision by the MHC to convert to stock form would require the approval of its members prior to the Conversion Transaction. It is expected that these members will have subscription rights to purchase stock of the converted MHC. In a Conversion Transaction, the MHC, the Company or the Bank will have to demonstrate to the OTS that the terms of such exchange are fair and reasonable and comply with the stock purchase limitations of the OTS conversion regulations (which may, as a condition to OTS approval of the Conversion Transaction, in certain limited circumstances, require certain insiders of the Bank who have accumulated shares in excess of stock purchase limitations in the Conversion Transaction to divest such shares in connection with such Conversion Transaction, and also potentially restrict or prohibit additional purchases of Common Stock in the Conversion Transaction by other stockholders that would be in excess of such stock purchase limitations). The fairness of the exchange may be supported by an opinion from an independent third party.

         The OTS policy with respect to dividends waived by mutual holding companies requires that, in the case of mutual to stock conversions of recently formed mutual holding companies, such as the MHC, the aggregate amount of cash dividends waived by a mutual holding company must be considered when establishing a fair and reasonable basis for exchanging subsidiary holding company common stock for converted MHC common stock. The OTS will not permit a pro rata exchange if the mutual holding company has waived the receipt of cash dividends by the subsidiary holding company. Accordingly, the precise treatment of any Conversion Transaction cannot be assured. Any waiver of dividends by the MHC is likely to result in an adjustment to the ratio pursuant to which shares of Common Stock are exchange for shares of the converted MHC in a Conversion Transaction, which adjustment will have the effect of diluting Minority Stockholders' ownership interests.

         In addition to the possible adjustment to the exchange ratio due to waived dividends, the percentage of the converted MHC's common stock received by Minority Stockholders in any Conversion Transaction may be affected by any purchases of Common Stock by the MHC, any subsequent secondary offerings or other stock issuances by the Company (including shares issued under the terms of the Stock Option Plan and MRP), any intervening acquisitions by the MHC, the Company's dividend policy, including special dividends and the amount of dividends paid by the Company.

         As an alternative to the exchange of shares discussed above, if the stockholders of the Company do not receive shares of the converted MHC or the stock institution resulting from the Conversion Transaction based upon a fair and reasonable exchange ratio, or cash from the resulting institution in an amount equal to the fair market value of their stock given the circumstances of the Conversion Transaction, the Company or the MHC (and its successors) may elect to purchase all shares of the Common Stock not owned by its simultaneously with the consummation of the Conversion Transaction at the fair market value of the stock on the date of the Conversion Transaction, subject to OTS approval and compliance with the limitations of the OTS regulations governing capital distributions and other conditions that the OTS may impose. Such fair market value of the Company's Common Stock shall be established by an independent appraisal, and may be greater than or less than the Purchase Price. Moreover, if the Common Stock is traded and has an established and liquid trading market, of which there is no assurance, the fair market value of the Common Stock, as established by the independent appraisal, may be greater than or less than the trading price of such stock.

         Moreover, in the event that the MHC converts to stock form in a Conversion Transaction, any options or other convertible securities held by an officer, director or employee of the Company, convertible into shares of Common Stock shall become options to purchase or convertible into shares of the converted MHC; provided, however, that if such options or convertible shares cannot be so reconstituted, the holders of such options or other convertible securities shall be entitled to receive cash payment for such shares in an amount equal to the offering price of the number of shares of the converted MHC into which such securities would otherwise be converted, less the exercise price of such options of other convertible securities. Any such exchange or redemption of these securities will be subject to the written approval of the OTS, and there can be no assurance that such approval would be obtained. In addition, the OTS may place restrictions on the Company's or the MHC's ability to purchase Common Stock that are more restrictive than the OTS regulations governing capital distributions. The fair market value of the common stock of the converted MHC shall be established by the independent appraisal utilized in the Conversion Transaction pursuant to the OTS regulations governing conversions However, there is no plan, agreement or understanding with respect to such a conversion, and there can be no assurance that such a conversion will occur.

         Further, if the MHC were to undertake a Conversion Transaction, and in connection therewith additional shares of stock of the converted MHC were proposed to be contributed to the Foundation, any Conversion Transaction and contribution of additional shares of Common Stock to the Foundation will be voted on as separate matters and both matters will require the approval of (i) a majority of the total outstanding vote of the members of the MHC eligible to be cast and (ii) a majority vote of the total outstanding shares of Common Stock held by stockholders other than the MHC and the Foundation.


                           MARKET FOR THE COMMON STOCK

         The Company and the Bank have never issued capital stock, and, consequently, there is no established market for the Common Stock at this time. The Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "WGBC." Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at these quoted prices, subject to various securities laws and other regulatory requirements. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Accordingly, the number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares and should not view the Common Stock as a short-term investment. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue, nor is there any assurance that persons purchasing shares of Common Stock will be able to sell them at or above the Purchase Price. In order to be quoted on the Nasdaq National Market, among other criteria, there must be at least three market makers for the Common Stock, the Company must satisfy certain minimum capitalization requirements, and there must be at least 400 round lot shareholders. Keefe, Bruyette has indicated its intention to act as a market maker in the Common Stock following the consummation of the Reorganization, depending on trading volume and subject to compliance with applicable laws and regulatory requirements. Furthermore, Webb has agreed to use its best efforts to assist the Company in obtaining at least two additional market makers for the Common Stock. There can be no assurance there will be two additional market makers for the Common Stock. There can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

                               REGULATORY CAPITAL

         At June 30, 1998, Willow Grove exceeded all of the regulatory capital requirements applicable to it. The table on the following page sets forth the historical regulatory capital of Willow Grove at June 30, 1998 and the pro forma regulatory capital of Willow Grove after giving effect to the Reorganization and Stock Issuance, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by the Bank of 50% of the net Stock Issuance proceeds, minus expenses and the amounts to be loaned to the ESOP and contributed to the RRP. The pro forma risk-based capital amounts assume the investment of the net proceeds received by the Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at June 30, 1998.


                                                                         Pro Forma at June 30, 1998 Based on
                                                             --------------------------------------------------------------
                                                                        1,712,750                        2,015,000
                                                                       Shares Sold                      Shares Sold
                                       Historical at                    at $10.00                        at $10.00
                                       June 30, 1998                    Per Share                        Per Share
                               -------------------------     ----------------------------     ----------------------------

                                                Percent of                      Percent of                       Percent of
                                  Amount         Assets(1)       Amount         Assets(1)         Amount          Assets(1)
                               -----------    ------------   ------------    -------------    ------------    -------------
                                                                (Dollars in Thousands)
Tangible capital:
  Actual......................   $33,505            8.3%         $39,468           9.6%         $40.599               9.9%
  Requirement.................     6,038            1.5            6,148           1.5            6,168               1.5
                                 -------           ----          -------          ----          -------              ----
  Excess......................   $27,467            6.8%         $33,320           8.1%         $34,431               8.4%
                                 =======           ====          =======          ====          =======              ====
Core capital(2):
  Actual......................   $33,505            8.3%         $39,468           9.6%         $40,599               9.9%
  Requirement.................    12,075            3.0           12,295           3.0           12,336               3.0
                                 -------           -----         -------          ----          -------              ----
  Excess......................   $21,430            5.3%         $27,173           6.6%         $28,263               6.9%
                                 =======           =====         =======          ====          =======              ====
Risk-based capital(2):

  Actual......................   $36,170           14.9%         $42,133          17.2%         $43,264              17.7%
  Requirement.................    19,438            8.0           19,555           8.0           19,577               8.0
                                 -------           ----          -------          ----          -------              ----
  Excess......................   $16,732            6.9%         $22,578           9.2%         $23,687               9.7%
                                 =======           ====          =======          ====          =======              ====

                                               Pro Forma at June 30, 1998 Based on
                                  ----------------------------------------------------------
                                            2,317,250                      2,664,838
                                           Shares Sold                    Shares Sold
                                            at $10.00                      at $10.00
                                            Per Share                      Per Share
                                  ---------------------------    ---------------------------

                                                   Percent of                    Percent of
                                     Amount         Assets(1)       Amount        Assets(1)
                                  -----------    ------------    -----------   -------------
                                                    (Dollars in Thousands)
Tangible capital:
  Actual......................      $41,730           10.1%        $43,031           10.4%
  Requirement.................        6,189            1.5           6,212            1.5
                                    -------           ----         -------           ----
  Excess......................      $35,541            8.6%        $36,819            8.9%
                                    =======           ====         =======           ====
Core capital(2):
  Actual......................      $41,730           10.1%        $43,031           10.4%
  Requirement.................       12,377            3.0          12,425            3.0
                                    -------           ----         -------           ----
  Excess......................      $29,353            7.1%        $30,606            7.4%
                                    =======           ====         =======           ====
Risk-based capital(2):
  Actual......................      $44,395           18.1%        $45,696           18.6%
  Requirement.................       19,599            8.0          19,624            8.0
                                    -------           ----         -------           ----
  Excess......................      $24,796           10.1%        $26,072           10.6%
                                    =======           ====         =======           ====

---------------------------------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate. The Bank's adjusted total assets and risk-weighted assets were $402.5 million and $242.9 million, respectively, as June 30, 1998. The Bank's pro forma adjusted total assets at the minimum, mid-point, maximum and maximum, as adjusted of the Estimated Offering Range would be $409.8 million, $411.2 million, $412.6 million and $414.2 million, respectively, while its risk-weighted assets would be $244.4 million, $244.7 million, $245.0 million and $245.3 million, respectively. As of June 30, 1998, the Bank's equity capital, calculated in accordance with GAAP, was $35.9 million or 9.04% of total assets. See "capitalization" for the Bank's pro forma GAAP capital at the minimum, mid-point, maximum and maximum, as adjusted of the Estimated Offering Range.


(2) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, see "Regulation - The Bank - Regulatory Capital Requirements."

                                 CAPITALIZATION

         The following table presents the historical capitalization of the Bank at June 30, 1998, and the pro forma consolidated capitalization of the Company after giving effect to the Reorganization, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."


                                                                                      The Company - Pro Forma
                                                                                Based Upon Sale at $10.00 Per Share
                                                                           ---------------------------------------------
                                                         The Bank-            1,712,750 Shares        2,015,000 Shares
                                                         Historical              (Minimum of            (Midpoint of
                                                       Capitalization              Range)                  Range)
                                                   --------------------    --------------------    ---------------------
                                                                               (In Thousands)            (Dollars)
Deposits(2).......................................        $340,793                 $340,793                $340,793
Borrowings........................................          21,000                   21,000                  21,000
                                                         ---------                 --------                --------
Total deposits and borrowings.....................       $ 361,793                 $361,793                $361,793
                                                         =========                 ========                ========
Stockholders' equity:
   Preferred Stock, $.01 par value, 10,000,000
     shares authorized; none to be issued.........       $      --                 $     --                $     --
   Common Stock, $.01 par value, 25,000,000
     shares authorized; shares to  be issued as
     reflected(3).................................       $      --                 $     39                $     46
   Additional paid-in capital.....................              --                   16,199                  19,180
   Retained earnings(4)...........................          35,865                   35,865                  35,865
   Shares issued to Foundation(5).................              --                      685                     806
   Net unrealized gain on investment securities
     available for sale...........................              80                       80                      80
Less:
   Initial capitalization of the MHC..............              --                     (100)                   (100)
   Expense of contribution to Foundation,
     net(6).......................................              --                     (452)                   (532)
   Common Stock to be acquired by the
     ESOP(7)......................................              --                   (1,370)                 (1,612)
   Common Stock to be acquired by the
     Recognition Plan(8)..........................              --                     (685)                   (806)
                                                         ---------                 --------                --------
Total stockholders' equity........................       $  35,945                 $ 50,261                $ 52,927
                                                         =========                 ========                ========
Stockholders' equity to total assets..............            8.87%                   11.98%                  12.53%
                                                         =========                =========               =========
Total shares to be issued and outstanding(9)......              NA                3,936,010               4,630,600
                                                         =========                =========               =========



                                                               The Company - Pro Forma
                                                          Based Upon Sale at $10.00 Per Share
                                                   -----------------------------------------------
                                                      2,317,250 Shares        2,664,838 Shares(1)
                                                         (Maximum of               (15% above
                                                           Range)              Maximum of Range)
                                                   --------------------    -----------------------
                                                                 (In Thousands)
Deposits(2).......................................        $340,793                 $340,973
Borrowings........................................          21,000                   21,000
                                                          --------                 --------
Total deposits and borrowings.....................        $361,793                 $361,973
                                                          ========                 ========

Stockholders' equity:
   Preferred Stock, $.01 par value, 10,000,000
     shares authorized; none to be issued.........        $     --                 $     --
   Common Stock, $.01 par value, 25,000,000
     shares authorized; shares to  be issued as
     reflected(3).................................        $     53                 $     61
   Additional paid-in capital.....................          22,161                   25,589
   Retained earnings..............................          35,865                   35,865
   Shares issued to Foundation(4).................             927                    1,066
   Net unrealized gain on investment securities
     available for sale...........................              80                       80
Less:
   Initial capitalization of the MHC..............            (100)                    (100)
   Expense of contribution to Foundation,
     net(5).......................................            (612)                    (704)
   Common Stock to be acquired by the
     ESOP(6)......................................          (1,854)                  (2,132)
   Common Stock to be acquired by the
     Recognition Plan(7)..........................            (927)                  (1,066)
                                                         ---------                ---------
Total stockholders' equity........................       $  55,593                $  58,659
                                                         =========                =========
Stockholders' equity to total assets..............           13.08%                   13.70%
                                                         =========                =========
Total shares to be issued and outstanding(8)......       5,325,190                6,123,970
                                                         =========                =========


                                                   (Footnotes on following page)

----------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Offering Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings.

(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Offerings. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of the shares of Common Stock to be sold in the Offerings. No effect has been given to the issuance of additional shares of Common Stock pursuant to the proposed Stock Option Plan. See "Pro Forma Data" and "Management - Benefits - Stock Option Plan." Reflects issuance of additional shares of Common Stock to the Foundation.

(4) Pro forma information reflects proposed $100,000 contribution to capital to the MHC.

(5) Reflects shares to be contributed to the Foundation at an assumed value of $10.00 per share.

(6) Net of the tax effect of the contribution of Common Stock to the Foundation based upon an assumed 34.0% tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made. Due to this limitation, no state income tax benefit has been assured. Historical equity has been reduced in the pro forma presentation by $100,000 due to the retention of such amount by the MHC as its initial capitalization upon consummation of the MHC.

(7) Assumes that 8.0% of the Common Stock sold in the Offerings will be purchased by the ESOP, which is reflected as a reduction of stockholders' equity. The ESOP shares will be purchased with funds loaned to the ESOP by the Company. See "Pro Forma Data" and "Management - Benefits - Employee Stock Ownership Plan."

(8) The Company intends to adopt the Recognition Plan and to submit such plan to stockholders at an annual or special meeting of stockholders held at least six months following the consummation of the Reorganization. If the plan is approved by stockholders, the Company intends to contribute sufficient funds to the trust created under the Recognition Plan to enable the trust to purchase a number of shares of Common Stock equal to 4.0% of the Common Stock sold in the Offerings. Assumes that stockholder approval has been obtained and that the shares have been purchased in the open market at the Purchase Price. However, in the event the Company issues authorized but unissued shares of Common Stock to the Recognition Plan in the amount of 4.0% of the Common Stock sold in the Offerings, the voting interests of existing stockholders would be diluted approximately 3.8%. The shares are reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management - Benefits - Recognition Plan."

(9) Reflects shares to be sold in the offering, issued to the MHC and contributed to the Foundation. Does not give any effect to the anticipated stock option Plan.

                                 PRO FORMA DATA


         The actual net proceeds from the sale of the Common Stock cannot be determined until the Reorganization is completed. However, net proceeds are currently estimated to be between $16.2 million and $22.2 million (or $25.6 million in the event the Estimated Offering Range is increased by 15%) based upon the following assumptions: (i) all shares of Common Stock will be sold in the Subscription Offering; (ii) no fees will be paid to Webb on shares purchased by (x) the ESOP and any other employee benefit plan of the Company or the Bank,
(y) officers, directors, employees and members of their immediate families or
(z) the Foundation; (iii) Webb will receive a fee equal to 1.25% of the aggregate Purchase Price for sales in the Subscription Offering (excluding the sale of shares to the ESOP, employee benefit plans, officers, directors and their immediate families and the Foundation); (iv) the Company will contribute to the Foundation an amount of Common Stock equal to 4.0% of the Common Stock sold in the Offerings from authorized but unissued shares; and (v) total expenses, including the marketing fees paid to Webb will be between $889,000 and $959,000 (or $999,000 in the event the Estimated Offering Range is increased by 15%). Actual expenses may vary from those estimated.


         Pro forma consolidated net income and stockholders' equity of the Company have been calculated for the fiscal year ended June 30, 1998 as if the Common Stock to be issued in the Offerings had been sold at the beginning of the period and the net proceeds had been invested at 5.37%, which represents the yield on one-year U.S. Government securities at June 30, 1998 (which, in light of changes in interest rates in recent periods, are deemed by the Company and the Bank to more accurately reflect pro forma reinvestment rates than the arithmetic average method). The effect of withdrawals from deposit accounts for the purchase of Common Stock has not been reflected. A combined Federal and state income tax rate of 39.0% has been assumed for the period, resulting in an after-tax yield of 3.28%, for the year ended June 30, 1998. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the shares purchased by the ESOP and the effect of the issuance of shares to the Foundation. See Note 3 to the tables below. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company intends to make a loan to fund the purchase of 8.0% of the Common Stock by the ESOP and retain 50% of the net proceeds from the Offerings.

         No effect has been given in the tables to the issuance of additional shares of Common Stock pursuant to the proposed Option Plan. See "Management - Benefits - Stock Option Plan." The table below gives effect to the Recognition Plan, which is expected to be adopted by the Company following the Reorganization and presented (together with the Stock Option Plan) to stockholders for approval at an annual or special meeting of stockholders to be held at least six months following the consummation of the Reorganization. If the Recognition Plan is approved by stockholders, the Recognition Plan intends to acquire an amount of Common Stock equal to 4.0% of the shares of Common Stock sold in the Offerings, either through open market purchases or from authorized but unissued shares of Common Stock. The table below assumes that stockholder approval has been obtained, as to which there can be no assurance, and that the shares acquired by the Recognition Plan are purchased in the open market at the Purchase Price. No effect has been given to (i) the Company's results of operations after the Reorganization, (ii) the market price of the Common Stock after the Reorganization or (iii) a less than 4.0% purchase by the Recognition Plan.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company computed in accordance with GAAP.

         The following table gives effect to the issuance of authorized but unissued shares of the Common Stock to the Foundation concurrently with the completion of the Reorganization. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.


                                                                            At or For the Year Ended June 30, 1998
                                                            --------------------------------------------------------------
                                                               1,712,750         2,015,000       2,317,250           2,664,838
                                                              Shares Sold       Shares Sold     Shares Sold         Shares Sold
                                                                at $10.00        at $10.00       at $10.00         at $10.00 Per
                                                               Per Share         Per Share       Per Share          Share (15%
                                                              (Minimum of        (Midpoint      (Maximum of        above Maximum
                                                                 Range)          of Range)         Range)          of Range)(8)
                                                            --------------    -------------   -------------     ----------------
                                                                       (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.............................................  $   17,128       $   20,150       $   23,173           $   26,648
Plus: Shares acquired by Foundation (equal to
  4.0% of the shares sold in the Offerings)................         685              806              927                1,066
                                                             ----------       ----------       ----------           ----------
  Pro forma market capitalization..........................  $   17,813       $   20,956       $   24,099           $   27,714
                                                             ==========       ==========       ==========           ==========
Gross proceeds.............................................      17,128           20,150           23,173               26,648
Less offering expenses and commissions.....................         889              924              959                  999
                                                                      0                0                0                    0
                                                             ----------       ----------       ----------           ----------
  Estimated net proceeds...................................  $   16,239       $   19,226       $   22,214           $   25,649
Less: Shares purchased by the ESOP.........................      (1,370)          (1,612)          (1,854)              (2,132)
      Shares purchased by the
        Recognition Plan...................................        (685)            (806)            (927)              (1,066)
                                                             ----------       ----------       ----------           ----------
Total estimated net proceeds, as adjusted(1)...............      14,184           16,808       $   19,433           $   22,451
                                                             ==========       ==========       ==========           ==========
Net income(2):
  Historical...............................................  $    2,445       $    2,445       $    2,445           $    2,445
  Pro forma income on net proceeds, as adjusted............         465              551              637                  736
  Pro forma ESOP adjustment(3).............................         (84)             (98)            (113)                (130)
  Pro forma Recognition Plan
    adjustment(4)..........................................         (84)             (98)            (113)                (130)
                                                             ----------       ----------       ----------           ----------
  Pro forma net income.....................................  $    2,742       $    2,800       $    2,856           $    2,921
                                                             ==========       ==========       ==========           ==========
Net income per share(2)(5):
  Historical...............................................  $     0.64       $     0.55       $     0.47           $     0.41
  Pro forma income on net proceeds, as adjusted............        0.12             0.12             0.12                 0.12
  Pro forma ESOP adjustment(3).............................       (0.02)           (0.02)           (0.02)               (0.02)
  Pro forma Recognition Plan  adjustment(4)................       (0.02)           (0.02)           (0.02)               (0.02)
                                                             ----------       ----------       ----------           ----------
  Pro forma net income per share(4)(6).....................  $     0.72       $     0.63       $     0.55           $     0.49
                                                             ==========       ==========       ==========           ==========
Number of shares outstanding for pro forma net income per
         share calculations(5).............................   3,812,692        4,485,520        5,158,348            5,932,101
                                                              =========        =========        =========            =========
Offering price to pro forma net
  income per share(5)......................................       13.89x           15.87x           18.18x               20.41x
                                                                  =====            =====            =====                =====
Stockholders' equity:
  Historical...............................................  $   35,945       $   35,945       $   35,945           $   35,945
  Estimated net proceeds...................................      16,239           19,226           22,214               25,649
  Less: Initial capitalization of MHC......................        (100)            (100)            (100)                (100)
  Plus: Shares issued to Foundation........................         685              806              927                1,066
  Less: Contribution to Foundation.........................        (685)            (806)            (927)              (1,066)
  Plus: Tax benefit of the contribution to Foundation......         233              274              315                  362
  Less: Common Stock acquired by the ESOP(3)...............      (1,370)          (1,612)          (1,854)              (2,132)
        Common Stock to be acquired by
          the Recognition Plan(4)..........................        (685)            (806)            (927)              (1,066)
                                                             ----------       ----------       ----------           ----------
  Pro forma stockholders' equity(4)(6)(7)..................  $   50,261       $   52,927       $   55,593           $   58,659
                                                             ==========       ==========        =========           ==========


                                                                            At or For the Year Ended June 30, 1998
                                                            --------------------------------------------------------------
                                                               1,712,750         2,015,000       2,317,250           2,664,838
                                                              Shares Sold       Shares Sold     Shares Sold         Shares Sold
                                                                at $10.00        at $10.00       at $10.00         at $10.00 Per
                                                               Per Share         Per Share       Per Share          Share (15%
                                                              (Minimum of        (Midpoint      (Maximum of        above Maximum
                                                                 Range)          of Range)         Range)          of Range)(8)
                                                            --------------    -------------   -------------     ----------------
                                                                       (Dollars in Thousands, Except Per Share Amounts)
Stockholders' equity per share(5):
  Historical...............................................  $     9.13       $     7.76       $     6.75           $     5.87
  Estimated net proceeds...................................        4.13             4.15             4.17                 4.19
  Plus: Shares issued to Foundation........................        0.17             0.17             0.17                 0.17
  Less: Contribution to Foundation.........................       (0.17)           (0.17)           (0.17)               (0.17)
  Plus: Tax benefit of contribution to Foundation..........        0.06             0.06             0.06                 0.06
  Less: Common Stock acquired by the ESOP(3)...............       (0.35)           (0.35)           (0.35)               (0.35)
        Common Stock to be acquired by the Recognition
           Plan(4).........................................       (0.17)           (0.17)           (0.17)               (0.17)
                                                             ----------       ----------       ----------           ----------
  Pro forma stockholders' equity
    per share(4)(6)(7).....................................      $12.77           $11.43           $10.44               $ 9.58
                                                                 ======           ======           ======               ======
 Offering price as a percentage of pro
    forma stockholders' equity per share(5)................       78.31%           87.49%           95.79%              104.38%
                                                                  =====            =====            =====               ======
 Offering price as a percentage of pro forma tangible
    stockholders' equity per share(5)......................       82.17%           91.57%           100.3%              108.76%
                                                                  =====            =====            =====               ======
Number of shares outstanding for pro forma stockholders'
  equity per share calculations(5).........................   3,936,010        4,630,600        5,325,190            6,123,970
                                                             ==========        =========        =========            =========

---------------
(1) Estimated net proceeds, as adjusted, consist of the estimated net proceeds from the Offerings minus (i) the proceeds attributable to the purchase by the ESOP and (ii) the value of the shares to be purchased by the Recognition Plan, subject to stockholder approval, after the Reorganization at an assumed purchase price of $10.00 per share.


(2) Does not give effect to the non-recurring expense that will be recognized in fiscal 1999 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $452,000, $532,000, $612,000 and $704,000 at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range, respectively. Assuming the contribution to the Foundation was expensed during the year ended June 30, 1998, pro forma net earnings per share would be 0.60, 0.51, 0.44 and 0.37 at the minimum, midpoint, maximum and maximum, as adjusted, respectively. Per share net income data is based on 3,812,692, 4,485,520, 5,158,348, and 5,932,102 shares outstanding which represents shares issued to the MHC, sold in the Offerings, shares contributed to the Foundation and shares to be allocated or distributed under the ESOP and Recognition Plan for the period presented.


(3) It is assumed that 8.0% of the shares of Common Stock sold in the Offerings will be purchased by the ESOP with funds loaned by the Company. The Company and the Bank intend to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The pro forma net earnings assumes (i) that the loan to the ESOP is payable over 10 years, with the ESOP shares having an average fair value of $10.00 per share in accordance with SOP 93-6, entitled "Employers' Accounting for Employee Stock Ownership Plans," of the AICPA, and (ii) the effective tax rate was 39.0% for the period. See "Management - Benefits - Employee Stock Ownership Plan."


(4) It is assumed that the Recognition Plan will purchase, following stockholder approval of such plan, a number of shares of Common Stock equal to 4.0% of the shares of Common Stock sold in the Offerings for issuance to directors, officers and employees. Funds used by the Recognition Plan to purchase the shares initially will be contributed to the Recognition Plan by the Company. It is further assumed that the shares were acquired by the Recognition Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed, net of combined Federal and State taxes of 39.0%, was an amortized expense during the year ended June 30, 1998. The issuance of authorized but unissued shares of Common Stock pursuant to the Recognition Plan in the amount of 4.0% of the Common Stock sold in the Offerings would dilute the voting interests of existing stockholders by approximately 3.8% and under such circumstances pro forma net earnings per share for the year ended June 30, 1998 would be $0.72, $0.63, $0.56 and $0.49, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively, and pro forma stockholders' equity per share at June 30, 1998 would be $12.74, $11.41, $10.43 and $9.59 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. There can be no assurance that the actual purchase price of shares purchased by or issued to the Recognition Plan will be equal to the Purchase Price. See "Management - Benefits - Recognition Plan."


                                         (footnotes continued on following page)

(5) The per share calculations are determined by adding the number of shares assumed to be issued to the MHC and sold in the Offerings as well as contributed to the Foundation and for purposes of calculating earnings per share, in accordance with SOP 93-6, subtracting 123,318 shares, 145,080 shares, 166,842 shares, and 191,868 shares, respectively, representing the ESOP shares which have not been committed for release during the year ended June 30, 1998. Thus, it is assumed at June 30, 1998 that 3,812,692, 4,485,520, 5,158,348 and 5,932,101 shares of Common Stock are outstanding at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively. Assuming the uncommitted ESOP shares were not subtracted from the number of shares of Common Stock outstanding at June 30, 1998, the offering price as a multiple of pro forma net earnings per share would be 14.29x, 16.67x, 18.52x and 20.83 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively. For purposes of calculating pro forma stockholders' equity per share, it is assumed that shares outstanding total 3,936,100, 4,630,600, 5,325,190 and 6,123,970 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation
     Range.

(6) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Option Plan, which will be adopted by the Company following the Reorganization and presented for approval by stockholders at an annual or special meeting of stockholders of the Company held at least six months following the consummation of the Reorganization. If the Stock Option Plan is approved by stockholders, an amount equal to 10% of the Common Stock sold in the Offerings, or 171,275, 201,500, 231,725 and 266,483 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Stock Option Plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the Recognition Plan are acquired through open market purchases at the Purchase Price, pro forma net earnings per share for the year ended June 30, 1998 would be $0.80, $0.69, $0.61, and $0.54 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively, and pro forma stockholders' equity per share at June 30, 1998 would be $12.66, $11.38, $10.42 and $9.59 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. See "Management - Benefits - Stock Option Plan."

(7) The retained earnings of the Bank will be substantially restricted because certain distributions from the Bank's retained earnings may be treated as being from its accumulated bad debt reserve for tax purposes, which would cause the Bank to have additional taxable income. See "Taxation - Federal Taxation." No effect has been given to the establishment of the liquidation account subsequent to the Reorganization or to the treatment of the Bank's intangible assets in the event of a liquidation of the Banks. Pro forma stockholders' equity and pro forma stockholders' equity per share do not give effect to the bad debt reserves established by the Bank for federal income tax purposes in the event of a liquidation of the Bank. Pro forma retained earnings have been reduced by $100,000 to reflect the proposed capitalization by the MHC.


(8) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Offering Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings.

      COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION


        In the event that the Foundation was not being established as part of the Reorganization, RP Financial has estimated that the pro forma aggregate market capitalization of the Company would be approximately $21.3 million at the midpoint, which is approximately 1.1 million greater than the pro forma aggregate market capitalization of the Company if the Foundation is included, and would result in an approximately $1.1 million increase in the amount of Common Stock offered for sale in the Stock Issuance. At the mid-point, the pro forma price to book ratio and pro forma price to earnings ratio without the Foundation would be 89.53% and 16.13x, respectively, compared to 87.49% and 15.87x, respectively, with the Foundation. Further, assuming the midpoint of the Estimated Offering Range, pro forma stockholders' equity per share and pro forma earnings per share without the Foundation would be $11.17 and $0.62, respectively, and $11.43 and $0.63, respectively, with the Foundation. There is no assurance that in the event the Foundation was not formed that the appraisal prepared at the time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisals prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions. For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Offering Range, assuming the Reorganization and Stock Issuance was completed at June 30, 1998.



                                                   At the Minimum                  At the Midpoint
                                          -------------------------------  ------------------------------

                                               With                             With
                                            Foundation      No Foundation    Foundation     No Foundation
                                          ---------------  --------------  ---------------  -------------
                                                    (Dollars in thousands, except per share amounts)
Estimated offering amount.................  $  17,128        $  18,069       $  20,150        $ 21,257
Pro forma market capitalization...........     17,813           18,069          20,956          21,257
Total assets..............................    419,690          420,274         422,356         423,043
Total liabilities.........................    369,429          369,429         369,429         369,429
Pro forma stockholders' equity............     50,261           50,845          52,927          53,614
Pro forma consolidated net earnings.......      2,742            2,760           2,800           2,819
Pro forma stockholders' equity per share..      12.77            12.47           11.43           11.17
Pro forma consolidated net earnings per
   share..................................       0.72             0.70            0.63            0.62
Pro forma pricing ratios:
   Offering price as a percentage of pro
     forma stockholders' equity per
     share................................      78.31%           80.19%          87.49%          89.53%
   Offering price to pro forma net
     earnings per share(1)................      13.89            14.29           15.87           16.13
   Pro forma market capitalization to
     assets...............................       9.38%            9.71%          10.96%          11.35%
Pro forma financial ratios:
   Return on assets(2)....................       0.65%            0.66%           0.66%           0.67%
   Return on stockholders' equity(3)......       5.46%            5.43%           5.29%           5.26%
   Stockholders' equity to assets.........      11.98%           12.10%          12.53%          12.67%


                                                                                   At the Maximum,
                                                   At the Maximum                    As Adjusted
                                          -------------------------------  ------------------------------

                                               With                             With
                                            Foundation     No Foundation     Foundation     No Foundation
                                          ---------------  --------------  --------------   -------------
                                                    (Dollars in thousands, except per share amounts)
Estimated offering amount.................  $  23,173        $  24,446       $  26,648        $ 28,113
Pro forma market capitalization...........     24,099           24,446          27,714          28,113
Total assets..............................    425,022          425,812         428,088         428,997
Total liabilities.........................    369,429          369,429         369,429         369,429
Pro forma stockholders' equity............     55,593           56,383          58,659          59,568
Pro forma consolidated net earnings.......      2,856            2,680           2,920           2,948
Pro forma stockholders' equity per share..      10.44            10.21            9.58            9.38
Pro forma consolidated net earnings per
   share..................................       0.55             0.55            0.49            0.49
Pro forma pricing ratios:
   Offering price as a percentage of pro
     forma stockholders' equity per
     share................................      95.79%           97.94%         104.38%         106.61%
   Offering price to pro forma net
     earnings per share(1)................      18.18            18.18           20.41           20.41
   Pro forma market capitalization to
     assets...............................      12.53%           12.96%          14.31%          14.80%
Pro forma financial ratios:
   Return on assets(2)....................       0.67%            0.68%           0.68%           0.69%
   Return on stockholders' equity(3)......       5.14%            5.11%           4.98%           4.95%
   Stockholders' equity to assets.........      13.08%           13.24%          13.70%          13.89%




-----------------
(1) If the contribution to the Foundation had been expensed during the year ended June 30, 1998, the offering price to pro forma net earnings per share would have been 16.65x, 19.78x, 22.98x and 26.76x at the minimum, midpoint, maximum and maximum, as adjusted, respectively.
(2) If the contribution to the Foundation had been expensed during the year ended June 30, 1998, return on assets would have been 0.55%, 0.54%, 0.53% and 0.52% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.
(3) If the contribution to the Foundation had been expensed during the year ended June 30, 1998, return on stockholders' equity would have been 4.56%, 4.29%, 4.04% and 3.78% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

                                WILLOW GROVE BANK
                            STATEMENTS OF OPERATIONS

         Set forth below are the statements of operations of the Bank for the periods indicated. The financial statements of the Bank as of June 30, 1998, 1997 and 1996 were audited by KPMG Peat Marwick LLP, independent public accountants.


                                                                            For the Year Ended
                                                                                 June 30,
                                                    -------------------------------------------------------------
                                                           1998                   1997                  1996
                                                    -------------------    -------------------    ---------------
                                                                          (Dollars In Thousands)
Interest and dividend income:
Loans receivable...................................        $25,356                $22,374               $18,456
Securities, primarily taxable......................          3,248                  3,049                 3,649
                                                           -------                -------               -------
     Total interest income.........................         28,604                 25,423                22,105
                                                           -------                -------               -------
Interest expense:
   Deposits........................................         14,536                 13,224                11,598
   Borrowings......................................            529                    555                   729
   Advance payment from borrowers for
     taxes.........................................             32                     38                    43
                                                           -------                -------               -------
     Total interest expense........................         15,097                 13,817                12,370
                                                           -------                -------               -------
Net interest income................................         13,507                 11,606                 9,735
Provision for loan losses..........................            993                    185                   210
                                                           -------                -------               -------
   Net interest income after provision for
     loan losses...................................         12,514                 11,421                 9,525
                                                           -------                -------               -------

Non-interest income:
   Service charges and fees........................            618                    409                   364
   Gain (loss) on sale of land held for
       development and resale......................            (25)                    16                   314
   Gain (loss) on sale of securities available
       for sale....................................           (105)                    (8)                  564
   Gain (loss) on sale of loans available for
       sale........................................             69                     29                   (66)
   Loan servicing income, net......................            203                    340                    69
                                                           -------                -------               -------
     Total non-interest income.....................            760                    786                 1,245
                                                           -------                -------               -------

Non-interest expense:
   Compensation and employee benefits..............          5,386                  3,440                 2,919
   Occupancy.......................................            636                    470                   403
   Furniture and equipment.........................            328                    264                   229
   Federal insurance premium.......................            195                  1,829                   545
   Amortization of intangible assets...............            410                    410                   410
   Data processing ................................            388                    319                   350
   Advertising.....................................            413                    297                   287
   Community enrichment............................            373                    259                    --
   Other expense...................................          1,333                    996                   881
                                                           -------                -------               -------
     Total non-interest expense....................          9,462                  8,284                 6,024
                                                           -------                -------               -------
Income before income taxes.........................          3,812                  3,923                 4,746
Income taxes.......................................          1,367                  1,548                 1,744
                                                           -------                -------               -------
Net income.........................................        $ 2,445                $ 2,375               $ 3,002
                                                           =======                =======               =======


                 See accompanying notes to financial statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion is intended to assist in understanding the financial condition and results of operations of Willow Grove. The discussion and analysis does not include any comments relating to the Company since the Company has had no significant operations. The information contained in this section should be read in conjunction with the Financial Statements and the accompanying Notes and the other sections contained in this Prospectus.

         The Bank's results of operations depend primarily on its net interest income, which is the difference between interest income on interest-earning assets, which principally consist of loans and securities, and interest expense on interest-bearing liabilities which consist of deposits and borrowings. The Bank's results of operations also are affected by the provision for loan losses, the level of its other income and expenses, and income tax expense.

Market Risk Analysis - Asset and Liability Management

         Qualitative Risk Analysis. The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect. As of June 30, 1998, the ratio of the Bank's cumulative one-year gap to total interest-earning assets was a negative 11.6% and its ratio of interest-earning assets to interest-bearing liabilities maturing or repricing within one year was 77.3%.

         In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the Bank's results of operations, the Bank has adopted asset and liability management policies designed to better match the maturities and repricing terms of the Bank's interest-earning assets and interest-bearing liabilities. Willow Grove's actions with respect to interest rate risk and its asset/liability gap management are taken under the guidance of the Asset/Liability Management Committee ("ALCO") of Willow Grove, which is comprised of directors Langan, Kremp and Ramsey as well as the Bank's President and the three other senior executive officers. The purpose of the ALCO is to communicate, coordinate and control asset/liability management consistent with the Bank's business plan and Board approved policies. The ALCO establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk and profitability goals. The ALCO generally meets on at least a quarterly basis to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital positions, anticipated changes in the volume and mix of assets and liabilities and interest rate risk exposure limits versus current projections pursuant to gap analysis and income simulations. At each meeting, the ALCO recommends appropriate strategy changes based on such review.

         In order to manage its assets and liabilities and improve the Bank's interest rate risk exposure in recent years Willow Grove has emphasized the origination of commercial and multi-family real estate loans, construction loans, commercial business loans and home equity loans, all of which generally have shorter terms to maturity than single-family residential mortgage loans and are more likely to have interest rates which either are floating or adjustable. At the same time, the Bank has been seeking to lengthen the term of its deposits by emphasizing longer term certificates of deposit, to increase the amount of its core deposits and to reduce its costs of funds by increasing non-interest bearing checking and business accounts. In recent years, the Bank has used FHLB advances as an additional source of funds and, pursuant to guidelines of the Bank's Board of Directors, has reinvested such funds in securities with estimated lives approximating the lives of the advances but with effective yields higher than the rate paid for the advances.

         Quantitative Risk Analysis. The ALCO regularly reviews interest rate risk by, among other things, examining the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Board of Directors of the Bank.

         Presented below, as of June 30, 1998, is an analysis of Willow Grove's interest rate risk as measured by changes in net portfolio value ("NPV") for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 400 basis points in accordance with OTS regulations. As illustrated in the table, NPV is more sensitive to and may be more negatively impacted by, rising rates than declining rates. This occurs principally because as rates rise, the market value of fixed-rate loans declines due to both the rate increase and slowing prepayments. When rates decline, the Bank does not experience a significant rise in market value for these loans because borrowers prepay at relatively high rates. The value of the Bank's deposits and borrowings change in approximately the same proportion in rising or falling rate scenarios.

                                                             Estimated Change in
                                   -----------------------------------------------------------------------

   Change (in Basis Points) in           Net Interest Income
        Interest Rates(1)                (next four quarters)                             MVPE
 -------------------------------   -------------------------------          ------------------------------
                                                            (Dollars in Thousands)
              +400                      (32)%       $(4,414)                   (65)%       $(29,254)
              +300                      (24)         (3,355)                   (48)         (21,520)
              +200                      (15)         (2,055)                   (30)         (13,523)
              +100                       (6)           (858)                   (13)          (5,917)
                0
              -100                        8           1,089                      8            3,607
              -200                        8           1,182                     11            4,955
              -300                       16           2,271                     16            7,060
              -400                       16           2,271                     23           10,449

-------------

(1) Assumes an instantaneous uniform change in interest rates at all maturities.

         The assumptions used by management to evaluate the vulnerability of the Bank's operations to changes in interest rates in the table above are based on assumptions utilized in the gap table below. Although management finds these assumptions reasonable, the interest rate sensitivity of the Bank's assets and liabilities and the estimated effects of changes in interest rates on the Bank's net interest income and MVPE indicated in the above table could vary substantially if different assumptions were used or actual experience differs from such assumptions. Based upon the above-described changes in the Bank's MVPE, the Bank could be required to deduct $2.6 million from the calculation of its total regulatory capital if certain OTS regulations were applicable, although the Bank would continue to be deemed a "well-capitalized" institution. See "Regulation - Regulation of Federal Savings Banks - Regulatory Capital Requirements."

         The following table summarizes the anticipated maturities or repricing of the Bank's interest-earning assets and interest-bearing liabilities as of June 30, 1998, based on the information and assumptions set forth in the notes below.

                                                                                            More Than
                                                              Three to       More Than     Three Years
                                            Within Three       Twelve       One Year to      to Five        Over Five
                                               Months          Months       Three Years       Years           Years         Total
                                          -------------    ------------    ------------   ------------    ------------   -----------
                                                                        (Dollars in Thousands)
Interest-earning assets:
    Cash and interest-earning deposits......  $18,291       $     --        $     --        $    --         $    --       $ 18,291
    Securities(1)(2)........................   20,812          1,800           4,150          9,800          11,549         48,111
    Loans(3)(4).............................   46,642         69,147          91,317         73,117          49,902        330,125
                                              -------       --------        --------        -------         -------       --------
      Total interest-earning assets.........  $85,745       $ 70,947        $ 95,467        $82,917         $61,451       $396,527
                                              =======       ========        ========        =======         =======       ========

Interest-bearing liabilities:
    Escrow accounts.........................    2,913          1,568              --             --              --          4,481
    Money market accounts(5)................   15,365          3,842             960            240              80         20,487
    Savings accounts(5).....................    6,034          5,129           4,359          3,705          20,998         40,225
    NOW accounts(5).........................   15,866         10,630           7,122          4,772           9,689         48,079
    Certificates of deposit(5)..............   32,972         97,350          84,191         14,148           3,341        232,002
    Borrowings(6)...........................    7,000          4,000              --          6,000           4,000         21,000
                                              -------       --------        --------        -------         -------       --------
      Total interest-bearing liabilities....  $80,150       $122,519        $ 96,632        $28,865         $38,108       $366,274
                                              =======       ========        ========        =======         =======       ========

Excess (deficiency) of interest-earning
  assets over interest-bearing liabilities..   $5,595       $(51,572)       $ (1,165)       $54,052         $23,343       $ 30,253
                                              =======       ========        ========        =======         =======       ========
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities.......................   $5,595       $(45,977)       $(47,142)       $ 6,910         $30,253
                                              =======       ========        ========        =======         =======
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities as a percent of
  total assets..............................     1.38%        (11.34)%        (11.63)%         1.70%           7.46%
                                                 ====         ======          ======           ====            ====
Ratio of interest-earning assets to interest
   bearing liabilities........................ 106.82%         57.91%          98.79%        287.26%         161.25%
                                               ======          =====           =====         ======          ======

--------------

(1) Includes $20.0 million of callable agency securities for which the expected repayment schedule is based on management's estimates given the current interest rate environment.
(2) Repayments are based on management's estimates given the current interest rate environment.
(3) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate loans are included in the periods in which they are scheduled to be repaid, based on scheduled amortization, in each case as adjusted for management's estimates of prepayments.
(4) Includes available for sale loans. Balances are gross of the allowance for loan losses and deferred loan fees, and have been reduced for non-performing loans, which amounted to $1.5 million at June 30, 1998.
(5) Although the Bank's NOW accounts, passbook savings accounts and money market deposit accounts are subject to immediate withdrawal, management considers a substantial amount of such accounts to be core deposits having significantly longer effective maturities. The decay rates used on these accounts are based on management estimates and should not be regarded as indicative of the actual withdrawals that may be experienced by the Bank.
(6) Borrowings consist of FHLB advances and are stated at contractual maturity. A substantial amount of such advances could be called for repayment within one year.

         Certain assumptions are contained in the above tables which affect the presentation therein. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates of other types of assets and liabilities lag behind changes in market interest rates. Certain assets, such as adjustable-rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table.

Changes in Financial Condition

         General. Total assets of Willow Grove increased by $50.7 million, or 14.3%, to $405.4 million at June 30, 1998 compared to $354.7 million at June 30, 1997. Such increase was due primarily to a $31.1 million increase in net loans receivable.

         Cash and cash equivalents. Cash and cash equivalents, which consist of cash and deposits at other institutions, amounted to $18.3 million and $4.2 million at June 30, 1998 and 1997, respectively. The increase during fiscal 1998 primarily reflects significant loan repayments during the period as well as deposit inflows during the period.

         Assets Available for Sale. At June 30, 1998, Willow Grove's assets available for sale consisted of $48.1 million in securities and $12.2 million in loans compared to $45.8 million and $6.2 million, respectively, at June 30, 1997. During fiscal 1996, the Bank reclassified substantially all of its securities as available for sale pursuant to Statement of Financial Accounting Standards No. 115 ("SFAS 115"). Such classification provides the Bank with additional flexibility to dispose of securities prior to maturity if, for example, it is determined that they have unacceptable levels of interest rate risk, that their sale is desirable for liquidity purposes or for other asset and liability management reasons. Securities classified as available for sale are accounted for at fair value, with unrealized gains or losses, net of taxes, reflected as an adjustment to equity. As a result of changes in market rates of interest, at June 30, 1998, the Bank had a net unrealized gain on securities available for sale of $80,000 compared to a net loss of $298,000 at June 30, 1997. Mortgage loans which are originated by the Bank for sale into the secondary market are classified as available for sale and are carried at the lower of cost or market value with any unrealized losses reflected in the statement of operations.

         Loans. Willow Grove's net loans receivable amounted to $315.7 million at June 30, 1998 compared to $284.6 million at June 30, 1997. The $31.1 million, or 10.9%, increase in the Bank's net loan portfolio during fiscal 1998 was due primarily to a $9.0 million increase in commercial real estate mortgage loans and a $15.8 million increase in home equity loans. The increase in the loan portfolio was due to increased loan demand as well as the Bank's efforts to expand its lending activities, other than single-family residential first mortgage loans.

         Intangible Assets. Willow Grove's intangible assets amounted to $2.4 million and $2.8 million at June 30, 1998 and 1997, respectively. Such assets are comprised of goodwill and a core deposit intangible resulting from the Bank's purchase of three branch offices from another institution in March 1994. The goodwill is being amortized on a straight-line basis over 15 years while the core deposit intangible is being amortized on an accelerated basis over 10 years.

         Liabilities. Willow Grove's total liabilities increased by $47.8 million, or 14.9%, to $369.4 million at June 30, 1998 compared to $321.6 million at June 30, 1997. The primary reason for such increase was a $31.1 million increase in deposits together with a $14.5 million increase in borrowings. The Bank attributes the growth in deposits primarily to its efforts to solicit no-cost checking accounts and business accounts. The increase in borrowings reflects the Bank's determination to utilize borrowings, on a limited basis, as an additional source of funds. The Bank has commenced a leverage program whereby, subject to limits established by the Bank's Board of Directors, it obtains FHLB advances and, at the same time, purchases securities with estimated average lives corresponding to the term of the advances while paying a higher yield than the cost of borrowings. Pursuant to such leverage program, the Board's policy permits the President or Chief Financial Officer to obtain borrowings of up to $20 million at any time in order to make investments. At June 30, 1998, the Bank had $16.0 million in borrowings outstanding under this leverage program and a commensurate amount of securities. See "Business Sources of Funds - Borrowings."

         Equity. Total equity of Willow Grove amounted to $35.9 million, or 8.9% of total assets, at June 30, 1998 compared to $33.1 million, or 9.3% of total assets, at June 30, 1997. The increase in Willow Grove's total equity from June 30, 1997 to June 30, 1998 primarily reflects net income of $2.4 million during the year.

Average Balances, Net Interest Income, Yields Earned and Rates Paid

         The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income of the Bank from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average rate; (iii) net interest income; (iv) interest rate spread; and (v) net interest margin. Information is based on average daily balances during the indicated periods. The table also reflects the yields on the Bank's interest-earning assets and costs of the Bank's interest-bearing liabilities at June 30, 1998. Given that the Bank had only nominal amounts of tax-exempt investments ($100,000 at June 30, 1998), the data below is shown without tax effects.


                                                                                 Year Ended June 30,
                                                                       ---------------------------------------
                                                                                          1998
                                                                       ---------------------------------------
                                                                                                     Average
                                                      Yield/Cost at       Average                     Yield/
                                                      June 30, 1998       Balance        Interest      Cost
                                                      -------------    -------------    ----------   ---------
                                                                                  (Dollars in Thousands)
Interest-earning assets:
  Loans receivable(1):
   Mortgage loans..............................             7.89%        $303,458       $24,824        8.18%
   Non-mortgage consumer loans.................             9.08            4,038           254        6.29
   Commercial business loans...................             9.32            3,423           278        8.12
                                                                         --------       -------
     Total loans...............................             7.93          310,919        25,356        8.16
  Securities...................................             6.16           46,336         2,923        6.31
  Other interest-earning assets(2).............             6.11            6,961           325        4.67
                                                                         --------       -------
     Total interest-earning assets.............             7.66          364,216        28,604        7.85
                                                                                        -------
Noninterest-earning assets.....................                            10,364
                                                                         --------
     Total assets..............................                          $374,580
                                                                         ========
Interest-bearing liabilities:
  Deposits:
     NOW and money market accounts.............             1.43%        $ 60,144       $   916        1.52%
     Savings accounts..........................             2.10           36,984           787        2.13
     Certificates of deposit...................             5.62          226,340        12,833        5.67
                                                                         --------       -------
       Total deposits..........................             4.36          323,468        14,536        4.49
  Borrowings...................................             5.62            9,794           529        5.40
  Advance payments by borrowers
         for taxes and insurance...............             2.00            3,274            32        0.98
                                                                         --------       -------
  Total interest-bearing liabilities...........             4.40          336,536        15,097        4.49
                                                                                        -------
Noninterest bearing liabilities(3).............                             2,133
                                                                         --------
       Total liabilities.......................                           338,669
Retained earnings..............................                            35,911
                                                                         --------
       Total liabilities and equity............                          $374,580
                                                                         ========
Net interest-earning assets....................                          $ 27,680
                                                                         ========
Net interest income/interest rate spread.......                                         $13,507        3.36%
                                                                                        =======      ======
Net interest margin............................                                                        3.71%
                                                                                                     ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities......                                                      108.22%
                                                                                                     ======


                                                                                  Year Ended June 30,
                                                     -----------------------------------------------------------------------------
                                                                     1997                                     1996
                                                     -----------------------------------   ---------------------------------------
                                                                                 Average                                   Average
                                                       Average                   Yield/       Average                       Yield/
                                                       Balance     Interest       Cost        Balance        Interest        Cost
                                                     ----------   ---------    ---------   ------------    ----------    ---------
                                                                                     (Dollars in Thousands)
Interest-earning assets:
  Loans receivable(1):
   Mortgage loans..............................       $273,423     $22,208        8.12%       $225,084        $18,256        8.11%
   Non-mortgage consumer loans.................          2,635         164        6.22           1,688            118        6.99
   Commercial business loans...................          1,743           2        0.11           1,459             82        5.62
                                                      --------     -------                    --------        -------
     Total loans...............................        277,801      22,374        8.05         228,231         18,456        8.09
  Securities...................................         44,811       2,877        6.42          54,596          3,478        6.37
  Other interest-earning assets(2).............          3,641         172        4.72           3,428            171        4.99
                                                      --------     -------                    --------        -------
     Total interest-earning assets.............        326,253      25,423        7.79         286,255         22,105        7.72
                                                                   -------                                    -------
Noninterest-earning assets.....................          9,121                                   8,317
                                                      --------                                --------
     Total assets..............................       $335,374                                $294,572
                                                      ========                                ========
Interest-bearing liabilities:
  Deposits:
     NOW and money market accounts.............       $ 47,784     $   803        1.68        $ 37,882        $   721        1.90
     Savings accounts..........................         34,690         768        2.21          32,810            745        2.27
     Certificates of deposit...................        205,792      11,653        5.66         176,777         10,132        5.73
                                                      --------     -------                    --------        -------
       Total deposits..........................        288,266      13,224        4.59         247,469         11,598        4.69
  Borrowings...................................         10,567         555        5.25          12,956            729        5.63
  Advance payments by borrowers
         for taxes and insurance...............          3,091          38        1.23           2,812             43        1.53
                                                      --------     -------                    --------        -------
  Total interest-bearing liabilities...........        301,924      13,817        4.58         263,237         12,370        4.70
                                                                   -------                                    -------
Noninterest bearing liabilities(3).............          1,948                                   1,627
                                                      --------                                --------
       Total liabilities.......................        303,872                                 264,864
Retained earnings..............................         31,502                                  29,708
                                                      --------                                --------
       Total liabilities and equity............       $335,374                                $294,572
                                                      ========                                ========
Net interest-earning assets....................       $ 24,329                                $ 23,018
                                                      ========                                ========
Net interest income/interest rate spread.......                    $11,606        3.21%                       $ 9,735        3.02%
                                                                   =======      ======                        =======      ======
Net interest margin............................                                   3.56                                       3.40%
                                                                                ======                                     ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities......                                 108.06%                                    108.74%
                                                                                ======                                     ======

----------
(1) The average balance of loans receivable includes loans available for sale and nonperforming loans, interest on which is recognized on a cash basis.
(2)  Includes money market accounts and interest-earning bank deposits.
(3)  Consists primarily of demand deposit accounts.

Rate/Volume Analysis

         The following table sets forth the effects of changing rates and volumes on net interest income of the Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) changes in rate/volume (change in rate multiplied by change in volume).

                                                                Year Ended June 30,
                                              ----------------------------------------------------
                                                               1998 compared to 1997
                                              ----------------------------------------------------
                                                             Increase (decrease) due to
                                              ----------------------------------------------------
                                                                                        Total Net
                                                                             Rate        Increase
                                                Rate          Volume       /Volume      (Decrease)
                                               ------        --------      -------      ----------
                                                                  (In Thousands)

Interest-earning assets:
 Loans receivable:
    Mortgage loans..........................    $164          $2,439         $ 13         $2,616
    Non-mortgage consumer loans.............       2              87            1             90
    Commercial business loans...............     140               2          134            276
                                                ----          ------         ----         ------
      Total loans receivable................     306           2,528          148          2,982
 Securities.................................     (49)             98           (3)            46
 Other interest - earning assets............      (2)            157           (2)           153
                                                ----          ------         ----         ------
    Total net change in income on
      interest-earning assets...............     255           2,783          143          3,181
                                                 ---          ------         ----         ------

Interest-bearing liabilities:
 Deposits:
    NOW and money market deposits...........     (76)            208          (19)           113
    Savings accounts........................     (28)             51           (4)            19
    Certificates of deposit.................      21           1,163           (4)         1,180
                                                ----          ------         ----         ------
       Total deposits.......................     (83)          1,422          (27)         1,312
Borrowings..................................      16             (41)          (1)           (26)
Advance payments by borrowers for taxes
  and insurance.............................      (8)              2            -             (6)
                                                ----          ------         ----         ------
Total net change in expense on
   interest-bearing liabilities.............     (75)          1,383          (28)         1,280
                                                ----          ------         ----         ------
Net change in net interest income...........    $330          $1,400         $171         $1,901
                                                ====          ======         ====         ======

                                                                Year Ended June 30,
                                               ---------------------------------------------------
                                                               1997 compared to 1996
                                               ---------------------------------------------------
                                                             Increase (decrease) due to
                                               ---------------------------------------------------
                                                                                        Total Net
                                                                           Rate/         Increase
                                               Rate           Volume       Volume       (Decrease)
                                               -----         --------      ------      -----------
                                                                  (In Thousands)
Interest-earning assets:
 Loans receivable:
    Mortgage loans..........................    $ 23          $3,920          $ 9         $3,952
    Non-mortgage consumer loans.............     (13)             66           (7)            46
    Commercial business loans...............     (80)             16          (16)           (80)
                                                ----          ------         ----         ------
      Total loans receivable................     (70)          4,002          (14)         3,918
 Securities.................................      27            (623)          (5)          (601)
 Other interest - earning assets............      (9)             11           (1)             1
                                                ----          ------         ----         ------
    Total net change in income on
      interest-earning assets...............     (52)          3,390          (20)         3,318
                                                ----          ------         ----         ------

Interest-bearing liabilities:
 Deposits:
    NOW and money market deposits...........     (83)            188          (23)            82
    Savings accounts........................     (20)             43           --             23
    Certificates of deposit.................    (124)          1,663          (18)         1,521
                                                ----          ------         ----         ------
       Total deposits.......................    (227)          1,894          (41)         1,626
Borrowings..................................     (49)           (135)          10           (174)
Advance payments by borrowers for taxes
  and insurance.............................      (8)              4           (1)            (5)
                                                ----          ------         ----         ------
Total net change in expense on
   interest-bearing liabilities.............    (284)          1,763          (32)         1,447
                                                ----          ------         ----         ------
Net change in net interest income...........    $232          $1,627         $ 12         $1,871
                                                ====          ======         ====         ======


Results of Operation

         General. Willow Grove reported net income of $2.4 million for the year ended June 30, 1998 compared to $2.4 million and $3.0 million for the years ended June 30, 1997 and 1996, respectively. While the Bank's net interest income increased in both in fiscal 1998 and 1997, the results of operations for those years were adversely affected by decreases in other income and increases in other expenses including, in fiscal 1997, a one-time special SAIF assessment of $1.5 million.

         Net Interest Income. Net interest income is determined by the Bank's interest rate spread (i.e., the difference between the yields earned on the Bank's interest-earning assets and the rate paid on its interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. While many institutions have experienced compression in their interest rate spreads in recent years, Willow Grove's spread has improved in each of the last three fiscal years. In large part, the Bank's management attributes such increases in spread to the Bank's efforts to increase its originations of higher yielding home equity loans, commercial and multi-family real estate loans, construction loans and commercial business loans as well as its strategy to decrease its costs of funds by attracting increased amounts of lower costing checking and business accounts. Willow Grove's average interest rate spread was 3.36%, 3.21% and 3.02% during the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The Bank's net interest margin (i.e., net interest income as a percentage of average interest-earning assets) was 3.71%, 3.56% and 3.40% during the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The Bank's interest-rate spread was 3.26% at June 30, 1998 compared to its average interest rate spread of 3.36% for the fiscal year. Given the current interest rate environment, the Bank's interest-rate spread may be subject to further compression in future periods.

         Willow Grove's net interest income amounted to $13.5 million for the fiscal year ended June 30, 1998 compared to $11.6 million and $9.7 million for the fiscal years ended June 30, 1997 and 1996, respectively. The $1.9 million, or 16.4%, increase in net interest income in fiscal 1998 compared to fiscal 1997 was due to an increase in interest income due primarily to a larger average balance of interest-earning assets, particularly real estate loans, as well as an increase in interest rate spread. The $1.9 million, or 19.6%, increase in net interest income in fiscal 1997 compared to fiscal 1996 was due primarily to an increase during the year in the average balance of the Bank's loan portfolio.

         Interest Income. Willow Grove reported total interest income of $28.6 million for the fiscal year ended June 30, 1998 compared to $25.4 million and $22.1 million for fiscal 1997 and 1996, respectively. The $3.2 million, or 12.6%, increase in interest income in fiscal 1998 compared to fiscal 1997 was due primarily to a $3.0 million increase in interest income from loans. The increase in interest income from loans in fiscal 1998 is attributable primarily to a $30.0 million, or 11.0%, increase in the average balance of the Bank's real estate loans as well as a six basis point (with 100 basis points being equal to 1.0%) increase in the average yield earned on real estate loans. Interest income from securities increased by $199,000 in fiscal 1998 compared to fiscal 1997. The average balance of the Bank's securities portfolio increased by an aggregate of $1.5 million in fiscal 1998 compared to fiscal 1997, which offset an 11 basis point decrease in the average yield on securities.

         Total interest income increased by $3.3 million, or 14.9%, in the fiscal year ended June 30, 1997 compared to fiscal 1996. Such increase was due to a $3.9 million increase in interest income on loans which more than offset a $600,000 decrease in interest income from securities. The average balance of loans increased by $49.6 million in fiscal 1997 compared to fiscal 1996. The average balance of securities decreased $9.8 million in fiscal 1997.

         Interest Expense. Interest expense is comprised primarily of interest paid on deposit accounts maintained at the Bank and, to a much lesser extent, on borrowings and escrow accounts. Total interest expense amounted to $15.1 million for the fiscal year ended June 30, 1998 compared to $13.8 million and $12.4 million, respectively, for fiscal 1997 and 1996. The primary reason for the $1.3 million, or 9.4%, increase in interest expense in fiscal 1998 was increased cost as a result of the increased volume associated with the Bank's certificates of deposit, which constitute the largest component of the Bank's deposits. The average balance of the Bank's certificates of deposit increased by 10.0% to $226.3 million for the fiscal year ended June 30, 1998 compared to fiscal 1997. The average cost of certificates of deposit was relatively constant and amounted to 5.67% in fiscal 1998 and 5.66% in fiscal 1997. The average balance of the Bank's NOW and money market accounts increased by 25.7% in fiscal 1998 to $60.1 million while the average cost of such deposits declined by 16 basis points during the fiscal year. Interest expense on savings accounts and borrowings changed nominally in fiscal 1998 compared to fiscal 1997.

         Total interest expense increased by $1.4 million, or 11.3%, in fiscal 1997 compared to fiscal 1996. Interest expense on certificates of deposit increased by $1.6 million, or 15.8%, to $11.7 million in fiscal 1997 compared to fiscal 1996 due to a 16.4% increase in the average balance of certificates during the period. Such increase was partially offset by a $174,000 reduction in expense on borrowings due to a $2.4 million, or 18.5%, reduction in the average balance of borrowings. Interest expense on NOW and money market accounts and savings accounts increased nominally in fiscal 1997 compared to fiscal 1996.

         The Bank's certificates of deposit are its highest costing deposit accounts. While the average balance of the Bank's certificate accounts increased in both fiscal 1998 and 1997, it declined as a percentage of total deposits to 68.1% at June 30, 1998 from 70.0% at June 30, 1997 and 71.4% at June 30, 1996.
The Bank's NOW and money market accounts, which is its lowest costing form of deposit, increased both in average balance in fiscal 1998 and 1997 and as a percentage of total deposits to 20.1% at June 30, 1998, compared to 18.3% and 16.0%, respectively, at June 30, 1997 and 1996.

         Provision for Loan Losses. Willow Grove establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed appropriate to absorb future charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance of loan losses, management considers past experience, evaluations of real estate collateral, current and anticipated economic conditions, volume and type of lending and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management of the Bank assesses the allowance for loan losses on at least a quarterly basis and will make provisions for loan losses as deemed appropriate by management in order to maintain the adequacy of the allowance. Willow Grove's provision for loan losses was $993,000 for the fiscal year ended June 30, 1998 compared to $185,000 and $210,000 for the years ended June 30, 1997 and 1996, respectively. The primary reason for the significant increase in Willow Grove's provision for loan losses in fiscal 1998 was the increase in the Bank's total loan portfolio including single-family residential mortgage which do not conform to FNMA and FHLMC underwriting guidelines, the continuing shift in recent years of such loan portfolio towards home equity second mortgage loans, construction loans, commercial real estate and commercial business loans, and a change in the Bank's allowance for loan loss methodology to give greater consideration of loan loss allowance ratio levels maintained by peer group institutions. Management periodically evaluates whether the methodology used to estimate the allowance for loan losses provides for a reasonable basis on which to determine the amount of the provision for loan losses. While management has historically relied on its own loan experience as one of the factors to be considered in determining the allowance for loan losses, management determined during 1998 that consideration of loss reserve ratios established by peer group institutions should be given greater emphasis than the Bank had in the past because, in part, management believed industry-wide experience may better represent the inherent loss in its portfolio due to the changing mix of loan types therein. In making this determination, the Bank considered in particular the increase in its outstanding commercial business and commercial real estate loans, which generally are deemed to be more risky than the single-family residential mortgage loans historically originated by the Bank. Given this changing mix of the Bank's portfolio, the increasing originations of loans which may be deemed to involve more risk elements than conforming, single-family residential mortgage loans and the anticipated future growth of such loans as a percentage of the Bank's total loan portfolio, the Bank anticipates that its allowance for loan losses as a percentage to total loans will continue to increase in future periods.

         Although management of Willow Grove believes that the Bank's allowance for loan losses was adequate at June 30, 1998, based on facts and circumstances available to it, there can be no assurances that additions to such allowance will not be necessary in future periods, which would adversely affect the Bank's results of operations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's provision for loan losses and the carrying value of its other nonperforming assets based on their judgments about information available to them at the time of their examination. No assurance can be given whether any of such agencies might require the Bank to make additional provisions for loan losses in the future.

         Non-interest Income. Willow Grove reported non-interest income of $760,000 for the fiscal year ended June 30, 1998 compared to $786,000 and $1.2 million for the fiscal years ended June 30, 1997 and 1996, respectively. Non-interest income is comprised primarily of service charges and fees, gains and losses on sales of assets held or available for sale and loan servicing income. The primary reason for differences in non-interest income during the past three fiscal years was the gains in fiscal 1996 on sales of real estate held for investment and securities available for sale of $314,000 and $564,000, respectively. The Bank reported a loss on real estate held for investment of $25,000 in fiscal 1998 compared to a gain of $16,000 in fiscal 1997. The gain on real estate held for investment in fiscal 1996 and, to a much lesser extent, fiscal 1997 reflects the completion and sale of the final units in a 240 unit residential subdivision which the Bank acquired through foreclosure prior to completion of development in 1990. The Bank subsequently managed the completion of this project and it has no further investment in the development at this time. The loss on real estate held for investment in fiscal 1998 was due to the Bank's determination to sell a parcel of land previously acquired as a potential site for a new branch. The Bank reported losses on sales of securities available for sale of $105,000 and $8,000 in fiscal 1998 and 1997, respectively, compared to a gain of $564,000 in fiscal 1996. The Bank took advantage of certain gain opportunities and recognized sales proceeds of $600,000 from securities in fiscal 1996. During fiscal 1998 and, to a lesser extent, fiscal 1997, the Bank determined to sell limited amounts of securities at a loss provided that the Bank believed it could reinvest the proceeds from such sales in higher yielding assets so that the loss could be recouped within 12 months of the sale through increased interest income. Service charges and fee income amounted to $618,000, $409,000 and $364,000 in the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The increase in service charges and fees in fiscal 1998 primarily reflects an increased number of deposit accounts maintained by the Bank. Loan servicing income amounted to $203,000 $340,000 and $69,000 in fiscal 1998, 1997 and 1996, respectively.

         Non-interest Expense. The primary components of non-interest expense are compensation and employee benefits expense, occupancy and equipment costs, federal insurance premiums and a variety of other operating expenses. Willow Grove's total non-interest expense amounted to $9.5 million, $8.3 million and $6.0 million in the fiscal years ended June 30, 1998, 1997 and 1996, respectively. The primary reasons for the significant increase in non-interest expenses during the past three fiscal years have been increases in compensation and benefit expenses and occupancy and equipment costs and, in fiscal 1997, a one-time special SAIF assessment. In addition, non-interest expense has increased as a result of the Bank's implementation of its Community Enrichment Program in fiscal 1997.

         Compensation and employee benefit expense totaled $5.4 million, $3.4 million and $2.9 million, respectively, in the fiscal years ended June 30, 1998, 1997 and 1996. Such increases primarily reflect the increase in the Bank's work force, which numbered 106 full time equivalent employees at June 30, 1998 compared to 75 at June 30, 1996, needed by the Bank as a result of its diversification and expansion efforts. During fiscal 1998, compensation and benefit expense also increased as the result of the Bank's accrual of $566,000 (pre-tax) and $234,000 (pre-tax), respectively, with respect to the implementation of a directors' retirement plan and a supplemental executive retirement plan. See "Management--Management of the Bank--Directors' Compensation" and "--Benefits--Supplemental Executive Retirement Plan." Increased compensation and benefit expense also is the result of normal recurring salary increases as well as certain changes to the Bank's compensation policies designed to keep the Bank competitive with the market and to provide additional incentives to Bank employees to cross-sell Bank products (the bank has instituted a policy where by certain employees are paid specified bonus amounts if their customer utilize additional products and services of the Bank, such bonuses aggregrated approximately $14,000 in fiscal 1998). Occupancy, furniture and equipment costs aggregated $964,000, $734,000 and $632,000, respectively, in fiscal 1998, 1997 and 1996. Such increases primarily reflect the opening of two new branch offices in fiscal 1998 and 1997, the installation of three new ATMs, the renovation and refurbishing costs for the Bank's offices (all of the Bank's offices have been renovated or refurbished during the past four years) and continued improvements in technology and equipment. The Bank's federal insurance premium amounted to $195,000 in fiscal 1998 compared to $1.8 million (including a one-time special SAIF assessment) and $545,000, respectively, in fiscal 1997 and 1996. The decrease in federal insurance expense in fiscal 1998 reflects the FDIC's determination to reduce, commencing in 1997, the federal insurance premiums paid by SAIF members on their deposits from 23 basis points to 6.4 basis points. Amortization expense during the three fiscal years was constant at $410,000, and data processing expense changed nominally during the periods. Advertising expense increased to $413,000 in fiscal 1998 compared to $297,000 and $287,000, respectively, in fiscal 1997 and 1996. Such increase in advertising expense in fiscal 1998 reflects the Bank's efforts to continue to increase its deposits and loans. Community enrichment expense, which reflects the Bank's expense with respect to contributions pursuant to its Community Enrichment Program, commenced in fiscal 1997, was $373,000 and $259,000, respectively, in fiscal 1998 and 1997. As previously discussed, upon consummation of the Reorganization, expenses with respect to establishment and funding of the Foundation as well as additional potential cash contributions pursuant to the Community Enrichment Program, may have a significant adverse effect upon the Bank's future results of operations. See "Risk Factors - Establishment of the Foundation - Impact on Earnings." Other expenses, which include a sundry of other operating expenses, increased to $1.3 million in fiscal 1998 compared to $996,000 and $881,000, respectively, in fiscal 1997 and 1996. Such increase in other expenses again primarily reflect the Bank's growth and diversification efforts in recent years.

         Income Taxes. The Bank's income tax expense was $1.4 million for the fiscal year ended June 30, 1998 compared to $1.5 million and $1.7 million, respectively, in fiscal 1997 and 1996. Willow Grove's effective tax rates were 35.9%, 39.4% and 36.7%, respectively, for the fiscal years ended June 30, 1998, 1997 and 1996.

Liquidity and Commitments

         The Bank's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. The Bank's primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-related securities, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-related securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, the Bank invests excess funds in short-term interest-earning assets which provide liquidity to meet lending requirements. Historically, the Bank has been able to generate sufficient cash through its deposits and has utilized borrowings on only a limited basis. The Bank expects to continue utilizing borrowings in the future to leverage its capital base and provide additional funds for its lending and investment activities.

         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as U.S. Treasury securities. On a longer term basis, the Bank maintains a strategy of investing in various lending products as described in greater detail under "Business of Willow Grove Bank - Lending Activities." The Bank uses its sources of funds primarily to meet its ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, fund loan commitments and maintain a portfolio of mortgage-backed and investment securities. At June 30, 1998, the total approved loan origination commitments outstanding amounted to $14.9 million. Certificates of deposit scheduled to mature in one year or less at June 30, 1998, totaled $130.3 million. Investment securities scheduled to mature or permitted to be called for redemption in one year or less at June 30, 1998 totaled $20.0 million. Based on historical experience, management believes that a significant portion of maturing deposits will remain with the Bank. The Bank anticipates that it will continue to have sufficient funds, together with borrowings, to meet its current commitments.

Impact of Inflation and Changing Prices

         The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of the Bank's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation.

Year 2000 Considerations


         In order to be ready for the year 2000 (the "Year 2000 Issue"), the Bank has developed a Year 2000 Action and Assessment Plan (the "Action Plan") which was presented to the Board of Directors during February 1998. The Action Plan was developed using the guidelines outlined in the Federal Financial Institutions Examination's Council's "The Effect of 2000 on Computer Systems". The Bank's Board of Directors assigned responsibility for the Action Plan to the Bank's Year 2000 Committee which reports to the Board of Directors on a quarterly basis. The Action Plan recognizes that the Bank's operating, processing and accounting operations are computer reliant and could be affected by the Year 2000 Issue. The Bank's Action Plan addressed the potential impact of the Year 2000 Issue on both its information technology ("IT") systems and non-IT systems (such as security systems, elevators, electrical, heating and air-conditioning, telephone, check-signing equipment, etc.) Pursuant to its Action Plan, the Bank has reviewed its IT systems and non-IT systems for the Year 2000 Issue and has tested all of its IT and non-IT systems and equipment for Year 2000 readiness and believes that it has identified all equipment which needs to be upgraded or replaced. Commencing in early 1998, the Bank began a program of upgrading or replacing all such equipment in order to ensure that the Bank's equipment is Year 2000 compliant on or before September 30, 1999. The Bank is primarily reliant on third party vendors for its computer output and processing, as well as other significant non-IT functions and services (i.e., securities safekeeping services, securities pricing information, etc.). The Year 2000 Committee is currently working with these third party vendors to assess their year 2000 readiness. Such vendors generally are reluctant to guarantee or provide firm assurance that their products will be Year 2000 compliant in a timely fashion. In addition, the Bank believes that it would be difficult to prevail on legal claims against such vendors with respect to Year 2000 issues. Instead, the Bank's approach has been that it is primarily responsible for identifying and correcting Year 2000 compliance issues. A major factor in the Bank's operations is the data processing software which is used on a Bank-wide basis. Such software is maintained by a third party vendor. The Bank has been working closely with such vendor, whose clients include many depository institutions, in an effort to ensure the Bank's Year 2000 preparedness. In this respect, the Bank has, on two occasions during non-banking hours, tested essentially all of its operation systems, both IT and non-IT systems for Year 2000 readiness. Such tests revealed only minor problems, which are being corrected, with the Bank's systems with respect to Year 2000. Based upon the initial assessment, management presently believes that with planned modifications to existing software and hardware and planned conversions to new software and hardware, the Bank's third party vendors are taking the appropriate steps to ensure critical systems will function properly. The Bank's Action Plan contemplates that all of its software vendors will be Year 2000 compliant by December 31, 1998. If any of its vendors cannot assure the Bank of their Year 2000 readiness by such date, the Bank intends to evaluate and use alternative vendors and products where possible. As of the date hereof, the Bank has completed the awareness (i.e. education), assessment (i.e. assessing the potential Year 2000 problems in its IT and non-IT systems and software) and renovation (i.e. developing plans to remedy Year 2000 issues) phases of its Year 2000 Action Plan. The Bank currently is completing the validation phase of its Action Plan (i.e. validating that the steps of the Action Plan actually resolve the Year 2000 Issue with respect to the Bank's IT and non-IT systems and software). The Bank also is in the relatively early stages of the implementation phase (i.e. replacing certain equipment identified as not being Year 2000 compliant). The Bank is approximately 80% complete or the validation phase and 25% complete or the implementation phase. To date, the Bank's assessment is that its ATM system and its remote flood plain certification software and its payroll software system are not Year 2000 compliant. The Bank does not believe that any of such non-compliant systems will have a critical effect on the Bank's operations if they are not Year 2000 compliant by the turn of the century. While no assurance can be given as to actual systems operations upon the turn of the century, based on information currently known to it and upon consideration of its testing efforts to date, management believes that in the worse case scenario, the Bank will suffer only a slight interruption of business as a result of minor application failures of its IT and non-IT systems and software as the result of the Year 2000. However, if the appropriate modifications and conversions are not made, or are not completed on a timely basis, the Year 2000 Issue could have a material impact on the operations of the Bank.

         The Year 2000 Issue also affects certain of the Bank's customers, particularly in the areas of access to funds and additional expenditures to achieve compliance. The Bank has engaged in a program of contacting its commercial customers regarding the customers awareness of the Year 2000 Issue. The Bank has sent mailings out to its commercial customers addressing the Year 2000 Issue and now includes a standard representation from its commercial borrowers that their software will be Year 2000 compliant by the turn of the century. The Bank has not yet received sufficient replies to its communications to business customers to make any assessment as to their Year 2000 readiness and cannot provide any assurance that such customers will reply to the Bank's communications in a timely fashion permitting the Bank to make a reasonable assessment of their level of preparedness for the Year 2000 Issue. Based on the very limited replies received to date, it appears to the Bank that its more sophisticated customers are aware of the Year 2000 Issue and are taking steps to address it while its smaller customers appear to have fewer issues with the Year 2000.


         The Bank has completed its own company-wide Year 2000 contingency plan. Individual contingency plans concerning specific software and hardware issues have been formulated for the specific departments of the Bank. Such plans include the identification of Bank operations that can be done on a manual basis or with stand alone personal computers and printers. The Bank has identified phone lines within the Bank which should not be affected by any Year 2000 problems and it also has identified alternative electric power sources.

         The costs of modifications to the existing software is being primarily absorbed by the third party vendors, however the Bank recognized that the need exists to purchase new hardware and software. Based upon current estimates, the Bank has identified $300,000 in total costs, including hardware, software, and other issues, for completing the Year 2000 project. Of that amount, approximately $56,000 was expensed during the fiscal year ended June 30, 1998, with $199,000 budgeted for the fiscal year ended June 30, 1999.

Impact of Accounting Pronouncements

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. According to the statement, all items of comprehensive income are to be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Along with net income, examples of comprehensive income include foreign currency translation adjustments, unrealized holding gains and losses on available-for-sale securities, changes in the market value of a futures contract that qualifies as a hedge of an asset reported at fair value, and minimum pension liability adjustments. Currently, the comprehensive income of the Bank would consist primarily of net income and unrealized holding gains and losses on available-for-sale securities. This statement becomes effective for fiscal years beginning after December 15, 1997.

         In June 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This statement, which supersedes SFAS No. 14, requires public companies to report financial and descriptive information about their reportable operating segments on both an annual and interim basis. SFAS No. 131 mandates disclosure of a measure of segment profit/loss, certain revenue and expense items and segment assets. In addition, the statement requires reporting information on the entity's products and services, countries in which the entity earns revenues and holds assets, and major customers. This statement requires changes in disclosures only and would not affect the financial condition operating results or equity of the Bank. This statement becomes effective for fiscal years beginning after December 15, 1997.

         In February 1998, the FASB issued SFAS No. 132, "Employer's Disclosures About Pensions and Other Post Retirement Benefits". This statement revises employer's disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. This statement requires changes in disclosures only and would not affect the financial condition, operating results, or equity of the Bank. This statement becomes effective for fiscal years beginning after December 31, 1997.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of certain exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of an exposure to variable cash flows of a forecasted transaction, or (c) a hedge of a foreign currency exposure. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier adoption is permitted. The Bank has not yet determined the impact, if any, of this Statement, including its provisions for the potential reclassifications of investment securities, on operations, financial condition, and equity. However, the Bank currently has no derivatives covered by this statement and currently conducts no hedging activities.

                                    BUSINESS

         Willow Grove is a federally chartered mutual savings bank that was originally organized in 1909. The Bank conducts its business from its headquarters in Maple Glen, Pennsylvania and six branch offices in Warminster (where two of its branch offices are located), Willow Grove, Dresher, Huntingdon Valley and Hatboro, Pennsylvania. The Bank is primarily engaged in attracting deposits from the general public and using those funds to invest in loans and securities. In recent years, Willow Grove has concentrated its business plans on three primary goals, changing its operations to be more like a full-service community bank, continuing its steady growth and maintaining a high level of asset quality.

         Historically, the Bank's primary lending emphasis has been on single-family (one- to four-units) residential loans secured by first mortgages on properties in the Bank's market area. While single-family residential mortgage loans continue to be the predominant type of loan in the Bank's portfolio (amounting to $243.1 million or 71.4% of the Bank's total loan portfolio at June 30, 1998), in recent years the Bank has, to a large extent, concentrated its efforts on originations of home equity loans, commercial real estate and multi-family residential mortgage loans, construction loans and commercial business loans. The Bank favors increases in such loans because they generally have higher yields and shorter terms to maturity and/or repricing than single-family residential mortgage loans. Over time, the Bank expects that its single-family residential mortgage loans, which decreased from 84.8% of the total portfolio at June 30, 1995 to 71.4% at June 30, 1998, will continue to decrease as a percentage of the portfolio but will remain the largest single category within the portfolio. While the Bank is diversifying its loan mix, at the same time it is very conscious that commercial real estate, construction, consumer and commercial business loans generally are deemed to be higher risk loans than single-family residential mortgage loans. In this respect, the Bank believes that it has implemented conservative policies and procedures for loan originations. While the Bank has maintained excellent credit quality during the past five years, with very low delinquency and charge-off rates, given its recent lending emphasis the Bank increased its provision for loan losses during fiscal 1998 in an effort to maintain its allowance for loan losses at a level deemed appropriate by management. As to liabilities, the Bank has reduced its cost of funds by emphasizing checking and business accounts and has attempted to lengthen the terms of its deposit base.

         During the past five years Willow Grove also has engaged in a strategy to achieve steady growth. The Bank's total assets, net loans and total deposits at June 30, 1998 had increased by 74.3%, 108.6% and 67.0%, respectively, over the levels at June 30, 1994. During such period, the Bank has acquired three new branch offices from another institution (one of which subsequently was consolidated with an existing Bank branch) and opened two additional branch offices. Willow Grove expects to continue to consider opening additional new offices, through acquisitions or otherwise, in order to supplement the branch office network in its existing market area and/or to expand its network into contiguous markets. Currently, the Bank has two sites under active consideration for new branch offices which may be opened within the next year. As part of the Bank's expansion efforts, the number of its full-time equivalent employees has increased from 67 at June 30, 1994 to 106 at June 30, 1998. The Bank also has increased its advertising efforts and, as part of its efforts to show its commitment to the communities in its market area, has increased the level of its charitable contributions and made them more systematic through the implementation, in April 1996, of a Community Enrichment Program.

         Upon consummation of the Reorganization and Stock Issuance, the Bank expects to continue its asset growth, the expansion of its franchise and the diversification of its products. The Bank also will continue to consider new services and, in the fall of 1998, the Bank will begin offering, on a brokerage basis, securities and annuities brokerage through Willow Financial Services. Willow Grove has no specific plans, arrangements or understanding with respect to any acquisitions at this time.

Market Area and Competition

         Willow Grove's main office is approximately 20 miles north of downtown Philadelphia and its primary market area is Montgomery and Bucks Counties, Pennsylvania and, to a lesser extent, Chester and Delaware Counties, the City of Philadelphia and southern New Jersey.

         The Bank faces significant competition both in making loans and in attracting deposits. The Bank's competition for loans comes principally from commercial banks, other savings banks, savings associations and mortgage-banking companies. The Bank estimates that it competes with approximately 36 other banks and savings institutions in its market area. The longest bank currently operating the Bank's market area has over $2.0 Billions in deposite in each of Bucks County and Montgomery County, Pennsylvania and has over 25% and 20% of the deposit market share in such repsective counties. by comparison, Willow Grove deposits in Bucks County and Montgomery County were $49.7 million and 260.0 million at June 30, 1997, (the most recent available data), representing approximately 0.7% and 2.3% of deposit market share at such date. The Bank's most direct competition for deposits has historically come from savings associations, other savings banks, commercial banks and credit unions. The Bank faces additional competition for deposits from short-term money market funds and other corporate and government securities funds and from other non-depository financial institutions such as securities brokerage firms and insurance companies. Competition for banking services may increase as a result of, among other things, the elimination of restrictions on interstate operations of financial institutions.

Lending Activities

         General. At June 30, 1998, Willow Grove's net portfolio loans amounted to $315.7 million or 77.9% of the Bank's total assets at such date, and its total loans receivable, including loans available for sale, amounted to $340.5 million or 84.0% of total assets. Historically, the Bank's primary emphasis has been the origination of loans secured by first liens on single-family residences. As previously indicated, the Bank has increased its emphasis on the origination of home equity loans, commercial and multi-family real estate loans, construction loans and commercial business loans. The Bank's mortgage loans secured by commercial real estate amounted to $24.5 million or 7.2% of the total loan portfolio at June 30, 1998, while its construction loans totaled $13.6 million or 4.0% of the portfolio and its multi-family residential mortgage loans amounted to $7.5 million or 2.2% of the total loan portfolio at June 30, 1998.

         In addition to traditional single-family first mortgage loans, the Bank also offers home equity loans and lines of credit, which generally have shorter terms to maturity and higher yields than single-family first mortgage loans. Willow Grove's home equity loans and lines of credit totaled $41.4 million, or 12.1% of the total loan portfolio at June 30, 1998. Willow Grove also offers, through a program commenced in May 1997, commercial business loans, which amounted to $5.4 million or 1.6% of the total portfolio at June 30, 1998, and non-mortgage consumer loans, which totaled $4.9 million or 1.5% of the total portfolio at June 30, 1998.

         The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected principally by the demand for such loans and the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

         Loan Portfolio Composition. The following table sets forth the composition of the Bank's loans at the dates indicated.

                                                                               At June 30,
                                      ------------------------------------------------------------------------------------------
                                               1998                                1997                          1996
                                      -------------------------          -----------------------        ------------------------
                                                     Percent of                      Percent of                      Percent of
                                        Amount         Total            Amount         Total             Amount        Total
                                      ------------------------------------------------------------------------------------------
                                                                       (Dollars in Thousands)
Mortgage loans:
   Single-family residential(1).....   $243,131         71.4%         $236,832           78.1%         $208,877           79.6%
   Multi-family residential.........      7,500          2.2             7,686            2.5             4,565            1.7
   Commercial real estate...........     24,478          7.2            15,455            5.1            14,904            5.7
   Construction.....................     13,627          4.0            13,120            4.3            13,746            5.2
   Home equity......................     41,366         12.1            25,553            8.4            16,184            6.2
                                       --------        -----          --------         ------          --------          -----
     Total mortgage loans...........    330,102         96.9           298,646           98.4           258,276           98.4
Non-mortgage consumer loans.........      4,930          1.5             2,924            1.0             2,173            0.9
Commercial business loans...........      5,437          1.6             1,698            0.6             1,841            0.7
                                       --------        -----          --------         ------          --------          -----
     Total loans receivable.........    340,469        100.0%          303,268          100.0%          262,290          100.0%
                                                       =====                           ======                            =====
Less:
   Undisbursed portion of loan
     proceeds.......................     (8,855)                        (9,344)                         (10,341)
  Allowance for loan losses.........     (2,665)                        (1,678)                          (1,938)
  Deferred loan fees................     (1,092)                        (1,477)                          (1,536)
                                        -------                       --------                         --------
Loans receivable, net...............   $327,857                       $290,769                         $248,475
                                       ========                       ========                         ========


                                                                 At June 30,
                                        -------------------------------------------------------------
                                                      1995                             1994
                                        ------------------------------       ------------------------
                                                        Percent of                         Percent of
                                            Amount        Total            Amount            Total
                                        -------------------------------------------------------------
                                                          (Dollars in Thounsands)
Mortgage loans:                          $192,168          84.8%           $130,310          81.7%
   Single-family residential(1).....        4,203           1.9               4,049           2.6
   Multi-family residential.........        9,411           4.2              12,992           8.2
   Commercial real estate...........        8,470           3.7               5,328           3.3
   Construction.....................       10,494           4.6               5,693           3.5
   Home equity......................     --------         -----             -------         -----
                                          224,746          99.2             158,372          99.3
     Total mortgage loans...........        1,281           0.5                 788           0.5
Non-mortgage consumer loans.........          672           0.3                 275           0.2
Commercial business loans...........     --------         -----            --------         -----
                                          226,699         100.0%            159,435         100.0%
     Total loans receivable.........                      =====                             =====

Less:
   Undisbursed portion of loan             (3,541)                           (4,073)
     proceeds.......................       (1,728)                           (1,668)
  Allowance for loan losses.........       (1,848)                           (1,790)
  Deferred loan fees................     --------                          --------
                                         $219,582                          $151,904
Loans receivable, net...............     ========                          ========

-----------------------------

(1) Includes loans available for sale of $12.2 million, $6.2 million, $5.1 million, $9.4 million and $600,000, respectively, at June 30, 1998, 1997, 1996, 1995 and 1994.

         Contractual Principal Repayments and Interest Rates. The following table sets forth scheduled contractual amortization of the Bank's loans at June 30, 1998, as well as the dollar amount of such loans which are scheduled to mature after one year which have fixed or adjustable interest rates. Demand loans, loans having no schedule of repayments and no stated maturity and overdraft loans are reported as due in one year or less.



                                                                              At June 30, 1998
                                ----------------------------------------------------------------------------------------------------
                                                                                                 Non-
                                 Single-Family     Multi-     Commercial                       Mortgage   Commercial        Total
                                 Residential(1)    Family    Real Estate      Construction     Consumer    Business         Loans
                                ----------------------------------------------------------------------------------------------------
                                                                       (In Thousands)
Amounts due in:
  One year or less............      $    299      $1,245        $   431          $ 8,808       $   98        $2,589       $ 13,470
  After one year:
     More than one year to
          three years.........         2,595         694            704            4,009          963           170          9,135
     More than three years to
         five years...........        14,460         859          3,584                -        1,335           935         21,173
     More than 5 years to 10
         years................        25,716          78         12,150              410          630         1,669         40,653
     More than 10 years to 20
         years................        72,850       1,002          5,384                -        1,863            74         81,173
     More than 20 years.......       168,577       3,622          2,225              400           41            --        174,865
                                    --------      ------        -------          -------       ------        ------       --------
       Total Amount Due.......      $284,497      $7,500        $24,478          $13,627       $4,930        $5,437       $340,469
                                    ========      ======        =======          =======       ======        ======       ========
-------------------

(1) Includes $12.2 million of loans available for sale and $41.4 million of home equity loans.


         On the $327 million of loan principal repayments contractually due after June 30, 1999, $260.5 million have fixed rates of interest and $66.5 million have adjustable rates of interest.

         Activity in Loans. The following table shows the activity in the Bank's loans during the periods indicated.


                                                                         Year Ended June 30,
                                                       --------------------------------------------------
                                                             1998               1997             1996
                                                       ---------------    ---------------    ------------
                                                                          (In Thousands)
Total loans held at beginning of period(1)...........     $303,268           $262,290           $226,699
                                                          ========            =======            =======
Originations of loans for portfolio:
   Mortgage loans:
     Single-family residential.......................     $ 33,653           $ 31,007           $ 35,246
     Multi-family residential........................           --              1,000              1,510
     Commercial real estate..........................       11,591              6,298              3,107
     Construction....................................       13,020              4,708              6,604
     Home equity.....................................       23,400             16,487             10,328
   Non-mortgage consumer loans.......................        3,800              1,717                412
   Commercial business loans.........................        6,668                297              2,216
                                                          --------           --------           --------
Transfer of loans from available for sale
   ("AFS") to portfolio..............................           --              2,089              3,028
                                                          --------           --------           --------
       Total originations of and transfers to
          loans for portfolio........................       92,132             63,603             62,451
                                                          --------           --------           --------
Origination of loans AFS.............................       30,341             16,922             19,955
Transfer of loans AFS to portfolio...................           --             (2,089)            (3,028)
                                                          --------           --------           --------
       Total origination of loans....................      122,473             78,436             79,378
                                                          --------           --------           --------

Purchases of loans for portfolio:
   Single-family residential.........................       19,836             16,677              7,887
   Commercial real estate............................          600                 --                 --
   Construction......................................           --                956              2,824
   Home equity.......................................        3,988                 --                 --
Purchases of AFS loans:                                      6,055             12,205             17,256
                                                          --------           --------           --------
   Total purchases of loans..........................       30,479             29,838             27,967
                                                          --------           --------           --------
Repayments...........................................       85,328             40,841             33,279
Charge-offs of loans for portfolio...................            6                445                 --
Sales of AFS loans...................................       30,417             26,010             38,475
                                                          --------           --------           --------
Net activity in loans for portfolio..................       37,201             40,978             35,591
                                                          --------           --------           --------
Total loans at end of period(1)......................     $340,469           $303,268           $262,290
                                                          ========           ========           ========

------------------

(1)  Includes loans available for sale.

         The lending activities of Willow Grove are subject to underwriting standards and loan origination procedures established by the Bank's Board of Directors and management. Given the significant amount of standardization that has occurred in underwriting and documentation with respect to single-family residential mortgage loans, the Bank determined in mid-1996 that it was more cost-effective for it to "out-source" its single-family loan origination function. As a result of such determination, the Bank no longer maintains single-family mortgage loan originators on its staff. The Bank relies on a network of approximately 25 correspondent mortgage brokers and mortgage bankers to identify, underwrite and process new single-family residential mortgage loans on the Bank's behalf. The Bank regularly provides its network of correspondents with the terms and pricing of the loans it is willing to consider. Pursuant to various programs of such correspondents, the Bank's correspondent may either (i) advance funds for closing provided the Bank commits to purchase, in which case the loan is classified as "purchased" in the above table, or (ii) may request the Bank to provide the funds necessary for closing, in which case the loan is classified as "originated" by the Bank in the above table. In either case, the Bank may retain such loans in its portfolio or sell them (either on a servicing retained or servicing released basis). Such correspondents forward loan applications to the Bank for its review and, depending on the Bank's assessment of its current needs for new loan product, the Bank determines whether it will either buy such loans or commit to advance the funds at closing for the Bank's portfolio or for eventual sale into the secondary market. The Bank makes a determination at the time of origination whether loans will be available for sale or will be for retention in the Bank's portfolio. Such loans generally are required to be underwritten in accordance with standard FNMA or FHLMC guidelines (which facilitate resale into the secondary market). The Bank makes a determination at the time of origination whether loans will be available for sale or will be for retention in the Bank's portfolio. Such loans generally are required to be underwritten in accordance with standard FNMA or FHLMC guidelines (which facilitate resale into the secondary market). The Bank also originates residential mortgage loans which do not conform to FNMA or FHLMC guidelines ("non-conforming" loans). Most of the Bank's non-conforming loans do not conform because they either exceed the current mortgage loan limits ($227,150) (commonly referred to as "jumbo" loans) or they have a bi-weekly repayment schedule. Such non-conforming loans, which generally amount to approximately one-quarter of the Bank's residential mortgage loans, are underwritten pursuant to the Bank's alternative underwriting standards, which, in many respects, are similar to FNMA and FHLMC guidelines.

         The Bank's underwriting function for home equity, commercial and multi-family residential real estate, commercial business and construction loans is centralized at the Bank's main office. Willow Grove requires that a property appraisal be prepared by an independent appraisal firm in connection with all new mortgage loans. Willow Grove requires that title insurance and hazard insurance be maintained on all security properties (except for home equity loans) and that flood insurance be maintained if the property is within a designated flood plain.

         The Board of Directors of the Bank has authorized certain officers to approve loans on an individual basis up to certain designated amounts not exceeding, in the case of the President, $500,000. Loans exceeding the individual limits must be approved by the Officers' Loan Committee (which is comprised of the Bank's President, the three other executive officers and a vice-president of lending), the Directors' Loan Committee (comprised of three directors, the President and the Senior Lending Officer) or the full Board of Directors. The Directors' Loan Committee and full Board of Directors of the Bank also are provided with summaries of new loan activity on a routine basis.

         A federal savings bank generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower if the loans are fully secured by readily marketable securities. Willow Grove's aggregate loans to one borrower and related entities has been below the regulatory limits. As of June 30, 1998, Willow Grove's three largest relationships with one borrower and related entities amounted to $4.4 million, $2.8 million and $2.5 million, and all of the Bank's loans included in such relationships were performing in accordance with their terms. The net proceeds received by the Bank from the Offerings will increase the Bank's capital and thus its loans to one borrower limits. On occasion, as a result of the loan-to-one borrower limits, the Bank will sell participation interests in loans which it originates. Conversely, the Bank on occasion may consider buying a participation interest in a loan from another institution, provided, that the loan meets the Bank's underwriting standards.

         Single-Family Residential Mortgage Loans. The Bank utilizes its network of correspondents to originate and buy single-family (one- to four-units), conventional residential mortgage loans. Conventional loans are loans that are neither insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"). The vast majority of the Bank's single-family mortgage loans are secured by properties located in Montgomery and Bucks Counties, Pennsylvania. As of June 30, 1998, the Bank's single-family residential mortgage loans amounted to $243.1 million or 71.4% of the total loan portfolio. During the fiscal year ended June 30, 1998, the Bank originated and purchased $33.7 million and $19.8 million, respectively, of single-family residential mortgage loans for its portfolio. Given the reduced emphasis on the origination of single-family residential mortgage loans, such loans have declined, as a percentage of the total portfolio, during each of the past four fiscal years. The Bank expects such trend to continue, although single-family residential mortgage loans are likely to remain the largest single category of loans within the Bank's portfolio for the foreseeable future.

         The Bank's single-family residential mortgage loans originated or purchased for sale generally are underwritten with terms and documentation conforming to FNMA and FHLMC guidelines. The Bank's loans originated or purchased for portfolio may conform to such agency guidelines, may exceed conforming loan amounts for such agencies or may otherwise not comply to such agencies' underwriting standards for a variety of reasons including credit risk. Willow Grove's residential mortgage loans have either fixed rates of interest or interest rates which adjust periodically during the term of the loan. Fixed-rate loans generally have maturities of 10, 15, 20 or 30 years and are fully amortizing with monthly loan payments sufficient to repay the total amount of the loan with interest by the end of the loan term. As of June 30, 1998, the Bank's fixed-rate single-family residential mortgage loans amounted to $198.9 million or 81.8% of single-family residential mortgage loans.

         The Bank also offers a variety of adjustable-rate single-family residential mortgage ("ARM") loans. Such loans have interest rates which are pre-determined for an initial period ranging from one to ten years, and then are adjusted on an annual or other basis in accordance with a designated index such as one-year U.S. Treasury obligations adjusted to a constant maturity ("CMT"), plus a stipulated margin. The Bank's adjustable-rate single-family residential real estate loans generally have a cap of 1% or 2% on any increase or decrease in the interest rate at any adjustment date, and include a specified cap on the maximum interest rate over the life of the loan, which cap generally is 4% to 6% above the initial rate. From time to time, based on prevailing market conditions, the Bank may offer ARM loans with initial rates which are below the fully indexed rate. Such loans generally are underwritten based on the fully indexed rate. The Bank's adjustable-rate loans require that any payment adjustment resulting from a change in the interest rate of an adjustable-rate loan be sufficient to result in full amortization of the loan by the end of the loan term and, thus, do not permit any of the increased payment to be added to the principal amount of the loan, or so-called negative amortization. At June 30, 1998, $44.2 million or 18.2% of the Bank's single-family residential mortgage loans were adjustable-rate loans.

         Adjustable-rate loans decrease the risks associated with changes in interest rates but involve other risks, primarily because as interest rates increase, the loan payment by the borrower increases to the extent permitted by the terms of the loan, thereby increasing the potential for default. Moreover, as with fixed-rate loans, as interest rates increase, the marketability of the underlying collateral property may be adversely affected by higher interest rates. The Bank believes that these risks, which have not had a material adverse effect on the Bank to date, generally are less than the risks associated with holding fixed-rate loans in an increasing interest rate environment.

         The volume and types of ARMs originated by Willow Grove are affected by such market factors as the level of interest rates, competition, consumer preferences and availability of funds. Accordingly, although the Bank anticipates that it will continue to offer single-family ARMs, there can be no assurance that in the future the Bank will be able to originate a sufficient volume of single-family ARMs to increase or maintain the proportion that these loans bear to total loans.

         The Bank's single-family residential mortgage loans generally do not exceed $400,000. In addition, the maximum loan-to-value ("LTV") ratio for the Bank's single-family residential mortgage loans generally is 95% of the appraised value of the security property, provided, however, that private mortgage insurance is obtained on the portion of the principal amount that exceeds 80% of the appraised value.

         Home Equity Loans. Willow Grove offers home equity loans, including home equity lines of credit. Due to the relatively higher yields and shorter terms of maturity (the maximum term to maturity is 15 years), the Bank has emphasized the origination of home equity loans in recent years. At June 30, 1998, the Bank's home equity loans amounted to $41.4 million compared to $25.6 million and $16.2 million at June 30, 1997 and 1996, respectively. Home equity loans, like single-family residential mortgage loans, are secured by the underlying equity in the borrower's residence. However, the Bank generally obtains a second mortgage position to secure its home equity loans. The Bank has aggressively marketed its home equity loans and, as part of such efforts, offers a "no point, no cost" loan for which no origination fees are charged and the Bank absorbs closing costs. In addition, the Bank offers home equity loans in amounts of up to, when combined with any first mortgage, 100% of the appraised value of the security property. Recently, the Bank also commenced buying home equity loans from its correspondents, and may increase such purchases in the future.

         Commercial Real Estate and Multi-Family Residential Real Estate Loans. At June 30, 1998, Willow Grove's commercial real estate and multi-family residential real estate loans amounted to $24.5 million and $7.5 million, respectively, or 7.2% and 2.2%, respectively, of the Bank's total loan portfolio.

         The Bank's commercial real estate loans generally are secured by small office buildings, retail and industrial use buildings, strip shopping centers and other properties used for commercial purposes located in the Bank's market area. The Bank's commercial real estate loans seldom exceed $3.0 million, and, as of June 30, 1998, the average size of the Bank's commercial real estate loans was $319,000. During fiscal 1998, the Bank originated $11.6 million in commercial real estate loans for portfolio, compared to $6.3 million and $3.1 million, respectively, in fiscal 1997 and 1996. The Bank also purchased $600,000 in commercial real estate loans in fiscal 1998. Since May 1997, the Bank has hired three new commercial loan officers in an effort to increase its portfolio of commercial real estate, multi-family residential and commercial business loans.

         The Bank also originates loans secured by multi-family (five or more units) residential properties. During fiscal 1998, Willow Grove originated no multi-family residential mortgage loans compared to $1.0 million and $1.5 million, respectively, in fiscal 1997 and 1996.

         The Bank's commercial real estate and multi-family residential loans generally are fixed-rate or five-year adjustable-rate loans indexed to U.S. Treasury obligations adjusted to a CMT, plus a margin. Generally, fees of between 50 basis points and 1.50% of the principal loan balance are charged to the borrower upon closing. The Bank generally charges prepayment penalties on commercial real estate and multi-family residential mortgage loans. Although terms for multi-family residential and commercial real estate loans may vary, the Bank's underwriting standards generally provide for terms of up to 25 years with amortization of principal over the term of the loan and LTV ratios of not more than 80%. Generally, the Bank obtains personal guarantees of the principals as additional security for any commercial real estate and multi-family residential loans.

         The Bank evaluates various aspects of commercial and multi-family residential real estate loan transactions in an effort to mitigate risk to the extent possible. In underwriting these loans, consideration is given to the stability of the property's cash flow history, future operating projections, current and projected occupancy, position in the market, location and physical condition. The Bank has also generally imposed a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 115%. The underwriting analysis also includes credit checks and a review of the financial condition of the borrower and guarantor, if applicable. An appraisal report is prepared by an independent appraiser commissioned by the Bank to substantiate property values for every commercial real estate and multi-family loan transaction. All appraisal reports are reviewed by the Bank prior to the closing of the loan.

         Commercial real estate and multi-family residential lending entails substantially different risks when compared to single-family residential lending because such loans often involve large loan balances to single borrowers and because the payment experience on such loans is typically dependent on the successful operation of the project or the borrower's business. These risks can also be significantly affected by supply and demand conditions in the local market for apartments, offices, warehouses, or other commercial space. The Bank attempts to minimize its risk exposure by limiting such lending to proven businesses, only considering properties with existing operating performance which can be analyzed, requiring conservative debt coverage ratios, and periodically monitoring the operation and the physical condition of the collateral.

         As of June 30, 1998, none of the Bank's commercial real estate or multi-family residential mortgage loans were considered non-performing and none were 60 or more days delinquent.

         Construction Loans. The Bank originates construction loans for residential and commercial uses within its market area. The Bank generally limits its construction loans to builders and developers with whom it has an established relationship or who are otherwise known to the Bank's officers. As of June 30, 1998, the Bank's construction loans amounted to $13.6 million or 4.0% of the Bank's total loan portfolio. In addition, the Bank had $8.9 million of undisbursed construction loans in process as of such date. The Bank originated $13.0 million in new construction loans in fiscal 1998, compared to $4.7 million and $6.6 million, respectively, in fiscal 1997 and 1996.

         The Bank's construction loans generally have floating rates of interest for a term of up to three years. Construction loans to builders are typically made with a maximum loan to value ratio of 90%. The Bank's construction loans to local builders are made on either a pre-sold or speculative (unsold) basis. However, the Bank generally limits the number of unsold homes under construction to its builders, with the amount dependent on the reputation of the builder, the present outstanding obligations of the builder, the location of the property and prior sales of homes in the development and the surrounding area. The Bank generally limits the number of construction loans for speculative units to two to six model homes per project.

         Prior to making a commitment to fund a construction loan, the Bank requires an appraisal of the property by independent appraisers approved by the Board of Directors. The Bank's staff also reviews and inspects each project at the commencement of construction and prior to every disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspections of the project based on a percentage of completion. The Bank requires monthly interest payments during the construction term.

         The Bank's construction loans include loans for the acquisition and development of land (i.e., roads, sewer and water) for resale. Such land loans generally are originated only when a construction loan has been committed to by the Bank, are secured by a lien on the property, are generally limited to 75% of the appraised value of the secured property and are typically made for a period of up to three years with a floating interest rate based on the prime rate. The Bank requires monthly interest payments during the term of the land loan. The principal of the loan is reduced as lots are sold and released. All of the Bank's land loans are secured by property located in its market area. In addition, the Bank generally obtains personal guarantees from its borrowers and originates such loans to developers with whom it has established relationships.

         Construction and land lending generally is considered to involve a higher level of risk as compared to permanent single-family residential lending, due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on developers and builders. Moreover, a construction loan can involve additional risks because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost (including interest) of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. In addition, speculative construction loans to a builder are not pre-sold and thus pose a greater potential risk to the Bank than construction loans to individuals on their personal residences.

         The Bank has attempted to minimize the foregoing risks by, among other things, periodically inspecting properties under construction and reviewing construction progress before additional draws are disbursed and by working with builders with whom it has established relationships. It is also the Bank's policy to obtain personal guarantees from the principals of its corporate borrowers on its construction and land loans.

         Commercial Loans. Willow Grove had $5.4 million of commercial business loans at June 30, 1998 compared to $1.7 million at June 30, 1997. In May 1997, the Bank commenced a program designed to facilitate the origination of loans to small- to mid-sized businesses in the Bank's market area. The Bank has hired three commercial loan officers to actively solicit such loans (as well as commercial real estate and multi-family residential mortgage loans). As a result of such efforts, the Bank anticipates that this portion of its loan portfolio will continue to increase. The Bank has targeted commercial business loans for expansion due to the generally higher yields of such loans, their relatively short terms and the prevalence of adjustable or floating rates of interest.

         The Bank's commercial business loans may be structured as term loans or revolving lines of credit. Commercial business loans generally have a term of five years or less and adjustable or variable rates of interest based upon the Wall Street Journal Prime Rate. The Bank's commercial business loans generally are secured by equipment, machinery, real property or other corporate assets. In addition, the Bank generally obtains personal guarantees from the principals of the borrower with respect to all commercial business loans. The Bank also provides commercial loans structured as advances based upon perfected security interests in accounts receivable and inventory. Generally the Bank will advance amounts up to 75% of accounts receivable and 50% of the value of inventory.

         Commercial business loans generally are deemed to involve a greater degree of risk than single-family residential mortgage loans. While commercial business lending is relatively new to the Bank and the Bank is attempting to aggressively increase its originations of commercial business loans, Willow Grove has hired experienced commercial loan officers and has implemented policies and procedures for commercial business lending which are deemed to be prudent. As of June 30, 1998, the Bank had no non-performing commercial business loans.

         Non-Mortgage Consumer Lending Activities. The Bank offers a variety of consumer loans including student loans, unsecured loans, automobile loans, passbook loans and other consumer loans in order to provide a full range of financial services to its customers. Such loans are obtained primarily through existing and walk-in customers and direct advertising. At June 30, 1998, $4.9 million or 1.5% of the Bank's total loan portfolio was comprised of consumer loans. At such date student loans amounted to $2.5 million, unsecured loans amounted to $1.3 million and automobile loans were $898,000.

         Consumer loans generally have shorter terms and higher interest rates than residential mortgage loans but generally involve more credit risk than residential mortgage loans because of the type and nature of the collateral and, in certain cases, the absence of collateral.

         Loan Origination and Loan Fees. In addition to interest earned on loans, Willow Grove receives loan origination fees or "points" for many of the loans it originates. Loan points are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan.

         In accordance with SFAS No. 91, which addresses the accounting for non-refundable fees and costs associated with originating or acquiring loans, the Bank's loan origination fees and certain related direct loan origination costs are offset, and the resulting net amount is deferred and amortized as interest income over the contractual life, adjusted for prepayments, of the related loans as an adjustment to the yield of such loans. At June 30, 1998, the Bank had $1.1 million of such deferred loan fees.

Asset Quality

         General. As a part of Willow Grove's efforts to maintain its asset quality, it has developed and implemented an asset classification system. All of the Bank's assets are subject to review under this classification system. Loans are periodically reviewed and the classifications are reviewed by the Asset Quality Committee of the Board of Directors on at least a quarterly basis. In addition, the Bank has retained an independent firm to perform periodic, generally every six months, reviews of the asset quality of a designated portion of its loan portfolio.

         When a borrower fails to make a required payment on a loan, the Bank attempts to cure the deficiency by contacting the borrower and seeking payment. Contacts are generally made 16 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, late charges are assessed and additional efforts are made to collect the loan. While the Bank generally prefers to work with borrowers to resolve such problems, when the account becomes 90 days delinquent, the Bank institutes foreclosure or other proceedings, as necessary, to minimize any potential loss.

         Non-accrual loans are loans on which the accrual of interest has ceased because the collection of principal or interest payments is determined to be doubtful by management. It is the policy of the Bank to discontinue the accrual of interest and reverse any accrued interest when principal or interest payments are delinquent more than 90 days (unless the loan principal and interest are determined by management to be fully secured and in the process of collection), or earlier if the financial condition of the borrower raises significant concern with regard to the ability of the borrower to service the debt in accordance with the terms of the loan. Interest income on such loans is not accrued until the financial condition and payment record of the borrower demonstrates the ability to service the debt.

         Real estate acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. Real estate owned is recorded at the lower of cost or fair value less estimated selling costs. Costs of holding foreclosed property are usually capitalized to the extent that carrying value does not exceed fair value less estimated selling costs. Holding costs are charged to expense. Gains and losses on such sales are charged to operations as incurred. Willow Grove has not had any real estate owned at any of the five most recent fiscal year ends.

         Delinquent Loans. The following table sets forth information concerning delinquent loans at the dates indicated, in dollar amounts and as a percentage of each category of the Bank's loan portfolio. The amounts presented represent the total outstanding principal balances of the related loans, rather than the actual payment amounts which are past due.


                                                                         June 30, 1998
                                         ---------------------------------------------------------------------------
                                                       30-59 Days                              60-89 Days
                                         ------------------------------------    -----------------------------------
                                                              Percent of Loan                        Percent of Loan
                                               Amount            Category             Amount             Category
                                         ---------------    -----------------    ---------------   -----------------
                                                                     (Dollars in Thousands)
Mortgage loans:
   Residential:
     Single-family......................        $2,268              0.98%            $1,304                 0.56%
     Multi-family.......................            --                --                 --                   --
   Commercial real estate...............           288              0.90                 --                    -
   Construction........................             --                --                 --                   --
   Home equity..........................            92              0.22                 35                 0.08
Non-mortgage consumer loans.............            17              0.34                 --                   --
Commercial business loans...............            --                --                 --                   --
                                                ------                               ------
     Total..............................        $2,665              0.83%            $1,339                 0.42%
                                                ======                               ======



                                                                         June 30, 1997
                                         ---------------------------------------------------------------------------
                                                       30-59 Days                              60-89 Days
                                         ------------------------------------    -----------------------------------
                                                              Percent of Loan                        Percent of Loan
                                               Amount            Category             Amount             Category
                                         ---------------    -----------------    ---------------   -----------------
                                                                     (Dollars in Thousands)
Mortgage loans:
   Residential:
     Single-family......................        $2,659              1.15%              $519                  0.23%
     Multi-family.......................            --                --                 --                   --
   Commercial real estate...............           136              0.59                310                  1.34
   Construction........................             --                --                 --                   --
   Home equity..........................            32              0.13                 46                  0.18
Non-mortgage consumer loans.............            --                --                 --                   --
Commercial business loans...............            --                --                 --                   --
                                                ------                                 ----
       Total............................        $2,827              0.98%              $875                  0.30%
                                                ======                                 ====




                                                                         June 30, 1996
                                         ---------------------------------------------------------------------------
                                                       30-59 Days                              60-89 Days
                                         ----------------------------------      -----------------------------------
                                                              Percent of Loan                       Percent of Loan
                                               Amount            Category             Amount            Category
                                         ---------------    -----------------    ---------------   -----------------
                                                                     (Dollars in Thousands)
Mortgage loans:
   Residential:
     Single-family......................        $1,501              0.74%              $407                  0.20%
     Multi-family.......................            --                --                 --                   --
   Commercial real estate...............            59              0.40                 --                   --
   Construction........................            540              3.93                 --                   --
   Home equity..........................           153              0.95                 --                   --
Non-mortgage consumer loans.............             2              0.09                  2                  0.09%
Commercial business loans...............            --                --                 --                   --
                                                ------                                 ----
       Total............................        $2,255              0.91%              $409                  0.17%
                                                ======                                 ====

         Non-Performing Assets. The following table sets forth information with respect to non-performing assets identified by the Bank, including non-accrual loans and other real estate owned.


                                                                            At June 30,
                                          -----------------------------------------------------------------------
                                               1998            1997             1996            1995           1994
                                          ------------    -------------   -------------    -----------    ------------
                                                                      (Dollars in Thousands)

Accruing loans 90 days or more past due:
   Mortgage loans........................     $  142           $  124           $  101           $ --            $ --
                                              ------           ------           ------           ----            ----
     Total...............................        142              124              101             --              --
                                              ------           ------           ------           ----            ----
Non-accrual loans:
   Mortgage loans:
     Single-family residential...........      1,249              374              655            497             495
     Multi-family residential............         --               --               --             --              --
     Commercial real estate..............         --               54               55             95             153
     Construction........................         --               --               --             --              --
     Home equity.........................         --               --               73             --              --
   Non-mortgage consumer loans...........          2               17               34             --              --
   Commercial business loans.............         96            1,346            1,786             --              --
                                              ------           ------           ------           ----            ----
     Total non-accruing loans............      1,347            1,791            2,603            592             648
                                              ------           ------           ------           ----            ----
     Total non-performing loans..........      1,489            1,915            2,704            592             648
                                              ------           ------           ------           ----            ----
Other real estate owned, net.............         --               --                -              -              --
                                              ------           ------           ------           ----            ----
     Total non-performing assets.........     $1,489           $1,915           $2,704           $592            $648
                                              ======            =====           ======           ====            ====
Performing troubled debt
   restructurings........................         --               --               --             --              --
                                              ------           ------           ------           ----            ----
     Total non-performing assets and
       troubled debt restructurings......     $1,489           $1,915           $2,704           $592            $648
                                              ======           ======           ======           ====            ====

Non-performing loans to total loans......       0.47%            0.67%            1.11%          0.28%           0.42%
Non-performing assets to total assets....       0.37%            0.54%            0.87%          0.20%           0.28%


         Classified and Criticized Assets. Federal regulations require that each insured institution classify its assets on a regular basis. Furthermore, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high probability of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. At June 30, 1998, Willow Grove had an aggregate of $1.7 million of classified assets, all of which were classified substandard. At such date the Bank also had $1.9 in assets which were deemed special mention.

         Allowance for Loan Losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loss experience, current economic conditions, volume, growth and composition of the portfolio, and other relevant factors. Among other factors, Willow Grove considers the amount of loan origination volume and the risk characteristics of new loans when establishing the appropriate amount of the provisions to the allowance for loan losses. The allowance is increased by provisions for loan losses which are charged against income. As shown in the table below, at June 30, 1998, the Bank's allowance for loan losses amounted to $2.7 million or 179.0% and 0.83% of the Bank's non-performing loans and total loans receivable, respectively. The Bank's provision for loan losses amounted to $993,000 for the year ended June 30, 1998. The primary reason for the significant increase in Willow Grove's provision for loan losses in fiscal 1998 was the increase in the Bank's total loan portfolio including single-family residential mortgage which do not conform to FHMA and FHLMC underwriting guidelines, the continuing shift in the loan portfolio towards home equity second mortgage loans, commercial real estate and commercial business loans, and a change in the bank's allowance for loan loss methodology to give greater consideration to ratio levels of loan loss allowances maintained by peer group institutions.

         Effective December 21, 1993, the OTS, in conjunction with the Office of the Comptroller of the Currency, the FDIC and the Federal Reserve Board, issued a Policy Statement regarding an institution's allowance for loan and lease losses. The Policy Statement, which reflects the position of the issuing regulatory agencies and does not necessarily constitute GAAP, includes guidance
(i) on the responsibilities of management for the assessment and establishment of an adequate allowance and (ii) for the agencies' examiners to use in evaluating the adequacy of such allowance and the policies utilized to determine such allowance. The Policy Statement also sets forth quantitative measures for the allowance with respect to assets classified substandard and doubtful and with respect to the remaining portion of an institution's loan portfolio. Specifically, the Policy Statement sets forth the following quantitative measures which examiners may use to determine the reasonableness of an allowance: (i) 50% of the portfolio that is classified doubtful; (ii) 15% of the portfolio that is classified substandard; and (iii) for the portions of the portfolio that have not been classified (including loans designated special mention), estimated credit losses over the upcoming 12 months based on facts and circumstances available on the evaluation date. While the Policy Statement sets forth this quantitative measure, such guidance is not intended as a "floor" or "ceiling." Willow Grove's policy for establishing loan losses is consistent with the Policy Statement.

         The following table sets forth the activity in the Bank's allowance for loan losses during the periods indicated.


                                                                      Year Ended June 30,
                                                        ----------------------------------------------------
                                                         1998        1997        1996       1995       1994
                                                        ------      ------      ------     ------     ------

                                                                     (Dollars in Thousands)

Allowance at beginning of period ...............        $1,678      $1,938      $1,728     $1,668     $1,512
                                                        ------      ------      ------     ------     ------
Provisions .....................................           993         185         210         60        156
   Charge-offs:
     Mortgage loans ............................            --          --          --         --         --
     Non-mortgage consumer loans ...............             6           5          --         --         --
     Commercial business loans .................            --         440          --         --         --
                                                        ------      ------      ------     ------     ------
       Total charge-offs .......................             6         445          --         --         --
   Recoveries ..................................            --          --          --         --         --
                                                        ------      ------      ------     ------     ------
Allowance at end of period .....................        $2,665      $1,678      $1,938     $1,728     $1,668
                                                        ======      ======      ======     ======     ======

Allowance for loan losses to total
   nonperforming loans at end of
   period ......................................        178.98%      87.62%      71.67%    291.89%    257.41%
                                                        ======       =====       =====     ======     ======
Allowance for loan losses to total loans
   at end of period ............................          0.83%       0.58%       0.79%      0.81%      1.08%
                                                          ====        ====        ====       ====       ====
Ratio of charge-offs to average loans ..........         0.002%       0.16%        N/A       N/A        N/A
                                                         =====        ====


         The $440,000 of charge-offs of commercial loans and leases during fiscal 1997 relate to an aggregate of $1.8 million of lease financings which the Bank had purchased from the Bennett Funding Group. All of such leases became non-performing in fiscal 1996, when the Bennett Funding Group and certain affiliates filed for bankruptcy and it was discovered that a massive nationwide fraud had been undertaken with respect to these lease financings. In March 1997, the Bank accepted a settlement offer of $1.0 million in cash plus a residual interest in $300,000 of additional amortization payments (of which $205,000 has been received) from the trustee in bankruptcy and charged-off the remaining $440,000.

         Management of the Bank considers the entire allowance for loan losses to be adequate, however, to comply with regulatory reporting requirements, management has allocated the allowance for loan losses as shown in the table below into components by loan type at each year end. Through such allocation, management does not intend to imply that actual future charge-offs will necessarily follow the same pattern or that any portion of the allowance is restricted.


                                                                                      At June 30,
                                                  ----------------------------------------------------------------------------------
                                                           1998                         1997                        1996
                                                  -----------------------      -----------------------      -----------------------
                                                               Percent of                   Percent of                   Percent of
                                                                Loans in                     Loans in                     Loans in
                                                                  Each                         Each                         Each
                                                               Category to                  Category to                 Category to
                                                    Amount     Total Loans       Amount     Total Loans      Amount     Total Loans
                                                  ---------    -----------     ----------   -----------     --------    -----------

                                                                                (Dollars in Thousands)
Mortgage loans:
   Single-family residential ...................    $  649        71.41%        $  261          78.09%       $  501        79.64%
   Multi-family residential ....................        --         2.20             --           2.53            --         1.74
   Commercial real estate ......................       352         7.19            113           5.10            --         5.68
   Construction ................................       361         4.00            188           4.33            --         5.24
   Home equity .................................       324        12.15            128           8.43           281         6.17
                                                    ------                      ------                       ------
      Total mortgage loans .....................     1,686                         690                          782

   Non-mortgage consumer
    loans ......................................        28         1.45             25           0.96            --         0.83

Commercial business loans ......................       124         1.60            138           0.56            --         0.70
                                                                 ------                        ------                     ------
Unallocated ....................................       827                         825                        1,156
                                                    ------                      ------                       ------
        Total loans ............................    $2,665       100.00%        $1,678         100.00%       $1,938       100.00%
                                                    ======       ======         ======         ======        ======       ======

                                                -------------------------------------------------------
                                                          1995                          1994
                                                -------------------------      ------------------------
                                                               Percent of                   Percent of
                                                                Loans in                     Loans in
                                                                  Each                         Each
                                                               Category to                  Category to
                                                    Amount     Total Loans       Amount     Total Loans
                                                  ---------    -----------     ----------   -----------

Mortgage loans:
   Single-family residential ...................    $  661        84.76%        $  521          81.74%
   Multi-family residential ....................        --         1.85             --           2.54
   Commercial real estate ......................        --         5.39             --           8.15
   Construction ................................        --         2.50             --           3.34
   Home equity .................................        58         4.63             24           3.57
                                                    ------                      ------
      Total mortgage loans .....................       719                         545

   Non-mortgage consumer
    loans ......................................        --         0.57             --           0.49

Commercial business loans ......................        --         0.30             --           0.17
                                                                 ------                        ------
Unallocated ....................................     1,009                       1,123
                                                    ------                      ------
        Total loans ............................    $1,728       100.00%        $1,668         100.00%
                                                    ======       ======         ======         ======

         The determination of the allowance at June 30, 1998 specifically considered various factors, including the fact that the outstanding balance of the Bank's commercial real estate loans and commercial business loans continued to increase during the year. Such loans generally are considered to constitute a higher risk of loss than other components of the portfolio.

         Willow Grove will continue to monitor and modify its allowance for loan losses as conditions dictate. While management believes that, based on information currently available, the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurance will be given that the Bank's level of allowance for loan losses will be sufficient to absorb future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. In addition, the OTS, as an integral part of its examination process, periodically reviews the Bank's allowance for loan losses. Such agency may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management.

Securities Activities

         General. As of June 30, 1998, Willow Grove had an aggregate of $48.1 million of securities, or 11.9% of the Bank's total assets at such date. At such date, the unrealized net gain on the Bank's securities available for sale amounted to $80,000, net of income taxes. The securities investment policy of the Bank, which has been established by the Board of Directors, is designed, among other things, to assist the Bank in its asset/liability management policies. Willow Grove's investment policy emphasizes principal preservation, favorable returns on investment, maintaining liquidity within designated guidelines, minimizing credit risk and maintaining flexibility. The Bank's current securities investment policy permits investments in various types of securities including obligations of the U.S. Treasury and federal agencies, investment grade corporate obligations rated in the top two grades, various types of mortgage-related securities, commercial paper, certificates of deposit, and federal funds sold to financial institutions approved by the Board of Directors.

         The Bank currently does not participate in hedging programs, interest rate swaps, or other activities involving the use of off-balance sheet derivative financial instruments. Similarly, the Bank has not and does not invest in mortgage derivative securities which are deemed to be "high risk" at the time of purchase or purchase privately issued securities which are not rated investment grade. The Bank tests its securities on at least a quarterly basis to determine if they are considered "high risk" securities under OTS regulations.

         At June 30, 1998, all of the Bank's securities were classified as available for sale. Securities classified as available for sale are carried at fair value. Unrealized gains and losses on available for sale securities are recognized as direct increases or decreases in equity, net of applicable income taxes. Securities which are held to maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts using a method which approximates a level yield. See Notes 2 and 3 of the Notes to Financial Statements.

         The following table sets forth information regarding the carrying and fair value of the Bank's securities classified available for sale at the dates indicated.


                                                                            At June 30,
                                                --------------------------------------------------------------------------
                                                         1998                         1997                        1996
                                                ----------------------      ------------------------    ------------------------
                                                  Carrying       Fair        Carrying        Fair        Carrying         Fair
                                                   Value         Value         Value         Value         Value          Value
                                                ----------    ----------    ----------    -----------   ----------     -----------

                                                                              (In Thousands)

Available for sale (at fair value)
   Equity securities........................      $ 9,940       $ 9,937       $ 6,851      $ 6,862       $ 2,543        $ 2,548
   U.S. Government and government
      agency securities(1)..................       20,104        20,095         7,009        7,050         1,000            999
   Mortgage-related securities..............       17,940        18,079        32,388       31,854        47,702         46,616
                                                  -------       -------       -------      -------       -------        -------
                                                  $47,984       $48,111       $46,248      $45,766       $51,245        $50,163
                                                  =======       =======       =======      =======       =======        =======

------------------------------
(1)   Includes a municipal bond with a face amount of $100,000.

         In addition, at June 30, 1997, the Bank had $4.0 million of U.S. Government and government agency securities classified as held to maturity. Such securities matured during fiscal 1998.

         The following table sets forth the activity in the Bank's aggregate securities portfolio during the periods indicated.

                                                                       Year Ended June 30,
                                                     --------------------------------------------------
                                                           1998               1997               1996
                                                     ---------------    ---------------    ---------------

                                                                         (In Thousands)
Securities at beginning of period..................       $49,765            $50,163            $58,557
Purchases..........................................        55,878             18,296              1,100
Sales and calls....................................       (53,375)           (10,076)               (36)
Repayments, maturities and amortization  ..........        (4,766)            (9,219)            (7,777)
Increase (decrease) in unrealized gains
  on available-for-sale securities(1)..............           609                601             (1,681)
                                                          -------            -------            -------
Securities at end of period(2).....................       $48,111            $49,765            $50,163
                                                          =======            =======            =======

------------
(1) At June 30, 1998, the cumulative unrealized gains on securities classified as available-for-sale securities amounted to $127,000.
(2) At June 30, 1998, $7.8 million or 16.2% of the Bank's securities portfolio consisted of adjustable rate securities, as compared to zero and $454,000 or 0.91% at June 30, 1997 and 1996, respectively.


         Mortgage-Related Securities. At June 30, 1998, Willow Grove's securities included $10.3 million of mortgage participation certificates (which are also known as mortgage-backed securities) and $7.8 million of collateralized mortgage obligations ("CMOs") which have qualified under the Code as real estate mortgage investment conduits ("REMICs").

         Mortgage-backed securities represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on mortgage-backed securities are passed from the mortgage originators, as servicer, through intermediaries (generally U.S. Government agencies and government-sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as the Bank. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, the FNMA and the Government National Mortgage Association ("GNMA").

         Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate loans. As a result, the risk characteristics of the underlying pool of mortgages, (i.e., fixed-rate or adjustable-rate) as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages. The Bank's mortgage-backed securities portfolio includes investments in mortgage-backed securities backed by ARMs or securities which otherwise have an adjustable rate feature.

         CMOs have been developed in response to investor concerns regarding the uncertainty of cash flows associated with the prepayment option of the underlying mortgagor and are typically issued by governmental agencies, governmental sponsored enterprises and special purpose entities, such as trusts, corporations or partnerships, established by financial institutions or other similar institutions. In contrast to pass-through mortgage-backed securities, in which cash flow is received pro rata by all security holders, the cash flow from the mortgages underlying a CMO is segmented and paid in accordance with a predetermined priority to investors holding various CMO classes. By allocating the principal and interest cash flows from the underlying collateral among the separate CMO classes, different classes of bonds are created, each with its own stated maturity, estimated average life, coupon rate and prepayment characteristics. As of June 30, 1998, the Bank's mortgage-related securities did not include any residual interests or interest-only or principal-only securities. As a matter of policy, the Bank does not invest in residual interests of mortgage-related securities or interest-only and principal-only securities.

         Mortgage-related securities generally yield less than the loans which underlie such securities because of their payment guarantees. In addition, mortgage-related securities are more liquid than individual mortgage loans and may be used to collateralize borrowings of the Bank. Mortgage-related securities issued or guaranteed by the FNMA or the FHLMC (except interest-only securities or the residual interests in CMOs) are weighted at no more than 20.0% for risk-based capital purposes, compared to a weight of 50.0% to 100.0% for residential loans.

         At June 30, 1998, the estimated weighted average life of the Bank's mortgage-related securities was approximately 2.6 years. Prepayments that are faster than anticipated may shorten the life of the security and adversely affect its yield to maturity. The yield is based upon the interest income and the amortization of any premium or discount related to the mortgage-backed security. In accordance with GAAP, premiums are amortized and discounts are accreted over the estimated lives of the loans, which decrease and increase interest income, respectively. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed or mortgage-related security, and these assumptions are rviewed periodically to reflect actual prepayments. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments.

         During periods of rising mortgage interest rates, if the coupon rates of the underlying mortgages are less than the prevailing market interest rates offered for mortgage loans, refinancings generally decrease and slow the prepayment of the underlying mortgages and the related securities. Conversely, during periods of falling mortgage interest rates, if the coupon rates of the underlying mortgages exceed the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related securities. Under such circumstances, the Bank may be subject to reinvestment risk because to the extent that the Bank's mortgage-backed and mortgage-related securities amortize or prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate. At June 30, 1998, of the $18.1 million of mortgage-backed securities, an aggregate of $10.3 million were secured by fixed-rate securities and an aggregate of $7.8 million were secured by adjustable-rate securities.

         Other Securities. Other than mortgage-related securities, the Bank's securities consist primarily of U.S. Treasury and Federal agency obligations, which amounted to $20.1 million at June 30, 1998, and various equity securities, which amounted to $9.9 million at such date. At June 30, 1998, the Bank's equity securities were comprised primarily of a $7.0 million investment in a mutual fund backed by Federal agency obligations and $2.7 million in FHLB stock. As with its mortgage-related securities, the Bank attempts to maintain a high degree of liquidity in its other debt securities. As of June 30, 1998, the estimated weighted average lives of Willow Grove's other debt securities was less than one year due to their callable nature.

         The following table sets forth certain information regarding the maturities of the Bank's debt securities at June 30, 1998.


                                                                         Contractually Maturing
                                  ------------------------------------------------------------------------------------------------
                                               Weighted                  Weighted                 Weighted               Weighted
                                   Under 1     Average        1-5         Average    6-10 Years    Average    Over 10     Average
                                     Year       Yield        Years         Yield     ---------      Yield      Years       Yield
                                  ---------   ---------   ----------     ---------                ---------   --------   ---------

                                                                  (Dollars in Thousands)
U.S. Government and government
  agency obligations............     $--         --%       $1,000        6.82%        $7,004        6.72%     $12,100       7.05%


Sources of Funds.

         General. Deposits are the primary source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from loan principal repayments and prepayments and borrowings. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

         Deposits. The Bank's deposit products include a broad selection of deposit instruments, including negotiable order of withdrawal ("NOW") accounts, money market accounts, non-interest bearing checking accounts, regular savings accounts and term certificate accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

         The Bank utilizes traditional marketing methods to attract new customers and savings deposits. The Bank does not advertise for deposits outside of its market area and management believes that an insignificant number of deposit accounts were held by non-residents of Pennsylvania. The Bank does not utilize the services of deposit brokers. The Bank traditionally has relied on customer service and convenience in marketing its deposit products, and the Bank generally has not sought to be a price leader on its deposits. In recent years, many depository institutions have experienced disintermediation of their deposits due, in part, to higher returns provided by competing investment products offered by non-depository institutions. However, Willow Grove experienced increases in deposits before interest credited of $19.0 million, $31.0 million and $19.8 million during fiscal 1998, 1997 and 1996, respectively. Such increases, in management's view, primarily were the result of the increase in the Bank's branch network as well as its business development efforts. Commencing in 1996, the Bank's business development officers have actively solicited, through individual meetings and other contacts, increased deposits particularly commercial transaction accounts, with businesses and individuals in the Bank's market areas. In addition, in recent periods, the Bank's business development officers, lending officers and branch personnel have increased their efforts to solicit new deposits from the Bank's loan customers and other residents in its market area. The Bank provides monetary incentives to its business development officers and branch personnel to obtain new deposits from customers.

         The following table sets forth the activity in the Bank's deposits during the periods indicated.


                                                          Year Ended June 30,
                                        -------------------------------------------------------------
                                              1998                   1997                 1996
                                        ----------------        ----------------     ----------------

                                                                 (In Thousands)

Beginning balance......................     $309,726                $267,695             $237,645
Net increase before interest credited..       18,985                  30,999               19,833
Interest credited......................       12,082                  11,032               10,217
                                            --------                --------             --------
Net increase in deposits...............       31,067                  42,031               30,050
                                            --------                --------             --------
Ending balance.........................     $340,793                $309,726             $267,695
                                            ========                ========             ========

         The following table sets forth by various interest rate categories the certificates of deposit with the Bank at the dates indicated.


                                                                  June 30,
                                             -----------------------------------------------------
                                                  1998               1997               1996
                                             ---------------   ----------------    ---------------

                                                                 (In Thousands)

0.00% to 2.99%.............................      $    132          $     30          $    110
3.00% to 3.99%.............................            12                11             1,281
4.00% to 4.99%.............................        41,261            37,989            42,589
5.00% to 6.99%.............................       180,858           167,923           134,816
7.00% to 8.99%.............................         9,133             9,817            10,880
9.00% to 10.99%............................           606             1,057             1,465
11.00% and over............................            --                --                --
                                                 --------          --------          --------
    Total..................................      $232,002          $216,827          $191,141
                                                 ========          ========          ========


         The following table sets forth the amount and remaining maturities of the Bank's certificates of deposit at June 30, 1998.


                                                     Over Six        Over One           Over Two
                                                      Months           Year              Years
                                Six Months         Through One        Through           Through          Over Three
                                 and Less              Year          Two Years        Three Years           Years
                            ---------------     ----------------   --------------    ---------------    -------------
                                                                   (In Thousands)

0.00% to 1.99%.............     $    --            $    --            $    --            $    --           $    --
2.00% to 2.99%.............         132                 --                 --                 --                --
3.00% to 3.99%.............          12                 --                 --                 --                --
4.00% to 4.99%.............      19,274             17,232              4,755                 --                --
5.00% to 6.99%.............      49,292             42,570             44,882             27,798            16,316
7.00% to 8.99%.............         379                848              1,285              5,448             1,173
9.00% to 10.99% ...........         216                367                 23                 --                --
11.00% and over............          --                 --                 --                 --                --
                                -------            -------            -------            -------           -------
    Total..................     $69,305            $61,017            $50,945            $33,246           $17,489
                                =======            =======            =======            =======           =======


         As of June 30, 1998, the aggregate amount of outstanding time certificates of deposit in amounts greater than or equal to $100,000, was approximately $38.5 million. The following table presents the maturity of these time certificates of deposit at such dates.


                                                         June 30, 1998
                                                  --------------------------

                                                      (In Thousands)

     3 months or less..............................         $  8,023
     Over 3 months through 6 months................            6,754
     Over 6 months through 12 months...............           10,312
     Over 12 months................................           13,380
                                                             -------
                                                             $38,469
                                                             =======

         The following table sets forth the dollar amount of deposits in various types of deposits offered by the Bank at the dates indicated.


                                                                      June 30,
                            -------------------------------------------------------------------------------------------
                                         1998                          1997                             1996
                            --------------------------     ----------------------------    ----------------------------

                                Amount      Percentage        Amount        Percentage       Amount          Percentage
                            ------------    ----------     -----------      -----------    -----------      -----------

                                                               (Dollars in Thousands)

Savings accounts..........     $ 40,225        11.80%       $ 36,373          11.74%        $ 33,805          12.63%
Certificates of deposit...      232,002        68.08         216,827          70.01          191,141          71.40
Money market accounts.....       20,487         6.01          19,715           6.36           17,412           6.50
NOW accounts..............       48,079        14.11          36,811          11.89           25,337           9.47
                               --------       ------        --------         ------         --------         ------
    Total.................     $340,793       100.00%       $309,726         100.00%        $267,695         100.00%
                               ========       ======        ========         ======         ========         ======

         Borrowings. Traditionally, the Bank made very limited use of borrowings. The Bank recently determined to increase its use of leverage through increased utilization of borrowings. At June 30, 1998, the Bank had $21.0 million of borrowed funds, all of which were FHLB advances. Advances from the FHLB of Pittsburgh are obtained upon the security of the common stock Willow Grove owns in that bank and certain of its residential mortgage loans, provided certain standards related to creditworthiness have been met. Such advances are available pursuant to several credit programs, each of which has its own interest rate and range of maturities. In recent years, the Bank has used FHLB advances as an additional source of funds and, pursuant to guidelines of the Bank's Board of Directors, has reinvested such funds in securities with estimated lives approximating the lives of the advances but with effective yields higher than the rate paid for the advances. The Bank intends to continue to utilize borrowings as a source of funds subsequent to the Reorganization.

         The following table sets forth certain information regarding the short-term borrowings of the Bank at or for the dates indicated.


                                                                     At or For the Year Ended June 30,
                                                          ---------------------------------------------------------
                                                                 1998                 1997                 1996
                                                          ---------------      ---------------      ---------------

FHLB advances:                                                               (Dollars in Thousands)

  Average balance outstanding...........................      $ 9,532              $10,349              $12,956
  Maximum amount outstanding at any
   month-end during the period..........................       21,000               16,120               16,120
  Balance outstanding at end of period..................       21,000                6,000               10,120
  Average interest rate during the period...............         5.55%                5.36%                5.60%
  Average interest rate at end of period................         5.62%                5.50%                5.25%
Other:
  Average balance outstanding...........................      $   263              $   218              $    --
  Maximum amount outstanding at any
   month-end during the period..........................          500                  500                   --
  Balance outstanding at end of period..................           --                  500                   --
  Average interest rate during the period...............           --%                  --%                  --%
  Average interest rate at end of period................           --%                  --%                  --%

         The majority of the Bank's FHLB advances are callable at the discretion of the FHLB within certain parameters and substantially all of such advances could be called within one year.

Subsidiaries

         The Bank currently has no subsidiaries.

Legal Proceedings

         The Bank is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition and results of operations of the Bank.

Employees

         The Bank had 96 full-time employees and 25 part-time employees at June 30, 1998. None of these employees is represented by a collective bargaining agent, and the Bank believes that it enjoys good relations with its personnel.

         The following table sets forth certain information relating to the Bank's offices at June 30, 1998.

                                                                           Net Book Value of
                                                                             Property and
                                                            Lease              Leasehold
                                           Owned or      Expiration         Improvements at           Deposits at
              Location(1)                   Leased          Date             June 30, 1998           June 30, 1998
------------------------------------    -----------    ------------     ---------------------   ----------------------

                                                                                      (In Thousands)
Executive Office:
Welsh & Norristown Roads(1)
Maple Glen, PA 19002-8030                   Owned            N/A              $1,884                  $96,602
Branch Offices:
1555 West Street Road
Warminster, PA 18974-3103                   Leased         01/2001                 7                   46,147
1141 Ivyland Road
Warminster, PA 18974-2048                   Leased         06/2004                39                   12,468
9 Easton Road
Willow Grove, PA 19090-0905                 Owned            N/A                 690                  109,381
715 Twining Road(2)
Dresher, PA 19025-1894                      Leased         09/1998                --                   34,398
761 Huntingdon Pike
Huntingdon, PA 19006-8399                   Owned            N/A                 350                   33,672
2 N. York Road
Hatboro, PA 19040-3201                      Leased         05/2002               196                    8,125


---------------------------
(1) Includes adjacent nine acre property that could be used for future expansion.
(2)  Office was relocated to 701 Twining Road on July 13, 1998.

                                   REGULATION

         Set forth below is a brief description of certain laws and regulations which are applicable to the Company, the Bank and the MHC. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

General

         The Bank, as a federally chartered savings institution, is subject to federal regulation and oversight by the OTS extending to all aspects of its operations. The Bank also is subject to regulation and examination by the FDIC, which insures the deposits of the Bank to the maximum extent permitted by law, and requirements established by the Federal Reserve Board. Federally chartered savings institutions are required to file periodic reports with the OTS and are subject to periodic examinations by the OTS and the FDIC. The investment and lending authority of savings institutions are prescribed by federal laws and regulations, and such institutions are prohibited from engaging in any activities not permitted by such laws and regulations. Such regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting shareholders. This regulatory oversight will continue to apply to the Bank following the Reorganization.

         The OTS regularly examines the Bank and prepares reports for the consideration of the Bank's Board of Directors on any deficiencies that it may find in the Bank's operations. The FDIC also has the authority to examine the Bank in its role as the administrator of the SAIF. The Bank's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in such matters as the ownership of savings accounts and the form and content of the Bank's mortgage requirements. The OTS' enforcement authority over all savings institutions and their holding companies includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Any change in such regulations, whether by the FDIC, OTS or Congress, could have a material adverse impact on the MHC, the Company and the Bank and their operations.

The Company

         Upon consummation of the Reorganization, the Company will be a savings and loan holding company within the meaning of Section 10 of the HOLA. As such, the Company will be required to register with and be subject to OTS examination and supervision as well as certain reporting requirements. In addition, because the Bank's deposits are insured by the SAIF maintained by the FDIC, the Bank is subject to certain restrictions in dealing with the Company and with other persons affiliated with the Bank.

         One of the requirements for OTS approval of the Reorganization is that the Company will operate under the activities restrictions applicable to multiple savings and loan holding companies. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities specifically permissible by statute for multiple savings and loan holding companies and to activities of bank holding companies which the Federal Reserve Board has deemed permissible by regulation under Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended (the "BHCA"), subject to prior approval by the OTS, and to other activities authorized by OTS regulation.

         Pursuant to regulations of the OTS and the terms of the Company's federal stock charter, the purpose and powers of the Company is to pursue any or all of the lawful objectives of a federal mutual holding company and to exercise any of the powers accorded to a mutual holding company. A mutual holding company is permitted to, among other things: (i) invest in the stock of a savings institution; (ii) acquire a mutual institution through the merger of such institution into a savings institution subsidiary of such mutual holding company or an interim savings institution of such mutual holding company; (iii) merge with or acquire another mutual holding company, one of whose subsidiaries is a savings institution; (iv) acquire non-controlling amounts of the stock of savings institutions and savings institution holding companies, subject to certain restrictions; (v) invest in a corporation the capital stock of which is available for purchase by a savings institution under Federal law or under the law of any state where the subsidiary savings institution or institutions have their home offices; (vi) furnish or perform management services for a savings institution subsidiary of such company; (vi) hold, manage or liquidate assets owned or acquired from a savings institution subsidiary of such company; (viii) hold or manage properties used or occupied by a savings institution subsidiary of such company; and (ix) act as a trustee under deed or trust.

         The HOLA prohibits a savings and loan holding company, such as the Company, directly or indirectly, from (1) acquiring control (as defined) of a savings institution (or holding company thereof) without prior OTS approval, (2) acquiring more than 5% of the voting shares of a savings institution (or holding company thereof) which is not a subsidiary, subject to certain exceptions, without prior OTS approval, or (3) acquiring through merger, consolidation or purchase of assets, another savings institution (or holding company thereof) or acquiring all or substantially all of the assets, another savings institution (or holding company thereof) without prior OTS approval or (4) acquiring control of an uninsured institution. A savings and loan holding company may not acquire as a separate subsidiary a savings institution which has its principal offices outside of the state where the principal offices of its subsidiary institution is located, except (i) in the case of certain emergency acquisitions approved by the FDIC, (ii) if the holding company controlled (as defined) such savings institution as of March 5, 1987 or (iii) when the laws of the state in which the savings institution to be acquired is located specifically authorize such an acquisition. No director or officer of a savings and loan holding company or person owning or controlling more than 25% of such holding company's voting shares may, except with the prior approval of the OTS, acquire control of any savings institution which is not a subsidiary of such holding company.

The Mutual Holding Company

         Upon completion of the Reorganization and Stock Issuance, the MHC will become a federal mutual holding company within the meaning of Section 10(o) of the HOLA. As such, the MHC will be required to register with and be subject to OTS examination and supervision as well as certain reporting requirements. In addition, the OTS has enforcement authority over the MHC and its non-savings Bank subsidiaries, if any. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the financial safety, soundness or stability of a subsidiary savings Bank. The MHC will be subject to the same activities limitations to which the Company is subject. See " -- The Company."

The Bank

         Insurance of Accounts. The deposits of the Bank are insured to the maximum extent permitted by the SAIF, which is administered by the FDIC, and are backed by the full faith and credit of the U.S. Government. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the OTS an opportunity to take such action.

         Under current FDIC regulations, SAIF-insured institutions are assigned to one of three capital groups which are based solely on the level of an institution's capital--"well capitalized," "adequately capitalized," and "undercapitalized"--which are defined in the same manner as the regulations establishing the prompt corrective action system discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates ranging prior to September 30, 1996 from 23 basis points for well capitalized, healthy institutions to 31 basis points for undercapitalized institutions with substantial supervisory concerns.

         The deposits of the Bank are currently insured by the SAIF. Both the SAIF and the BIF are required by law to attain and thereafter maintain a reserve ratio of 1.25% of insured deposits. The BIF achieved a fully funded status first, and therefore as discussed below, effective January 1, 1996, the FDIC substantially reduced the average deposit insurance premium paid by BIF-insured banks. On November 14, 1995, the FDIC approved a final rule regarding deposit insurance premiums. The final rule reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to a $2,000 minimum) for institutions in the lowest risk category, while holding deposit insurance premiums for SAIF members at their then-current levels (23 basis points for institutions in the lowest risk category). The reduction was effective with respect to the semiannual premium assessment beginning January 1, 1996.

         On September 30, 1996 Congress passed, and the President signed, the DIF Act which mandated that all institutions which have deposits insured by SAIF were required to pay a one-time special assessment of 65.7 basis points on such deposits (subject to adjustment for certain types of banks with SAIF deposits) that were held at March 31,1995 payable by November 27, 1996 to recapitalize the SAIF. The assessment increased the SAIF's reserve ratio to a comparable level to that of the BIF at 1.25% of total insured deposits. The Bank's share of this special assessment totaled $1.5 million and is reflected in the fiscal 1997 operating results. The FDIC, in connection with the recapitalization, also lowered SAIF premiums from $0.23 per $100 to $0.064 per $100 of insured deposits beginning in January 1997.

         The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

         Regulatory Capital Requirements. The OTS capital requirements consist of a "tangible capital requirement," a "leverage capital requirement" and a "risk-based capital requirement." The OTS is authorized to impose capital requirements in excess of those standards on individual institutions on a case-by-case basis.

         Under the tangible capital requirement, a savings Bank must maintain tangible capital in an amount equal to at least 1.5% of adjusted total assets. Tangible capital is defined as core capital less all intangible assets (including supervisory goodwill), plus a specified amount of purchased mortgage servicing rights.

         Under the leverage capital requirement adopted by the OTS, savings Banks must maintain "core capital" in an amount equal to at least 3% of adjusted total assets. Core capital is defined as common shareholders' equity (including retained earnings), non-cumulative perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, plus purchased mortgage servicing rights valued at the lower of 90% of fair market value, 90% of original cost or the current amortized book value as determined under GAAP, and "qualifying supervisory goodwill," less non-qualifying intangible assets. At June 30, 1998, the Bank's ratio of core capital to total adjusted assets was 8.3%.

         Under the risk-based capital requirement, a savings Bank must maintain total capital (which is defined as core capital plus supplementary capital) equal to at least 8.0% of risk-weighted assets. A savings Bank must calculate its risk-weighted assets by multiplying each asset and

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off-balance sheet item by various risk factors, which range from 0% for cash and securities issued by the United States Government or its agencies to 100% for repossessed assets or loans more than 90 days past due. Qualifying one-to-four family residential real estate loans and qualifying multi-family residential real estate loans (not more than 90 days delinquent and having an 80% or lower loan-to-value ratio), which at June 30, 1998, represented 73.6% of the total loans receivable, are weighted at a 50% risk factor. Supplementary capital may include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and general allowances for loan losses. The allowance for loan losses includable in supplementary capital is limited to 1.25% of risk-weighted assets. Supplementary capital is limited to 100% of core capital.

         Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital, in addition to the adjustments required for calculating core capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and non-residential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. However, in calculating regulatory capital, institutions can add back unrealized losses and deduct unrealized gains net of taxes, on debt securities reported as a separate component of GAAP capital.

         The OTS regulations establish special capitalization requirements for savings Banks that own service corporations and other subsidiaries, including subsidiary savings Banks. According to these regulations, certain subsidiaries are consolidated for capital purposes and others are excluded from assets and capital. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks, engaged solely in mortgage-banking activities, or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to the Bank's level of ownership, including the assets of includable subsidiaries in which the Bank has a minority interest that is not consolidated for GAAP purposes. For excludable subsidiaries, the debt and equity investments in such subsidiaries are deducted from assets and capital. At June 30, 1998, the Bank had no investments subject to a deduction from tangible capital.

         The OTS amended its risk-based capital requirements that would require institutions with an "above normal" level of interest rate risk to maintain additional capital. A savings Bank is considered to have a "normal" level of interest rate risk if the decline in the market value of its portfolio equity after an immediate 200 basis point increase or decrease in market interest rates (whichever leads to the greater decline) is less than two percent of the current estimated market value of its assets. The market value of portfolio equity is defined as the net present value of expected cash inflows and outflows from an Bank's assets, liabilities and off-balance sheet items. The amount of additional capital that an institution with an above normal interest rate risk is required to maintain (the "interest rate risk component") equals one-half of the dollar amount by which its measured interest rate risk exceeds the normal level of interest rate risk. The interest rate risk component is in addition to the capital otherwise required to satisfy the risk-based capital

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requirement. Implementation of this component has been postponed by the OTS. The final rule was to be effective as of January 1, 1994, subject however to a three quarter lag time in implementation. However, in October 1994, the Director of the OTS indicated that it would waive the capital deductions for institutions with a greater than "normal" risk until the OTS published an appeals process. On August 21, 1995, the OTS released Thrift Bulletin 67, which established (i) an appeals process to handle "requests for adjustments" to the interest rate risk component and (ii) a process by which "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to determine their interest rate risk component. The Director of the OTS indicated, concurrent with the release of Thrift Bulletin 67, that the OTS will continue to delay the implementation of the capital deduction for interest rate risk pending the testing of the appeals process set forth in Thrift Bulletin 67.

         Effective November 28, 1994, the OTS revised its interim policy issued in August 1993 under which savings institutions computed their regulatory capital in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under the revised OTS policy, savings institutions must value securities available for sale at amortized cost for regulatory capital purposes. This means that in computing regulatory capital, savings institutions should add back any unrealized losses and deduct any unrealized gains, net of income taxes, on debt securities reported as a separate component of GAAP capital.

         At June 30, 1998, the Bank exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 8.3%, 8.3% and 14.9%, respectively.

         The OTS and the FDIC generally are authorized to take enforcement action against a savings Bank that fails to meet its capital requirements, which action may include restrictions on operations and banking activities, the imposition of a capital directive, a cease-and-desist order, civil money penalties or harsher measures such as the appointment of a receiver or conservator or a forced merger into another institution. In addition, under current regulatory policy, an Bank that fails to meet its capital requirements is prohibited from paying any dividends.

         Prompt Corrective Action. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the federal banking regulators are required to take prompt corrective action if an insured depository institution fails to satisfy certain minimum capital requirement, including a leverage limit, a risk-based capital requirement, and any other measure of capital deemed appropriate by the federal banking regulator for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying management fees if the institution would thereafter fail to satisfy the minimum levels for any of its capital requirements.

         Under the FDICIA, which became effective on December 19, 1992, an institution is deemed to be (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a Tier 1 leverage capital ratio of 5.0% or more and is not subject

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to any order or final capital directive to meet and maintain a specific capital level for any capital measure, (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more and a Tier 1 leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized,"
(iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0% or a Tier 1 leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a Tier 1 leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Under specified circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

         An institution generally must file a written capital restoration plan which meets specified requirements with its appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. A federal banking agency must provide the institution with written notice of approval or disapproval within 60 days after receiving a capital restoration plan, subject to extensions by the agency. An institution which is required to submit a capital restoration plan must concurrently submit a performance guaranty by each company that controls the institution. In addition, undercapitalized institutions are subject to various regulatory restrictions, and the appropriate federal banking agency also may take any number of discretionary supervisory actions.

         At June 30, 1998, the Bank was in the "well capitalized" category for purposes of the above regulations.

         Alteration of Financial Services Industry. On May 21, 1997, the Clinton Administration announced a plan to modernize the financial services industry. The proposal, among other things, addresses the ongoing debate concerning mixing banking and commerce, elimination of the savings Bank charter and the merger of the SAIF and BIF. Under the proposal, companies that own banks (bank holding companies) and meet certain qualifications would -- subject to certain safeguards -- be permitted to engage in any financial activity, including the full range of securities activities, insurance activities, investment advisory activities and mutual fund sponsorship and merchant banking. Likewise, financial companies could own banks.

         Regarding financial activities of insured depository institutions and their subsidiaries, the proposal provides that national banks (and state banks to the extent permitted by state law) would be authorized, subject to certain safeguards, to conduct any financial activity through subsidiaries (except that national bank subsidiaries would not be authorized to engage in real estate development). National banks would be permitted to engage in the full scope of activities that have
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previously been permissible for national banks or federally chartered savings
Banks (except engaging in the real estate development). Moreover, national banks (and state banks to the extent permitted by state law) would be permitted to act as general agents for the sale of insurance, but would be prohibited from engaging directly in insurance underwriting other than what is currently permissible (for instance, credit-related insurance). Additionally, national banks (and state banks to the extent permitted by state law) would be permitted to underwrite and deal in municipal revenue bonds in addition to other securities activities currently permissible in the bank.

         The Clinton Administration's proposal also addressed affiliations between banking organizations and non-financial companies. The proposal recommended two alternative approaches -- the "basket" approach and the "financial-only" approach. Under the basket approach, bank holding companies that derive some significant percentage (as specified by the U.S. Congress) of their gross revenues in the U.S. from financial activities could derive the remainder of their revenues from non-financial activities. In addition to the basket limitation, the proposal suggested prohibiting any affiliation between a bank holding company and a non-financial firm having assets in excess of a specified amount (calculated to be approximately the 1,000 largest non-financial companies). Moreover, banks would be prohibited from extending any credit to, or for the benefit of, any non-financial affiliate.

         Under the basket approach, the federal savings Bank charter would be eliminated after two years (thereby requiring all federal thrifts to convert to bank charters), and existing unitary thrift holding companies (which presently have no activity restrictions) would be given a grandfather exemption from the "basket" test (terminable upon a change of control). All remaining state-chartered thrifts would be treated as banks for federal bank regulatory purposes. The OTS and the OCC would be merged at the end of the two-year-Reorganization period and the SAIF and BIF would be merged. The Federal Reserve Board, however, would continue to approve the formation of, and to supervise and regulate all bank holding companies.

         Under the financial-only approach, bank holding companies would not be permitted to engage in any non-financial activities. But the existing federal savings Bank charter would be preserved, and thrift holding companies would retain their current authority to engage in any lawful activity. Furthermore, the OTS and OCC would be kept in tact, but the SAIF and BIF would be merged.

         The Administration's proposal also sets forth capital protections and other safeguards associated with the new activities contemplated for banks. In order for a bank holding company or a subsidiary of a bank to engage as a principal in activities not permissible for a national bank to engage in directly, the bank would have to remain "well capitalized" -- that is, to be in the highest regulatory capital category, with regulatory capital exceeding normal requirements -- and it would have to deduct from its regulatory capital the entire amount of its equity investment in a subsidiary engaged in such activities. The Bank also would have to be well-managed.

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         On June 20, 1997, the House Committee on Banking and Financial Services
of the U.S. House of Representatives passed H.R. 10 (the "Act"), the "Financial Services Competition Act of 1997," by a vote of 28 to 26. Like the proposal announced by the Clinton Administration on May 2, 1997, H.R. 10 is a sweeping proposal for financial modernization of the banking system that would permit affiliations between commercial banks, securities firms, insurance companies and, subject to certain limitations, other commercial enterprises. The stated purposes of the Act are to enhance consumer choice in the financial services marketplace, level the playing field among providers of financial services and increase competition.

         H.R. 10 removes the restrictions contained in the Glass-Steagall Act of 1933 and the BHCA, thereby allowing qualified financial holding companies to control banks, securities firms, insurance companies, and other financial firms. Conversely, securities firms, insurance companies and financial firms would be allowed to own or affiliate with a commercial bank. The Act also provides that subsidiaries of national banks may engage in financial activities not allowed in the bank itself (except real estate investment and development, merchant banking and insurance underwriting), but only if the bank and all of its depository institutions are well capitalized and well managed and have achieved a "satisfactory" rating under the Community Reinvestment Act.

         Under the new framework, the Federal Reserve would serve as an umbrella regulator to oversee the new financial holding company structure. Securities affiliated would be required to comply with all applicable federal securities laws, including registration and other requirements applicable to broker-dealers. The Act also would provide that insurance affiliates be subject to applicable state insurance regulations and supervision.

         With respect to the thrift industry, H.R. 10 would eliminate the federal savings Bank charter by requiring all federal thrifts to convert to national banks, state-chartered savings Banks or state-chartered banks within two years after the date of the Act's adoption. State-chartered savings Banks would be treated as commercial banks for purposes of federal banking law. After Reorganization, the new institution would be permitted to retain its existing investments, affiliations and branches. In addition, the Act would merge the OTS with the OCC, and merge the SAIF and BIF. Unitary savings and loan holding companies could maintain their affiliations with nonfinancial enterprises and engage in all currently permissible activities.

         The U.S. Congress has been considering the Administration's proposal, as well as proposals offered by others, in recent months. H.R. 10, specifically, is being considered by the Commerce Committee of the House of Representatives, but a vote on the bill has been indefinitely postponed. It is unknown whether legislation will be enacted that alters the financial services industry, or if enacted, what form such legislation might take.

         Safety and Soundness Guidelines. The OTS and the other federal bank regulatory agencies have established guidelines for safety and soundness, addressing operational and managerial standards, as well as compensation matters for insured financial institutions. Institutions failing to meet these standards are required to submit compliance plans to their appropriate federal

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regulators. The OTS and the other agencies have also established guidelines regarding asset quality and earnings standards for insured institutions. The Bank believes that it is in compliance with these guidelines and standards.

         Liquidity Requirements. All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. At the present time, the required minimum liquid asset ratio is 4%. The Bank consistently has had liquidity well in excess of the Federal requirements during the past three fiscal years.

         Capital Distributions. OTS regulations govern capital distributions by savings institutions, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings institution to make capital distributions. Generally, the regulations create a safe harbor for specified levels of capital distributions from institutions meeting at least their minimum capital requirements, so long as such institutions notify the OTS and receive no objection to the distribution from the OTS. Savings institutions and distributions that do not qualify for the safe harbor are required to obtain prior OTS approval before making any capital distributions.

         Generally, a savings institution that before and after the proposed distribution meets or exceeds its fully phased-in capital requirements (Tier 1 institutions) may make capital distributions during any calendar year equal to the higher of (i) 100% of net income for the calendar year-to-date plus 50% of its "surplus capital ratio" at the beginning of the calendar year or (ii) 75% of net income over the most recent four-quarter period. The "surplus capital ratio" is defined to mean the percentage by which the institution's tangible, core or risk-based capital ratio exceeds its tangible, core or risk-based capital requirement. Failure to meet minimum capital requirements will result in further restrictions on capital distributions, including possible prohibition without explicit OTS approval. See "- Regulatory Capital Requirements."

         In order to make distributions under these safe harbors, Tier 1 and Tier 2 institutions must submit 30 days written notice to the OTS prior to making the distribution. The OTS may object to the distribution during that 30-day period based on safety and soundness concerns. In addition, a Tier 1 institution deemed to be in need of more than normal supervision by the OTS may be downgraded to a Tier 2 or Tier 3 institution as a result of such a determination. At June 30, 1998, the Bank was a Tier 1 institution for purposes of this regulation.

         Branching by Federal Savings Institutions. OTS policy permits interstate branching to the full extent permitted by statute (which is essentially unlimited). Generally, federal law prohibits federal savings institutions from establishing, retaining or operating a branch outside the state in which the federal institution has its home office unless the institution meets the IRS' domestic building and loan test (generally, 60% of a thrift's assets must be housing-related) ("IRS Test").

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The IRS Test requirement does not apply if: (i) the branch(es) result(s) from an emergency acquisition of a troubled savings institution (however, if the troubled savings institution is acquired by a bank holding company, does not have its home office in the state of the bank holding company bank subsidiary and does not qualify under the IRS Test, its branching is limited to the branching laws for state-chartered banks in the state where the savings institution is located); (ii) the law of the state where the branch would be located would permit the branch to be established if the federal savings institution were chartered by the state in which its home office is located; or
(iii) the branch was operated lawfully as a branch under state law prior to the savings institution's Reorganization to a federal charter.

         Furthermore, the OTS will evaluate a branching applicant's record of compliance with the Community Reinvestment Act of 1977 ("CRA"). An unsatisfactory CRA record may be the basis for denial of a branching application.

         Community Reinvestment Act and the Fair Lending Laws. Savings institutions have a responsibility under the CRA and related regulations of the OTS to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act (together, the "Fair Lending Laws") prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of CRA could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Fair Lending Laws could result in enforcement actions by the OTS, as well as other federal regulatory agencies and the Department of Justice.

         Qualified Thrift Lender Test. All savings institutions are required to meet a QTL test to avoid certain restrictions on their operations. Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings institution can comply with the QTL test by either qualifying as a domestic building and loan Bank as defined in Section 7701(a)(19) of the Code or by meeting the second prong of the QTL test set forth in Section 10(m) of the HOLA. A savings institution that does not meet the QTL test must either convert to a bank charter or comply with the following restrictions on its operations:
(i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the institution shall be restricted to those of a national bank; (iii) the institution shall not be eligible to obtain any new advances from its FHLB, other than special liquidity advances with the approval of the OTS; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the savings institution ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

         Currently, the portion of the QTL test that is based on Section 10(m) of the HOLA rather than the Code requires that 65% of an institution's "portfolio assets" (as defined) consist of certain

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


housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); stock issued by the FHLB of Atlanta; and direct or indirect obligations of the FDIC. In a recent amendment to the QTL, small business loans, credit card loans, student loans and loans for personal, family and household purposes were allowed to be included without limitation as qualified investments. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer and educational loans (limited to 10% of total portfolio assets); and stock issued by the FHLMC or the FNMA. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At June 30, 1998, substantially all of the portfolio assets of the Bank were qualified thrift investments.

         Federal Home Loan Bank System. The Bank is a member of the FHLB of Pittsburgh, which is one of 12 regional FHLBs that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the Board of Directors of the FHLB. At June 30, 1998, the Bank had $21.0 million of FHLB advances.

         As a member, the Bank is required to purchase and maintain stock in the FHLB of Atlanta in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year. At June 30, 1998, the Bank had $2.7 million in FHLB stock, which was in compliance with this requirement.

         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid and could continue to do so in the future. These contributions also could have an adverse effect on the value of FHLB stock in the future. The dividend yield on the Bank's FHLB stock was 6.4% for each of the fiscal years ended June 30, 1998 and 1997.

         Federal Reserve System. Federal Reserve Board regulations require all depository institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. At June 30, 1998, the Bank was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS.


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         Savings Banks are authorized to borrow from a Federal Reserve Bank
"discount window," but Federal Reserve Board regulations require savings Banks to exhaust other reasonable alternative sources of funds, including FHLB advances, before borrowing from a Federal Reserve Bank.

         Thrift Charter. Congress has been considering legislation in various forms that would require federal thrifts, such as the Bank, to convert their charters to national or state bank charters. Recent legislation required the Treasury Department to prepare for Congress a comprehensive study on the development of a common charter for federal savings institutions and commercial banks; and, in the event that the thrift charter was eliminated by January 1, 1999, would require the merger of the BIF and the SAIF into a single Deposit Insurance Fund on that date. The Bank cannot determine whether, or in what form, such legislation may eventually be enacted and there can be no assurance that any legislation that is enacted would not adversely affect the Bank and its parent holding company.

         Affiliate Restrictions. Section 11 of HOLA provides that transactions between an insured subsidiary of a holding company and an affiliate thereof will be subject to the restrictions that apply to transactions between banks that are members of the Federal Reserve System and their affiliates pursuant to Sections 23A and 23B of the Federal Reserve Act ("FRA").

         In general, Sections 23A and 23B and OTS regulations issued in connection therewith limit the extent to which a savings institution or its subsidiaries may engage in certain "covered transactions" with affiliates to an amount equal to 10% of the institution's capital and surplus, in the case of covered transactions with any one affiliate, and to an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. In addition, a savings institution and its subsidiaries may engage in covered transactions and certain other transactions only on terms and under circumstances that are substantially the same, or at least as favorable to the savings institution or its subsidiary, as those prevailing at the time for comparable transactions with nonaffiliated companies. A "covered transaction" is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by an affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

         In addition, under the OTS regulations, a savings institution may not make a loan or extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies; a savings institution may not purchase or invest in securities of an affiliate other than shares of a subsidiary; a savings institution and its subsidiaries may not purchase a low-quality asset from an affiliate; and covered transactions and certain other transactions between a savings institution or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices. With certain exceptions, each loan or extension of credit by a savings institution to an affiliate must be secured by collateral with a market value ranging from

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100% to 130% (depending on the type of collateral) of the amount of the loan or extension of credit.

         The OTS regulation generally excludes all non-bank and non-savings institution subsidiaries of savings institutions from treatment as affiliates, except to the extent that the OTS or the Federal Reserve Board decides to treat such subsidiaries as affiliates. The regulation also requires savings institutions to make and retain records that reflect affiliate transactions in reasonable detail, and provides that certain classes of savings institutions may be required to give the OTS prior notice of affiliate transactions.

Federal Securities Law

         The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Common Stock to be issued in the Offerings. Upon completion of the Offerings, the Common Stock will be registered with the SEC under the Exchange Act and, under OTS regulations, generally may not be deregistered for at least three years thereafter. The Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

         The registration under the Securities Act of the Common Stock does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances. There are currently no demand registration rights outstanding. However, in the event the Company at some future time determines to issue additional shares from its authorized but unissued shares, the Company might offer registration rights to certain of its affiliates who want to sell their shares.


                                    TAXATION

Federal Taxation

         General. The Company and the Bank will be subject to federal income taxation in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax


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matters and is not a comprehensive description of the tax rules applicable to the Company or the Bank. The Bank's federal income tax returns have been closed without audit by the IRS through 1994.

         Following the Reorganization, the Company anticipates that it will file a consolidated Federal income tax return with the Bank commencing with the first taxable year after consummation of the Reorganization. Accordingly, it is anticipated that any cash distributions made by the Company to its stockholders would be treated as cash dividends and not as a non-taxable return of capital to stockholders for federal and state tax purposes.

         Method of Accounting. For federal income tax purposes, the Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30, for filing its federal income tax return. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

         Bad Debt Reserves. Prior to the 1996 Act, the Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at taxable income. As a result of the 1996 Act, savings associations must use the specific chargeoff method in computing its bad debt deduction beginning with their 1996 Federal tax return. In addition, federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserve subject to recapture as of June 30, 1998 is approximately $2.4 million for the Bank.

         Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions or cease to maintain a bank charter.

         At June 30, 1998 the total federal pre-1988 reserve was approximately $6.2 million for the Bank. This reserve reflects the cumulative effects of federal tax deductions by the Bank for which no federal income tax provision has been made.

         Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax nor does the Bank have any such amounts available as credits for carryover.

         Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding three taxable years and forward to the succeeding 15 taxable years. This provision applies to losses incurred in taxable years beginning before August 6, 1997. At June 30, 1998, the Bank had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State and Local Taxation

         Pennsylvania Taxation. The Company is subject to the Pennsylvania Corporate Net Income Tax and Capital Stock and Franchise Tax. The Corporation Net Income Tax rate for 1997 is 9.99% and is imposed on the Company's unconsolidated taxable income for federal purposes with certain adjustments. In general, the Capital Stock Tax is a property tax imposed at the rate of approximately 1.2% of a corporation's capital stock value, which is determined in accordance with a fixed formula based upon average net income and net worth.

         The Bank is taxed under the Pennsylvania Mutual Thrift Institutions Tax Act (the "MTIT"), as amended to include thrift institutions having capital stock. Pursuant to the MTIT, the Bank's tax rate is 11.5%. The MTIT exempts the Bank from all other taxes imposed by the Commonwealth of Pennsylvania for state income tax purposes and from all local taxation imposed by political subdivisions, except taxes on real estate and real estate transfers. The MTIT is a tax upon net earnings, determined in accordance with GAAP with certain adjustments. The MTIT, in computing GAAP income, allows for the deduction of interest earned on state and federal securities, while disallowing a percentage of a thrift's interest expense deduction in the proportion of interest income on those securities to the overall interest income of the Bank. Net operating losses, if any, thereafter can be carried forward three years for MTIT purposes.

                                   MANAGEMENT

Management of the Company

         The Board of Directors of the Company will consist of the same individuals who serve as directors of the Bank. The Board of Directors of the Company is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Langan, O'Brien and Ramsey, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of

Messrs. Hull, Kitzelman and Kremp, has a term of office expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. Kirk, Marcell and Weihenmayer, has a term of office expiring at the third annual meeting of stockholders.

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

               Executive                                       Position Held with Company
-------------------------------------           -----------------------------------------------------
Frederick A. Marcell, Jr.                       President and Chief  Executive Officer

Thomas M. Fewer                                 Senior Vice President and Chief Credit
                                                  Officer

John J. Foff, Jr.                               Senior Vice President, Chief Financial
                                                  Officer and Treasurer

John T. Powers                                  Senior Vice President and Corporate
                                                  Secretary


         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

         Information concerning the principal occupations, employment and compensation of the directors and officers of the Company during the past five years is set forth under "- Management of the Bank" and "- Executive Officers Who Are Not Directors." Directors of the Company initially will not be compensated by the Company but will serve and be compensated by the Bank. It is not anticipated that separate compensation will be paid to directors of the Company until such time as such persons devote significant time to the separate management of the Company's affairs, which is not expected to occur until the Company becomes actively engaged in additional businesses other than holding the stock of the Bank. The Company may determine that such compensation is appropriate in the future.

Management of the Bank

         Because the Bank is a mutual savings bank, its members have elected its Board of Directors. Upon completion of the Reorganization and Stock Issuance, the directors of the Bank immediately prior to the Stock Issuance will continue to serve as directors of the Bank until successors are eligible and qualified. Currently, the term of each director is three years, and all of the members of the Board of Directors stand for election upon the expiration of their term. This will continue to be the case for the Bank following the Reorganization and Stock Issuance. Because the Company will own all the issued and outstanding capital stock of the Bank following the Reorganization and Stock Issuance, the Board of Directors of the Company will elect the directors of the Bank. The persons who are serving as directors of the Bank will also serve as directors of the MHC and the Company upon consummation of the Reorganization and Stock Issuance.

         The following table sets forth certain information regarding the Board of Directors of the Bank.

                                                           Positions Held
                                                                 With                        Director
          Name                           Age(1)                the Bank                        Since
-------------------------                ------     -----------------------------         --------------
Lewis W. Hull                              81       Director                                    1974
J. Ellwood Kirk                            68       Director                                    1978
Stanley B. Kitzelman                       76       Director                                    1979
Charles F. Kremp, 3rd                      55       Director                                    1994
William W. Langan                          58       Chairman of the Board                       1986
Frederick A. Marcell, Jr.                  60       Director, President and Chief               1992
                                                     Executive Officer
A. Brent O'Brien                           60       Director                                    1996
Samuel H. Ramsey, III                      55       Director                                    1988
William B. Weihenmayer                     51       Director                                    1996

------------------------------

(1) As of August 26, 1998.


         Set forth below is information with respect to the principal occupations during at least the last five years for the directors of the Bank.

         Lewis W. Hull. Mr. Hull is currently Chairman of Hull Corp and Hull Company, manufacturing companies located in Hatboro, Pennsylvania. He is the controlling shareholder of Hull Corp.

         J. Ellwood Kirk. Mr.Kirk is currently retired. Previously, Mr. Kirk served as President of the Bank.

         Stanley B. Kitzelman. Mr. Kitzelman is currently retired. Previously, Mr. Kitzelman was an insurance executive.

         Charles F. Kremp, 3rd. Mr. Kremp is President and owner of Charles F. Kremp, 3rd, florist, Willow Grove, Pennsylvania.

         William W. Langan. Mr. Langan is the President and owner of Marmetal Industries, Inc., Horsham, Pennsylvania.

         Frederick A. Marcell, Jr. Mr. Marcell has served as President and Chief Executive Officer of the Bank since April 1992.

         A. Brent O'Brien. Mr. O'Brien is President and owner of the insurance broker firm Bean, Mason & Eyer, Inc., Doylestown, Pennsylvania.

         Samuel H. Ramsey, III. Mr. Ramsey is President and owner of Samuel H. Ramsey III, certified public accountants since 1973.

         William B. Weihenmayer. Mr. Weihenmayer is a self-employed real estate investor, Huntingdon Valley, Pennsylvania.

Executive Officers Who Are Not Directors

         Set forth below is information with respect to the principal occupations during at least the last five years for the three executive officers of the Bank who do not serve as directors.

         Thomas M. Fewer. Age 46 years. Mr. Fewer has served as Senior Vice President of the Bank since 1997. Mr. Fewer has been employed by the Bank since 1991 and has previously served as Vice President and Senior Lending Officer.

         John J. Foff, Jr. Age 47 years. Mr. Foff currently is Senior Vice President and Chief Financial Officer of the Bank. Mr. Foff joined the Bank in 1986 as Vice President and Treasurer. Mr. Foff has served as a financial manager in the banking industry since 1976.

         John T. Powers. Age 48 years. Mr. Powers currently is Senior Vice President, Community Banking and Corporate Secretary of the Bank and has served with the Bank since 1986.

Directors' Compensation

         The Chairman of the Board of Directors receives $1,260 per Board meeting while the other non-employee directors receive $1,000 per meeting. In addition, the Chairman of committees of the Board receives $600 per committee meeting while other directors receive $500 per committee meeting. In order to receive such compensation, directors may not be absent for more than two Board meetings or committee meetings, as the case may be. Board fees are subject to periodic adjustment by the Board of Directors. See "- Benefits - Stock Option Plan" and "- Recognition Plan."

         The Bank has adopted a non-qualified retirement plan for the Bank's non-employee directors (the "Directors' Plan"). Assuming the completion of ten years of service, the Directors'

Plan provides for fixed annual payments at retirement of $12,000 a year for a period of ten years. The Directors' Plan provides that directors become 20% vested after six years of service, with the vested benefit increasing by 20% per year through year ten. The plan, which was adopted in fiscal 1998, provides for credit for past service and, as such, resulted in the Bank accruing $566,000 in expense for the year ended June 30, 1998.

Compensation Committee Interlocks and Insider Participation

         Determinations regarding compensation of the Bank's employees are made by the Compensation Committee of the Board of Directors. Messrs. Langan, Hull and O'Brien, directors of the Bank, and Mr. Marcell, President and Chief Executive Officer of the Bank, serve as members of the Compensation Committee.


Summary Compensation Table

         The following table sets forth a summary of certain information concerning the compensation paid by the Bank (including amounts deferred to future periods by the officers) for services rendered in all capacities during the fiscal year ended June 30, 1998 to the President and Chief Executive Officer of the Bank and the three other officers of the Bank whose compensation exceeded $100,000.

                                             Annual Compensation                 Long Term Compensation
                                      ---------------------------------   ------------------------------------

                                                              Other                Awards              Payouts
         Name and           Fiscal                            Annual      ------------------------------------         All Other
    Principal Position       Year     Salary     Bonus     Compensation                 Securities                  Compensation(1)
                                                                         Restricted    Underlying     LTIP
                                                                            Stock        Options      Payouts
-------------------------   ------   --------   -------    ------------  ----------    -----------    -------       ---------------
Frederick A. Marcell,
Jr., President and Chief
Executive Officer            1998    $142,000   $21,675          - -           - -          - -         - -              $15,700
Thomas M. Fewer,
Senior Vice President        1998     $87,500   $13,977          - -           - -          - -         - -              $10,937
John J. Foff, Jr.
Senior Vice President
and Chief Financial          1998     $87,500   $13,977          - -           - -          - -         - -              $10,937
Officer
John T. Powers, Senior
Vice President,
Community Banking            1998     $87,500   $13,977          - -           - -          - -         - -              $10,079

-------------------

(1) Consists of the Bank's contributions to the Bank's 401(k) profit sharing plan and the Bank's money purchase plan to the account of the named executive officers. In addition to the amounts allocated under the Bank's 401(k) profit sharing plan and money purchase plan, in fiscal 1998, the Bank adopted a supplemental executive retirement plan ("SERP") for the benefit of Mr. Marcell. The Bank accrued $234,000 with respect to such SERP in the fiscal year. Under the Bank's 401(k) profit sharing plan for fiscal 1998, $5,050, $4,375, $4,375 and $3,516, respectively, was allocated to the accounts of Messrs. Marcell, Fewer, Foff and Powers. Under the Bank's money purchase pension plan in fiscal 1998, $10,650, $6,562, $6,562 and $6,562, respectively, was allocated to the accounts of Messrs. Marcell, Fewer, Foff and Powers.

Employment Agreements

         In connection with the Reorganization and Stock Issuance, the Bank (the "Employer") intends to enter into employment agreements with each of Messrs. Frederick A. Marcell, Jr., John J. Foff, Jr., Thomas M. Fewer and John T. Powers (the "Executives"). The Employer has agreed to employ Mr. Marcell for a term of two years and Messrs. Foff, Fewer and Powers for a term of one year, in each case in their current respective positions. The agreements with the Executives initially will be at their current salary levels. With respect to the Executives, the employment agreements will be reviewed annually by the Board of Directors of the Employer. The term of the Executives' employment agreements shall be extended annually for a successive additional one-year periods unless the Company and the Bank provide notice not less than 30 days prior to such date, not to extend the employment term.

         Each of the employment agreements shall be terminable with or without cause by the Employer. The Executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employer for cause, disability, retirement or death. In the event that (i) the Executive terminates his employment because of failure to comply with any material provision of the employment agreement or the Employer changes the Executive's title or duties or
(ii) the employment agreement is terminated by the Employer other than for cause, disability, retirement or death, the Executive will be entitled to receive his salary for the remaining term of the Agreement. If employment is terminated by the Employer or by the executive as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control of the Company, as defined, the Executives will be entitled to a cash severance amount equal to their base salary plus bonus received in the prior year, multiplied by the number of years in the initial term of the employment agreement (two in the case of Mr. Marcell and one in the case of the other Executives).

         A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period. If the new employment agreements were in effect and a change-of-control of the Company had occurred on June 30, 1998, Mr. Marcell would be entitled to receive $327,000, and Messrs. Foff, Fewer and Powers would each be entitled to receive $101,000 in severance payments.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect. The Company and/or the Bank may determine to enter into similar employment agreements with other officers of the Company and/or the Bank in the future.

Benefits

         Employee Stock Ownership Plan. The Company has established the ESOP for employees of the Company and the Bank to become effective upon the Reorganization and Stock Issuance. Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve month period are eligible to participate in the ESOP.

         As part of the Reorganization and Stock Issuance, in order to fund the purchase of up to 8% of the Common Stock sold in the Reorganization and Stock Issuance, it is anticipated that the ESOP will borrow funds from the Company. It is anticipated that such loan will equal 100% of the aggregate purchase price of the Common Stock acquired by the ESOP. The loan to the ESOP will be repaid principally from the Company's and the Bank's contributions to the ESOP over a period of not less than 10 years, and the collateral for the loan will be the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is expected to be a fixed rate at the Bank's prime rate as of the date of the loan. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released to participants on a pro rata basis as debt service payments are made. Shares released from the ESOP will be allocated to each eligible participant's ESOP account based on the ratio of each such participant's compensation to the total compensation of all eligible ESOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Upon the completion of seven years of service, the account balances of participants within the ESOP will become 100% vested. Credit is given for years of service with the Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         Messrs. Marcell, Fewer, Foff and Powers will serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.

         See "Risk Factor-Potential Increased Compensation Expense After the Reorganization" for discussion which addresses compensation expense to be incurred as a result of the ESOP.

         GAAP requires that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP is borrowing from the Company, such obligation is not treated as a liability, but will be excluded from stockholders' equity. If the ESOP purchases newly issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

         The ESOP will be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the IRS and the Department of Labor thereunder.

         Stock Option Plan. Following consummation of the Reorganization and Stock Issuance, the Board of Directors of the Company intends to adopt a Stock Option Plan, which will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("incentive stock options"), non-incentive or compensatory stock options, stock appreciation rights and limited rights which will be exercisable only upon a change in control of the Company or the Bank (collectively "Awards"). Awards may be granted to directors and key employees of the Company and any subsidiaries. The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of 10 years from the date the Stock Option Plan is adopted by the Board of Directors. Subject to any applicable OTS regulations, upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option.

         Under the Stock Option Plan, the Committee will determine which directors, officers and key employees will be granted Awards, whether options will be incentive or compensatory options, the number of shares subject to each Award, the exercise price of each option, whether options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option must at least equal the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 5% stockholders). The granting or vesting of stock options may be conditioned upon the achievement of individual or company-wide performance goals, which could include goals such as the achievement by the Company or the Bank of specified levels of net income, asset growth, return on assets, return on equity or other specific performance goals.

         At a meeting of stockholders of the Company following the Reorganization, which under applicable OTS regulations may be held no earlier than six months after the completion of the Reorganization, the Board of Directors intends to present the Stock Option Plan to stockholders for approval and to reserve an amount equal to 10% of the shares of Common Stock sold in the Offerings (or 231,725 shares based upon the issuance of 2,317,250 shares), for issuance under the Stock Option Plan. OTS regulations provide that, in the event such plan is implemented within the one year following the Reorganization, no individual officer or employee of the Bank may receive more than 25% of the options granted under the Stock Option Plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the options granted under the Stock Option Plan. OTS regulations also provide that the exercise price of any options granted under any such plan must be the fair market value of the Common Stock as of the date of grant. Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10 years after its date of grant or for periods of up to one year following the death, disability or other termination of the optionee's employment or service as a director. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee.


         At the time an Award is granted pursuant to the Stock Option Plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of Common Stock. The shares reserved for issuance under the Stock Option Plan may be authorized but previously unissued shares, treasury shares, or shares purchased by the Company on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding. In the event the Company declares a special cash dividend or return of capital following the implementation of the Stock Option Plan in an amount per share which exceeds 10% of the fair market value of a share of Common Stock as of the date of declaration, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration shall, subject to certain limitations, be proportionately adjusted to give effect to such special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital.

         Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.


         It is currently expected that the Stock Option Plan will provide that no individual officer will be able to receive stock options for more than 25% of the shares available under the Stock Option Plan, or 57,931 shares if the amount of Common Stock sold in the Reorganization is equal to the maximum of the Estimated Offering Range, vesting over a five-year period (or 11,586 shares per year based upon the maximum of the Estimated Offering Range).


         Recognition Plan. Following consummation of the Reorganization and Stock Issuance, the Board of Directors of the Company intends to adopt a Recognition Plan for directors, officers and employees. The objective of the Recognition Plan will be to enable the Company to provide directors, officers and employees with a proprietary interest in the Company as an incentive to contribute to its success. The Company intends to present the Recognition Plan to stockholders for their approval at a meeting of stockholders which, pursuant to applicable OTS regulations, may be held no earlier than six months subsequent to completion of the Reorganization.


         The Recognition Plan will be administered by a committee of the Board of Directors, which will have the responsibility to invest all funds contributed to the trust created for the Recognition Plan (the "Trust"). The Company will contribute sufficient funds to the Trust so that the Trust can purchase, following the receipt of stockholder approval, a number of shares equal to an aggregate of 4% of the Common Stock sold in the Offerings (92,690 shares based on the sale of 2,317,250 shares at the maximum of the Estimated Offering Range). Based on the Purchase Price, the shares of Common Stock in the Recognition Plan will have an aggregate value of $927,000 and $1.1 million assuming the sale of shares at the maximum and the maximum, as adjusted, of the Estimated Offering Range. Shares of Common Stock granted pursuant to the Recognition Plan generally will be in the form of restricted stock vesting at the rate of 20% per year over the five years following the date of grant. For accounting purposes, compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares are earned. A recipient will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the Trust. Under the terms of the Recognition Plan, recipients of awards will be entitled to instruct the trustee of the Recognition Plan as to how the underlying shares should be voted, and the trustee will be entitled to vote all unallocated shares in its discretion. If a recipient's employment is terminated as a result of death or disability, all restrictions will expire and all allocated shares will become unrestricted. The Board of Directors of the Company can terminate the Recognition Plan at any time, and if it does so, any shares not allocated will revert to the Company. Recipients of grants under the Recognition Plan will not be required to make any payment at the time of grant or when the underlying shares of Common Stock become vested, other than payment of withholding taxes.


         The amount and timing of awards made to participants in the Recognition Plan will be solely in the discretion of the committee of the Board of Directors, subject to the limitations imposed by OTS regulations. In making grants under the Recognition Plan, it is expected that the committee will consider factors such as the duties, responsibilities and performance of participants, their past and anticipated Future Contributions to the growth and success of the bank, compensation levels and other factors as deemed appropriate.

         It is currently expected that the Recognition Plan will provide that no individual officer will be able to receive an award for more than 25% of the shares available under the Recognition Plan, or 23,172 shares if the amount of Common Stock sold in the Reorganization and Stock Issuance is equal to the maximum of the Estimated Offering Range, vesting over a five-year period (or 4,634 shares per year based upon the maximum of the Estimated Offering Range).


         Money Purchase Plan. The Bank maintains a Money Purchase Plan (the "Retirement Plan") which provides retirement benefits for all full-time employees who have attained the age of 21 and have completed one year of service with the Bank. The Retirement Plan is a tax-qualified money purchase plan pursuant to which the Bank's contributions are fixed based upon the compensation of each participant. For each participant, the Bank's contribution is an amount equal to 7.5% of the participant's base salary. With the consent of the Retirement Plan's administrator, the Retirement Plan may also accept rollover contributions from employees. Messrs. Marcell, Fewer, Foff and Powers are trustees of the Retirement Plan. A participant's account balance becomes 100% vested after completion of seven years of service. A participant also becomes 100% vested in his account balance in the event of death, disability or retirement. Normal retirement age under the Retirement Plan is 65. Retirement expense is funded as accrued and amounted to $182,000 for fiscal year 1998.

         Supplemental Executive Retirement Plan. The Bank adopted the SERP in fiscal 1998 in order to supplement the retirement benefits payable to Mr. Marcell pursuant to the Bank's qualified plans. The SERP provides for payments for a period of ten years beginning at retirement based on a percentage of annual cash compensation. Assuming Mr. Marcell remains in the Bank's employ at age 68, the SERP provides for an annual benefit equal to 50% of his annual cash compensation. In the event that Mr. Marcell retires prior to age 68, his benefit will be reduced in increments of 5% per year. The Bank accrued $234,000 on a pre-tax basis $144,000 after tax for the year ended June 30, 1998, which included estimated costs for past service.

         401(k) Plan. The Bank has adopted a 401(k) Plan, which is a tax-qualified defined contribution plan which permits salaried employees with at least one year of service and who are 21 years of age or older to make pre-tax salary deferrals under section 401(k) of the Code. Salary deferrals are made by election and are limited to 10% of compensation up to $10,000 (for 1998). The Bank generally makes matching contributions equal to 50% of deferred amounts. Employees are fully vested in their salary deferrals, and become gradually vested in the Bank's contribution over seven years of participation in the Plan. The 401(k) Plan provides that employees select the investment of their accounts from several options.

         The Bank's 401(k) Plan is being amended to include the option to invest 401(k) Plan assets in Common Stock. In addition, participating employees may elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued or treasury shares acquired from the Company or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan will be held by an independent trustee and allocated to the accounts of individual participants. Participants will control the exercise of voting and tender rights relating to the Common Stock held in their accounts.

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


                          PROPOSED MANAGEMENT PURCHASES

         The following table sets forth, for each of the Company's directors and for all of the directors and executive officers as a group, the proposed purchases of Common Stock, assuming sufficient shares are available to satisfy their subscriptions. The amounts include shares that may be purchased through individual retirement accounts and by associates.


                                                  At the Minimum of the Estimated      At the Maximum of the
                                                           Offering Range             Estimated Offering Range
                                                  -------------------------------    --------------------------
                                                                                                   As a Percent
                                                  Number of       As a Percent of    Number of      of Shares
Name                                 Amount         Shares         Shares Offered      Shares        Offered
---------------------------        ----------     ---------       ---------------    ---------     ------------
Lewis W. Hull                        $200,000       20,000             1.17%          20,000           0.86%
J. Ellwood Kirk                       100,000       10,000             0.58           10,000           0.43
Stanley B. Kitzelman                   50,000        5,000             0.29             ,000           0.22
Charles F. Kremp, 3rd                 100,000       10,000             0.58           10,000           0.43
William W. Langan                     150,000       15,000             0.88           15,000           0.65
Frederick A. Marcell, Jr.             300,000       30,000             1.75           30,000           1.29
A. Brent O'Brien                       50,000        5,000             0.29            5,000           0.22
Samuel H. Ramsey, III                 300,000       30,000             1.75           30,000           1.29
William B. Weihenmayer                300,000       30,000             1.75           30,000           1.29
All directors and executive
officers as a group (12
persons)                           $2,000,000      200,000            11.68%         200,000           8.63%


         In addition, the ESOP currently intends to purchase 8% of the Common Stock sold in the Offerings for the benefit of officers and employees. Stock options and stock grants may also be granted in the future to directors, officers and employees upon the receipt of stockholder approval of the Company's proposed stock benefit plans. See "Management - Management of the Bank - Benefits" for a description of these plans.

                      THE REORGANIZATION AND STOCK ISSUANCE

General

         The Board of Directors of the Bank adopted the Plan of Reorganization, pursuant to which the Bank will reorganize into the federal mutual holding company form of organization as a wholly owned subsidiary of the Company, which in turn will be a majority-owned subsidiary of the MHC. Following receipt of all required regulatory approvals, the approval of the members of the Bank entitled to vote on the Plan of Reorganization, and the satisfaction of all other conditions precedent to the Reorganization, the Bank will consummate the Reorganization. Following completion of the Reorganization, the Bank in its stock form will continue to conduct its business and operations from the same offices with the same personnel as the Bank conducted prior to the Reorganization. The Reorganization will not affect the balances, interest rates or other terms of the Bank's loans or deposit accounts, and the deposit accounts will continue to be issued by the FDIC to the same extent as they were prior to the Reorganization. The MHC initially will be capitalized with $100,000. Upon consummation of the Reorganization, such capital will be used for general corporate purposes.

         Pursuant to the Plan of Reorganization, the Reorganization will be effected as follows or in any other manner that is consistent with applicable federal law and regulations and the intent of the Plan of Reorganization:

         (i) the Bank will organize an interim stock savings bank as a wholly owned subsidiary ("Interim One");

         (ii) Interim One will organize an interim stock savings bank as a wholly owned subsidiary ("Interim Two");

         (iii) Interim One will organize the Company as a wholly owned subsidiary;

         (iv) the Bank will convert its charter to a federal stock savings bank charter and Interim One will convert its charter to a federal mutual holding company charter to become the MHC;

         (v) simultaneously with step (iv), Interim Two will merge with and into the Bank with the Bank as the resulting institution;

         (vi) all of the initially issued stock of the Bank will be transferred to the MHC in exchange for membership interests in the MHC;

         (vii) the MHC will contribute the capital stock of the Bank to the Company, and the Bank will become a wholly-owned subsidiary of the Company; and


         (viii) contemporaneously with the Reorganization, the Company will sell a Minority Interest in shares of Common Stock in the Offerings.

         The Company expects to receive the approval of the OTS to become a savings and loan holding company and to own all of the common stock of the Bank. The Company intends to contribute at least 50% of the net proceeds of the Offerings to the Bank. The Reorganization will be effected only upon completion of the sale of all of the shares of Common Stock to be issued pursuant to the Plan of Stock Issuance.

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


         The discussion herein provides a brief summary of material aspects of the Reorganization and Stock Issuance. The summary is qualified in its entirety by reference to the provisions of the Plan of Reorganization and the Plan of Stock Issuance. Copies of the Plan of Reorganization and the Plan of Stock Issuance are available for inspection at any office of the Bank and at the OTS. The Plan of Reorganization and the Plan of Stock Issuance are also filed as an exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

         THE BOARD OF DIRECTORS OF THE BANK, AND THE OTS, HAVE APPROVED THE PLAN OF REORGANIZATION, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY.

Purposes of the Reorganization

         As a mutual institution, the Bank has no authority to issue shares of capital stock and consequently has no access to market sources of equity capital. Only by generating and retaining earnings from year to year is the Bank able to enhance its capital position.

         As a stock corporation upon consummation of the Reorganization, the Bank will be organized in the form used by commercial banks and corporations and by an increasing number of savings associations. The ability to raise new equity capital through the issuance and sale of the Bank's capital stock will allow the Bank the flexibility to enhance its capital position more rapidly than by accumulating earnings and at times deemed advantageous by the Board of Directors of the Bank, thereby supporting future growth and expanded operations (including increased lending and investment activities) as business and regulatory needs dictate. The ability to attract new capital also will assist in increasing the capabilities of the Bank to address the needs of the communities it serves and enhance its ability to effect acquisitions or pursue business diversification opportunities. Thus, whereas the acquisition alternatives available to the Bank are quite limited as a mutual institution (because of a requirement in OTS regulations that the surviving institution in a merger involving a mutual institution generally must be in mutual form), upon consummation of the Reorganization the Bank will have increased ability to merge with other mutual and stock institutions and the Company may acquire control of other mutual or stock savings associations and retain the acquired association as a separate subsidiary of the Company. Finally, the ability to issue capital stock will enable the Bank to establish stock compensation plans for directors, officers and employees, thereby granting them equity interests in the Bank and greater incentive to improve its performance. For a description of the stock compensation plans which will be adopted by the Bank in connection with the Reorganization, see "Management." Although the Bank's ability to raise capital and general business flexibility will be enhanced by organizing as a subsidiary of a stock subsidiary of a mutual holding company, such advantages will be limited by (i) the requirement in applicable laws and regulations that a mutual holding company maintain a majority ownership interest in its savings association

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


holding company subsidiary and (ii) the Company's proposed offering of up to approximately 46.0% of its to-be-outstanding Common Stock (prior to the proposed issuance of shares to the Foundation), which will affect the Company's ability to issue additional shares of Common Stock in the future absent additional issuances of such stock to the MHC.

         The foregoing advantages of the Reorganization also could be achieved if the Bank were to reorganize into a wholly owned subsidiary of a stock form holding company (a "standard conversion") rather than as a second-tier subsidiary of a mutual holding company. A standard conversion also would free the Bank from the restrictions on its ability to raise capital which result from the requirement that its mutual holding company maintain a majority ownership interest in the Company. Nevertheless, the Board of Directors of the Bank unanimously believes that the Reorganization is in the best interests of the Bank and its account holders. Because OTS regulations require that savings institutions converting to stock form in a standard conversion sell all of their to-be-outstanding capital stock rather than a minority interest in such capital stock, however, the amount of equity capital that would be raised in a standard conversion would be substantially more than that which could be raised in a minority stock offering by a subsidiary of a mutual holding company, which would make it more difficult for the Bank to maximize the return on its equity. Finally, such a reorganization also would eliminate all aspects of the mutual form of organization. Consummation of the Reorganization does not foreclose the possibility of the MHC converting from mutual to stock form in the future; however, no such action is contemplated at this time. See "Conversion of the MHC to Stock Form."

         After considering the foregoing advantages and disadvantages of the Reorganization, as well as applicable fiduciary duties and alternative transactions, including a reorganization into a wholly owned subsidiary of a stock form holding company rather than as a second-tier subsidiary of a mutual holding company, the Board of Directors of the Bank unanimously approved the Reorganization as being in the best interests of the Bank and equitable to its account holders.

Effects of the Reorganization

         General. The Reorganization will have no effect on the Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The Reorganization will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management and staff. The Bank will continue to be subject to regulation, supervision and examination by the OTS and the FDIC.

         Deposits and Loans. Each holder of a deposit account in the Bank at the time of the Reorganization will continue as an account holder in the Bank after the Reorganization, and the Reorganization will not affect the deposit balance, interest rate or other terms of such accounts. Each such account will be insured by the FDIC to the same extent as before the Reorganization. Depositors in the Bank will continue to hold their existing certificates, passbooks and other evidence of their accounts. The Reorganization will not affect the loans of any borrower from the Bank. The amount, interest rate, maturity, security for and obligations under each loan will remain contractually

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


fixed as they existed prior to the Reorganization. See "- Voting Rights" and "- Liquidation Rights" below for a discussion of the effects of the Reorganization on the voting and liquidation rights of the depositors of the Bank.

         Continuity. During the Reorganization and Stock Issuance process, the normal business of the Bank of accepting deposits and making loans will continue without interruption. Following consummation of the Reorganization and Stock Issuance, the Bank will continue to be subject to regulation by the OTS, and FDIC insurance of accounts will continue without interruption. After the Reorganization and Stock Issuance, the Bank will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

         The Board of Directors presently serving the Bank will serve as the Board of Directors of the Bank after the Reorganization and Stock Issuance. The Board of Directors of the Company and the MHC will consist of the individuals currently serving on the Board of Directors of the Bank. All current officers of the Bank will retain their positions with the Bank after the Reorganization and Stock Issuance.

         Voting Rights. Upon the completion of the Reorganization and Stock Issuance, depositor and borrower members as such will have no voting rights in the Bank or the Company and, therefore, will not be able to elect directors of the Bank or the Company or to control their affairs. Currently these rights are accorded to depositors of the Bank. Subsequent to the Reorganization and Stock Issuance, voting rights will be vested exclusively in the stockholders of the Company which, in turn, will own all of the stock of the Bank. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Company, subject to the provisions of the Company's Articles of Incorporation.

         As a federally chartered mutual holding company, the MHC will have no authorized capital stock and, thus, no stockholders. The MHC will be controlled by members of the Bank (i.e., depositors and certain borrowers), and such members have granted proxies in favor of the Bank's management. According to regulations of the OTS, the revocable proxies that members of the Bank have granted to the Board of Directors of the Bank, which confer on the Board of Directors of the Bank general authority to cast a member's vote on any and all matters presented to the members, shall be deemed to cover the member's votes as members of the MHC, and such authority shall be conferred on the Board of Directors of the MHC. The Plan of Reorganization also provides for the transfer of proxy rights to the Board of Directors of the MHC. Accordingly, the Board of Directors of the MHC will, in effect, be able to govern the operations of the MHC, and hence the Company, notwithstanding objections raised by members of the MHC or stockholders of the Company, respectively, so long as the Board of Directors has been appointed proxy for a majority of the outstanding votes of members of the MHC and such proxies have not been revoked. In addition, all persons who become depositors of the Bank following the Reorganization will have membership rights with respect to the MHC. Borrowers who were borrowers of the Bank on May 15, 1995 and whose loans continue in existence are members of the Bank and will have membership rights in the

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


MHC; all other borrowers are not members of the Bank and, thus, will not receive membership rights in the MHC.

         Liquidation Rights. In the event of a voluntary liquidation of the Bank prior to the Reorganization, holders of deposit accounts in the Bank would be entitled to distribution of any assets of the Bank remaining after the claims of such depositors (to the extent of their deposit balances) and all other creditors are satisfied. Following the Reorganization, the holder of the Bank's common stock, i.e., the Company, would be entitled to any assets remaining upon a liquidation, dissolution or winding-up of the Bank and, except through their liquidation interests in the MHC, discussed below, holders of deposit accounts in the Bank would have not interest in any such assets.

         In the event of a voluntary or involuntary liquidation, dissolution or winding up of the MHC following consummation of the Reorganization, holders of deposit accounts in the Bank would be entitled, pro rata to the value of their accounts, to distribution of any assets of the MHC remaining after the claims of all creditors of the MHC are satisfied. Stockholders of the Company will have no liquidation or other rights with respect to the MHC in their capacities as such.

         In the event of a liquidation, dissolution or winding up of the Company, each holder of shares of the Common Stock would be entitled to receive, after payment of all debts and liabilities of the Company, a pro rata portion of all assets of the Company available for distribution to holders of the Common Stock.

         There currently are no plans to liquidate the Bank, the Company or the MHC in the future.

         Tax Effects. The Bank has received an opinion from its special counsel, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., as to the material federal income tax consequences of the Reorganization and Stock Issuance to the Bank, the Company and the MHC, and as to the generally applicable material federal income tax consequences of the Reorganization and Stock Issuance to the Bank's account holders and to persons who purchase Common Stock in the Offering. In the following discussion, "Stock Bank" refers to the Bank after the Reorganization and Stock Issuance.

         The opinion provides that, among other things, (i) the Bank's adoption of a charter in stock form (the "Bank Conversion") will qualify as a tax-free reorganization under Internal Revenue Code of 1986, as amended (the "Code"),
Section 368(a)(1)(F); (ii) the conversion of the Bank's wholly owned subsidiary ("Interim 1") into the MHC will qualify as a tax-free reorganization under Code
Section 368(a)(1)(F); (iii) the merger of the wholly owned subsidiary of Interim 1 ("Interim 2") into the Stock Bank with the Stock Bank as the survivor will qualify as a tax-free reorganization under Code Section 368(a)(1)(A); (iv) no gain or loss will be recognized by the Bank in the Bank Conversion; (v) neither the Stock Bank nor the MHC will recognize gain or loss upon the receipt by the Stock Bank of substantially all of the assets of the Bank in exchange for equity interests in the MHC and the Stock Bank's assumption of the Bank's liabilities;(vi) the MHC's basis in the stock of the Stock Bank will increase by an amount equal to the Bank's net basis in the property transferred to the Stock Bank; (vii) the Stock Bank's basis in the property received from the Bank will be the

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


same as the basis of such property in the hands of the Bank immediately prior to the Reorganization and Stock Issuance; (viii) the Stock Bank's holding period for the property received from the Bank will include the period during which such property was held by the Bank; (ix) subject to the conditions and limitations set forth in Code Sections 381, 382, 383, and 384 and the Treasury regulations promulgated thereunder, the Stock Bank will succeed to and take into account the items of the Bank described in Code Section 381(c); (x) no gain or loss will be recognized by the depositors of the Bank on the receipt of equity interests with respect to the MHC in exchange for their equity interests surrendered therefor; (xi) the exchange of stock by depositors in exchange for equity interests in the MHC will constitute a tax-free exchange of property solely for voting "stock" pursuant to Code Section 351; (xii) each Bank depositor's aggregate basis, if any, in the MHC equity interest received in the exchange will equal the aggregate basis, if any, of each depositor's equity interest in the Bank; (xiii) the holding period of the MHC equity interests received by the depositors of Bank will include the period during which the Bank equity interests surrendered in exchange therefor were held; (xiv) the MHC will recognize no gain or loss upon the transfer of the Stock Bank stock to the Company in exchange for Common Stock pursuant to Code Section 351; (xv) the Company will recognize no gain or loss upon its receipt of Stock Bank stock from the MHC in exchange for Common Stock; (xvi) the MHC will increase its basis in its shares of the Common Stock by the MHC's basis in its Stock Bank stock;
(xvii) the Company will recognize no gain or loss upon the receipt of money in exchange for shares of Common Stock; (xviii) no gain or loss will be recognized by the Bank's account holders upon the issuance to them of accounts in the Stock Bank in stock form immediately after the Reorganization and Stock Issuance, in the same dollar amounts and on the same terms and conditions as their accounts at the Bank immediately prior to the Reorganization and Stock Issuance; (xix) the tax basis of the Common Stock purchased in the Reorganization and Stock Issuance will be equal to the amount paid therefor increased, in the case of the Common Stock acquired to the exercise of Subscription Rights, by the fair market value, if any, of the Subscription Rights exercised; (xx) the holding period for the Common Stock purchased in the Reorganization and Stock Issuance will commence upon the exercise of such holder's Subscription Rights and otherwise on the day following the date of such purchase; (xxi) gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Reorganization and Stock Issuance, but only to the extent such Subscription Rights are deemed to have value, as discussed below.

         The opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based in part upon, and subject to the continuing validity in all material respects through the date of the Reorganization and Stock Issuance of various representations of the Bank and upon certain assumptions and qualifications, including that the Reorganization and Stock Issuance are consummated in the manner and according to the terms provided in the Plan of Reorganization and Plan of Stock Issuance. Such opinion is also based upon the Code, regulations now in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change and such change may be made with retroactive effect. Unlike private letter rulings received from the Internal Revenue Service ("IRS"), an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion, or that such opinion will be upheld by the courts if challenged by the IRS.

         The Bank has also obtained an opinion from KPMG Peat Marwick LLP that the income tax effects of the Reorganization and Stock Issuance under Pennsylvania tax laws will be substantially the same as described above with respect to federal income tax laws.

         The Company and the Bank have received a letter from RP Financial stating its belief that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of such rights would be taxable probably only to those eligible subscribers who exercise the subscription rights (either as a capital gain or ordinary income ) in an amount equal to such value, and the Company and the Bank could recognize gain on such distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value. Unlike private rulings, the letter of RP Financial is not binding on the IRS, and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

Establishment of the Foundation

         General. In furtherance of the Bank's commitment to the communities that it serves, the Plan of Reorganization provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company. By further enhancing the Bank's visibility and reputation in the communities that it serves, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes within the communities served by the Bank, including community development activities.

         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities in the local communities served by the Bank. Traditionally, the Bank has emphasized community lending and community development activities within the communities that it serves. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. While the Bank intends to continue to emphasize community lending and community development activities following the Reorganization, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not currently available to the Bank. The Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. The Bank believes the establishment of the Foundation will enhance its activities under the CRA. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the communities served by the Bank to share in the growth and success of the Company long after completion of the Reorganization. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending activities. In this respect, subsequent to the Reorganization the Bank may continue to make contributions to other charitable organizations and/or it may make additional contributions to the Foundation.


         Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's Bylaws, the Foundation's initial Board of Directors will be comprised of two members of the Company's and the Bank's Boards of Directors (Messrs. William B. Weihenmayer and Charles F. Kremp, 3rd) and four other individuals chosen in light of their commitment and service to charitable and community purposes. The other persons expected to serve as directors of the Foundation are Stewart J. Greenleaf, Robert Abel, Joe Conti and Sandra Fields-Henley, none of whom is affiliated with the Company or Willow Grove. There are no plans to change the size of the Foundation's Board of Directors during the one-year period subsequent to consummation of the Reorganization. The Bank currently intends that, for at least the three-year period subsequent to consummation of the Reorganization, less than a majority of the Bank's directors will also serve as directors of the Foundation. During at least the five-year period subsequent to the Reorganization, at least one director of the Foundation shall be a person from the local communities served by the Bank, with the experience in local grant making activities and who is not an officer, director or employee of the Bank and at least one director of the Foundation shall also be a director of the Bank. A Nominating Committee of the Foundation's Board will nominate individuals eligible for election to the Board of Directors. The members of the Foundation, who are comprised of its Board members, will elect the Directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as Directors of the Foundation qualify as members of the Foundation, with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. It is not anticipated that the members of the Company's and the Bank's Boards of Directors who also serve as a director of the Foundation will receive any additional compensation for serving as a director of the Foundation. No determination has been made at this point what, if any, compensation the other Foundation directors will receive. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members. No award, grant or distribution shall be made by the Foundation to any director, officer or employee of the Company or the Bank or any affiliate thereof. In addition, any of such persons, to the extent that they serve as an officer, director or employee of the Foundation will be subject to the conflict of interest regulations of the OTS.


         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Company held by the Foundation. However, it is expected that as a condition to receiving the approval of the OTS to the Bank's Reorganization, that the Foundation will be required to commit to the OTS that all shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that, consistent with such expected condition, the OTS would waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware and the OTS determines that federal law would not preempt the application of the laws of Delaware to the Foundation; (ii) would cause the Foundation to lose its tax-exempt status, or cause the IRS to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or
(iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel would be required to render an opinion satisfactory to the OTS that compliance with the voting requirement would have the effect described in clauses (I), (ii) or (iii) above. Under those circumstances, the OTS would grant a waiver of the voting restriction upon submission of such legal opinions(s) by the Company or the Foundation that are satisfactory to the OTS. In the event that the OTS were to waive the voting requirement, the Directors would direct the voting of the Common Stock held by the Foundation.

         The Foundation's place of business is expected to initially be located at the Bank's administrative offices and initially the Foundation is expected initially to have no separate employees but will utilize the members of the staff of the Company or the Bank. The Board of Directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. In this regard, it is expected that the Bank will be required to provide the OTS with a commitment that, to the extent applicable, the Bank will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between the Bank and the Foundation.


         The Company intends to capitalize the Foundation with 4.0% of the shares of Common Stock of the Company sold in the Offerings which would have a market value of $685,000 to $927,000 ($1.1 million at the maximum, as adjusted), based on the Purchase Price of $10.00 per share. Messrs. Weihenmayer and Kremp, who will serve as initial directors of the Foundation, and their affiliates intend to purchase, subject to availability, an aggregate of 40,000 shares of Common Stock. No other director of the Foundation expects to purchase any shares of Common Stock. The shares of Common Stock to be acquired by the Foundation, when combined with the proposed purchases of shares of Common Stock by Messrs. Weihenmayer and Kremp and their affiliates will total 132,690


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shares or 2.5% of the total number of shares of Common Stock to be issued and outstanding (assuming the sale of 2,317,250 shares of Common Stock).


         The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with the communities the Bank serves in a manner that would allow such communities to share in the growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a stockholder, the Foundation will share in the growth and success of the Company. As such, the contribution of Common Stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations. Because the MHC is deemed to be a "disqualified person" (defined under the Code), in order to avoid certain excise tax provisions, which could be significant, the Foundation may not own more than 2.0% of the issued and outstanding shares of Common Stock. The Bank considered such excise tax provisions and determined that it would be prudent to ensure that the initial contributions of Common Stock to the Foundation will monitor the Foundation's ownership interest in Common Stock and will take actions as may be appropriate in order to ensure continued compliance with the safe-harbor.


         The Foundation will receive working capital from any dividends that may be paid on the Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of Common Stock greater than such amount would result in a longer term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Reorganization and the Stock Issuance and the contribution of shares of Common Stock to the Foundation, the Company would have 3,936,010, 4,630,600, 5,325,190 and 6,123,970 shares issued and outstanding based on the minimum, midpoint and maximum of the Estimated Offering Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of Minority Stockholders in the Company's Common Stock would be diluted to 43.5% as compared to a 44.3% interest in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."


         Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created and operated for the above charitable purposes would generally qualify as a Section 501(c)(3) exempt organization under the Code, and further that such an organization would likely be classified as a private foundation. This opinion presumes that the Foundation will submit a timely request to the IRS to be recognized as an exempt organization. As long as the Foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's and the Bank's independent tax advisor, however, has not rendered any advice on the

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regulatory condition to the contribution which requires that all shares of
Common Stock of the Company held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock of the Company on all proposals considered by stockholders of the Company. Consistent with the expected condition, in the event that the Company or the Foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation, or subject the Foundation to an excise tax under Section 4941 of the Code, it is expected that the OTS would waive such voting restriction upon submission of a legal opinion(s) by the Company or the Foundation satisfactory to the OTS. See "- Regulatory Conditions Imposed on the Foundation."


         Under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company is generally allowed a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income (with certain modifications) for such year. Charitable contributions made by the Company in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. The Company and the Bank believe that the Reorganization presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Reorganization. In making such a determination, the Company and the Bank considered the dilutive impact of the contribution of Common Stock to the Foundation on the amount of Common Stock available to be offered for sale in the Reorganization. Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual deduction limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Stock Issuance and the potential benefits of the Foundation to the communities served by the Bank. In this regard, assuming the sale of shares at the maximum of the Estimated Offering Range, the Company would have pro forma stockholders' equity of $55.6 million or 13.1% of pro forma consolidated assets and the Bank's pro forma tangible, core and total risk-based capital ratios would be 10.1% and 18.1%, respectively. See "Regulatory Capital," "Capitalization," "Comparison of Valuation and Pro Forma Information with No Foundation" and "Pro Forma Data." The Company and the Bank believe that the amount of the charitable contribution is reasonable given the Company's and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.


         The Company and the Bank have received an opinion of their independent tax advisors that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to the annual deduction limitation described above. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. The Company's and the Bank's


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independent tax advisor, however, has not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. If the Foundation would have been established in fiscal 1998, the Company would have received tax benefit of approximately $315,000 (based on the Bank's pre-tax income for fiscal 1998, an assumed tax rate of 34.0% and a deduction for the contribution of Common Stock equal to $927,000). The Company is permitted under the Code to carry over the excess contribution over the five-year period following the contribution to the Foundation. Assuming the close of the Offerings at the maximum of the Estimated Price Range, the Company estimates that all of the contribution should be deductible over the six-year period. The Company and/or the Bank may make further contributions to the Foundation following the initial contribution. In addition, the Bank and the Company also may continue to make charitable contributions to other qualifying organizations. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of stockholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.


         Although the Company and the Bank have received an opinion of their independent tax advisors that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In such event, the Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors-Establishment of the Foundation."

         As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.

         Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is expected to be subject to the following conditions being agreed to by the Foundation in writing as a condition to receiving the OTS' approval of the Reorganization: (i) the Foundation will be subject to examination by the OTS; (ii) the Foundation must comply with supervisory directives imposed by the OTS; (iii) the Foundation will operate in accordance with written policies adopted by its Board of Directors, including a conflict of interest policy; (iv) any shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of Common Stock voting on all proposals considered by stockholders of the Company; provided, however, that, consistent with the

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condition, the OTS would waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware, and the OTS determines that federal law would not preempt the application of the laws of Delaware to the Foundation; (b) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code; and (v) any shares of Common Stock subsequently purchased by the Foundation will be aggregated with any shares repurchased by the Company or the Bank for purposes of calculating the number of shares which may be repurchased during the three-year period subsequent to Reorganization. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel would be required to render an opinion satisfactory to the OTS. While there is no current intention for the Company or the Foundation to seek a waiver from the OTS from such restrictions, there can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the OTS would grant an unconditional waiver of the voting restriction. If the voting restriction is waived or becomes unenforceable, the OTS may either impose a condition that provides a certain portion of the members of the Foundation's Board of Directors shall be persons who are not directors, officers or employees of the Company, the Bank or any affiliate or impose such other conditions relating to control of the Foundation's Common Stock as is determined by the OTS to be appropriate at the time. In no event would the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

         Various OTS regulations may be deemed to apply to the Foundation including regulations regarding (i) transactions with affiliates, (ii) conflicts of interest, (iii) capital distributions and (iv) repurchases of capital stock within the three-year period subsequent to the Stock Issuance. Because only one of the directors of the Company and the Bank is expected to serve as a director of the Foundation, the Company and the Bank do not believe that the Foundation should be deemed an affiliate of the Bank. The Company and the Bank anticipate that the Foundation's affairs will be conducted in a manner consistent with the OTS' conflict of interest regulations. The Bank has provided information to the OTS demonstrating that the initial contribution of Common Stock to the Foundation would be within the amount which the Bank would be permitted to make as a capital distribution assuming such contribution is deemed to have been made by the Bank.

Stock Pricing and Number of Shares to be Issued

         The Plan of Reorganization requires that the purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Bank has retained RP Financial to make such valuation. For its services in making such appraisal, RP Financial's fees and out-of-pocket expenses are estimated to be $42,500. The Bank has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind (including claims under federal and state securities laws) arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by the Bank to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

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         An appraisal has been made by RP Financial in reliance upon the information contained in this Prospectus, including the Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank and the economic and demographic conditions in the Bank's existing marketing area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly traded mutual holding companies located in Pennsylvania and the mid-Atlantic region; the aggregate size of the offering of the Common Stock; the impact of the Reorganization on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities. In its review of the appraisal provided by RP Financial, the Board of Directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial in addition to the factors enumerated above, and the Board of Directors believes that such assumptions were reasonable.


         On the basis of the foregoing, RP Financial has advised the Company and the Bank that in its opinion, dated September 4, 1998, as amended on October 30 and November 11, 1998, the estimated pro forma market value of the Common Stock on a fully converted basis, assuming a contribution to a charitable foundation in an amount equal to 4.0% of the shares sold, ranged from a minimum of $39.4 million to a maximum of $53.3 million with a midpoint of $46.3 million. The Board of Directors of the Bank determined that the Common Stock should be sold at $10.00 per share and that 44.3% of the to-be-outstanding shares (prior to the contribution to the Foundation) should be offered to Minority Stockholders. Based on the Estimated Valuation Range and the Purchase Price, the number of shares of Common stock that the Company will issue will range from between 1,712,750 shares to 2,317,250 shares, with a midpoint of 2,015,000 shares. The anticipated issuance of 43.5% of the shares of Common Stock sold in the Offering to the Foundation as part of the Stock Issuance will result in shareholders other than the MHC and the Foundation owning 43.6% of the shares of the Common Stock outstanding at the conclusion of the Reorganization and Stock Issuance. The remaining shares of the Company's Common Stock that are not sold in the Offering or contributed to the Foundation will be issued to the MHC. The Estimated Valuation Range may be amended with the approval of the OTS, if required, or if necessitated by subsequent developments in the financial condition of the Company and the Bank or market conditions generally, or to fill the order of the ESOP. In the event the Estimated Valuation Range is updated to amend the value of the Common Stock below $39.5 million or above $61.2 million (the maximum of the Estimated Valuation Range, as adjusted by 15%), the new appraisal will be filed with the Securities and Exchange Commission ("SEC") by post-effective amendment.

         Based upon current market and financial conditions and recent practices and policies of the OTS, in the event the Company receives orders for Common Stock in excess of $23.2 million (the maximum of the Estimated Offering Range) and up to $26.6 million (the maximum of the Estimated Offering Range, as adjusted by 15%), the Company may be required by the OTS to accept all such orders. No assurances, however, can be made that the Company will receive orders for Common Stock in excess of the maximum of the Estimated Offering Range or that, if such orders are received,


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


that all such orders will be accepted because the Company's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of such increase by the OTS. In addition, an increase in the number of shares above 2,012,500 shares will first be used, if necessary, to fill the order of the ESOP. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the Reorganization.

         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the consolidated financial statements and other information provided by the Bank, nor did RP Financial value independently the assets or liabilities of the Bank. The valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Common Stock in the Offering will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.

         Prior to completion of the Reorganization, the maximum of the Estimated Offering Range may be increased up to 15% and the number of shares of Common Stock may be increased to up to 2,314,375 shares to reflect changes in market and financial conditions or to fill the order of the ESOP, without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Offering Range to fill unfilled orders in the Subscription Offering.

         No sale of shares of Common Stock in the Reorganization may be consummated unless prior to such consummation RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the Purchase Price is materially incompatible with the estimate of the pro forma market value of a share of Common Stock upon consummation of the Reorganization. If such is not the case, a new Estimated Offering Range may be set and a new Subscription and Community Offering and/or Syndicated Community Offering may be held or such other action may be taken as the Company and the Bank shall determine and the OTS may permit or require.

         Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of shares of Common Stock may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price is not below the minimum or more than 15% above the maximum of the Estimated Offering Range. In the event market or financial conditions change so as to cause the aggregate Purchase Price of the shares to be below the minimum of the Estimated Offering Range or more than 15% above the maximum of such range, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the

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


expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Offering Range must be approved by the OTS. If the number of shares of Common Stock issued in the Reorganization is increased due to an increase of up to 15% in the Estimated Offering Range to reflect changes in market or financial conditions or to fill the order of the ESOP, persons who subscribed for the maximum number of shares will be given the opportunity to subscribe for the adjusted maximum number of shares. See "- Limitations on Common Stock Purchases."

         An increase in the number of shares of Common Stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of Common Stock would increase both a subscriber's ownership interest and the Company's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors - Possible Increase in Number of Shares Issued in the Reorganization" and "Pro Forma Data."

         Copies of the appraisal report of RP Financial, including any amendments thereto, and the detailed report of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

Subscription Offering and Subscription Rights

         In accordance with the Plan of Reorganization and the related Plan of Stock Issuance, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Stock Issuance to the following persons in the following order of descending priority: (1) Eligible Account Holders, (2) the ESOP, (3) Supplemental Eligible Account Holders, (4) Other Members and (5) directors, officers and employees of the Bank. All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Stock Issuance and as described below under "- Limitations on Common Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of (i) $150,000 (15,000 shares) of Common Stock, (ii) one- tenth of one percent (0.10%) of the total offering of shares of Common Stock or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction, of which the numerator is the amount of the Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on June 30, 1997

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

(the "Eligibility Record Date"), subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Stock Benefit Plans to purchase shares in excess of the maximum of the Estimated Offering Range.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding June 30, 1997.


         Priority 2: Employee Stock Ownership Plan. The ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of the Common Stock, including any increase in the number of shares of Common Stock after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Offering Range. The ESOP intends to purchase 8% of the shares of Common Stock sold in the Offering, or 137,000 shares and 185,000 shares based on the minimum and maximum of the Estimated Offering Range, respectively. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. In the event that the total number of shares offered in the Offering is increased to an amount greater than the number of shares representing the maximum of the Estimated Offering Range ("Maximum Shares"), the ESOP will have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of the Common Stock sold in the Offering. See "Management - Benefits - Employee Stock Ownership Plan."


         Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the ESOP, each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of (i) $150,000 (15,000 shares) of Common Stock, (ii) one-tenth of one percent (0.10%) of the total

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offering of shares of Common Stock or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on ________, 1998 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

         Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority, nontransferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greater of (i) $150,000 (15,000 shares) of Common Stock or (ii) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock, subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

         In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, is in excess of the total number of shares of Common Stock offered in the Offering, available shares first will be allocated so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among such subscribing Other Members on a pro rata basis in the same proportion as each Other Member's subscription bears to the total subscriptions of all subscribing Other Members, provided that no fractional shares shall be issued.

         Priority 5: Directors, Officers and Employees. To the extent that there are sufficient shares remaining after satisfaction of all subscriptions by Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Members, then directors, officers and employees of the Bank will receive, without payment therefor, fifth priority, nontransferable subscription rights to subscribe for, in this category, an aggregate of up to 15% of the shares of Common Stock offered in the Subscription Offering. The ability of directors, officers and employees to purchase Common Stock under this category is in addition to rights which are otherwise available to them under the Plan

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as they may fall within higher priority categories, and the Plan generally allows such persons to purchase in the aggregate up to 27% of Common Stock sold in the Offering. See "- Limitations on Common Stock Purchases."

         In the event of an oversubscription in this category, subscription rights will be allocated among the individual directors, officers and employees on a point system basis, whereby such individuals will receive subscription rights in the proportion that the number of points assigned to each of them bears to the total points assigned to all directors, officers and employees, provided that no fractional shares shall be issued. One point will be assigned for each year of service with the Bank, one point for each salary increment of $5,000 per annum and five points for each office presently held in the Bank, including directorships. For information as to the number of shares proposed to be purchased by certain of the directors and officers, see "Proposed Management Purchases."

         Expiration Date for the Subscription Offering. The Subscription Offering will expire at 12:00, noon, Eastern Time, on __________, 1998 (the "Subscription Expiration Date"), unless extended for up to 45 days or for such additional periods by the Company and the Bank as may be approved by the OTS. The Subscription Offering may not be extended beyond _________, 2000. Subscription rights which have not been exercised prior to the Subscription Expiration Date (unless extended) will become void.


         The Company and the Bank will not execute orders until at least the minimum number of shares of Common Stock (1,712,750 shares) have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Subscription Expiration Date is granted, the Company and the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.


Community Offering

         To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, Other Members and directors, officers and employees of the Bank, the Company and the Bank anticipate that they will offer shares pursuant to the Plan to certain members of the general public, with preference given to natural persons residing in Montgomery and Bucks Counties, Pennsylvania (such natural persons referred to as "Preferred Subscribers"). Such persons, together with associates of and persons acting in concert with such persons, may purchase up to the greater of (i) $150,000 or 15,000 shares of Common Stock, or (ii) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock, subject to the maximum purchase limitations. See "- Limitations on Common Stock Purchases." This amount may be increased at the sole discretion of the Bank up to 5% (provided that any such increased amount may not exceed the maximum purchase limit provided to subscribers in the Subscription Offering. See "- Limitations on Common Stock

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Purchases"). The opportunity to subscribe for shares of Common Stock in any
Community Offering category will be subject to the right of the Company and the Bank, in their sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the Expiration Date. The Community Offering may be commenced at any time subsequent to the Subscription Offering.

         If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the Community Offering, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Company, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied on an equal number of shares basis per order until all orders have been filled or the remaining shares have been allocated, provided that no fractional shares shall be issued. Orders for Common Stock in the Community Offering will first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offering and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the Community Offering applying the same allocation described above for Preferred Subscribers.

Syndicated Community Offering

         As a final step in the Offering, the Plan of Stock Issuance provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Community Offerings may be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed. The Bank expects to market any shares which remain unsubscribed after the Subscription and Community Offerings through a Syndicated Community Offering. The Company and the Bank have the right to reject orders in whole or part in their sole discretion in the Syndicated Community Offering. Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be the same price at which shares are offered and sold in the Subscription and Community Offerings. No person will be permitted to subscribe in the Syndicated Community Offering for more than $150,000 or 15,000 shares of Common Stock, subject to the maximum purchase limitations. See "- Limitations on Common Stock Purchases." This amount may be increased to up to 5% of the total offering of shares in the Subscription Offering, provided that orders for Common Stock in the Syndicated Community Offering will first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offering. Thereafter, any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled.

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         Webb may enter into agreements with broker-dealers ("Selected Dealers")
to assist in the sale of the shares in the Syndicated Community Offering, although no such agreements exist as of the date of this Prospectus. No orders may be placed or filled by or for a Selected Dealer during the Subscription Offering. After the close of the Subscription Offering, Webb will instruct Selected Dealers as to the number of shares to be allocated to each Selected Dealer. Only after the close of the Subscription Offering and upon allocation of shares to Selected Dealers may Selected Dealers take orders from their customers. During the Subscription and Community Offerings, Selected Dealers may only solicit indications of interest from their customers to place orders with the Company as of a certain date ("Order Date") for the purchase of shares of Common Stock. When, and if, Webb and the Bank believe that enough indications of interest and orders have not been received in the Subscription and Community Offerings to consummate the Reorganization, Webb will request, as of the Order Date, Selected Dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected Dealers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected Dealers will debit the accounts of their customers on the "Settlement Date" which date will be three business days from the Order Date. Customers who authorize Selected Dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, Selected Dealers will remit funds to the account established by the Bank for each Selected
Dealer. Each customer's funds so forwarded to the Bank, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by the Bank from Selected Dealers, funds will earn interest at the Bank's passbook rate until the consummation or termination of the Reorganization. Funds will be promptly returned, with interest, in the event the Reorganization is not consummated as described above.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Bank with the approval of the OTS. See "- Stock Pricing and Number of Shares to be Issued" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Persons in Nonqualified States or Foreign Countries

         The Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Stock Issuance reside. However, the Bank is not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which: (a) the number of persons otherwise eligible to subscribe for shares under the Plan of Stock Issuance who reside in such jurisdiction is small; (b) the granting of subscription rights or the offer or sale of shares of Common Stock to such persons would require any of the Company and the Bank or their officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Bank would be impracticable or unduly

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


burdensome for reasons of cost or otherwise. Where the number of persons eligible to subscribe for shares in one state is small, the Bank will base its decision as to whether or not to offer the Common Stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Bank, its officers, directors or employees as brokers, dealers or salesmen.

Limitations on Common Stock Purchases

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased in the Offering:

                  (1) No fewer than 25 shares of Common Stock may be purchased, to the extent such shares are available;

                  (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (i) $150,000 or 15,000 shares of Common Stock, (ii) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (7) below;

                  (3) The ESOP may purchase in the aggregate up to 10% of the shares of Common Stock sold in the Stock Issuance, including any additional shares issued in the event of an increase in the Estimated Offering Range; although at this time it intends to purchase only 8% of such shares;

                  (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (i) $150,000 or 15,000 shares of Common Stock, (ii) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock or
         (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental
         Eligible Account Holders, in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (7) below;

                  (5) Each Other Member or any Person purchasing shares of Common Stock in the Community Offering may subscribe for and purchase in the Subscription Offering or Community Offering, as the case may be, up to the greater of (i) $150,000 or 15,000 shares

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


         of Common Stock or (ii) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock, subject to the overall limitation in clause (7) below;

                  (6) Persons purchasing shares of Common Stock in the Community Offering or Syndicated Community Offering may purchase in the Community Offering or Syndicated Community Offering up to $150,000 or 15,000 shares of Common Stock, subject to the overall limitation in clause (7) below;

                  (7) Except for the ESOP and certain Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of their deposits, the maximum number of shares of Common Stock subscribed for or purchased in all categories of the Offering by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $500,000 or 50,000 shares of Common Stock; and

                  (8) No more than 15% of the total number of shares offered for sale in the Subscription Offering may be purchased by directors and officers of the Bank in the fourth priority category in the Subscription Offering. No more than 27% of the total number of shares offered for sale in the Stock Issuance may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, the individual amount permitted to be subscribed for may be increased up to a maximum of 5% of the number of shares sold in the Stock Issuance. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit.

         The term "associate" of a person is defined to mean (i) any corporation or other organization (other than the Company, MHC and the Bank or a majority-owned subsidiary of the Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Company and the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or any of their subsidiaries.

         The term "acting in concert" is defined to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or

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other arrangement, whether written or otherwise. The Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

Marketing Arrangements

         The Company and the Bank have retained Webb to consult with and to advise the Bank, and to assist the Company, on a best efforts basis, in the distribution of the shares of Common Stock in the Subscription and Community Offering. The services that Webb will provide include, but are not limited to
(i) training the employees of the Bank who will perform certain ministerial functions in the Subscription and Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Stock Information Center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the Bank's members for use at the Special Meeting. For its services, Webb will receive a management fee of $40,000 and a success fee of 1.25% of the aggregate Purchase Price of the shares of Common Stock sold in the Subscription Offering and Community Offering excluding shares purchased by the ESOP, and officers, directors and employees of the Bank and members of their immediate families as well as shares issued to the Foundation. The success fee paid to Webb will be reduced by the amount of the management fee. In the event that selected dealers are used to assist in the sale of shares of Common Stock in the Community Offering, such dealers will be paid a fee of up to 5.5% of the aggregate Purchase Price of the shares sold by such dealers. The Bank has agreed to indemnify Webb against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.

         Sales of shares of Common Stock will be made primarily by registered representatives affiliated with Webb or by the broker-dealers managed by Webb. Webb has undertaken that the shares of Common Stock will be sold in a manner which will ensure that the distribution standards of the NYSE (round lots, public shares, and aggregate market value) will be met. A Stock Information Center will be established at the main office of the Bank. The Company will rely on Rule 3a4-1 of the Exchange Act and sales of Common Stock will be conducted within the requirements of such Rule, so as to permit officers, directors and employees to participate in the sale of the Common Stock in those states where the law so permits. No officer, director or employee of the Company or the Bank will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of Common Stock.

         Willow Grove may utilize certain space in its offices for activities related to the Offerings. OTS regulations prohibit securities sales activities by the Company or the Bank unless certain OTS requirements are satisified and the OTS does not object. Among other requirements, if the offices of the Bank or any affiliate are utilized, no commissions, bonuses, or payments may be made to employees (except standard compensation to securities personnel of registered broker-dealers), no offers or sales may be made by tellers or at the teller counter, sales activiites must be conducted in a segregated or separately identifiable area of the Bank's offices apart from the area used by the general public for deposit activities and offers and sales must be made only by regular, full-time Bank employees or securities personnel who are subject to supervision by a registered broker-dealer. In addition, subscribers must sign a certification form acknowledging that the Common Stock is not federally insured or guaranteed and that he or she has receivbed a copy of this prospectus and understands the risks involved in purchasing any shares of Common Stock. The Company and the Bank will comply with the above-described OTS regulation as well as Federal and state securities laws.

Procedure for Purchasing Shares in the Subscription Offering

         To ensure that each purchaser receives a prospectus at least 48 hours before the Subscription Expiration Date (unless extended) in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

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


         To purchase shares in the Subscription Offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at the Bank (which may be given by completing the appropriate blanks in the order form), must be received by the Bank by 12:00 noon, Eastern Time, on the Subscription Expiration Date (unless extended). In addition, the Company and the Bank will require a prospective purchaser to execute a certification in the form required by applicable OTS regulations in connection with any sale of Common Stock. Order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank will not accept orders submitted on photocopied or facsimilied order forms nor order forms unaccompanied by an executed certification form. The Bank has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Bank, unless the Reorganization has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.


         In order to purchase shares of Common Stock in the Offerings, subscribers must submit a properly completed order form as well as a related certification form. The certification form is required pursuant to regulations of the OTS. It is the Bank's understanding that the certification form is merely to provide furhter assurance that investors have received a Prospectus, advises investors that certain risk factors are discussed in Prospectus and that the shares of Common Stock are not insured deposits nor are they guaranteed by the Bank or any government agency. The certification form will be used only in the determination whether shares of Common Stock should be issued and will not be used by the Company or the Bank for any purpose subsequent to such issuance. Execution of the certification form will not constitute a waiver of any rights that an investor may have under the Securities Act of 1933.


         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (June 30, 1997) or the Supplemental Eligibility Record Date (_______, 1998) and depositors as of the close of business on the Voting Record Date (_________, 1998) must list all accounts on the stock order form giving all names in each account and the account numbers.

         Payment for subscriptions may be made (i) in cash if delivered in person, (ii) by check or money order or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check or money order at the Bank's passbook rate of interest from the date payment is received until completion or termination of the Reorganization. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Reorganization, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Reorganization.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Reorganization. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

         If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for by it at the Purchase Price upon consummation of the

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


Subscription and Community Offerings, if all shares are sold, or upon consummation of the Syndicated Community Offerings if shares remain to be sold in such offering, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of Common Stock in the Subscription and Community Offerings provided such IRAs are not maintained at the Bank. ERISA provisions and IRS regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of Common Stock in the Offerings make such purchases for the exclusive benefit of the IRAs. Any interested parties wishing to use IRA funds for stock purchases are advised to contact the Stock Sales Center at (215) ___- ____ for additional information.

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the last address of such persons appearing on the records of the Bank, or to such other address as may be specified in properly completed order forms, as soon as practicable following consummation of the Reorganization. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

Restrictions on Transfer of Subscription Rights and Shares

         Pursuant to the rules and regulations of the OTS, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan of Stock Issuance or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Reorganization.

         The Bank will refer to the OTS any situations that it believes may involve a transfer of subscription rights and will not honor orders believed by it to involve the transfer of such rights.

Delivery of Certificates

         Certificates representing Common Stock issued in the Stock Issuance will be mailed by the Company's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following consummation of the Reorganization. Any certificates returned as undeliverable will be held by the Company until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for

Common Stock are available and delivered to subscribers, such subscribers may not be able to sell the shares of Common Stock for which they have subscribed, even though trading of the Common Stock may have commenced.

Required Approvals

         Various approvals of the OTS are required in order to consummate the Reorganization. The OTS has approved the Plan of Reorganization, subject to approval by the Bank's members and other standard conditions. The Company's holding company application is currently pending.

         The Company is required to make certain filings with state securities regulatory authorities in connection with the issuance of Common Stock in the Offering.

Judicial Review

         Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of reorganization may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. ss. 563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

Certain Restrictions on Purchase or Transfer of Shares After the Reorganization

         All shares of Common Stock purchased in connection with the Reorganization by a director or an officer of the Company and the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Reorganization except in the event of the death of such director or officer or pursuant to a merger or similar transaction approved by the OTS. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions.

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


         Purchases of Common Stock of the Company by directors, executive officers and their associates during the three-year period following completion of the Reorganization may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Company's outstanding Common Stock or to certain purchases of stock pursuant to an employee stock benefit plan.

         Pursuant to OTS regulations, the Company will generally be prohibited from repurchasing any shares of the Common Stock within one year following consummation of the Reorganization, although the OTS under its current policies may approve a request to repurchase shares of Common Stock following the six-month anniversary of the Reorganization. During the second and third years following consummation of the Reorganization, the Company may not repurchase any shares of its Common Stock other than pursuant to (i) an offer to all stockholders on a pro rata basis which is approved by the OTS (provided, however, that the MHC may be excluded with the approval of the OTS); (ii) the repurchase of qualifying shares of a director, if any; (iii) purchases in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan; or (iv) purchases that are part of an open-market stock repurchase program not involving more than 5% of its outstanding capital stock during a 12-month period, if the repurchases do not cause the Bank to become undercapitalized and the Bank provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. The OTS may permit stock repurchases in excess of such amounts prior to the third anniversary of the Reorganization if exceptional circumstances are shown to exist.

                       CERTAIN RESTRICTIONS ON ACQUISITION
                           OF THE COMPANY AND THE BANK

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire the Company, the Bank or their respective capital stock are described below. Also discussed are certain provisions in the Company's Charter and Bylaws which may be deemed to affect the ability of a person, firm or entity to acquire the Company.

Federal Law

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings association unless the OTS has been given 60 days' prior written notice. The HOLA provides that no company may acquire "control" of a savings institution without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings institution, where certain enumerated "control factors" are also present in the acquisition. The OTS may prohibit an acquisition of control if (i) it would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the savings institution.

         For a period of three years following consummation of the Stock Issuance, OTS regulations generally prohibit, among other things, any person from acquiring or making an offer to acquire, directly or indirectly, beneficial ownership of more than 10% of the stock of the Company or the Bank without OTS approval.

Mutual Holding Company Structure and the Company's Ownership of a Majority of the Common Stock

         For information relating to the mutual holding company form of organization and the MHC's ownership of a majority of the Common Stock that could discourage certain transactions which involve an actual or threatened change in control of the Company or the Bank and perpetuate existing management, see "Risk Factors - Factors Relating to Mutual Holding Company Structure" and "The Reorganization."

Charter and Bylaws of the Company

         The following discussion is a summary of certain provisions of the Charter and Bylaws of the Company that relate to corporate governance. The description is necessarily general and qualified by reference to the Charter and Bylaws.

         Classified Board of Directors. The Board of Directors of the Company is required by the Charter and Bylaws to be divided into three classes which are as equal in size as is possible, and one of such classes is required to be elected annually by stockholders of the Company for three-year terms. A classified Board of Directors promotes continuity and stability of management of the Company but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

         Authorized but Unissued Shares of Capital Stock. Following the Offering, the Association will have authorized but unissued shares of Preferred Stock and Common Stock. See "Description of Capital Stock." Although such shares could be used by the Board of Directors of the Association to render more difficult or to discourage an attempt to obtain control of the Association by means of a merger, tender offer, proxy contest or otherwise, it is anticipated that such uses will be unlikely given the MHC's ownership of a majority of the Common Stock.

         Special Meetings of Stockholders. The Company's Charter provides that for a period of five years following consummation of the Reorganization, special meetings of stockholders may be called only upon direction of the Company's Board of Directors, for matters relating to changes in control of the Company or amendments to its charter.

         Absence of Cumulative Voting. The Company's Charter provides that there shall not be cumulative voting by stockholders for the election of the Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders (i.e., the MHC) may, if they so choose, elect all directors of the Company to be selected at that meeting, thus precluding minority stockholder representation on the Company's Board of Directors.

         Restrictions on Acquisitions of Securities. The Company's Charter provides that for a period of five years from the effective date of the Stock Issuance, no person other than the MHC may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of the equity security of the Company. This provision does not apply to any tax-qualified employee stock benefit plan of the Company or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of the Company or a subsidiary thereof; provided, that upon completion of the sale or resale, no such underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of the Company. In addition, during such five-year period, no shares beneficially owned in violation of the foregoing percentage limitation shall be entitled to vote in connection with any matter submitted to stockholders for a vote.

         Procedures for Stockholder Nominations. The Company's Bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to the Secretary of the Company not less than 30 or more than 60 days in advance of the meeting. The Bylaws further provide that if a stockholder seeking to make a nomination or a proposal for new business fails to follow the prescribed procedures, the chairman of the meeting may disregard the defective nomination or proposal. Management believes that it is in the best interests of the Company and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Benefit Plans

         In addition to the provisions of the Company's Charter and Bylaws described above, certain benefit plans of the Company and the Bank adopted in connection with the Reorganization and Stock Issuance contain provisions which also may discourage hostile takeover attempts which the Boards of Directors of the Bank might conclude are not in the best interests of the Company, the Company and the Bank or the Company's stockholders. For a description of the benefit plans and the provisions of such plans relating to changes in control of the Company or the Bank, see "Management -- Benefits."

                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

General


         The Company is authorized to issue 25,000,000 shares of Common Stock having a par value of $0.01 per share and 10,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). The Company currently expects to issue up to a maximum of 2,317,250 shares (2,664,838 shares in the event that the maximum of the Estimated Offering Range is increased by 15%) of Common Stock and no shares of Preferred Stock in the Stock Issuance. Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock in accordance with the Plan of Stock Issuance, all such stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of the Company's capital stock which are deemed material to an investment decision with respect to the Stock Issuance.


         The Common Stock of the Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

         Distributions. The Company can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See "Dividend Policy" and "Waiver of Dividends by the MHC." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. Each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10.0% of the issued and outstanding shares of Common Stock may be considered "Excess Shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of the Company and the Bank." If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Reorganization and Stock Issuance -- Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

Preferred Stock

         None of the shares of the Company's authorized Preferred Stock will be issued in the Stock Issuance. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control. The Company has no present plans to issue Preferred Stock.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Company's Common Stock is

-------------------.

                                     EXPERTS

         The financial statements of the Bank as of June 30, 1998 and 1997, and for each of the years in the three-year period ended June 30, 1998, have been included in this Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

         RP Financial has consented to the publication herein of the summary of its report to the Bank setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Reorganization and its opinion with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the Federal income tax consequences of the Reorganization will be passed upon for the Bank by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to the Bank and the Company. The Pennsylvania income tax consequences of the Reorganization will be passed upon for the Bank by KPMG Peat Marwick LLP. The federal income tax consequences of certain matters relating to establishment of the Foundation will be passed upon for the Bank by KPMG Peat Marwick LLP. Certain legal matters will be passed upon for Charles Webb & Company by Stevens & Lee, Wayne, Pennsylvania.

                             ADDITIONAL INFORMATION

         The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement. Such information, including the Appraisal Report which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement summarize the provisions of such contract or other document which are deemed material. However, such summaries are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed Applications on Form MHC-1 and Form MHC-2 and an Application H-(e)1 with the OTS with respect to the Reorganization and Stock Issuance. This Prospectus omits certain information contained in those applications. The Applications may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the OTS located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

         In connection with the Reorganization, the Company will register its Common Stock with the SEC under Section 12 of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the

Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Reorganization.

         A copy of the Plan of Reorganization and Plan of Stock Issuance and the Charter and Bylaws of the Company, the Bank and the MHC are available without charge from the Bank. Requests for such information should be directed to:
Stockholder Relations, Willow Grove Bank, Welsh and Norristown Roads, Maple Glen, Pennsylvania 19002.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                   Page
Report of Independent Public Accountants............................................                F-1

Statements of Financial Condition as of June 30, 1998 and 1997......................                F-2

Statements of Operations for the Years Ended June 30, 1998, 1997
    and 1996........................................................................                 55

Statements of Changes in Equity for the Years Ended  June 30,
    1998, 1997 and 1996.............................................................                F-3

Statements of Cash Flows for the Years Ended June 30, 1998, 1997
    and 1996........................................................................                F-4

Notes to Financial Statements.......................................................                F-5


All schedules are omitted as the required information is not applicable or the information is presented in the Financial Statements.

The financial statements of Willow Grove Bancorp, Inc. have been omitted because Willow Grove Bancorp, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than of an organizational nature.

[LETTERHEAD OF PEAT MARWICK LLP]


Independent Auditors' Report

The Board of Directors
Willow Grove Bank:

We have audited the accompanying statements of financial condition of Willow Grove Bank (the Bank) as of June 30, 1998 and 1997, and the related statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended June 30, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Willow Grove Bank as of June 30, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1998, in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP



August 13, 1998
Philadelphia, Pennsylvania

WILLOW GROVE BANK

Statements of Financial Condition

June 30, 1998 and 1997

(Dollars in thousands)


---------------------------------------------------------------------------------------------------------------------------
Assets                                                                                           1998                 1997
---------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents:
     Cash on hand and non-interest bearing deposits                                            $2,932               $1,604
     Interest bearing deposits                                                                 15,359                2,600
                                                                                               ------                -----
     Total cash and cash equivalents                                                           18,291                4,204
Assets available for sale:
     Securities (amortized cost of $47,984 in 1998 and
     $46,248 in 1997)                                                                          48,111               45,766
     Loans                                                                                     12,152                6,173
Securities held to maturity (market
     value of $3,998 in 1997)                                                                       -                3,999
Loans (net of allowance for loan losses of $2,665
     in 1998 and $1,678 in 1997)                                                              315,705              284,596
Accrued income receivable                                                                       2,109                1,937
Real estate held for investment, net                                                                -                  180
Property and equipment, net                                                                     4,772                3,824
Intangible assets                                                                               2,360                2,770
Other assets                                                                                    1,874                1,230
---------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                 $405,374             $354,679
---------------------------------------------------------------------------------------------------------------------------

Liabilities and Equity
---------------------------------------------------------------------------------------------------------------------------

Deposits                                                                                     $340,793             $309,726
Notes payable                                                                                       -                  500
Federal Home Loan Bank advances                                                                21,000                6,000
Advance payments from borrowers for taxes                                                       4,481                4,196
Accrued interest payable                                                                          389                  288
Other liabilities                                                                               2,766                  847
---------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                            $369,429             $321,557
Commitments and contingencies (note 11)
Retained earnings (substantially restricted)                                                   35,865               33,420
Net unrealized gain (loss) on securities available                                                 80                 (298)
     for sale, net of taxes
---------------------------------------------------------------------------------------------------------------------------
Total Equity                                                                                  $35,945              $33,122

Total Liabilities and Equity                                                                 $405,374             $354,679
---------------------------------------------------------------------------------------------------------------------------



See accompanying notes to financial statements.

WILLOW GROVE BANK

Statements of Changes in Equity

Years ended June 30, 1998, 1997, and 1996


                                                                                            Net
                                                                                     Unrealized
                                                                                    Gain (Loss)
                                                                                  On Securities
                                                                                      Available
                                                                    Retained           for Sale              Total
(Dollars in thousands)                                              Earnings     (net of taxes)             Equity
-------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1995                                               $28,043               $377            $28,420

Change in net unrealized gain on securities available for                  -            ($1,048)           ($1,048)
     sale, net of taxes

Net income                                                            $3,002                  -             $3,002
-------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1996                                               $31,045              ($671)           $30,374
-------------------------------------------------------------------------------------------------------------------

Change in net unrealized loss on securities available for
     sale, net of taxes                                                    -               $373               $373

Net income                                                            $2,375                  -             $2,375
-------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1997                                               $33,420              ($298)           $33,122
-------------------------------------------------------------------------------------------------------------------

Change in net unrealized gain on securities available for
     sale, net of taxes                                                    -               $378               $378

Net income                                                            $2,445                  -             $2,445
-------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1998                                               $35,865                $80            $35,945
-------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

WILLOW GROVE BANK

Statements of Cash Flows

Years ended June 30, 1998, 1997 and 1996

(Dollars in thousands)


------------------------------------------------------------------------------------------------------------------------------------

                                                                                     1998                 1997                 1996
------------------------------------------------------------------------------------------------------------------------------------

Net cash flows from operating activities:
  Net income                                                                      $2,445               $2,375               $3,002
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
      Depreciation                                                                   453                  313                  266
      Amortization of premium and accretion of discount, net                          85                   46                   81
      Amortization of intangible assets                                              410                  410                  410
      Provision for loan losses                                                      993                  185                  210
      Loss (gain) on sale of real estate held for investment                          25                  (16)                (314)
      Loss (gain) on sale of loans available for sale                                (69)                 (29)                  66
      (Gain) loss on sale of securities available for sale                           105                    8                 (564)
      Decrease in deferred loan fees                                                (385)                 (59)                (311)
      Increase in accrued income receivable                                         (172)                (272)                (151)
      Decrease in real estate held for investment                                      -                   24                    2
      Increase in other assets                                                      (147)                 (10)                (220)
      Increase (decrease) in accrued interest payable                                101                    -                 (144)
      Deferred income tax expense (benefit)                                         (738)                  30                  199
      Increase (decrease) in other liabilities                                     1,919                  733                 (419)
      Originations and purchases of loans available for sale                     (36,396)             (29,127)             (37,211)
      Proceeds from sale of loans available for sale                              30,486               26,039               38,343
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                                ($885)                $650               $3,245
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Net increase in loans                                                         ($31,706)            ($39,323)            ($29,966)
  Purchase of securities available for sale                                      (55,878)             (14,296)              (1,100)
  Purchase of securities held to maturity                                              -               (3,999)                   -
  Proceeds from maturities and calls of securities                                 3,999                    -                    -
    held to maturity
  Proceeds from sales and calls of securities available                           53,270               10,067                  600
    for sale
  Principal repayments of securities available for sale                              682                9,170                4,621
  Principal repayments of securities held to maturity                                  -                    -                3,075
  Proceeds from sale of real estate held for investment                              155                   16                  314
  Purchase of property and equipment, net                                         (1,401)              (1,234)                (895)
------------------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                           ($30,879)            ($39,599)            ($23,351)
------------------------------------------------------------------------------------------------------------------------------------

WILLOW GROVE BANK

(Dollars in thousands)

-----------------------------------------------------------------------------------------------------------------------
                                                                                1998             1997             1996
-----------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
     Net increase in deposits                                                $31,067          $42,030          $30,050
     Net increase (decrease) in FHLB advances with                            11,000           (5,000)         (32,000)
        original maturity less than 90 days
     Net increase (decrease) in FHLB advances with                             4,000           11,000           30,500
        original maturity greater than 90 days
     Repayment of FHLB advances with original maturity                             -          (10,120)         (11,000)
        greater than 90 days
     Net increase (decrease)  in advance payments from                           284              461              (33)
        borrowers for taxes
     Issuance (repayment) of notes payable                                      (500)             500                -
-----------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                          $45,851          $38,871          $17,517
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                         $14,087             ($78)         ($2,589)
Cash and cash equivalents:
     Beginning of year                                                        $4,204           $4,282           $6,871
-----------------------------------------------------------------------------------------------------------------------
     End of year                                                             $18,291           $4,204           $4,282
-----------------------------------------------------------------------------------------------------------------------
Supplemental disclosures of cash and cash flow information:
     Interest paid                                                           $14,966          $13,718          $12,513
     Income taxes paid                                                        $1,854           $1,109           $1,595
-----------------------------------------------------------------------------------------------------------------------
Noncash items:
     Change in unrealized gain (loss) on securities available
        for sale (net of taxes of $233, $229 and                                $378             $373          ($1,048)
        $633) in 1998, 1997 and 1996, respectively
     Securities transferred from held to maturity to
        assets available for sale (see note 3)                                     -                -          $54,739
     Loans transferred from loans available for sale to
        loans receivable                                                           -           $2,089           $3,028
-----------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(1)      Summary of Significant Accounting Policies

         Description of Business

         Willow Grove Bank (the Bank) provides a full range of banking services through its seven branches in Dresher, Willow Grove, Maple Glen, Warminster (2), Hatboro and Huntingdon Valley, Pennsylvania. All of the branches are full-service and offer commercial and retail products. These products include checking accounts (interest and non-interest bearing), savings accounts, certificates of deposit, commercial and consumer loans, real estate loans, and home equity loans. The Bank is subject to competition from other financial institutions and other companies that provide financial services. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

         Basis of Financial Statement Presentation

         The Bank has prepared its accompanying financial statements in accordance with generally accepted accounting principles (GAAP) and general practice within the banking industry. Certain amounts in prior years have been reclassified for comparative purposes. Such reclassification had no effect on net income.

         In preparing the financial statements, the Bank is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenue and expense for the period. Actual results could differ significantly from those estimates. A material estimate that is particularly susceptible to significant change in the near-term relates to the determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate.

         Risks and Uncertainties

         In the normal course of its business, the Bank encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk, and market risk. The Bank is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different bases from its interest-earning assets. The Bank's primary credit risk is the risk of default on the Bank's loan portfolio that results from the borrowers inability or unwillingness to make contractually required payments. The Bank's lending activities are concentrated in Pennsylvania. The largest concentration of the Bank's loan portfolio is located in Eastern Pennsylvania. The ability of the Bank's borrowers to repay amounts owed is dependent on several factors, including the economic conditions in the borrower's geographic region and the borrower's financial condition. Market risk reflects changes in the value of collateral underlying loans, the valuation of real estate held by the Bank, the valuation of loans held for sale, securities available for sale and mortgage servicing assets. The Bank is subject to certain regulations as further described herein and in note 12. Compliance with regulations causes the Bank to incur significant costs. In addition, the possibility of future changes to such regulation presents the risk that future costs will be incurred which may materially impact the Bank.

         Year 2000 Issues

         Year 2000 issues result from the inability of many computer programs or computerized equipment to accurately calculate, store or use a date after December 31, 1999 (the "Year 2000 Issue"). The erroneous date can be interpreted in a number of different ways; typically, the year 2000 is interpreted as the year 1900. Correctly identifying the year 2000 as a leap year may also be an issue. These misidentifications could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, track important customer account information, provide convenient access to this information, or engage in normal business operations.

                                      F-6
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


         In order to ready for the year 2000, the Bank has developed a Year 2000 Action and Assessment Plan (the "Action Plan") which was presented to the Board of Directors during February 1998. The Action Plan was developed using the guidelines outlined in the Federal Financial Institutions Examination Council's "The Effect of 2000 on Computer Systems." The Bank's Board of Directors assigned responsibility for the Action Plan to the Bank's Year 2000 Committee (the "Committee") which reports to the Board of Directors on a quarterly basis. The Action Plan recognizes that the Bank's operating, processing and accounting operations are computer reliant and could be affected by the Year 2000 Issue. The Bank is primarily reliant on third party vendors for its computer output and processing, as well as other significant functions and services (i.e., securities, safekeeping services, securities pricing information, etc.). The Year 2000 Committee is currently working with these third party vendors to assess their year 2000 readiness. The Bank also has commenced testing its data processing systems for Year 2000 preparedness. Based upon the initial assessment, management presently believes that with planned modifications to existing software and hardware and planned conversions to new software and hardware, the Bank's third party vendors are taking the appropriate steps to ensure critical systems will function property. The Bank currently expects such modifications and conversions and related testing to be completed by December 31, 1998.

         The Year 2000 Issue also affects certain of the Bank's customers, particularly in the areas of access to funds and additional expenditures to achieve compliance. The Bank has engaged in a program of contacting its commercial customers regarding the customer's awareness of the Year 2000 Issue.

         The Bank has completed its own company-wide Year 2000 contingency plan. Individual contingency plans concerning specific software and hardware issues have been formulated for the specific departments of the Bank.

         To the extent the Bank's systems are not fully Year 2000 compliant, there can be no assurance that potential systems interruptions or the cost necessary to update software would not have a materially adverse effect on the Bank's business, financial condition, results of operations and business prospects. Further, any Year 2000 failure on the part of the Bank's customers could result in additional expense or loss to the Bank.

         Cash and Cash Equivalents

         For purposes of the statements of cash flows, cash and cash equivalents include cash and interest-bearing deposits with original maturities of three months or less.

         The Bank is required to maintain certain daily average balances in accordance with Federal Reserve Bank requirements. The reserve balances maintained in accordance with such requirements at June 30, 1998 and 1997 were $75,000 and $75,000, respectively.

         Loans Available for Sale

         Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market calculated on an aggregate basis, with any unrealized losses reflected in the statement of operations. Loans transferred from loans available for sale to loans receivable are transferred at the lower of cost or market value at the date of transfer.

                                       F-7
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


         Securities

         The Bank divides its securities portfolio into two segments: (a) held to maturity and (b) available for sale. Securities in the held to maturity category are accounted for at cost, adjusted for amortization of premiums and accretion of discounts, using the level yield method, based on the Bank's intent and ability to hold the securities until maturity. Marketable securities included in the available for sale category are accounted for at fair value, with unrealized gains or losses, net of taxes, being reflected as adjustments to equity. The fair value of marketable securities available for sale is determined from publicly quoted market prices. Securities available for sale which are not readily marketable, which include Federal Home Loan Bank of Pittsburgh stock, are carried at cost which approximates liquidation value.

         At the time of purchase, the Bank makes a determination of whether or not it will hold the securities to maturity, based upon an evaluation of the probability of future events. Securities, which the Bank believes may be involved in interest rate risk, liquidity, or other asset/liability management decisions, which might reasonably result in such securities not being held to maturity, are classified as available for sale. If securities are sold, a gain or loss is determined by specific identification method and is reflected in the operating results in the period the trade occurs.

         Allowance for Loan Losses

         The allowance for loan losses is maintained at a level that management considers adequate to provide for inherent loan losses based on an evaluation of known and inherent risks in the loan portfolio. Management's judgment is based upon periodic evaluation of the portfolio, past loss experience, current economic conditions, and other relevant factors. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.

         A loan is considered to be impaired when, based on current information, it is probable that the company will not receive all amounts due in accordance with the contractual terms of the loan agreement. For purposes of applying the measurement criteria for impaired loans, the Bank excludes large groups of smaller balance homogeneous loans, primarily consisting of residential real estate and consumer loans, as well as commerical loans with balances of less than $100,000. Interest income recognition on impaired loans ceases and any accrued interest is reversed. Cash receipts on impaired loans are applied to principal. Impaired loans are charged off when the Bank determines that foreclosure is probable, and the fair value of the collateral is less than the recorded investment of the impaired loan.

         Mortgage Servicing Rights

         The Bank recognizes mortgage servicing rights as assets, regardless of how such assets were acquired.

         Impairment of mortgage servicing rights is assessed based upon a fair market valuation of those rights on a disaggregated basis. Impairment, if any, is recognized in the statement of operations. There is no impairment in the mortgage servicing rights at June 30, 1998 and 1997.


                                   F-8
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


         Real Estate Owned

         Real estate acquired through foreclosure is recorded at the lower of cost or fair value less estimated selling costs. Costs of holding foreclosed property are usually capitalized to the extent that carrying value does not exceed fair value less estimated selling costs. Holding costs are charged to expense. Gains and losses on such sales are charged to operations as incurred. There was no real estate owned as of June 30, 1998 and 1997.

         Loans, Loan Origination Fees, and Uncollected Interest

         Loans are recorded at cost net of unearned discounts, deferred fees, and allowances. Discounts or premiums on purchased loans are amortized using the interest method over the remaining contractual life of the portfolio, adjusted for actual prepayments. Loan origination fees and certain direct origination costs are deferred and amortized using the level yield method over the contractual life of the related loans as an adjustment of the yield on the loans.

         Interest receivable on loans is accrued to income as earned. Non-accrual loans are loans on which the accrual of interest has ceased because the collection of principal or interest payments is determined to be doubtful by management. It is the policy of the Bank to discontinue the accrual of interest and reverse any accrued interest when principal or interest payments are delinquent more than 90 days (unless the loan principal and interest are determined by management to be fully secured and in the process of collection), or earlier if the financial condition of the borrower raises significant concern with regard to the ability of the borrower to service the debt in accordance with the terms of the loan. Interest income on such loans is not accrued until the financial condition and payment record of the borrower demonstrates the ability to service the debt.

         Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation and amortization. The Bank computes depreciation and amortization using the straight-line method over the estimated useful lives of the assets which range from 5 to 40 years. Significant renovations and additions are capitalized. Leasehold improvements are depreciated over the shorter of the useful lives of the assets or the related lease term. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

         Intangible Assets

         Intangible assets include a core deposit intangible and goodwill, which represents the excess cost over fair value of assets acquired and liabilities assumed. The core deposit intangible is being amortized to expense over a ten-year life on an accelerated basis and goodwill is being amortized to expense using the straight-line method over a period of fifteen years. The carrying amount of intangible assets at June 30, 1998 and 1997 is net of accumulated amortization of $1.7 million and $1.3 million, respectively.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                                      F-9
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


         The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Recent Accounting Pronouncements

         Reporting Comprehensive Income

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income. According to the statement, all items of comprehensive income are to be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Along with net income, examples of comprehensive income include foreign currency translation adjustments, unrealized holding gains and losses on available-for-sale securities, changes in the market value of a futures contract that qualifies as a hedge of an asset reported at fair value, and minimum pension liability adjustments. Currently, the comprehensive income of the Bank would consist primarily of net income and unrealized holding gains and losses on available-for-sale securities. This statement becomes effective for fiscal years beginning after December 15, 1997.

         Disclosures About Segments of an Enterprise and Related Information

         In June 1997 the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This statement, which supersedes SFAS No. 14, requires public companies to report financial and descriptive information about their reportable operating segments on both an annual and interim basis. SFAS No. 131 mandates disclosure of a measure of segment profit/loss, certain revenue and expense items and segment assets. In addition, the statement requires reporting information on the entity's products and services, countries in which the entity earns revenues and holds assets, and major customers. This statement requires changes in disclosures only and would not affect the financial condition operating results or equity of the Bank. This statement becomes effective for fiscal years beginning after December 15, 1997.

         Employer's Disclosures About Pensions and Other Post Retirement
         Benefits

         In February 1998 the FASB issued SFAS No. 132, "Employer's Disclosures About Pensions and Other Post Retirement Benefits." This statement revises employer's disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. This statement requires changes in disclosures only and would not affect the financial condition, operating results, or equity of the Bank. This statement becomes effective for fiscal years beginning after December 31, 1997.

         Accounting for Derivative Instruments and Hedging Activities

         In June 1998 the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The

                                      F-10
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


         accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of certain exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of an exposure to variable cash flows of a forecasted transaction, or (c) a hedge of a foreign currency exposure. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier adoption is permitted. The Company has not yet determined the impact, if any, of this Statement, including its provisions for the potential reclassifications of investment securities, on operations, financial condition, and equity. However, the Company currently has no derivatives covered by this statement and currently conducts no hedging activities.




                                      F-11
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements



-------------------------------------------------------------------------------

(2)      Securities Available for Sale

         Securities available for sale at June 30, 1998 and 1997 consisted of the following (dollars in thousands):


                                                                           1998
                                         ---------------------------------------------------------------------------
                                                   Amortized        Unrealized        Unrealized         Estimated
                                                     Cost              Gains            Losses          Market Value
--------------------------------------------------------------------------------------------------------------------
Equity securities:
   Mutual fund                                     $7,010                 -               ($25)            $6,985
   Federal Home Loan Mortgage                         100                $1                  -                101
        Corporation preferred stock
   Federal Home Loan Mortgage                          89                 5                  -                 94
        Corporation common stock
   Federal National Mortgage                            8                16                  -                 24
        Association stock
   Federal Home Loan Bank                           2,733                 -                  -              2,733
      of Pittsburgh stock
U.S. Government and government                     20,004                30                (35)            19,999
   agency securities (matures
   within six months)
Mortgage-backed securities:
   Federal Home Loan Mortgage
        Corporation                                     3                 -                  -                  3
   Federal National Mortgage
        Association                                13,532               112               (100)            13,544
   Government National
         Mortgage Association                       4,405               127                  -              4,532
Municipal security                                    100                 -                 (4)                96
--------------------------------------------------------------------------------------------------------------------
Total                                             $47,984              $291              ($164)           $48,111
--------------------------------------------------------------------------------------------------------------------


                                                                           1997
                                         ---------------------------------------------------------------------------
                                                 Amortized          Unrealized         Unrealized         Estimated
                                                    Cost              Gains              Losses         Market Value
--------------------------------------------------------------------------------------------------------------------
Equity securities:
   Mutual fund                                     $4,010                 -                  -             $4,010
   Federal Home Loan Mortgage
        Corporation preferred stock                   100                 1                  -                101
   Federal Home Loan Mortgage
        Corporation common stock                        8                10                  -                 18
   Federal Home Loan Bank
        of Pittsburgh stock                         2,733                 -                  -              2,733
U.S. Government and government
   agency securities (matures
   within six months)                               7,009                42                 (1)             7,050
Mortgage-backed securities:
   Federal Home Loan Mortgage
        Corporation                                 7,135                 -               (204)             6,931
   Federal National Mortgage
        Association                                21,877                 -               (421)            21,456
   Government National
         Mortgage Association                       3,376                91                  -              3,467
-------------------------------------------------------------------------------------------------------------------
Total                                             $46,248              $144              ($626)           $45,766
-------------------------------------------------------------------------------------------------------------------



                                      F-12
                                                                     (Continued}

WILLOW GROVE BANK

Notes to Financial Statements



-------------------------------------------------------------------------------

(2)      Continued

         Proceeds from sales and calls of securities for the years ended June 30, 1998, 1997 and 1996 were $53.3 million, $10.1 million and $600,000, respectively. Gross gains of $24,000, $44,000 and $564,000 were realized in 1998, 1997 and 1996, respectively. There were gross losses of $129,000 and $52,000 in 1998 and 1997 respectively, and no gross losses in 1996.

         Accrued interest receivable on securities amounted to $492,000 and $395,000 at June 30, 1998 and 1997, respectively.

         The unamortized premiums on mortgage-related securities amounted to $257,000 and $253,000 as of June 30, 1998 and 1997, respecively. The unearned discount on mortgage-related securities amounted to $1,000 and $7,000 as of June 30, 1998 and 1997, respectively.

         The amortized cost and estimated fair value of securities available for sale at June 30, 1998, by contractual maturity, are shown below.


                                                                    Maturing      Maturing
                                                                   after one       after 5
                                                   Maturing         year but      years but       Maturing
                                                  within one         within       within 10       after 10
(Dollars in thousands)                               year           5 years         years           years           Total
---------------------------------------------------------------------------------------------------------------------------
U.S. Gov't/Gov't agency securities                        -          $1,005         $7,001         $11,993         $19,999

Municipal securities:
     PA school district                                   -               -              -              96              96
                                            -------------------------------------------------------------------------------
        Total debt securities                                        $1,005         $7,001         $12,089         $20,095

Equity securities                                                                                                   $9,937

Mortgage backed securities                                                                                         $18,079

                                            -------------------------------------------------------------------------------
     Total securities at fair value                       -          $1,005         $7,001         $12,089         $48,111
                                            ===============================================================================
     Total securities at amortized cost                   -          $1,000         $7,004         $12,100         $47,984
                                            ===============================================================================

Weighted average yield                                                                6.75%           6.47%


         The Bank must maintain stock as a member of the Federal Home Loan Bank of Pittsburgh (FHLB) of $2.7 million and $2.6 million as of June 30, 1998 and 1997, respectively.

         Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Substantially all of the U.S. Government and Government agency securities are callable within one year. Weighted average yields are based on market value.

         As described in note 10, certain securities available for sale are maintained to collateralize advances from the FHLB.


                                      F-13
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements

-------------------------------------------------------------------------------

(3)      Securities Held to Maturity

         In December 1995 the Bank's management transferred $54.7 million of investments and mortgage-backed securities classified as held to maturity to the assets available for sale portfolio, as permitted by the FASB, at a net unrealized gain of $242,000. As of June 30, 1997, the Bank classified certain government securities as held-to-maturity investments. The investment securities held at June 30, 1997 matured during fiscal year 1998 and no investments were classified as held-to-maturity at June 30, 1998. Investment securities at June 30, 1997 consisted of the following:

                                                                1997
-------------------------------------------------------------------------------------------------------
                                                                                             Estimated
                                   Amortized         Unrealized          Unrealized             market
                                        cost              gains              losses              value
-------------------------------------------------------------------------------------------------------
(Dollars in thousands)
Investments:
     U.S. Government and
        Government Agency
        Securities                    $3,999                 $4                 ($5)            $3,998
-------------------------------------------------------------------------------------------------------

(4)      Loans

         Loans receivable as of June 30, 1998 and 1997 consisted of the following:

--------------------------------------------------------------------------------------------------------------
                                                                                      1998               1997
--------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
First mortgage loans:
     One-to-four family                                                           $230,980           $230,659
     Multiple family and commercial                                                 31,978             23,141
     Construction                                                                    4,771              3,776
--------------------------------------------------------------------------------------------------------------
Total real estate loans                                                           $267,729           $257,576

Consumer loans:
     Home equity loans and lines of credit                                         $41,366            $25,553
     Automobile                                                                        898                940
     Education                                                                       2,501              1,459
     Unsecured lines of credit and loans                                             1,338                316
     Other                                                                             193                209
--------------------------------------------------------------------------------------------------------------
Total consumer loans                                                               $46,296            $28,477

Commercial loans and leases                                                         $5,437             $1,698

--------------------------------------------------------------------------------------------------------------
Total loans                                                                       $319,462           $287,751

Less:
     Allowances for loan losses                                                      2,665              1,678
     Deferred loan origination fees                                                  1,092              1,477
--------------------------------------------------------------------------------------------------------------

Total loans, net                                                                  $315,705           $284,596
--------------------------------------------------------------------------------------------------------------

         As described in note 10, certain loans are maintained to collateralize advances from the FHLB.

                                      F-14
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(4)      Continued

         Included in loans receivable are loans on nonaccrual status in the amounts of $1.3 million and $1.9 million at June 30, 1998 and 1997, respectively. Interest income that would have been recognized on such nonaccrual loans during the years ended June 30, 1998, 1997 and 1996 had they been current in accordance with their original terms is $90,000, $111,000 and $99,000, respectively. Interest income that was recognized on these nonaccrual loans during the years ended June 30, 1998, 1997 and 1996 totaled $46,000, $15,000 and $117,000, respectively.

         As of June 30, 1998 and 1997, the Bank had impaired loans with a total recorded investment of $96,000 and $1.3 million, respectively, and an average recorded investment for the years ended June 30, 1998, 1997 and 1996 of $464,000, $1.6 million and $1.7 million, respectively. As of June 30, 1998 and 1997, the amount of recorded investment in impaired loans for which there is a related allowance for credit losses and the amount of related allowance is $96,000 and $1.3 million., respectively, and $10,000 and $135,000, respectively. There were no impaired loans for which there was no related allowance for credit losses at June 30, 1998 and 1997. No cash was collected on these impaired loans during the year ended June 30, 1998, 1997, and 1996. No interest income was recognized on such loans during the year ended June 30, 1998, 1997 and 1996.

         The following is a summary of the activity in the allowance for loan losses for the years ended June 30, 1998, 1997, and 1996:


--------------------------------------------------------------------------------------------------------------
                                                              1998               1997                 1996
--------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
Balance, beginning of year                                   $1,678               $1,938               $1,728
Provision for loan losses                                       993                  185                  210
Charge-offs                                                      (6)                (445)                   -
Recoveries                                                        -                    -                    -
--------------------------------------------------------------------------------------------------------------

Balance, end of year                                         $2,665               $1,678               $1,938
--------------------------------------------------------------------------------------------------------------

(5)      Mortgage Servicing Activity

         A summary of mortgage servicing rights activity follows:


----------------------------------------------------------------------------------------------------------------
                                                                             Years ended June 30,
(Dollars in thousands)                                            1998               1997                1996
----------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                        $213                  -                   -
Originated servicing rights                                        144                265                   -
Amortization                                                      (106)               (52)                  -
----------------------------------------------------------------------------------------------------------------

Balance, end of year                                              $251               $213                   -
----------------------------------------------------------------------------------------------------------------


                                      F-15
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(5)      Continued

         At June 30, 1998, 1997, and 1996, the Bank serviced loans for others of $66.4 million, $58.8 million, and $34.8 million, respectively. Loans serviced by others for the Bank as of June 30, 1998, 1997, and 1996 were $2.9 million, $3.5 million, and $3.8 million, respectively.

(6)      Deposits

         Deposit balances by type with related interest rates consisted of the following at June 30, 1998 and 1997:

----------------------------------------------------------------------------------------------------------------
                                                        1998                               1997
                                            ---------------------------------     ------------------------------
                                                                    Percent                             Percent
                                                    Amount          of Total             Amount         of Total
----------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
Savings accounts (passbook,                          $40,225         11.8%               $36,373         11.7%
     statement, clubs)
Money market accounts                                 20,487          6.0                 19,715          6.4
Certificates of deposit less than                    193,533         56.8                181,845         58.7
     $100,000
Certificates of deposit greater than                  38,469         11.3                 34,982         11.3
     $100,000 (1)
NOW accounts                                          25,638          7.5                 23,527          7.6
Non-interest bearing deposits                         22,441          6.6                 13,284          4.3

---------------------------------------------------------------------------------------------------------------
                                                    $340,793        100.0%              $309,726        100.0%
---------------------------------------------------------------------------------------------------------------


         (1) Deposit balances in excess of $100,000 are not federally insured.

         While the certificates frequently are renewed at maturity rather than paid out, a summary of certificates by contractual maturity at June 30, 1998 is as follows:


                Years ended June 30,
                -----------------------------------------------------------
                (Dollars in thousands)
                1999                                              $130,322
                2000                                                50,945
                2001                                                33,246
                2002                                                 4,633
                2003                                                 9,515
                2004 and thereafter                                  3,341
                -----------------------------------------------------------

                                                                  $232,002
                -----------------------------------------------------------


                                      F-16
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements



-------------------------------------------------------------------------------


  (6)    Continued

         Interest on deposits for the years ended June 30, 1998, 1997, and 1996 consisted of the following:

                                                  1998             1997            1996
----------------------------------------------------------------------------------------
(Dollars in thousands)
Savings accounts                                  $787             $768            $745
NOW accounts                                       916              803             721
Certificates                                    12,833           11,653          10,132
----------------------------------------------------------------------------------------

Total                                          $14,536          $13,224         $11,598
----------------------------------------------------------------------------------------

   (7)   Property and Equipment

----------------------------------------------------------------------------------------------------
                                              Depreciable                    June 30,
                                                               -------------------------------------
                                                 Lives                      1998               1997
----------------------------------------------------------------------------------------------------
(Dollars in thousands)
Land                                                                      $1,323             $1,059
Buildings                                    15 to 40 yrs.                $3,928             $3,191
Furniture, fixtures, and equipment            5 to 7 yrs.                 $2,430             $2,030
----------------------------------------------------------------------------------------------------

Total                                                                     $7,681             $6,280

Less accumulated depreciation                                            ($2,909)           ($2,456)
----------------------------------------------------------------------------------------------------

Property and equipment, net                                               $4,772             $3,824
----------------------------------------------------------------------------------------------------


         Amounts charged to operating expense for depreciation for the years ended June 30, 1998, 1997 and 1996 amounted to $453,000, $313,000 and
         $266,000, respectively.

   (8)   Income Taxes

         The Small Business Job Protection Act of 1996, enacted on August 20, 1996, provides for the repeal of the tax bad debt deduction computed under the percentage of taxable income method. The repeal of the use of this method is effective for tax years beginning after December 31, 1995. Prior to the change in law, the Bank had qualified under the provisions of the Internal Revenue Code which permitted it to deduct from taxable income an allowance for bad debts based on 8% of taxable income.

         Upon repeal, the Bank is required to recapture into income, over a six-year period, the portion of its tax bad debt reserves that exceed its base year reserves (i.e., tax reserves for tax years beginning before 1988). The base year tax reserves, which may be subject to recapture if the Bank ceases to qualify as a bank for federal income tax purposes, are restricted with respect to certain distributions. The Bank's total tax bad debt reserves at June 30, 1998 are approximately $8.6 million, of which $6.2 million represents the base year amount and $2.4 million is subject to recapture. The Bank has previously recorded a deferred tax liability for the amount to be recaptured; therefore, this recapture did not impact the statement of operations.


                                      F-17
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements



-------------------------------------------------------------------------------


(8)      Continued

         Income tax expense (benefit) for the years ended June 30, 1998, 1997 and 1996 consisted of the following:

--------------------------------------------------------------------------------------------
                                                  Current         Deferred            Total
--------------------------------------------------------------------------------------------
(Dollars in thousands)
1998:
     Federal                                       $1,873            ($738)          $1,135
     State                                            232               --              232
--------------------------------------------------------------------------------------------

                                                   $2,105            ($738)          $1,367
--------------------------------------------------------------------------------------------

1997:
     Federal                                       $1,279              $30           $1,309
     State                                            239                -              239
--------------------------------------------------------------------------------------------

                                                   $1,518              $30           $1,548
--------------------------------------------------------------------------------------------

1996:
     Federal                                       $1,220             $199           $1,419
     State                                            325                -              325
--------------------------------------------------------------------------------------------

                                                   $1,545             $199           $1,744
--------------------------------------------------------------------------------------------


         The expense for income taxes differed from that computed at the statutory federal corporate rate for the years ended June 30, 1998, 1997 and 1996 as follows:


---------------------------------------------------------------------------------------------------------------
                                                   1998                     1996                  1997
                                          ---------------------    --------------------   ---------------------
                                                     Percentage             Percentage               Percentage
                                                     of pretax               of pretax                of pretax
                                          Amount      income       Amount     income       Amount       income
---------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
At statutory rate                         $1,296        34.0%     $1,334       34.0%      $1,614        34.0%
Adjustment resulting from:
     State tax, net of federal
        tax benefit                          152         4.0         158        4.0          214         4.5
     Low income housing tax credits          (29)       (0.6)        (11)      (0.3)         (18)       (0.4)
     Other                                   (52)       (1.5)         67        1.7          (66)       (1.4)
---------------------------------------------------------------------------------------------------------------

Income tax expense per
     statements of operations             $1,367        35.9%      $1,548      39.4%      $1,744        36.7%
---------------------------------------------------------------------------------------------------------------


                                      F-18
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements



-------------------------------------------------------------------------------


(8)      Continued

         Significant deferred tax assets and liabilities of the Bank as of June 30, 1998 and 1997 are as follows:

                                                                  1998           1997
--------------------------------------------------------------------------------------
(Dollars in thousands)
Deferred loan fees                                                $371           $502
Retirement plan reserves                                           271              -
Employee benefits                                                   88              -
Other reserves                                                      34              -
Intangible asset amortization                                      249            205
Capital loss carryover                                              85              -
Charitable contributions                                           107             33
Uncollected interest                                                45             41
Reserve for land held for investment                                 -             77
Book bad debt reserves                                             906            571
Unrealized loss on securities available for sale                     -            189
--------------------------------------------------------------------------------------

Gross deferred tax assets                                       $2,156         $1,618
--------------------------------------------------------------------------------------

Unrealized gain on securities available for sale                  ($51)             -
Depreciation                                                         -            (28)
Tax bad debt reserves in excess of base year                      (826)          (826)
Investment in Joint Venture                                          4              6
Prepaid expenses                                                   (35)           (32)
Originated mortgage servicing rights                               (85)           (73)
--------------------------------------------------------------------------------------
Gross deferred tax liabilities                                   ($993)         ($953)
--------------------------------------------------------------------------------------

Net deferred tax asset                                          $1,163           $665
--------------------------------------------------------------------------------------

         The realizability of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the existence of taxes paid and recoverable, the reversal of deferred tax liabilities and tax planning strategies. Based upon these and other factors, management believes it is more likely than not that the Bank will realize the benefits of these deferred tax assets.

(9)      Benefit Plans

         The Bank has a money purchase pension plan to which the Bank contributes for all eligible employees, 7.5% of their base salary. Such contributions were $182,000, $138,000, and $124,000 for the years ended June 30, 1998, 1997 and 1996, respectively.

         The Bank also has a 401(k) plan which covers all eligible employees and permits them to make certain contributions to the plan on a pretax basis. The Bank matches fifty cents for every dollar contributed by the employees to this plan. Such contributions were $79,000, $66,000, and $59,000 for the years ended June 30, 1998, 1997, and 1996, respectively.

         Effective June 30, 1998, the Bank adopted non-qualified supplemental retirement plans for the Bank's Board of Directors (the Directors'
         Plan) and for the Bank's president (the President's Plan). The Directors' Plan provides for fixed annual payments to qualified directors for a period of ten years from retirement. Benefits to be paid accrue at the rate of 20% per year on completion of six full years of service, with full benefit accrual at ten years of service. Credit is given for past service. The President's Plan provides for


                                      F-19
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(9)      Continued

         payments for a period of ten years beginning at retirement based on a percentage of annual compensation not to exceed an established cap. Full benefits become accrued at age 68 with partial vesting prior thereto. Both plans provide for full payment in the event of a change in control of the Bank. The costs of the Directors' Plan and President's Plan were $566,000 and $234,000, respectively, for the year ended June 30, 1998, which included the costs for past service required under the plans.

(10)     Federal Home Loan Bank Advances

         Under terms of its collateral agreement with the Federal Home Loan Bank of Pittsburgh ("FHLB"), the Bank maintains otherwise unencumbered qualifying assets (principally qualifying 1-4 family residential mortgage loans and U.S. Government and Agency mortgage-backed securities, notes and bonds) in the amount of at least as much as its advances from the FHLB. The Bank's FHLB stock is also pledged to secure these advances.

         At June 30, 1998 and 1997, such advances have contractual maturities as follows:


-----------------------------------------------------------------------------------------------------

                                                                           Weighted
                                                                            Average
Due by June 30,                                                               Rate      June 30, 1998
-----------------------------------------------------------------------------------------------------
(Dollars in thousands)
1999                                                                           5.84%         $11,000
2000                                                                             -                -
2001                                                                             -                -
2002                                                                           5.50%          $6,000
2003                                                                             -                -
Thereafter                                                                     5.21%          $4,000
-----------------------------------------------------------------------------------------------------
Total Federal Home Loan Bank advances                                          5.62%         $21,000
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

                                                                           Weighted
                                                                            Average
Due by June 30,                                                               Rate      June 30, 1997
-----------------------------------------------------------------------------------------------------
(Dollars in thousands)
1998                                                                             -                -
1999                                                                             -                -
2000                                                                             -                -
2001                                                                             -                -
2002                                                                           5.50%          $6,000
Thereafter                                                                       -                -
-----------------------------------------------------------------------------------------------------
Total Federal Home Loan Bank advances                                          5.50%          $6,000
-----------------------------------------------------------------------------------------------------


         Substantially all of the above advances with contractual maturities beyond one year are callable by the FHLB within one year of the respective balance sheet dates.

                                      F-20
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(11)     Commitments and Contingencies

         At June 30, 1998 and 1997, the Bank was committed to fund loans as follows:


----------------------------------------------------------------------------------------------------

June 30,                                                                   1998               1997
----------------------------------------------------------------------------------------------------
(Dollars in thousands)
Loans with fixed rates of interest                                        $6,563            $19,144
Loans with variable rates of interest                                     $8,299             $1,607
----------------------------------------------------------------------------------------------------
Total commitments to fund loans                                          $14,862            $20,751
----------------------------------------------------------------------------------------------------

         The balance of commitments as of June 30, 1998 includes loans with fixed rates of interest which range from 6.375% to 12.5%.

         Financial Instruments With Off-Balance Sheet Risk

         In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. At June 30, 1998, the Bank is committed to the funding of first mortgage loans of approximately $6.3 million, and construction loans of approximately $7.6 million, and committed to commercial business loans of approximately $877,000.

         The Bank uses the same credit policies in extending commitments as it does for on-balance sheet instruments. The Bank controls its exposure to loss from these agreements through credit approval processes and monitoring procedures. Commitments to extend credit are generally issued for one year or less and may require payment of a fee. The total commitment amounts do not necessarily represent future cash disbursements, as many of the commitments expire without being drawn upon. The Bank may require collateral in extending commitments, which may include cash, accounts receivable, securities, real or personal property, or other assets. For those commitments which require collateral, the value of the collateral generally equals or exceeds the amount of the commitment.

         Concentration of Credit Risk

         The Bank offers residential and construction real estate loans as well as commercial and consumer loans. The Bank's lending activities are concentrated in Pennsylvania. The largest concentration of the Bank's loan portfolio is located in Eastern Pennsylvania. The ability of the Bank's borrowers to repay amounts owed is dependent on several factors, including the economic conditions in the borrower's geographic region and the borrower's financial condition.

         Legal Proceedings

         The Bank is involved in routine legal proceedings occuring in the normal course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(11)     Continued

         Other Commitments

         In connection with the operation of seven of its branches, the Bank leases certain office space. The leases are classified as operating leases, with rent expense of $205,000, $124,000 and $84,000 for the years ended June 30, 1998, 1997 and 1996, respectively. Minimum payments over the remainder of the leases are summarized as follows:


                                                                  Minimum
                                                                    Lease
                Year ended June 30,                              Payments
                ----------------------------------------------------------
                (Dollars in thousands)
                1999                                                 $114
                2000                                                  108
                2001                                                  114
                2002                                                   99
                2003 and thereafter                                    76
                ----------------------------------------------------------

                                                                     $511
                ----------------------------------------------------------


(12)     Regulatory Matters

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain certain minimum amounts and ratios (set forth in the table below). Management believes that the Bank meets, as of June 30, 1998, all capital adequacy requirements to which it is subject.

         As of June 30, 1998, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.


                                      F-22
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(12)     Continued

         The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                      To be Well
                                                                            For Capital            Capitalized Under
                                                                             Adequacy               Prompt Corrective
                                           Actual capital                     Purposes             Action Provisions
                                          ----------------               -----------------         ------------------
                                          Amount     Ratio               Amount      Ratio         Amount      Ratio
---------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
As of June 30, 1998:
     Tangible capital                     $33,505     8.3%              $6,038        1.5%              N/A      N/A%
        (to tangible assets)
     Core capital                          33,505     8.3               12,075        3.0           $20,126      5.0
        (to adjusted
        tangible assets)
     Tier I Capital                        33,505    13.8                9,719        4.0            14,578      6.0
        (to risk-
        weighted assets)

     Risk-based capital                    36,169    14.9               19,438        8.0            24,297     10.0
        (to risk-
        weighted assets)

As of June 30, 1997:
     Tangible capital                     $30,649     8.7               $5,286        1.5               N/A      N/A
        (to tangible assets)

     Core capital                          30,649     8.7               10,572        3.0            17,621      5.0
        (to adjusted
        tangible assets)

     Tier I Capital                        30,649    15.0                8,150        4.0            12,224      6.0
        (to risk-
        weighted assets)

     Risk-based capital                    32,327    15.9               16,299        8.0            20,374     10.0
        (to risk-
        weighted assets)
---------------------------------------------------------------------------------------------------------------------

                                      F-23
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


  (12)   Continued

         On September 30, 1996, federal legislation was enacted which included provisions for recapitalizing the Savings Association Insurance Fund
         (SAIF) and the eventual merger of this fund with the Bank Insurance Fund. In accordance therewith, the FDIC billed the Bank, in fiscal 1997, for a special assessment of $1.5 million based on the amount of SAIF assessable deposits at an estimated assessment rate of 65.7 basis points per $100 of insured deposits.

         The Bank is not under any agreement with the regulatory authorities nor is it aware of any current recommendations by the regulatory authorities which, if they were to be implemented, would have a material effect on liquidity, capital resources, or operations of the Bank.

  (13)   Fair Value of Financial Instruments

         The Bank's methods for determining the fair value of its financial instruments as well as significant assumptions and limitations are set forth below.

         Limitations

         Estimates of fair value are made at a specific point in time, based upon, where available, relevant market prices and information about the financial instrument. Such estimates do not include any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. For a substantial portion of the Bank's financial instruments, no quoted market exists. Therefore, estimates of fair value are necessarily based on a number of significant assumptions (many of which involve events outside the control of management). Such assumptions include assessments of current economic conditions, perceived risks associated with these financial instruments and their counterparties, future expected loss experience, and other factors. Given the uncertainties surrounding these assumptions, the reported fair values represent estimates only and, therefore, cannot be compared to the historical accounting model. Use of different assumptions or methodologies is likely to result in significantly different fair value estimates.

         The estimated fair values presented neither include nor give effect to the values associated with the Bank's banking or other businesses, existing customer relationships, branch banking network, property, equipment, goodwill, or certain tax implications related to the realization of unrealized gains or losses. The fair value of noninterest-bearing demand deposits, savings and NOW accounts, and money market deposit accounts is equal to the carrying amount because these deposits have no stated maturity. This approach to estimating fair value excludes the significant benefit that results from the low-cost funding provided by such deposit liabilities, as compared to alternative sources of funding. As a consequence, this presentation may distort the actual fair value of a banking organization that is a going concern.

         The following methods and assumptions were used to estimate the fair value of each major classification of financial instruments at June 30, 1998 and 1997:

         Cash and Cash Equivalents

         Current carrying amounts approximate estimated fair value.

         Securities Held to Maturity and Available for Sale

         Current quoted market prices were used to determine fair value.


                                      F-24
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(13)     Continued

         Loans

         Fair values were estimated for portfolios of loans with similar financial characteristics. Loans were segregated by type and each loan category was further segmented by fixed and adjustable rate interest terms. The estimated fair value of the segregated portfolios was calculated by discounting cash flows based on estimated maturity and prepayment speeds using estimated market discount rates that reflected credit and interest risk inherent in the loans. The estimate of the maturities and prepayment speeds was based on the Bank's historical experience. Cash flows were discounted using market rates adjusted for portfolio differences.

         Accrued Income Receivable

         Current carrying amounts approximate estimated fair value.

         Deposits with No Stated Maturity (which consist of NOW, Money Market, and Passbook Accounts)

         Current carrying amounts approximate estimated fair value.

         Certificates of Deposit

         Fair value was estimated by discounting the contractual cash flows using current market rates offered in the Bank's market area for deposits with comparable terms and maturities.

         Accrued Interest Payable

         Current carrying amounts approximate estimated fair value.

         Note Payable

         Current carrying amount approximates estimated fair value.

         FHLB Advances

         Fair value was estimated using discounted cash flow analysis based on the Bank's current incremental borrowing rate for similar types of borrowing arrangements.

         Commitments to Extend Credit

         The majority of the Bank's commitments to extend credit carry current market interest rates if converted to loans. Because commitments to extend credit are generally unassignable by either the Bank or the borrower, they only have value to the Bank and the borrower. The estimated fair value approximates the recorded deferred fee amounts.


                                      F-25
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(13)     Continued

         The carrying amounts and estimated fair values of the Bank's financial instruments, including off-balance sheet financial instruments, were as follows at June 30, 1998 and 1997 (dollars in thousands):

                                                                      1998
                                                      -------------------------------------
                                                              Carrying           Estimated
Assets                                                          Amount          Fair Value
-------------------------------------------------------------------------------------------

Cash and cash equivalents                                      $18,291             $18,291
Securities available for sale                                  $48,111             $48,111
Loans available for sale                                       $12,152             $12,205
Loans, net                                                    $315,705            $320,168
Accrued income receivable                                       $2,109              $2,109
-------------------------------------------------------------------------------------------

Liabilities
-------------------------------------------------------------------------------------------

Deposits with no stated maturity                              $108,791            $108,791
Certificates                                                  $232,002            $233,677
FHLB advances                                                  $21,000             $21,119
Accrued interest payable                                          $389                $389
-------------------------------------------------------------------------------------------

Off-Balance Sheet Financial Instruments:


                                                              Contract           Estimated
                                                                Amount          Fair Value
-------------------------------------------------------------------------------------------

Commitments to extend credit                                   $14,862                $178
-------------------------------------------------------------------------------------------



                                      F-26
                                                                     (Continued}

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(13)     Continued

                                                                               1997
                                                               -------------------------------------
                                                                   Carrying           Estimated
Assets                                                              Amount            Fair Value
----------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                $4,204              $4,204
Securities available for sale                                           $45,766             $45,766
Securities held to maturity                                              $3,999              $3,998
Loans available for sale                                                 $6,173              $6,173
Loans, net                                                             $284,596            $289,762
Accrued income receivable                                                $1,937              $1,937
----------------------------------------------------------------------------------------------------

Liabilities
----------------------------------------------------------------------------------------------------

Deposits with no stated maturity                                        $92,899             $92,899
Certificates of deposit                                                $216,827            $218,839
FHLB advances                                                            $6,000              $5,998
Note payable                                                               $500                $500
Accrued interest payable                                                   $288                $288
----------------------------------------------------------------------------------------------------

Off Balance Sheet Financial Instruments:

                                                                  Contract        Estimated
                                                                   Amount        Fair Value
----------------------------------------------------------------------------------------------

Commitments to extend credit                                       $20,752            $113
----------------------------------------------------------------------------------------------


(14)     Subsequent Event

         On July 28, 1998, the Board of Directors of the Bank adopted the Plan of Reorganization (the "Plan") pursuant to which the Bank will reorganize into the federal mutual holding company form of organization as a wholly-owned subsidiary of a federal corporation (the "Company"), which in turn, will be a majority-owned subsidiary of a federal mutual holding company (collectively, the "Conversion"). Pursuant to the Plan, the Company will offer stock to eligible account holders as of June 30, 1997 in an amount less than 50% of the to-be issued and outstanding stock.

         The Company plans to establish an ESOP for the benefit of eligible employees, to become effective upon the Conversion. The ESOP intends to purchase up to 8% of the Common Stock issued in the Conversion utilizing proceeds of a loan from the Company or a third party lender. The loan will be repaid over a period of 10 years and the collateral for the loan will be the common stock purchased by the ESOP.

         Pursuant to the Plan, the Company intends to establish a Charitable Foundation ("Foundation") in connection with the Conversion. The Plan provides that the Bank and the Company will create the Foundation and donate an amount of the Company's common stock equal to 4% of the common stock to


                                      F-27
                                                                     (Continued)

WILLOW GROVE BANK

Notes to Financial Statements


-------------------------------------------------------------------------------


(14)     Continued

         be sold in the Conversion. The Foundation will be dedicated to charitable purposes within the communities in which the Bank operates and to complement the Bank's existing community activities. Establishment of the Foundation is subject to the approval of the Bank's depositors at the special meeting being held to vote upon the Conversion.

         The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization and would likely be classified as a private foundation. A contribution of common stock to the Foundation by the Company would be tax deductible, subject to a limitation based on 10 percent of the Company's taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding benefit for the tax deduction, during the quarter in which the contribution is made.

         The Bank may provide support services to the Foundation including, but not limited to, employee time, office space and accounting support. The Bank expects to provide these services without compensation, however, expenses incurred on behalf of the Foundation are not expected to be significant to the operations of the Bank.

         At the time of Conversion, the Bank will establish a liquidation account in an amount equal to its equity as reflected in the latest balance sheet used in the final conversion prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who continue to maintain their accounts at the Bank after the Conversion. In the event of a complete liquidation of the Bank, each eligible account holder and supplemental eligible account holder will be entitled, so long as they remain depositors of the Bank, to receive a distribution from the liquidation account in an amount proportionate to their membership or liquidation rights as of the date of the conversion, solely with respect to the mutual holding company.

         The costs associated with Conversion will be deferred and will be deducted from the proceeds upon the sale and issuance of stock. In the event the Conversion is not consummated, costs incurred will be charged to expense. At June 30, 1998, there were no deferred conversion costs.

         After the Conversion, the Bank may not declare or pay dividends on its stock if such declaration and payment would violate statutory or regulatory requirements.

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information shall not be relied upon as having been authorized by the Company, the Bank or Charles Webb & Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Bank since any of the dates as of which information is furnished herein or since the date hereof.

                     Table of Contents
                                                      Page
                                                    ------
Prospectus Summary..............................
Selected Consolidated Financial Information
  and Other Data................................
Risk Factors....................................
Willow Grove Bancorp, Inc.......................
Willow Grove Bank...............................
Willow Grove Mutual Holding Company.............
Use of Proceeds.................................
Dividend Policy.................................
Waiver of Dividends by the MHC..................
MHC Conversion to Stock Form....................
Market for the Common Stock.....................
Regulatory  Capital.............................
Capitalization..................................
Pro Forma Data..................................
Comparison of Valuation and Pro Forma
  Information with no Foundation................
Management's Discussion and Analysis of Financial
  Condition and Results of Operations...........
Business of Willow Grove Bank...................
Regulation......................................
Taxation........................................
Management......................................
Proposed Management Purchases...................
Reorganization and Stock Issuance...............
Certain Restrictions on Acquisition of the
  Company and the Bank..........................
Description of Capital Stock....................
Transfer Agent and Registrar....................
Experts.........................................
Legal and Tax Opinions..........................
Additional Information..........................
Index to Financial Statements...................

Until __________ ___, 199__ (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                           Willow Grove Bancorp, Inc.

                              (Holding Company for
                               Willow Grove Bank)



                             Up to 2,664,838 Shares




                                  Common Stock



                          ---------------------------

                                   PROSPECTUS

                          ---------------------------



                             Charles Webb & Company


                              _______________, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution (1).

         SEC filing fees......................................  $  8,727
         OTS filing fees......................................    28,800
         Nasdaq filing fees...................................    43,415
         Printing, postage and mailing .......................   200,000
         Legal fees ..........................................   125,000
         Blue Sky filing fees and expenses....................     5,000
         Accounting fees......................................   175,000
         Appraiser's fees.....................................    42,500
         Conversion agent fees and expenses...................    20,000
         Transfer agent fees and expenses.....................    20,000
         Miscellaneous........................................    56,558
                                                                --------
         Total................................................  $725,000
                                                                ========
         ----------------------

            In addition to the foregoing expenses, Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. will receive fees based on the number of shares of Common Stock sold in the Reorganization and Stock Issuance, plus expenses. Based upon the assumptions and the information set forth under "Pro Forma Data" and the "Reorganization - Marketing Arrangements" in the Prospectus, it is estimated that such fees will amount to $164,000, $199,000, $234,000 and $274,000 in the event that 1,712,750 shares, 2,015,000 shares, 2,317,250 shares and 2,664,838 shares of Common Stock are sold in the Reorganization and Stock Issuance, respectively.


Item 14.  Indemnification of Directors and Officers.

         Federal Regulations define areas for indemnity coverage by Willow Grove Bank (the "Bank") as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the Bank shall be indemnified by the Bank, as the case may be, for:

         (i) Any amount for which such person becomes liable under a judgment in such action; and

         (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in defending or settling such action, or in enforcing his or her rights to indemnification if the person attains a favorable judgment in such enforcement action.

         (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

         (i) The Bank shall make the indemnification provided by subparagraph
(a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

         (ii) The Bank shall make the indemnification provided by subparagraph
(a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits, if a majority of the disinterested directors of the Bank determines that such a director or officer was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have rerceived it under the circumstances and for a purpose which he or she could reasonably have believed under the circumstances was in the best interest of the Bank or its members.

         (c) As used in this paragraph:

         (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

         (ii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

         (iii) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

         The Bank has a directors and officers liability policy providing for insurance against certain liabilities incurred by directors and officers of the Bank while serving in their capacities as such.

Item 15. Recent Sales of Unregistered Securities

         Not applicable.

Item 16. Exhibits and Financial Statements Schedules

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a)  List of Exhibits (filed herewith unless otherwise noted)


 1.1      *Engagement Letter with Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc.
 1.2      *Form of Agency Agreement with Charles Webb & Company, a Division of Keefe, Bruyette & Woods,
             Inc.
 2.1      *Plan of Reorganization
 2.2      *Plan of Stock Issuance
 3.1      *Federal Stock Charter of Willow Grove Bancorp, Inc.
 3.2       Bylaws of Willow Grove Bancorp, Inc.
 3.3      *Federal Stock Charter of Willow Grove Bank
 3.4      *Bylaws of Willow Grove Bank
 3.5      *Charter of Willow Grove Bank Mutual Holding Company
 3.6       Bylaws of Willow Grove Mutual Holding Company
 4.1      *Form of Stock Certificate of Willow Grove Bancorp, Inc.
 5.0      *Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
 8.1      *Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax matters
 8.2      *Opinion of KPMG Peat Marwick
 8.3      *Letter of RP Financial, LC. re: Subscription Rights
10.1      *Draft form of Employment Agreement to be entered into between Willow Grove Bank and Frederick A. Marcell, Jr.
10.2      *Draft form of Employment Agreement to be entered into between Willow Grove Bank and each of Thomas M. Fewer, John J. Foff, Jr. and John T. Powers.
10.3      *Supplemental Executive Retirement Agreement
10.4      *Non-Employee Director's Retirement Plan
23.1       Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits 5.0 and 8.1, respectively)
23.2       Consent of KPMG Peat Marwick LLP
23.3       Consent of RP Financial, LC.
24.0       Power of Attorney, included in signature pages.
27.0      *Financial Data Schedule
99.1      *Appraisal Report of RP Financial, LC.
99.2       Subscription Order Form and Instructions
99.3      *Additional Solicitation Material
99.4      *Proxy Statement and Form of Proxy
99.5      *Appraisal Report Update from RP Financial, LC, dated as of October 30, 1998
99.6       Appraisal Report Update from RP Financial, LC, dated as of November 11, 1998
99.7       Certificate of Willow Grove Mutual Holding Company, Willow Grove Bancorp, Inc. and Willow Grove Bank to Legal Counsel


----------------
*        Previously filed.


         (b) Financial Statement Schedules

         All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement as amended to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania on November 9, 1998.


                                       Willow Grove Bancorp, Inc.
                                       (In organization)

                                       By: /s/ Frederick A. Marcell, Jr.
                                           -------------------------------------
                                           Frederick A. Marcell, Jr.
                                           President and Chief Executive Officer


            Name                              Title                           Date
-----------------------------      ------------------------           -------------------
/s/ Frederick A. Marcell, Jr.      President and Chief                 November 10, 1998
-----------------------------      Executive Officer
Frederick A. Marcell, Jr.


/s/ John J. Foff, Jr.              Senior Vice President and           November 10, 1998
-----------------------------      Chief Financial Officer
John J. Foff, Jr.


/s/ Lewis W. Hull*                 Director                            November 10, 1998
-----------------------------
Lewis W. Hull


/s/ William W. Langan*             Chairman of the Board               November 10, 1998
-----------------------------
William W. Langan


            Name                              Title                           Date
-----------------------------      ------------------------           -------------------
/s/ Stanley B. Kitzelman*          Director                            November 10, 1998
-----------------------------
Stanley B. Kitzelman


/s/ A. Brent O'Brien*              Director                            November 10, 1998
-----------------------------
A. Brent O'Brien


/s/ William W. Weihenmayer*        Director                            November 10, 1998
-----------------------------
William W. Weihenmayer


/s/ J. Ellwood Kirk*               Director                            November 10, 1998
-----------------------------
J. Ellwood Kirk


/s/ Charles F. Kremp, 3rd*         Director                            November 10, 1998
-----------------------------
Charles F. Kremp, 3rd


/s/ Samuel H. Ramsey, III*         Director                            November 10, 1998
-----------------------------
Samuel H. Ramsey, III


-----------------
* By Frederick A. Marcell, Jr. pursuant to power of attorney.